                 Prospectus supplement dated September 26, 2006
                      (to prospectus dated August 8, 2006)

                                  $633,546,697

                           RALI Series 2006-QS13 Trust
                                 Issuing Entity

                        Residential Accredit Loans, Inc.
                                    Depositor

                         Residential Funding Corporation
                           Master Servicer and Sponsor

        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS13

The  trust  will  hold a pool of  one- to  four-family  residential  first  lien mortgage loans divided into two loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

      o     19 classes of senior  certificates  designated  Class  I-A-1,  Class
            I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-5,  Class I-A-6, Class
            I-A-7, Class I-A-8, Class I-A-9, Class I-A-10,  Class I-A-11,  Class
            I-A-P, Class I-A-V, Class II-A-1,  Class II-A-P, Class II-A-V, Class
            R-I, Class R-II and Class R-III Certificates, and

      o     6 classes of subordinated certificates designated Class I-M-1, Class
            I-M-2,  Class  I-M-3,  Class  II-M-1,  Class II-M-2 and Class II-M-3
            Certificates

all as more fully  described in the table on page S-8 and S-9 of this prospectus supplement.

Credit  enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby.

Distributions on the  certificates  will be on the 25th of each month or, if the
25th is not a business day, on the next business day, beginning October 2006.

--------------------------------------------------------------------------------
You should  consider  carefully the risk factors  beginning on page S-20 in this prospectus supplement.
--------------------------------------------------------------------------------

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of the offered certificates or determined that this prospectus  supplement or the prospectus is accurate or complete.  Any representation  to the contrary is a criminal  offense.  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.
Any representation to the contrary is unlawful.

The certificates  represent  interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential  Accredit Loans,
Inc., as the depositor,  Residential Funding Corporation, as the sponsor, or any of their affiliates.

Merrill Lynch,  Pierce,  Fenner & Smith Incorporated will purchase 15 classes of the senior certificates, Greenwich Capital Markets, Inc. will purchase the Class
I-M Certificates from the depositor and Residential Funding Securities, LLC will purchase the Class II-M Certificates from the depositor. The senior certificates are offered by the issuing entity through Merrill Lynch, Pierce,  Fenner & Smith
Incorporated,  the Class I-M  Certificates  are  offered by the  issuing  entity through  Greenwich  Capital  Markets,  Inc. and the Class II-M  Certificates are
offered by the issuing entity through  Residential  Funding  Securities,  LLC to prospective  purchasers from time to time in negotiated  transactions at varying prices to be determined  at the time of sale.  The net proceeds to the depositor from the sale of the  senior  underwritten  certificates  will be  approximately
100.32%  of  the  certificate  principal  balance  of  the  senior  underwritten certificates plus accrued interest,  before deducting expenses, the net proceeds to  the  depositor  from  the  sale  of  the  Class  I-M  Certificates  will  be approximately  101.18%  of the  certificate  principal  balance of the Class I-M
Certificates  plus  accrued  interest,  before  deducting  expenses  and the net proceeds to the depositor from the sale of the Class II-M  Certificates  will be approximately  98.17% of the  certificate  principal  balance  of the Class II-M
Certificates,  plus accrued  interest,  before deducting  expenses.  There is no underwriting arrangement for the remaining four classes of senior certificates.

Merrill Lynch                                              RBS Greenwich Capital

                               GMAC RFC Securities

                                  Underwriters

              Important notice about information presented in this
                    prospectus supplement and the prospectus

      We  provide  information  to you about  the  offered  certificates  in two separate documents that provide progressively more detail:

o     the accompanying prospectus,  which provides general information,  some of which may not apply to your series of certificates; and

o     this  prospectus  supplement,  which  describes the specific terms of your series of certificates.

      The  depositor's  principal  offices are located at 8400  Normandale  Lake
Boulevard,  Suite 250, Minneapolis,  Minnesota 55437 and its telephone number is
(952) 857-7000.

                             European Economic Area

      In relation to each Member State of the European  Economic  Area which has implemented  the  Prospectus  Directive  (each, a Relevant  Member State),  each
Underwriter  has  represented and agreed that with effect from and including the date on which the Prospectus  Directive is  implemented in that Relevant  Member
State (the  Relevant  Implementation  Date) it has not made and will not make an offer of  certificates  to the public in that Relevant Member State prior to the publication  of a  prospectus  in  relation to the  certificates  which has been approved by the  competent  authority  in that  Relevant  Member State or, where appropriate,  approved  in another  Relevant  Member  State and  notified to the competent  authority in that Relevant  Member State,  all in accordance with the
Prospectus  Directive,  except that it may,  with effect from and  including the
Relevant  Implementation  Date,  make an offer of  certificates to the public in that Relevant Member State at any time:

(i)   to legal  entities  which are  authorised  or  regulated to operate in the financial  markets or, if not so authorised or regulated,  whose corporate purpose is solely to invest in securities;

(ii)  to any legal  entity  which has two or more of (1) an  average of at least
      250 employees during the last financial year; (2) a total balance sheet of more than  (euro)43,000,000  and (3) an annual net  turnover  of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other  circumstances  which do not require the  publication  by the
      Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For  the  purposes  of  this  provision,   the  expression  an  "offer  of
certificates  to the  public" in relation to any  certificates  in any  Relevant
Member State means the  communication in any form and by any means of sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the
Prospectus  Directive  in  that  Member  State  and  the  expression  Prospectus
Directive  means  Directive  2003/71/EC  and includes any relevant  implementing measure in each Relevant Member State.

                                      S-2

                                 United Kingdom

Each Underwriter has represented and agreed that:

(iv)  it has only  communicated  or  caused  to be  communicated  and will  only communicate  or cause to be  communicated  an  invitation or inducement to engage in  investment  activity  (within  the meaning of Section 21 of the
      FSMA)  received  by it in  connection  with  the  issue  or  sale  of  the certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(v)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything  done by it in relation to the  certificates  in, from or otherwise involving the United Kingdom.

                                      S-3

                                TABLE OF CONTENTS

Principal Only Certificate and Variable Strip Certificate
  Yield Considerations ...............................................     S-103
Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3
  Certificate Yield Considerations ...................................     S-106
Additional Yield Considerations Applicable Solely to the

                                      S-4

--------------------------------------------------------------------------------

                                     SUMMARY

      The following  summary provides a brief description of material aspects of this  offering,  and does not  contain  all of the  information  that you should consider in making your investment  decision.  To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing entity .............  RALI Series 2006-QS13 Trust.

Title of securities ........  Mortgage Asset-Backed  Pass-Through  Certificates,
                              Series 2006-QS13.

Depositor ..................  Residential  Accredit Loans, Inc., an affiliate of
                              Residential Funding Corporation.

Master servicer
and sponsor ................  Residential Funding Corporation.

Subservicers ...............  Homecomings    Financial    Network,    Inc.,    a
                              wholly-owned  subsidiary  of  Residential  Funding
                              Corporation,  will subservice  approximately 53.4%
                              and 52.4% by principal amount of the group I loans
                              and group II loans,  respectively.  GMAC  Mortgage
                              Corporation,  an affiliate of Residential  Funding
                              Corporation,  will subservice  approximately 13.6%
                              and 16.9% by principal amount of group I loans and
                              group  II  loans,   respectively.   HSBC  Mortgage
                              Corporation  (USA) will  subservice  approximately
                              16.0% by  principal  amount  of the group I loans.
                              National  City  Mortgage  Company will  subservice
                              approximately  12.2% by  principal  amount  of the
                              group II loans.

Trustee ....................  Deutsche Bank Trust Company Americas.

Originators ................  Approximately  35.7% and 23.2% by principal amount of the  group I  loans  and the  group  II  loans,
                              respectively,   were   originated  by  Homecomings
                              Financial Network, Inc., a wholly-owned subsidiary
                              of Residential Funding Corporation.  Approximately
                              16.0% by  principal  amount  of the  group I loans
                              were  originated  by  HSBC  Mortgage   Corporation
                              (USA).  Approximately 12.2% and 11.3% by principal
                              amount of the group II loans  were  originated  by
                              National  City   Mortgage   Company  and  Wachovia
                              Mortgage Corporation, respectively.  Approximately
                              11.0% and 15.6% by principal amount of the group I
                              loans and

--------------------------------------------------------------------------------

                                      S-5

--------------------------------------------------------------------------------

                              the group II loans, respectively,  were originated
                              by GMAC  Mortgage  Corporation,  an  affiliate  of
                              Residential Funding Corporation.

Mortgage pool ..............  2,830 fixed rate mortgage  loans with an aggregate principal balance of approximately $641,048,040 as
                              of the  cut-off  date,  secured by first  liens on
                              one-  to  four-family  residential  properties  or
                              interests  in  shares   issued  by  a  cooperative
                              apartment  corporation and the related proprietary
                              lease.

Cut-off date ...............  September 1, 2006.

Closing date ...............  On or about September 28, 2006.

Distribution dates .........  October  25,  2006 and  thereafter  on the 25th of each month or, if the 25th is not a business  day,
                              on the next business day.

Scheduled final
distribution date ..........  With  respect  to the Class  I-A-1,  Class  I-A-2,
                              Class  I-A-3,  Class  I-A-4,  Class  I-A-5,  Class
                              I-A-6,  Class  I-A-7,  Class  I-A-8,  Class I-A-9,
                              Class  I-A-10,  Class I-A-11,  Class I-A-P,  Class
                              I-A-V,  Class  I-M  and  Class  R-I  Certificates,
                              September  25,  2036.  With  respect  to the Class
                              II-A-1,  Class II-A-P,  Class II-A-V,  Class II-M,
                              Class R-II and Class R-III Certificates, September
                              25, 2021. The actual final distribution date could
                              be substantially earlier.

Form of certificates .......  Book-entry: Class I-A-1, Class I-A-2, Class I-A-3,
                              Class  I-A-4,  Class  I-A-5,  Class  I-A-6,  Class
                              I-A-7,  Class I-A-8,  Class I-A-9,  Class  I-A-10,
                              Class  I-A-11,  Class I-A-P,  Class  I-A-V,  Class
                              II-A-1,  Class II-A-P,  Class II-A-V, Class I-M-1,
                              Class I-M-2,  Class  I-M-3,  Class  II-M-1,  Class
                              II-M-2 and Class II-M-3 Certificates.

                              Physical: Class R Certificates.

                              See  "Description of the  Certificates--Book-Entry
                              Registration    of   Certain   of   the    Offered
                              Certificates" in this prospectus supplement.

Minimum denominations ......  Class  I-A-1,  Class  I-A-3,  Class  I-A-4,  Class
                              I-A-5,  Class  I-A-6,  Class  I-A-7,  Class I-A-8,
                              Class I-A-9,  Class I-A-10,  Class  I-A-11,  Class
                              I-A-P, Class II-A-1,

--------------------------------------------------------------------------------

                                      S-6

--------------------------------------------------------------------------------

                              Class   II-A-P,   Class  I-M-1  and  Class  II-M-1
                              Certificates:  $25,000.  Class I-A-2,  Class I-A-V
                              and Class II-A-V Certificates: $2,000,000 notional
                              amount. Class I-M-2, Class I-M-3, Class II-M-2 and
                              Class  II-M-3  Certificates:   $250,000.  Class  R
                              Certificates: 20% percentage interests.

Legal investment ...........  When issued,  the Class I-A-1,  Class I-A-2, Class
                              I-A-3,  Class  I-A-4,  Class  I-A-5,  Class I-A-6,
                              Class  I-A-7,  Class  I-A-8,  Class  I-A-9,  Class
                              I-A-10,  Class I-A-11,  Class I-A-P,  Class I-A-V,
                              Class II-A-1, Class II-A-P, Class II-A-V, Class R,
                              Class I-M-1 and Class  II-M-1  Certificates  will,
                              and the Class I-M-2, Class I-M-3, Class II-M-2 and
                              Class II-M-3  Certificates  will not, be "mortgage
                              related  securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984, or SMMEA.

                              See   "Legal   Investment"   in  this   prospectus
                              supplement and "Legal  Investment  Matters" in the
                              prospectus.

ERISA Considerations .......  Subject to the  considerations  described  in this prospectus  supplement,  the  Class  I-A-1,  Class
                              I-A-2,  Class  I-A-3,  Class  I-A-4,  Class I-A-5,
                              Class  I-A-6,  Class  I-A-7,  Class  I-A-8,  Class
                              I-A-9,  Class I-A-10,  Class I-A-11,  Class I-A-P,
                              Class I-A-V,  Class II-A-1,  Class  II-A-P,  Class
                              II-A-V,  and Class I-M and Class II-M Certificates
                              are  expected  to  be   considered   eligible  for
                              purchase by persons  investing  assets of employee
                              benefit plans or individual  retirement  accounts.
                              Sales of the Class R Certificates to such plans or
                              retirement  accounts  are  prohibited,  except  as
                              permitted  under  "ERISA  Considerations"  in this
                              prospectus supplement.

                              See  "ERISA  Considerations"  in  this  prospectus
                              supplement and the prospectus.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

                                                      Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                Initial Principal  Pass-Through         Initial Rating
         Class                       Balance           Rate        (Fitch/Moody's/ S&P)(1)                Designation
------------------------------------------------------------------------------------------------------------------------------------
Class A Senior Certificates:
------------------------------------------------------------------------------------------------------------------------------------
         I-A-1                    $166,039,000    Adjustable Rate        AAA/Aaa/AAA             Senior/Floater/Adjustable Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-2                    $          0    Adjustable Rate        AAA/Aaa/AAA              Senior/Interest Only/Inverse
                                                                                                     Floater/Adjustable Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-3                    $ 29,887,000         6.00%             AAA/Aaa/AAA         Senior/Super Senior/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-4                    $  3,321,000         6.00%             AAA/Aaa/AAA        Senior/Senior Support/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-5                    $ 53,348,000         6.00%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-6                    $ 77,359,000         6.00%             AAA/Aaa/AAA                  Senior/PAC/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-7                    $ 43,235,000         6.00%             AAA/Aaa/AAA               Senior/Companion/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-8                    $ 58,285,000         6.00%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-9                    $ 38,339,000         6.00%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        I-A-10                    $ 19,338,000         6.00%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        I-A-11                    $  8,966,000         6.00%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-A-1                    $100,045,000         5.75%             AAA/Aaa/AAA                    Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-A-P                    $  1,830,326         0.00%             AAA/Aaa/AAA                  Senior/Principal Only
------------------------------------------------------------------------------------------------------------------------------------
         I-A-V                    $          0     Variable Rate         AAA/Aaa/AAA           Senior/Interest Only/Variable Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-A-P                    $    879,872         0.00%             AAA/Aaa/AAA                  Senior/Principal Only
------------------------------------------------------------------------------------------------------------------------------------
        II-A-V                    $          0     Variable Rate         AAA/Aaa/AAA           Senior/Interest Only/Variable Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class A                     $600,872,197
Certificates:
------------------------------------------------------------------------------------------------------------------------------------
Class R Senior Certificates:
------------------------------------------------------------------------------------------------------------------------------------
          R-I                     $        100         6.50%             AAA/Aaa/AAA               Senior/Residual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         R-II                     $         50         5.75%             AAA/Aaa/AAA               Senior/Residual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         R-III                    $         50         5.75%             AAA/Aaa/AAA               Senior/Residual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
     Total senior                 $        200
     certificates:
------------------------------------------------------------------------------------------------------------------------------------
Class M Certificates:
------------------------------------------------------------------------------------------------------------------------------------
         I-M-1                    $ 20,138,500         6.50%              AA/NA/NA                    Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-M-2                    $  5,638,500         6.50%               A/NA/NA                    Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-M-3                    $  4,296,000         6.50%              BBB/NA/NA                   Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-M-1                    $  1,925,000         5.75%              AA/NA/NA                    Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-M-2                    $    416,200         5.75%               A/NA/NA                    Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-M-3                    $    260,100         5.75%              BBB/NA/NA                   Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class M                     $ 32,674,300
Certificates:
------------------------------------------------------------------------------------------------------------------------------------
Total offered                     $633,546,697
certificates:
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)   See "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Non-Offered Certificates (2)
------------------------------------------------------------------------------------------------------------------------------------
Class B Certificates:
------------------------------------------------------------------------------------------------------------------------------------
         I-B-1                    $  2,685,000         6.50%              BB/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-B-2                    $  2,148,000         6.50%               B/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
         I-B-3                    $  2,148,050         6.50%              NA/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-B-1                    $    208,100         5.75%              BB/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-B-2                    $    156,000         5.75%               B/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
        II-B-3                    $    156,192         5.75%              NA/NA/NA                   Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class B                     $  7,501,342
Certificates:
------------------------------------------------------------------------------------------------------------------------------------
Total offered and                 $641,048,040
non-offered
certificates:
------------------------------------------------------------------------------------------------------------------------------------

Other Information:

      The aggregate  initial  certificate  principal  balance of the offered and non-offered  certificates  shown above may not equal the sum of the  certificate principal balances of those  certificates as listed above due to rounding.  Only the  offered  certificates  are  offered  for sale  pursuant  to the  prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction  exempt from registration under the Securities
Act of 1933.

Class I-A-1 and Class I-A-2 Certificates:

------------------------------------------------------------------------------------------------------------------------------------
Adjustable Rates:                    Initial                      Formula                     Maximum                  Minimum
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-1                           5.67%                    LIBOR + 0.34%                   7.50%                    0.34%
------------------------------------------------------------------------------------------------------------------------------------
Class I-A-2                           1.83%                    7.16% - LIBOR                   7.16%                    0.00%
------------------------------------------------------------------------------------------------------------------------------------

The Class I-A-2 Certificates do not have a certificate  principal  balance.  For the  purpose of  calculating  interest  payments,  interest  on the Class  I-A-2
Certificates will accrue on a notional amount equal to the certificate principal balance  of the  Class  I-A-1  Certificates  immediately  prior  to the  related distribution date, which is initially equal to approximately $166,039,000.

Class I-A-V Certificates and Class II-A-V Certificates:

Variable  Rate:  The  interest  rate  payable  with  respect to the Class  I-A-V
Certificates  varies  according  to the  weighted  average  of the excess of the mortgage  rate on each  mortgage  loan in loan  group I,  net of the  applicable servicing  fee rate and  subservicing  fee rate,  over  6.50%.  On each  monthly distribution  date,  holders of Class  I-A-V  Certificates  will be  entitled to receive interest at a rate equal to the current weighted average of the mortgage
rates  on  the  mortgage  loans  minus  the   applicable   servicing  fee  rate,
subservicing  fee rate and 6.50%,  provided  that the interest  rate will not be less than zero.

The interest rate payable with respect to the Class II-A-V  Certificates  varies according  to the weighted  average of the excess of the  mortgage  rate on each mortgage  loan in loan group II, net of the  applicable  servicing  fee rate and subservicing fee rate, over 5.75%. On each monthly distribution date, holders of
Class II-A-V  Certificates  will be entitled to receive interest at a rate equal to the current  weighted  average of the mortgage  rates on the  mortgage  loans minus the  applicable  servicing  fee  rate,  subservicing  fee rate and  5.75%, provided that the interest rate will not be less than zero.

--------------------------------------------------------------------------------
(2)   The information presented for non-offered  certificates is provided solely to assist your understanding of the offered certificates.

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

The Class I-A-V  Certificates and Class II-A-V  Certificates  each do not have a principal balance.  For the purpose of calculating  interest payments,  interest will  accrue  on a  notional  amount  equal  to,  in the  case  of  Class  I-A-V
Certificate,  the aggregate  stated  principal  balance of the mortgage loans in loan group I, which is initially equal to approximately $537,001,476, and in the case of Class II-A-V Certificate,  the aggregate stated principal balance of the mortgage  loans in loan  group II,  which is  initially  equal to  approximately
$104,046,564.  The stated principal  balance of any mortgage loan as of any date is equal to its scheduled  principal balance as of the cut-off date,  reduced by all  principal  payments  received  with respect to such mortgage loan that have been previously  distributed to certificateholders  and any losses realized with
respect  to  such  mortgage  loan  that  have  been   previously   allocated  to
certificateholders. In addition, if a mortgage loan has been modified the stated
principal  balance  would be  increased  by the amount of any  interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

      The diagram  below  illustrates  the sequence of transfers of the mortgage loans that are  included in the mortgage  pool.  Various  mortgage  loan sellers will, on or prior to the closing date,  sell the mortgage  loans to  Residential
Funding   Corporation,   as  sponsor.   Residential  Funding  Corporation  will,
simultaneously  with the closing of the transaction  described herein,  sell the mortgage  loans to  Residential  Accredit  Loans,  Inc., as the  depositor.  The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity.  The trustee will accordingly own the mortgage loans for the  benefit of the  holders of the  certificates.  See  "Pooling  and
Servicing  Agreement - The  Trustee" in this  prospectus  supplement  and in the prospectus.  For a description  of the  affiliations  among various  transaction parties,  see  "Affiliations  Among  Transaction  Parties"  in  this  prospectus supplement.

              ----------------------------------------------------
                              Mortgage Loan Sellers
              ----------------------------------------------------
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       V
              ----------------------------------------------------
                         Residential Funding Corporation
                          (Sponsor and Master Servicer)
              ----------------------------------------------------
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       V
              ----------------------------------------------------
                        Residential Accredit Loans, Inc.
                                   (Depositor)
              ----------------------------------------------------
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       V
              ----------------------------------------------------
                      Deutsche Bank Trust Company Americas
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
              ----------------------------------------------------

--------------------------------------------------------------------------------

                                      S-11

The Trust

The  depositor  will  establish  a trust with  respect  to the Series  2006-QS13
Certificates  under a series  supplement,  dated as of September 1, 2006, to the standard  terms of pooling and servicing  agreement,  dated as of March 1, 2006, among the depositor,  the master servicer and the trustee.  On the closing date, the  depositor  will  deposit  the  pool of  mortgage  loans  described  in this prospectus supplement into the trust which will be divided into two groups based on  characteristics  described in this prospectus  supplement.  Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics  as of the cut-off date, after deducting payments due during the month of the cut-off date:

The  mortgage  loans  deposited  into the trust  will be  divided  into two loan groups.  Loan group I will  consist of fixed rate  mortgage  loans with terms to maturity  of  generally  not more than 30 years.  Loan group II will  consist of fixed rate  mortgage  loans with terms to maturity of generally not more than 15 years.

The group I loans have the  following  characteristics  as of the cut-off  date, after deducting payments due during the month of the cut-off date:

LOAN GROUP I

                                                   Weighted
                                  Range            Average
                                  -----            -------
Principal balance               $22,086 to        $240,162*
                                $2,000,000

Mortgage rate                5.875% to 9.000%      7.2999%

Remaining stated
term to maturity
(months)                        237 to 360           358

* Indicates average principal balance

The  following  tables  describe  certain  characteristics  of the group I loans included in the trust as of the cut-off date:

                                              Number                     Percent
                                                of                         of
                                             Group I      Principal      Group I
Loan Purpose                                  Loans        Balance        Loans
------------                                  -----        -------        -----
Purchase .........................            1,232     $269,020,920      50.10%
Rate/Term Refinance ..............              352       80,333,759      14.96
Equity Refinance .................              652      187,646,797      34.94
                                              -----     ------------     ------
  Total ..........................            2,236     $537,001,476     100.00%
                                              =====     ============     ======

                                              Number                     Percent
                                                of                         of
                                             Group I      Principal      Group I
Loan Documentation                            Loans        Balance        Loans
------------------                            -----        -------        -----
Full/Alternate Documentation .....              740     $148,901,717      27.73%
Reduced Documentation ............            1,022      278,997,800      51.95
No Stated Income .................              204       52,665,204       9.81
No Income/No Asset
Verification .....................              270       56,436,755      10.51
                                              -----     ------------     ------
  Total ..........................            2,236     $537,001,476     100.00%
                                              =====     ============     ======

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

                                              Number                     Percent
                                               of                          of
                                             Group I      Principal      Group I
Occupancy                                     Loans        Balance        Loans
---------                                     -----        -------        -----
Primary Residence ................            1,387     $402,213,049      74.90%
Second/Vacation ..................              111       26,912,245       5.01
Non Owner-occupied ...............              738      107,876,181      20.09
                                              -----     ------------     ------
Total ............................            2,236     $537,001,476     100.00%
                                              =====     ============     ======

The group II loans have the  following  characteristics  as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP II

                                                   Weighted
                                  Range             Average
                                  -----             -------
Principal balance               $12,939 to         $175,163*
                                $1,490,404

Mortgage rate                5.000% to 8.250%       6.5654%

Remaining stated
term to maturity
(months)                        113 to 180            175

* Indicates average principal balance

The following  tables  describe  certain  characteristics  of the group II loans included in the trust as of the cut-off date:

                                               Number                    Percent
                                                 of                        of
                                              Group II    Principal     Group II
Loan Purpose                                   Loans       Balance        Loans
------------                                   -----       -------        -----
Purchase .........................              167     $ 28,644,847      27.53%
Rate/Term Refinance ..............              134       22,501,053      21.63
Equity Refinance .................              293       52,900,664      50.84
                                                ---     ------------     ------
  Total ..........................              594     $104,046,564     100.00%
                                                ===     ============     ======

                                               Number                    Percent
                                                 of                        of
                                              Group II    Principal     Group II
Loan Documentation                             Loans       Balance        Loans
------------------                             -----       -------        -----
Full/Alternate Documentation .....              122     $ 20,814,797      20.01%
Reduced Documentation ............              295       53,079,005      51.01
No Stated Income .................               59       10,529,263      10.12
No Income/No Asset
Verification .....................              118       19,623,499      18.86
                                                ---     ------------     ------
  Total ..........................              594     $104,046,564     100.00%
                                                ===     ============     ======

                                               Number                    Percent
                                                 of                        of
                                              Group II    Principal     Group II
Occupancy                                      Loans       Balance        Loans
---------                                      -----       -------        -----
Primary Residence ................              403     $ 72,468,395      69.65%
Second/Vacation ..................               28        7,257,380       6.98
Non Owner-occupied ...............              163       24,320,789      23.37
                                                ---     ------------     ------
Total ............................              594     $104,046,564     100.00%
                                                ===     ============     ======

The  properties  securing  the mortgage  loans  include  single-family  detached properties,  properties in planned unit developments,  two-to-four family units, condominiums, townhouses, cooperative units and condotels.

Generally,  the mortgage loans were originated using less stringent underwriting standards than the  underwriting  standards  applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

The  securities  described  on the  table  on  pages  S-8 and  S-9 are the  only securities backed by this mortgage pool that will be issued.

For additional  information  regarding the mortgage pool see "Description of the
Mortgage Pool" in this prospectus supplement.

Servicing

Residential  Funding Corporation will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

The  servicing  fees for each  mortgage  loan are  payable  out of the  interest payments on that  mortgage  loan prior to payments  to  certificateholders.  The servicing  fees  relating to each mortgage loan will be at least 0.28% per annum and not more than 1.68% per annum of the outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  0.3316%
per annum.  The  servicing  fees  consist of (a)  servicing  fees payable to the master servicer,  which are payable with respect to each mortgage loan at a rate of either 0.03% or 0.08% per annum,  depending on the type of mortgage loan, and
(b) subservicing fees payable to the subservicer, which are payable with respect to each  mortgage  loan at a minimum rate of 0.25% per annum,  and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such  compensation  paid to the master servicer  as the  direct  servicer  of a  mortgage  loan for  which  there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Corporation cannot cure a breach of any representation or warranty  made  by it and  assigned  to  the  trustee  for  the  benefit  of the certificateholders  relating to a mortgage loan within 90 days after notice from the trustee or servicer,  and the breach  materially  and adversely  affects the interests of the  certificateholders  in the mortgage loan,  Residential Funding
Corporation  will be obligated to purchase the mortgage loan at a price equal to its  principal  balance  as of the date of  purchase  plus  accrued  and  unpaid interest to the first day of the month  following the month of repurchase,  less the amount payable in respect of servicing compensation.

Likewise,  as  described  under  "Description  of  the  Certificates--Review  of
Mortgage Loan or Contract  Documents" in the prospectus,  if Residential Funding
Corporation cannot cure certain  documentary  defects with respect to a mortgage loan, Residential Funding Corporation will be required to repurchase the related mortgage loan.

In addition,  Residential Funding Corporation may substitute a new mortgage loan for a deleted  mortgage  loan that is  removed  from the trust  within two years after the  closing  date if it delivers  an opinion of counsel  with  respect to certain tax matters.  Any  substitute  mortgage loan will be required to satisfy certain conditions regarding its outstanding  principal balance,  mortgage rate,
LTV ratio and  remaining  term to maturity,  as described  more fully under "The
Trusts -  Limited  Right  of  Substitution"  in the  prospectus.  See also  "The
Trusts--Repurchases of Mortgage Collateral" in the prospectus.

Distributions on the Offered Certificates

Amount available for monthly distribution.

On each  monthly  distribution  date,  the trustee  will make  distributions  to investors.  Except as provided in this prospectus  supplement,  the Class I-A-1,
Class I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-5, Class I-A-6, Class I-A-7,
Class I-A-8, Class I-A-9, Class I-A-10,  Class I-A-11, Class I-A-P, Class I-A-V,
Class I-M and Class R-I  Certificates  will  receive  payments  from the group I loans and the Class II-A-1,  Class II-A-P,  Class II-A-V, Class II-M, Class R-II
and Class R-III  Certificates will receive payments  primarily from the group II loans. The amount available for distribution will include:

o     collections  of  monthly   payments  on  the  mortgage  loans,   including
      prepayments and other unscheduled collections plus

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

o     advances for delinquent payments that are deemed recoverable by the Master
      Servicer minus

o     the  fees  and  expenses  of the  subservicers  and the  master  servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the two loan groups.

Priority of distributions.  Distributions on each class of offered  certificates will be made from  available  amounts from the related loan group for that class of certificates as described in this prospectus supplement as follows:

                            Priority of Distributions

                             ------------------------
|      Priority of             Senior Certificates
|        Payment                interest from the
|                              related loan group
|                                  (pro rata)
|                            ------------------------
|                              Senior Certificates
|                              principal from the
|                              related loan group
|                            ------------------------
|                                 Reimbursement
|                              of certain advances
|                              to master servicer
|                            ------------------------
|                               Related Class M-1
|                                   interest
|                            ------------------------
|                               Related Class M-1
|                                   principal
|                            ------------------------
|                               Related Class M-2
|                                   interest
|                            ------------------------
|                               Related Class M-2
|                                   principal
V                             ------------------------
                                Related Class M-3
                                    interest
                             ------------------------
                                Related Class M-3
                                    principal
                             ------------------------

      Interest  distributions.  The amount of interest  accrued on each class of interest-bearing certificates on each distribution date will equal:

      o     the pass-through rate for that class of certificates multiplied by

      o     the certificate  principal  balance or notional amount of that class of  certificates  as of the day  immediately  prior  to the  related distribution date multiplied by

      o     1/12th minus

      o     the share of some types of  interest  shortfalls  allocated  to that class,  such as  prepayment  interest  shortfalls  and the  interest portion of realized losses not allocated through subordination,  and
            the  interest   portion  of  any  advances   made  with  respect  to
            delinquencies  that were ultimately  determined to be hazard losses, fraud losses or bankruptcy  losses in excess of specified amounts or extraordinary  losses,  as described more fully in the definition of
            "Accrued Certificate Interest" in "Description of the Certificates -
            Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal.  Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this prospectus  supplement.  Until  the  distribution  date  in  October  2011,  all principal  prepayments  on  the  mortgage  loans  from  a  loan  group  will  be distributed among the related senior  certificates,  other than the Class I-A-2,
Class I-A-V and Class II-A-V  Certificates,  unless  those  senior  certificates entitled to principal

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

distributions,   other  than  the  Class  I-A-P  Certificates  or  Class  II-A-P
Certificates, are no longer outstanding.  Whether one or more classes of group I
senior   certificates   will  receive  all  principal   prepayments   after  the
distribution  date  in  September  2015  will  be a  function  of  the  rate  of prepayments and realized  losses actually  experienced on the mortgage loans. In addition,  until  the  distribution  date  in  October  2011,  the  Class  I-A-3
Certificates and Class I-A-4 are not expected to receive any principal  payments on the group I loans and on or after the  distribution  date in October 2011 but before the distribution  date in October 2015, the Class I-A-3  Certificates and
Class I-A-4  Certificates  will  receive less than a pro rata share of principal prepayments on the group I loans, unless the other senior certificates  entitled to principal distributions from the group I loans, or the Class I-M Certificates and  Class I-B  Certificates,  are no longer  outstanding.  Not all  outstanding senior  certificates will receive principal on each distribution date. The Class
I-A-P and Class  II-A-P  Certificates  receive  only a portion of the  principal received  from each  mortgage  loan in the  related  loan  group  that has a net mortgage  rate of less  than  6.50% and  5.75%,  respectively.  The Class  I-A-V
Certificates  and Class  II-A-V  Certificates  are not  entitled  to receive any principal distributions.

See  "Description  of the  Certificates--Principal  Distributions  on the Senior
Certificates"  and  "--Principal  Distributions  on the Class M Certificates" in
this prospectus supplement.

Credit Enhancement

Allocation of losses. The Class I-M Certificates and Class I-B Certificates will act as  credit  enhancement  for the  Class I-A  Certificates.  The  Class  II-M
Certificates and Class II-B Certificates will act as credit  enhancement for the
Class II-A Certificates.  Subject to the limitation  described below,  losses on the mortgage  loans in a loan group will be allocated in full to the first class of related  certificates  listed  below  with a  certificate  principal  balance greater than zero:

      o     Class I-B-3 and Class II-B-3

      o     Class I-B-2 and Class II-B-2

      o     Class I-B-1 and Class II-B-1

      o     Class I-M-3 and Class II-M-3

      o     Class I-M-2 and Class II-M-2

      o     Class I-M-1 and Class II-M-1

When this occurs,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class I-M Certificates and
Class I-B Certificates has been reduced to zero, losses on the mortgage loans in loan group I will be allocated  proportionally  among the Class I-A certificates in accordance with their respective remaining  certificate principal balances or accrued  interest,  subject to the exceptions  described below. If the aggregate certificate  principal  balance  of the Class II-M  Certificates  and Class II-B
Certificates  has been  reduced to zero,  losses on the  mortgage  loans in loan group II will be allocated to the Class II-A-1 Certificates.

In addition,  most losses  otherwise  allocable to the Class I-A-3  Certificates will be  allocated  to the Class I-A-4  Certificates  as long as the Class I-A-4
Certificates remain outstanding.

Not all losses will be allocated in the priority described above.  Losses due to natural disasters such as floods and earthquakes,  fraud by a mortgagor, or some losses  related to the  bankruptcy of a mortgagor will be

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

allocated as described above only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary  events will be allocated  proportionately among all outstanding classes of certificates of the related loan group except as  described  below for the related  Class A-P
Certificates.  Therefore,  the Class M Certificates  and Class B Certificates do
not act as credit  enhancement  for the senior  certificates  for these types of losses.

Special  loss  allocation  for  Class  A-P  Certificates.  Whenever  losses  are allocated to the related senior  certificates,  the Class I-A-P  Certificates or
Class  II-A-P  Certificates,  as the case may be, will share in the loss only if the mortgage loan had a net mortgage rate less than 6.50% in the case of a group
I loan and 5.75% in the case of a group II loan.  In that case,  the Class I-A-P
Certificates or Class II-A-P Certificates, as the case may be, will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the  Certificates--Allocation  of Losses;  Subordination" in
this prospectus supplement.

Priority of  distributions.  All  principal  prepayments  and other  unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related  senior  certificates  as  described in this  prospectus  supplement during the first five years after the closing  date,  subject to the  exceptions described  in  this  prospectus  supplement.  This  provides  additional  credit enhancement  for the senior  certificates  by reserving a greater portion of the certificate  principal  balances of the related Class M Certificates and related
Class B Certificates for absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

Advances

For any month,  if the  master  servicer  does not  receive  the full  scheduled payment on a mortgage loan, the master  servicer will advance funds to cover the amount of the scheduled payment that was not made. However,  the master servicer will advance  funds only if it determines  that the advance will be  recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group I or the mortgage loans in loan group II, as of the  related  determination  date is less  than  10% of their  aggregate  stated
principal balance, as of the cut-off date, the master servicer may, but will not be required to:

o     purchase from the trust all of the remaining  mortgage loans in loan group
      I or loan  group II, as  applicable,  causing an early  retirement  of the related certificates; or

o     purchase all of the certificates related to loan group I or loan group II, as applicable.

Under either type of optional purchase,  holders of the outstanding certificates are entitled to receive the outstanding  certificate  principal balance of those certificates  in full with  accrued  interest as  described  in this  prospectus supplement.  However, any optional purchase of the remaining mortgage loans in a loan  group may result in a  shortfall  to the  holders of the most  subordinate classes of related certificates outstanding,  if the trust then holds properties acquired from  foreclosing  upon defaulted  loans in that loan

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

group.  In either  case,  there will be no  reimbursement  of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement
and  "The   Pooling  and   Servicing   Agreement--Termination;   Retirement   of
Certificates" in the prospectus.

Ratings

When issued,  the offered  certificates will receive ratings which are not lower than  those  listed  in the  table  on  pages  S-8 and  S-9 of  this  prospectus supplement.  The ratings on the offered certificates address the likelihood that holders of the  offered  certificates  will  receive  all  distributions  on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation  to buy,  sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal  prepayments on the mortgage loans.  For example,  the rate of prepayments,  if different than originally  anticipated,  could adversely affect the yields  realized by holders of the offered  certificates or cause holders of the Class  I-A-2,  Class I-A-V and Class  II-A-V  Certificates  to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued,  the Class  I-A-1,  Class I-A-2,  Class I-A-3,  Class I-A-4,  Class
I-A-5, Class I-A-6,  Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10,  Class
I-A-11,  Class I-A-P,  Class I-A-V,  Class II-A-1,  Class II-A-P,  Class II-A-V,
Class R, Class I-M-1 and Class II-M-1  Certificates  will,  and the Class I-M-2,
Class I-M-3,  Class II-M-2 and Class II-M-3  Certificates will not, be "mortgage related  securities"  for  purposes  of SMMEA.  You  should  consult  your legal advisors in  determining  whether  and to what  extent the offered  certificates constitute legal investments for you.

See "Legal  Investment"  in this  prospectus  supplement  and "Legal  Investment
Matters"  in  the  prospectus  for  important  information  concerning  possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject  to the  considerations  described  in  "ERISA  Considerations"  in this prospectus  supplement,  the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
Class I-A-5,  Class I-A-6,  Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10,
Class  I-A-11,  Class I-A-P,  Class I-A-V,  Class II-A-1,  Class  II-A-P,  Class
II-A-V,  and Class I-M and Class II-M Certificates are expected to be considered eligible for purchase by persons  investing  assets of employee benefit plans or individual retirement accounts.  Sales of the Class R Certificates to such plans or  retirement  accounts  are  prohibited,  except  as  permitted  under  "ERISA
Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes,  the depositor will elect to treat the trust as three real estate mortgage investment conduits. The certificates, other than the
Class R  Certificates,  will  represent  ownership  of regular  interests in the related  real  estate  mortgage  investment  conduit  and  will  be  treated  as representing  ownership  of debt for federal  income tax  purposes.  You will be required to include in income all interest and original issue discount,  if any, on such  certificates  in  accordance  with the  accrual  method  of  accounting regardless of your usual

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

methods of accounting.  For federal income tax purposes, each class of the Class
R  Certificates  will be the sole  residual  interest in the related real estate mortgage investment conduit.

For  further  information  regarding  the  federal  income tax  consequences  of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates,  see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-19

                                  Risk Factors

      The offered  certificates are not suitable  investments for all investors.
In particular,  you should not purchase any class of offered certificates unless you understand the  prepayment,  credit,  liquidity and market risks  associated with that class.

      The offered  certificates  are  complex  securities.  You should  possess, either alone or together with an investment advisor,  the expertise necessary to evaluate  the  information  contained  in  this  prospectus  supplement  and the prospectus in the context of your financial situation and tolerance for risk.

      You should  carefully  consider the  following  risk factors in connection with the purchase of the offered certificates:

Risk of Loss

Underwriting standards        Generally, the mortgage loans have been originated
may affect risk of loss       using   underwriting   standards   that  are  less
on the mortgage loans.        stringent than the underwriting  standards applied
                              by certain other first lien mortgage loan purchase
                              programs, such as those of Fannie Mae, Freddie Mac
                              or the depositor's affiliate,  Residential Funding
                              Mortgage   Securities   I,  Inc.   Applying   less
                              stringent     underwriting    standards    creates
                              additional risks that losses on the mortgage loans
                              will be allocated to certificateholders.

                              Examples include the following:

                              o  mortgage  loans  secured by non-owner  occupied
                                 properties,   which  constitute  20.6%  of  the
                                 mortgage pool by principal balance, may present
                                 a  greater  risk  that the  borrower  will stop
                                 making  monthly   payments  if  the  borrower's
                                 financial condition deteriorates;

                              o  mortgage   loans  with   loan-to-value   ratios
                                 greater than 80% (i.e.,  the amount of the loan
                                 at origination is more than 80% of the value of
                                 the mortgaged property),  which constitute 5.1%
                                 of the mortgage pool by principal balance,  may
                                 increase   the  risk  that  the  value  of  the
                                 mortgaged  property  will not be  sufficient to
                                 satisfy the mortgage loan upon foreclosure;

                              o  mortgage  loans made to borrowers  whose income
                                 is not  required to be  disclosed  or verified,
                                 which  constitute 21.5% of the mortgage pool by
                                 principal  balance,  may increase the risk that
                                 the   borrower's   income  is  less  than  that
                                 represented.

                                      S-20

                              Some  of the  mortgage  loans  with  loan-to-value
                              ratios  over 80% are  insured by primary  mortgage
                              insurance   to  the  extent   described   in  this
                              prospectus.  However,  if the insurer is unable to
                              pay a claim,  the amount of loss incurred on those
                              loans may be increased.

                              In addition,  in determining  loan-to-value ratios
                              for  certain  mortgage  loans,  the  value  of the
                              related  mortgaged  property  may be  based  on an
                              appraisal  that is up to 24 months old if there is
                              a supporting  broker's  price  opinion,  automated
                              valuation,    drive-by    appraisal    or    other
                              certification  of value. If such an appraisal does
                              not reflect  current market values and such market
                              values have declined, the likelihood that proceeds
                              from  a  sale  of the  mortgaged  property  may be
                              insufficient   to  repay  the  mortgage   loan  is
                              increased.

                              See  "The   Trusts--Underwriting   Policies"   and
                              "Certain  Legal  Aspects  of  Mortgage  Loans  and
                              Contracts" in the prospectus.

The return on your            Losses  on the  mortgage  loans may occur due to a
certificates may be           wide  variety  of causes,  including  a decline in
affected by losses on the     real estate  values,  and  adverse  changes in the
mortgage loans, which         borrower's financial condition.  A decline in real
could occur due to a          estate values or economic conditions nationally or
variety of causes.            in the regions where the mortgaged  properties are
                              concentrated  may  increase  the risk of losses on
                              the mortgage loans.

The return on your            One   risk   of   investing   in   mortgage-backed
certificates may be           securities is created by any  concentration of the
particularly sensitive to     related  properties  in  one  or  more  geographic
changes in real estate        regions.  Approximately  19.9%  and  17.3%  of the
markets in specific           cut-off  date  principal  balances  of the group I
regions.                      loans  and  group  II  loans,  respectively,   are
                              located in California. In addition,  approximately
                              8.0%  and  15.7%  of the  cut-off  date  principal
                              balances  of the group I loans and group II loans,
                              respectively,  are  located  in  Florida.  If  the
                              regional  economy  or  housing  market  weakens in
                              California  or  Florida,  or in any  other  region
                              having a significant  concentration  of properties
                              underlying the mortgage loans,  the mortgage loans
                              in that region may  experience  high rates of loss
                              and   delinquency,    resulting   in   losses   to
                              certificateholders.  A region's economic condition
                              and housing market may also be adversely  affected
                              by  a  variety   of  events,   including   natural
                              disasters such as earthquakes,  hurricanes, floods
                              and eruptions,  civil  disturbances such as riots,
                              disruptions  such as  ongoing  power  outages,  or
                              terrorist  actions  or acts of war.  The  economic
                              impact of any of those  events may also be felt in
                              areas  beyond the region  immediately  affected by
                              the  disaster  or   disturbance.   The  properties
                              underlying the mortgage loans may be  concentrated
                              in these regions. This concentration may result in
                              greater  losses to  certificateholders  than those
                              generally  present  for  similar   mortgage-backed
                              securities without that concentration.

                                      S-21

                              Several   hurricanes,   which  struck   Louisiana,
                              Alabama,  Mississippi,  Texas and Florida in 2005,
                              may have adversely affected  mortgaged  properties
                              located in those states.  Generally,  the mortgage
                              pool does not include  mortgage  loans  secured by
                              mortgaged  properties  located  in the  individual
                              assistance   zones   designated   by  the  Federal
                              Emergency  Management  Agency,  or FEMA.  However,
                              FEMA-designated  individual  assistance  zones are
                              subject  to change  from time to time by FEMA and,
                              therefore,  no  assurance  can be  given  that the
                              mortgage pool is free of mortgage loans secured by
                              mortgaged   properties  located  in  those  areas.
                              Further,  mortgage  loans in the mortgage pool may
                              be   secured   by    mortgaged    properties    in
                              FEMA-designated  public  assistance  areas,  which
                              also may  include  mortgaged  properties  in areas
                              that were affected by the hurricanes.  Residential
                              Funding Corporation will make a representation and
                              warranty that each  mortgaged  property is free of
                              damage and in good repair as of the closing  date.
                              In the event that a mortgaged  property is damaged
                              as of the closing date and that damage  materially
                              and   adversely   affects  the  value  of  or  the
                              interests  of the holders of the  certificates  in
                              the related  mortgage  loan,  Residential  Funding
                              Corporation  will be  required to  repurchase  the
                              related  mortgage  loan from the  trust.  Any such
                              repurchases may shorten the weighted average lives
                              of the  certificates.  We do  not  know  how  many
                              mortgaged properties underlying the mortgage loans
                              have been or may be affected by the hurricanes and
                              therefore  whether the payment  experience  on any
                              mortgage   loan  in  the  mortgage  pool  will  be
                              affected.

                              See  "Description  of the Mortgage  Pool--Mortgage
                              Pool    Characteristics"    in   this   prospectus
                              supplement.

                                      S-22

The return on your            The  only  credit   enhancement   for  the  senior
certificates will be          certificates will be the subordination provided by
reduced if losses exceed      the related Class M  Certificates  and the related
the credit enhancement        Class B  Certificates  (and  with  respect  to the
available to your             Class  I-A-3   Certificates,   the   subordination
certificates.                 provided  by the Class  I-A-4  Certificates).  The
                              only   credit   enhancement   for   the   Class  M
                              Certificates will be the subordination provided by
                              the related Class B Certificates  and by any class
                              of  related  Class  M  Certificates  with a  lower
                              payment  priority.  You should  also be aware that
                              the credit enhancement  provided for some types of
                              losses is limited.

                              See "Summary--Credit Enhancement" and "Description
                              of   the   Certificates--Allocation   of   Losses;
                              Subordination" in this prospectus supplement.

The value of your             If  the  performance  of  the  mortgage  loans  is
certificates may be           substantially  worse  than  assumed  by the rating
reduced if losses are         agencies,   the   ratings  of  any  class  of  the
higher than expected.         certificates  may be lowered in the  future.  This
                              would   probably   reduce   the   value  of  those
                              certificates.  None of the  depositor,  the master
                              servicer  or  any  other   entity  will  have  any
                              obligation to supplement  any credit  enhancement,
                              or to take any other action to maintain any rating
                              of the certificates.

A transfer of master          If the master servicer defaults in its obligations
servicing in the event of     under the pooling  and  servicing  agreement,  the
a master servicer default     master  servicing  of the  mortgage  loans  may be
may increase the risk of      transferred to the trustee or an alternate  master
payment application           servicer,  as  described  under "The  Pooling  and
errors.                       Servicing   Agreement   -  Rights  Upon  Event  of
                              Default" in the prospectus. In the event of such a
                              transfer  of  master  servicing  there  may  be an
                              increased risk of errors in applying payments from
                              borrowers or in transmitting information and funds
                              to the successor master servicer.

Some of the mortgage          As of the cut-off  date,  approximately  40.1% and
loans have an initial         1.7%  of the  group I loans  require  the  related
interest only period,         borrowers  to make  monthly  payments  of  accrued
which may increase the        interest,  but not  principal,  for the  first  10
risk of loss and              years  and  15  years,   respectively,   following
delinquency on these          origination.  During this period, the payment made
mortgage loans.               by the related borrower will be less than it would
                              be if the mortgage  loan  amortized.  In addition,
                              the  mortgage  loan balance will not be reduced by
                              the   principal   portion  of  scheduled   monthly
                              payments  during  this  period.  As a  result,  no
                              principal   payments   will   be   made   to   the
                              certificates  from  mortgage  loans of this nature
                              during their  interest  only period  except in the
                              case of a prepayment.

                              After  the  initial  interest  only  period,   the
                              scheduled  monthly payment on these mortgage loans
                              may  increase,   which  may  result  in  increased
                              delinquencies    by   the    related    borrowers,
                              particularly  if interest rates have increased and
                              the borrower is unable to refinance.  In addition,
                              losses may be greater on these mortgage

                                      S-23

                              loans  as  a  result  of  the  mortgage  loan  not
                              amortizing   during  the  early   years  of  these
                              mortgage  loans.  Although the amount of principal
                              included in each scheduled  monthly  payment for a
                              traditional  mortgage loan can be relatively small
                              during the first few years  after the  origination
                              of a mortgage  loan,  in the  aggregate the amount
                              can be significant.

                              Mortgage  loans  with  an  initial  interest  only
                              period  are   relatively   new  in  the   mortgage
                              marketplace.  The  performance  of these  mortgage
                              loans may be significantly different than mortgage
                              loans that fully  amortize.  In particular,  there
                              may be a higher  expectation by these borrowers of
                              refinancing   their  mortgage  loans  with  a  new
                              mortgage  loan, in particular  one with an initial
                              interest  only period,  which may result in higher
                              or lower prepayment speeds than would otherwise be
                              the case. In addition, the failure to build equity
                              in the related  mortgaged  property by the related
                              mortgagor   may   affect   the   delinquency   and
                              prepayment experience of these mortgage loans.

Risks Relating to Primary
Mortgage Insurers

You may incur losses if a     Approximately  5.7%  of  the  aggregate  principal
primary mortgage insurer      balance  of the  group I loans  as of the  cut-off
fails to make payments        date have an LTV ratio at origination in excess of
under a primary mortgage      80%  and  are   insured  by  a  primary   mortgage
insurance policy.             insurance  policy.   Approximately   2.1%  of  the
                              aggregate  principal balance of the group II loans
                              as of  the  cut-off  date  have  an LTV  ratio  at
                              origination  in excess of 80% and are insured by a
                              primary  mortgage  insurance  policy.  All  of the
                              primary mortgage insurance policies were issued by
                              General Electric Mortgage  Insurance  Corporation,
                              Mortgage Guaranty Insurance Corporation,  Republic
                              Mortgage Ins. N.C.,  United  Guaranty  Residential
                              Insurance Company,  PMI Mortgage Insurance Company
                              or Radian  Guaranty  Inc. If such a mortgage  loan
                              were subject to a foreclosure and the value of the
                              related mortgaged  property were not sufficient to
                              satisfy  the  mortgage  loan,  payments  under the
                              primary   mortgage   insurance   policy  would  be
                              required  to avoid any  losses,  or to reduce  the
                              losses on, such a mortgage loan. If the insurer is
                              unable or  refuses  to pay a claim,  the amount of
                              such  losses  would be  allocated  to  holders  of
                              certificates as realized losses.

Limited Obligations

Payments on the mortgage      The certificates  represent  interests only in the
loans are the primary         RALI Series  2006-QS13  Trust. The certificates do
source of payments on         not   represent  an   ownership   interest  in  or
your certificates.            obligation of the depositor,  the master  servicer
                              or any of their  affiliates.  If proceeds from the
                              assets of the RALI Series  2006-

                                      S-24

                              QS13 Trust are not sufficient to make all payments
                              provided  for  under  the  pooling  and  servicing
                              agreement,  investors will have no recourse to the
                              depositor,   the  master  servicer  or  any  other
                              entity, and will incur losses.

Liquidity Risks

You may have to hold your     A secondary  market for your  certificates may not
certificates to maturity      develop.  Even if a secondary market does develop,
if their marketability is     it may not continue or it may be illiquid. Neither
limited.                      the  underwriters  nor any other  person will have
                              any obligation to make a secondary  market in your
                              certificates.  Illiquidity  means  you  may not be
                              able  to  find  a  buyer  to buy  your  securities
                              readily  or at  prices  that  will  enable  you to
                              realize a desired  yield.  Illiquidity  can have a
                              severe  adverse effect on the market value of your
                              certificates.

                              Any class of offered  certificates  may experience
                              illiquidity,  although  generally  illiquidity  is
                              more  likely  for  classes  that  are   especially
                              sensitive to prepayment,  such as the Class I-A-P,
                              Class   II-A-P,   Class  I-A-V  and  Class  II-A-V
                              Certificates,  or credit  risk,  such as the Class
                              I-M  Certificates  and Class II-M  Certificates or
                              that have been  structured to meet the  investment
                              requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy proceedings        The   transfer   of  the   mortgage   loans   from
could delay or reduce         Residential  Funding  Corporation,  or Residential
distributions on the          Funding,  to  the  depositor  is  intended  by the
certificates.                 parties to be and has been  documented  as a sale.
                              However,  if  Residential  Funding  were to become
                              bankrupt, a trustee in bankruptcy could attempt to
                              recharacterize the sale of the mortgage loans as a
                              loan   secured  by  the   mortgage   loans  or  to
                              consolidate  the mortgage loans with the assets of
                              Residential Funding. Any such attempt could result
                              in a delay in or reduction of  collections  on the
                              mortgage  loans  available to make payments on the
                              certificates.

The Bankruptcy of a           If a  borrower  becomes  subject  to a  bankruptcy
Borrower May Increase the     proceeding,   a   bankruptcy   court  may  require
Risk of Loss on a             modifications  of the  terms  of a  mortgage  loan
Mortgage Loan.                without a permanent  forgiveness  of the principal
                              amount of the mortgage  loan.  Modifications  have
                              included  reducing  the  amount  of  each  monthly
                              payment,   changing   the  rate  of  interest  and
                              altering the repayment  schedule.  In addition,  a
                              court having federal  bankruptcy  jurisdiction may
                              permit  a  debtor  to  cure  a  monetary   default
                              relating  to  a  mortgage  loan  on  the  debtor's
                              residence by paying arrearages within a reasonable
                              period and reinstating the original  mortgage loan
                              payment   schedule,   even   though   the   lender
                              accelerated the mortgage loan and final judgment

                                      S-25

                              of foreclosure had been entered in state court. In
                              addition,  under the federal  bankruptcy  law, all
                              actions  against  a  borrower  and the  borrower's
                              property are automatically  stayed upon the filing
                              of a bankruptcy petition.

Special Yield and
Prepayment Considerations

The yield on your             The yield to  maturity  on each  class of  offered
certificates will vary        certificates  will depend on a variety of factors,
depending on the rate of      including:
prepayments.
                              the rate and timing of  principal  payments on the
                              mortgage loans,  including  prepayments,  defaults
                              and liquidations,  and repurchases due to breaches
                              of representations or warranties;

                              the  allocation  of  principal   payments  on  the
                              mortgage  loans  among  the  various   classes  of
                              offered certificates;

                              o  the pass-through rate for that class;

                              o  interest    shortfalls    due   to    mortgagor
                                 prepayments; and

                              o  the purchase price of that class.

                              The  rate  of  prepayments  is  one  of  the  most
                              important and least  predictable of these factors.
                              No  assurances  are given that the mortgage  loans
                              will prepay at any particular rate.

                              In  addition,  the master  servicer  may,  in some
                              cases, purchase any mortgage loan or contract that
                              is  at  least  three   months   delinquent.   Such
                              repurchases would increase the prepayment rates on
                              the mortgage loans.

                              In general,  if you  purchase a  certificate  at a
                              price  higher  than  its  outstanding  certificate
                              principal  balance and principal  distributions on
                              your certificate  occur faster than you assumed at
                              the time of  purchase,  your  yield  will be lower
                              than you anticipated.  Conversely, if you purchase
                              a   certificate   at  a  price   lower   than  its
                              outstanding   certificate  principal  balance  and
                              principal  distributions  on that class occur more
                              slowly than you  assumed at the time of  purchase,
                              your yield will be lower than you anticipated.

The rate of prepayments       Since mortgagors,  in most cases, can prepay their
on the mortgage loans         mortgage loans at any time, the rate and timing of
will vary depending on        principal    distributions    on    the    offered
future market conditions      certificates   are   highly   uncertain   and  are
and other factors.            dependent   upon  a  wide   variety  of   factors,
                              including  general economic  conditions,  interest
                              rates, the  availability of alternative  financing
                              and  homeowner  mobility.  Generally,  when market
                              interest rates

                                      S-26

                              increase,  borrowers  are less  likely  to  prepay
                              their  mortgage  loans.  This  could  result  in a
                              slower  return of  principal to you at a time when
                              you might have been able to reinvest your funds at
                              a higher  rate of interest  than the  pass-through
                              rate on your class of  certificates.  On the other
                              hand,   when  market   interest  rates   decrease,
                              borrowers  are  generally  more  likely  to prepay
                              their  mortgage  loans.  This  could  result  in a
                              faster  return of  principal to you at a time when
                              you might not be able to reinvest your funds at an
                              interest rate as high as the pass-through  rate on
                              your class of certificates.

                              Refinancing programs, which may involve soliciting
                              all or some of the  mortgagors to refinance  their
                              mortgage   loans,   may   increase   the  rate  of
                              prepayments   on   the   mortgage   loans.   These
                              refinancing  programs may be offered by the master
                              servicer, any subservicer or their affiliates, and
                              may include  streamlined  documentation  programs.
                              Streamlined  documentation  programs  involve less
                              verification  of  underwriting   information  than
                              traditional documentation programs.  Approximately
                              0.6% of the  aggregate  principal  balance  of the
                              mortgage loans were originated  under  streamlined
                              documentation programs.

                              See   "Description   of  the  Mortgage   Pool--The
                              Program"   and  "Certain   Yield  and   Prepayment
                              Considerations" in this prospectus  supplement and
                              "Maturity and  Prepayment  Considerations"  in the
                              prospectus.

The mortgage loans with       As of the cut-off  date,  approximately  40.1% and
interest only payments        1.7%  of the  group I loans  require  the  related
may affect the yield on       borrowers  to make  monthly  payments  of  accrued
the offered certificates.     interest,  but not  principal,  for the  first ten
                              years and fifteen years,  respectively,  following
                              origination.  After the interest only period,  the
                              borrower's monthly payment will be recalculated to
                              cover  both  interest  and  principal  so that the
                              mortgage  loan  will be paid in full by its  final
                              payment date. As a result,  if the monthly payment
                              increases, the related borrower may not be able to
                              pay the  increased  amount and may  default or may
                              refinance the loan to avoid the higher payment.

                              In  addition,   because  no  scheduled   principal
                              payments are required to be made on these mortgage
                              loans   for  a  period   of  time,   the   offered
                              certificates   will  receive   smaller   scheduled
                              principal  distributions  during  that period than
                              they would have received if the related  borrowers
                              were required to make monthly payments of interest
                              and principal  from  origination of these mortgage
                              loans.  Absent other  considerations,  this slower
                              rate of  principal  distributions  will  result in
                              longer  weighted  average  lives  of  the  offered
                              certificates  than would  otherwise be the case if
                              none  of the  mortgage  loans  had  interest  only
                              periods.

                                      S-27

The return on your            The  Servicemembers  Civil Relief Act, as amended,
certificates could be         the Relief Act,  provides  relief to borrowers who
reduced by shortfalls due     enter active military  service and to borrowers in
to the Servicemembers         reserve status who are called to active duty after
Civil Relief Act.             the origination of their mortgage loan. Current or
                              future  military  operations  of the United States
                              may increase the number of borrowers who may be in
                              active  military  service,  including  persons  in
                              reserve  status who may be called to active  duty.
                              The Relief Act provides  generally that a borrower
                              who  is  covered  by the  Relief  Act  may  not be
                              charged  interest on a mortgage  loan in excess of
                              6% per annum  during the period of the  borrower's
                              active duty. Any resulting interest shortfalls are
                              not  required  to be paid by the  borrower  at any
                              future time.  The master  servicer is not required
                              to  advance   these   shortfalls   as   delinquent
                              payments,  and the  shortfalls  are not covered by
                              any   form   of   credit    enhancement   on   the
                              certificates.  Interest shortfalls on the mortgage
                              loans due to the  application of the Relief Act or
                              similar legislation or regulations will be applied
                              to reduce  accrued  interest  on each class of the
                              certificates on a pro rata basis.

                              The  Relief  Act also  limits  the  ability of the
                              servicer to  foreclose  on a mortgage  loan during
                              the borrower's  period of active duty and, in some
                              cases,  during an  additional  three month  period
                              thereafter.  As a  result,  there may be delays in
                              payment  and  increased  losses  on  the  mortgage
                              loans.  Those delays and increased  losses will be
                              borne primarily by the class of certificates  with
                              a certificate  principal balance greater than zero
                              with the lowest payment priority.

                              We do not know how many  mortgage  loans have been
                              or  may be  affected  by  the  application  of the
                              Relief Act or similar legislation or regulations.

                              See the definition of Accrued Certificate Interest
                              under  "Description of the  Certificates--Glossary
                              of  Terms"  in  this  prospectus   supplement  and
                              "Certain  Legal  Aspects  of  Mortgage  Loans  and
                              Contracts--Servicemembers Civil Relief Act" in the
                              prospectus.

                                      S-28

The yield on your             The  offered   certificates  of  each  class  have
certificates will be          different  yield   considerations   and  different
affected by the specific      sensitivities  to the rate and timing of principal
terms that apply to that      distributions.   The   following   is  a   general
class, discussed below.       discussion of yield  considerations and prepayment
                              sensitivities   of   some   classes   of   offered
                              certificates.

                              See "Yield and Prepayment  Considerations" in this
                              prospectus supplement.

Senior Certificates           The Class I-A-1,  Class I-A-2,  Class I-A-3, Class
                              I-A-4,  Class  I-A-5,  Class  I-A-6,  Class I-A-7,
                              Class I-A-8,  Class  I-A-9,  Class  I-A-10,  Class
                              I-A-11,  Class  I-A-P,  Class  I-A-V and Class R-I
                              Certificates  will receive payments from the group
                              I loans and the Class II-A-1,  Class II-A-P, Class
                              II-A-V,  Class  II-M,  Class R-II and Class  R-III
                              Certificates  will receive payments from the group
                              II loans.

                              The Class I-A  Certificates,  other than the Class
                              I-A-2  Certificates  and Class I-A-V  Certificates
                              are subject to various  priorities  for payment of
                              principal. Distributions of principal on the Class
                              I-A    Certificates    entitled    to    principal
                              distributions  with an earlier priority of payment
                              will be affected by the rates of prepayment of the
                              group I loans  early in the  life of the  mortgage
                              pool.  Those  classes  of Class  I-A  Certificates
                              entitled to principal  distributions  with a later
                              priority of payment  will be affected by the rates
                              of  prepayment  of the  group I loans  experienced
                              both   before  and  after  the   commencement   of
                              principal distributions on those classes, and will
                              be more  likely  to be  affected  by losses on the
                              mortgage   loans  not   covered   by  the   credit
                              enhancement    since   these   classes   will   be
                              outstanding for a longer period of time.

                              See  "Description  of the  Certificates--Principal
                              Distributions on the Senior  Certificates" in this
                              prospectus supplement.

Class I-A-1 Certificates      The   pass-through   rate  on  the   Class   I-A-1
and Class I-A-2               Certificates will vary with LIBOR,  subject to the
Certificates                  limitations    described   in   this    prospectus
                              supplement.  The  pass-through  rate on the  Class
                              I-A-2 Certificates will vary inversely with LIBOR.
                              Therefore,  the yields to  investors  on the Class
                              I-A-1  Certificates  will  be  sensitive,  and the
                              yield to investors on the Class I-A-2 Certificates
                              will be extremely  sensitive,  to  fluctuations in
                              the level of LIBOR.

Class I-A-2 Certificates      Investors in the Class I-A-2  Certificates  should
                              be aware that the yields on such certificates will
                              be  extremely  sensitive to the rate and timing of
                              principal  payments on the group I loans, and that
                              rate may  fluctuate  significantly  over  time.  A
                              faster than expected rate of principal payments on
                              the  group I loans may have an  adverse  effect on
                              the  yields  to   investors  in  the  Class  I-A-2
                              Certificates  and could result in their failure to
                              fully recover their initial investments.

                                      S-29

Class I-A-3 Certificates      It  is  not   expected   that  the   Class   I-A-3
and Class I-A-4               Certificates  and Class  I-A-4  Certificates  will
Certificates                  receive any  distributions  of principal until the
                              distribution date in October 2011. On or after the
                              distribution  date in October  2011 but before the
                              distribution date in October 2015, the Class I-A-3
                              Certificates  and  Class  I-A-4  Certificates  may
                              receive a portion of principal prepayments that is
                              smaller  than a pro rata  share of such  principal
                              prepayments.    Accordingly,   the   Class   I-A-3
                              Certificates and Class I-A-4 Certificates are more
                              likely to  experience  losses than if they were to
                              receive  distributions  of principal  prior to the
                              distribution date in October 2011.

Class I-A-4 Certificates      Investors in the Class I-A-4  Certificates  should
                              be aware that losses and other  shortfalls  on the
                              mortgage  loans  otherwise  allocable to the Class
                              I-A-3  Certificates will be allocated to the Class
                              I-A-4 Certificates as described in this prospectus
                              supplement.  Therefore,  the yield to  maturity on
                              the Class  I-A-4  Certificates  will be  extremely
                              sensitive  to losses  otherwise  allocable  to the
                              Class I-A-3 Certificates.

Class I-A-6 Certificates      Based on the structuring  assumptions described in
                              this  prospectus   supplement,   the  Class  I-A-6
                              Certificates   are   structured   so  that   their
                              principal  payments in the aggregate  will be made
                              in  accordance  with the table  entitled  "Planned
                              Principal    Balances    for   the   Class   I-A-6
                              Certificates" in this prospectus  supplement under
                              the      heading      "Description      of     the
                              Certificates--Principal   Distributions   on   the
                              Senior  Certificates,"  but  only if the  mortgage
                              loans prepay at a constant rate within a specified
                              range. If prepayments  occur at a rate slower than
                              that range, the weighted average life of the Class
                              I-A-6  Certificates may be extended.  On the other
                              hand, if  prepayments  occur at a rate faster than
                              that range, the weighted average life of the Class
                              I-A-6 Certificates may be reduced.

Class I-A-7 Certificates      The  Class  I-A-7   Certificates  may  receive  no
                              distributions  or small or large  distributions of
                              principal on each  distribution date to the extent
                              necessary to stabilize principal  distributions on
                              the Class I-A-6 Certificates. Due to the companion
                              nature  of the  Class  I-A-7  Certificates,  these
                              certificates  will  likely  experience  price  and
                              yield   volatility.   Investors   should  consider
                              whether  this  volatility  is  suitable  to  their
                              investment needs.

                                      S-30

Class I-A-P Certificates      The  Class  I-A-P   Certificates  will  receive  a
and Class II-A-P              portion  of the  principal  payments  only  on the
Certificates                  group I loans that have net  mortgage  rates lower
                              than  6.50%.  Therefore,  the  yield on the  Class
                              I-A-P Certificates will be extremely  sensitive to
                              the rate and timing of principal  prepayments  and
                              defaults  on the  group  I  loans  that  have  net
                              mortgage rates lower than 6.50%.

                              The  Class  II-A-P  Certificates  will  receive  a
                              portion  of the  principal  payments  only  on the
                              group II loans that have net mortgage  rates lower
                              than  5.75%.  Therefore,  the  yield on the  Class
                              II-A-P Certificates will be extremely sensitive to
                              the rate and timing of principal  prepayments  and
                              defaults  on the  group  II  loans  that  have net
                              mortgage rates lower than 5.75%.

                              Mortgage  loans with lower mortgage rates are less
                              likely to be  prepaid  than  mortgage  loans  with
                              higher mortgage rates. If prepayments of principal
                              on the group I loans that have net mortgage  rates
                              lower than 6.50%  occur at a rate  slower  than an
                              investor  assumed  at the  time of  purchase,  the
                              investor's  yield on the Class I-A-P  Certificates
                              will be  adversely  affected.  If  prepayments  of
                              principal  on the  group  II loans  that  have net
                              mortgage  rates  lower than 5.75%  occur at a rate
                              slower  than an  investor  assumed  at the time of
                              purchase, the investor's yield on the Class II-A-P
                              Certificates will be adversely affected.

Class I-A-V Certificates      The  Class  I-A-V   Certificates  will  receive  a
and Class II-A-V              portion of the interest payments only from group I
Certificates                  loans that have net  mortgage  rates  higher  than
                              6.50%.  Therefore,  the yield on the  Class  I-A-V
                              Certificates  will be  extremely  sensitive to the
                              rate  and  timing  of  principal  prepayments  and
                              defaults  on the  group  I  loans  that  have  net
                              mortgage rates higher than 6.50%.

                              The  Class  II-A-V  Certificates  will  receive  a
                              portion of the interest  payments  only from group
                              II loans that have net mortgage  rates higher than
                              5.75%.  Therefore,  the yield on the Class  II-A-V
                              Certificates  will be  extremely  sensitive to the
                              rate  and  timing  of  principal  prepayments  and
                              defaults  on the  group  II  loans  that  have net
                              mortgage rates higher than 5.75%.

                              Mortgage loans with higher mortgage rates are more
                              likely to be  prepaid  than  mortgage  loans  with
                              lower  mortgage  rates.  If the group I loans that
                              have net  mortgage  rates  higher  than  6.50% are
                              prepaid at a rate faster than an investor  assumed
                              at the time of purchase, the yield to investors in
                              the Class  I-A-V  Certificates  will be  adversely
                              affected.  If the  group  II loans  that  have net
                              mortgage  rates higher than 5.75% are prepaid at a
                              rate faster  than an investor  assumed at the time
                              of  purchase,  the yield to investors in the Class

                                      S-31

                              II-A-V  Certificates  will be adversely  affected.
                              Investors  in the  Class  I-A-V  Certificates  and
                              Class II-A-V  Certificates  should fully  consider
                              the risk that a rapid rate of  prepayments  on the
                              related  mortgage  loans  that  have net  mortgage
                              rates higher than the respective  rates  mentioned
                              above   could   result  in  the  failure  of  such
                              investors to fully recover their investments.

Class I-M Certificates        The yield to  investors in each class of the Class
and Class II-M                I-M Certificates will be sensitive to the rate and
Certificates                  timing  of losses  on the  mortgage  loans in loan
                              group I, if those losses are not covered by a more
                              subordinate class of Class I-M Certificates or the
                              Class I-B Certificates.  The yield to investors in
                              each class of the Class II-M  Certificates will be
                              sensitive  to the rate and timing of losses on the
                              mortgage  loans in loan group II, if those  losses
                              are not  covered  by a more  subordinate  class of
                              Class   II-M   Certificates   or  the  Class  II-B
                              Certificates.

                              It is not expected that the Class I-M Certificates
                              will  receive  any   distributions   of  principal
                              prepayments until the distribution date in October
                              2011.   On  or   after   that   date,   all  or  a
                              disproportionately   large  portion  of  principal
                              prepayments  on the group I loans may be allocated
                              to the senior  certificates  as  described in this
                              prospectus    supplement,    and    none    or   a
                              disproportionately   small  portion  of  principal
                              prepayments  on the  group I loans  may be paid to
                              the  holders  of the  Class I-M  Certificates  and
                              Class I-B Certificates.  As a result, the weighted
                              average lives of the Class I-M Certificates may be
                              longer than would otherwise be the case.

                              It  is  not   expected   that   the   Class   II-M
                              Certificates  will  receive any  distributions  of
                              principal  prepayments until the distribution date
                              in October 2011.  On or after that date,  all or a
                              disproportionately   large  portion  of  principal
                              prepayments on the group II loans may be allocated
                              to the related senior certificates as described in
                              this   prospectus   supplement,   and  none  or  a
                              disproportionately   small  portion  of  principal
                              prepayments  on the  group II loans may be paid to
                              the  holders  of the Class II-M  Certificates  and
                              Class II-B Certificates. As a result, the weighted
                              average lives of the Class II-M  Certificates  may
                              be longer than would otherwise be the case.

                              See  "Summary--Credit  Enhancement--Allocation  of
                              Losses"      and      "Description      of     the
                              Certificates--Allocation of Losses; Subordination"
                              in this prospectus supplement.

                                      S-32

The recording of              The mortgages or  assignments of mortgage for many
mortgages in the name of      of the mortgage loans have been or may be recorded
MERS may affect the yield     in the name of  Mortgage  Electronic  Registration
on the certificates.          Systems,  Inc., or MERS, solely as nominee for the
                              originator   and  its   successors   and  assigns.
                              Subsequent  assignments  of  those  mortgages  are
                              registered   electronically  through  the  MERS(R)
                              System.  However, if MERS discontinues the MERS(R)
                              System  and it  becomes  necessary  to  record  an
                              assignment  of the mortgage to the  trustee,  then
                              any  related  expenses  shall be paid by the trust
                              and  will  reduce  the  amount  available  to  pay
                              principal  of and interest on the class or classes
                              of   certificates   with   certificate   principal
                              balances greater than zero with the lowest payment
                              priorities.

                              The  recording of mortgages in the name of MERS is
                              a relatively new practice in the mortgage  lending
                              industry.  Public recording officers and others in
                              the mortgage  industry may have  limited,  if any,
                              experience   with  lenders  seeking  to  foreclose
                              mortgages,  assignments  of which  are  registered
                              with  MERS.  Accordingly,  delays  and  additional
                              costs in  commencing,  prosecuting  and completing
                              foreclosure proceedings and conducting foreclosure
                              sales of the  mortgaged  properties  could result.
                              Those  delays and  additional  costs could in turn
                              delay the distribution of liquidation  proceeds to
                              certificateholders  and  increase  the  amount  of
                              losses on the mortgage loans.

                              For additional  information regarding MERS and the
                              MERS(R) System,  see  "Description of the Mortgage
                              Pool--Mortgage Pool  Characteristics" and "Certain
                              Yield  and  Prepayment   Considerations"  in  this
                              prospectus  supplement  and  "Description  of  the
                              Certificates--Assignment of Mortgage Loans" in the
                              prospectus.

                                      S-33

                                 Issuing Entity

      The depositor will  establish a trust with respect to Series  2006-QS13 on the closing date, under a series  supplement,  dated as of September 1, 2006, to the  standard  terms of pooling and  servicing  agreement,  dated as of March 1,
2006, among the depositor,  the master servicer and the trustee. The pooling and servicing  agreement  is governed  by the laws of the State of New York.  On the closing date, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 30 years in the case of loan  group I or 15 years in the case of loan group
II. The trust will not have any  additional  equity.  The pooling and  servicing agreement  authorizes  the trust to engage only in selling the  certificates  in exchange for the mortgage  loans,  entering into and performing its  obligations under the pooling and servicing  agreement,  activities  necessary,  suitable or convenient to such actions and other activities as may be required in connection
with  the   conservation  of  the  trust  fund  and  making   distributions   to
certificateholders.  The mortgage  pool will be divided into the  following  two loan groups: loan group I and loan group II.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title  and  interest  of the  depositor  in and to the  mortgage  loans.
Furthermore,  the pooling and servicing  agreement  states that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the  depositor to the trustee of a security  interest in the mortgage loans and related collateral.

      Some  capitalized  terms  used  in this  prospectus  supplement  have  the meanings given below under "Description of the  Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                           Sponsor and Master Servicer

      Residential Funding Corporation, a Delaware corporation,  buys residential
mortgage  loans  under  several  loan  purchase   programs  from  mortgage  loan
originators  or  sellers  nationwide,   including  affiliates,   that  meet  its
seller/servicer eligibility requirements and services mortgage loans for its own account  and for  others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and
"--Qualifications  of Sellers" in the  prospectus  for a general  description of
applicable   seller/servicer   eligibility  requirements.   Residential  Funding
Corporation's  principal  executive  offices are located at 8400 Normandale Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone number is
(952) 857-7000.  Residential  Funding  Corporation  conducts operations from its headquarters in Minneapolis  and from offices  located  primarily in California,
Texas,  Maryland,  Pennsylvania and New York.  Residential  Funding  Corporation
finances its operations primarily through its securitization program.

      Residential Funding Corporation,  HomeComings  Financial Network, Inc. and
Residential   Capital   Corporation   are  expected  to  convert  from  Delaware
corporations  to Delaware  limited  liability  companies on or about  October 6,
2006.

      Residential  Funding  Corporation was founded in 1982 and began operations in 1986, acquiring,  servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family  residential  properties.  General
Motors Acceptance Corporation purchased Residential Funding Corporation in 1990.
In 1995,  Residential  Funding  Corporation  expanded  its  business  to include
"Alt-

                                      S-34

A" first lien mortgage  loans,  such as some of the mortgage loans  described in this  prospectus  supplement.  Residential  Funding  Corporation  also  began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

Sponsor Securitization Experience

      The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage  loans  sponsored by  Residential  Funding
Corporation  for the past five years and for the six months ended June 30, 2006.
Residential Funding Corporation  sponsored  approximately $23.9 billion and $2.4 billion in initial aggregate  principal amount of mortgage-backed  securities in the 2001  calendar  year  backed by first lien  mortgage  loans and junior  lien
mortgage  loans,   respectively.   Residential  Funding  Corporation   sponsored
approximately  $52.1  billion and $2.4  billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year backed by first
lien  mortgage  loans  and  junior  lien  mortgage  loans,   respectively.   The
percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                      S-35

                                                                   First Lien Mortgage Loans

  Volume by Principal                                                                                               Six Months Ended
        Balance                   2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)         $16,387,846,100   $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614     $15,986,659,784

Non-Prime Mortgages (2)      $7,566,949,253   $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334     $14,270,539,852
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                       $23,954,795,353   $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948     $30,257,199,636
                            ===============   ===============  ===============  ===============  ===============     ===============
Prime Mortgages (1)                  68.41%            51.11%           40.44%           32.87%           46.37%              52.84%

Non-Prime Mortgages (2)              31.59%            48.89%           59.56%           67.13%           53.63%              47.16%
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                               100.00%           100.00%          100.00%          100.00%          100.00%             100.00%
                            ===============   ===============  ===============  ===============  ===============     ===============

Percentage Change from
Prior Year (3)
------------------------
Prime Mortgages (1)                  98.71%           (1.28)%           17.22%         (36.97)%          102.03%                  --

Non-Prime Mortgages (2)               2.60%           104.52%           80.48%         (12.61)%           14.42%                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total Volume                         53.34%            32.14%           48.15%         (22.46)%           43.22%                  --
                            ===============   ===============  ===============  ===============  ===============     ===============

                                                                   Junior Lien Mortgage Loans
  Volume by Principal                                                                                               Six Months Ended
        Balance                   2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)          $2,438,519,235    $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573      $1,567,743,737

Non-Prime Mortgages (2)                  --                --               --               --               --                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                        $2,438,519,235    $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573      $1,567,743,737
                            ===============   ===============  ===============  ===============  ===============     ===============

Prime Mortgages (1)                 100.00%           100.00%          100.00%          100.00%          100.00%             100.00%

Non-Prime Mortgages (2)               0.00%             0.00%            0.00%            0.00%            0.00%               0.00%
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                               100.00%           100.00%          100.00%          100.00%          100.00%             100.00%
                            ===============   ===============  ===============  ===============  ===============     ===============

Percentage Change from
Prior Year (3)
------------------------
Prime Mortgages (1)                (12.07)%            17.90%           11.55%         (34.99)%           15.56%                  --

Non-Prime Mortgages (2)                  --                --               --               --               --                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total Volume                       (12.07)%            17.90%           11.55%         (34.99)%           15.56%                  --
                            ===============   ===============  ===============  ===============  ===============     ===============

                                      S-36

                                                                   First Lien Mortgage Loans

      Volume by                                                                                                     Six Months Ended
    Number of Loans               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)                  57,758            68,077           86,166           55,773           91,631              58,177

Non-Prime Mortgages (2)              71,443           136,789          200,446          170,696          173,796              86,598
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                               129,201           204,866          286,612          226,469          265,427             144,775
                            ===============   ===============  ===============  ===============  ===============     ===============

Prime Mortgages (1)                  44.70%            33.23%           30.06%           24.63%           34.52%              40.18%

Non-Prime Mortgages (2)              55.30%            66.77%           69.94%           75.37%           65.48%              59.82%
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                               100.00%           100.00%          100.00%          100.00%          100.00%             100.00%
                            ===============   ===============  ===============  ===============  ===============     ===============

Percentage Change from
Prior Year(3)
------------------------
Prime Mortgages (1)                  56.78%            17.87%           26.57%         (35.27)%           64.29%                  --

Non-Prime Mortgages (2)             (5.21)%            91.47%           46.54%         (14.84)%            1.82%                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                                15.14%            58.56%           39.90%         (20.98)%           17.20%                  --
                            ===============   ===============  ===============  ===============  ===============     ===============

                                                                  Junior Lien Mortgage Loans

      Volume by                                                                                                     Six Months Ended
    Number of Loans               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)                  62,952            73,188           84,962           51,614           53,071              31,933

Non-Prime Mortgages (2)                  --                --               --               --               --                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                                62,952            73,188           84,962           51,614           53,071              31,933
                            ===============   ===============  ===============  ===============  ===============     ===============

Prime Mortgages (1)                 100.00%           100.00%          100.00%          100.00%          100.00%             100.00%

Non-Prime Mortgages (2)               0.00%             0.00%            0.00%            0.00%            0.00%               0.00%
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                               100.00%           100.00%          100.00%          100.00%          100.00%             100.00%
                            ===============   ===============  ===============  ===============  ===============     ===============

Percentage Change from
Prior Year (3)
------------------------
Prime Mortgages (1)                (16.49)%            16.26%           16.09%         (39.25)%            2.82%                  --

Non-Prime Mortgages (2)                  --                --               --               --               --                  --
                            ---------------   ---------------  ---------------  ---------------  ---------------     ---------------

Total                              (16.49)%            16.26%           16.09%         (39.25)%            2.82%                  --
                            ===============   ===============  ===============  ===============  ===============     ===============

----------
(1)   Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit
      Line Loan Junior Lien programs.

(2)   Product  originated  under  the  Subprime  and  Negotiated  Conduit  Asset programs.  Subprime  Mortgage  Loans  secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)   Represents  year to year  growth or decline as a  percentage  of the prior year's volume.

                                      S-37

Master Servicer Servicing Experience

      The following tables set forth the annual or six-month average outstanding principal balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential  Funding  Corporation for the past five  years  and for the six  months  ended  June 30,  2006,  and the  annual or six-month  average  number of such  loans for the same  period,  as  applicable.
Residential  Funding  Corporation  was  the  master  servicer  of a  residential mortgage  loan  portfolio  of  approximately  $67.8  billion and $3.5 billion in average  outstanding  principal  amount  during the 2001 calendar year backed by first  lien  mortgage  loans  and  junior  lien  mortgage  loans,  respectively.
Residential  Funding  Corporation  was  the  master  servicer  of a  residential mortgage  loan  portfolio of  approximately  $101.9  billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  The  percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between  the  current  and prior year volume over (b) the prior year volume.

                                                                  First Lien Mortgage Loans
      Volume by
 Average Outstanding                                                                                                Six Months Ended
  Principal Balance               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)         $51,374,446,489   $43,282,264,857  $33,749,084,171  $32,453,682,854  $ 47,935,800,813   $ 60,649,951,491

Non-Prime Mortgages (2)     $16,429,992,363   $24,910,565,613  $39,334,697,127  $50,509,138,736  $ 53,938,083,312   $ 59,024,755,323
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                       $67,804,438,852   $68,192,830,470  $73,083,781,298  $82,962,821,591  $101,873,884,125   $119,674,706,814
                            ===============   ===============  ===============  ===============  ================   ================

Prime Mortgages (1)                  75.77%            63.47%           46.18%           39.12%            47.05%             50.68%

Non-Prime Mortgages (2)              24.23%            36.53%           53.82%           60.88%            52.95%             49.32%
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               100.00%           100.00%          100.00%          100.00%           100.00%            100.00%
                            ===============   ===============  ===============  ===============  ================   ================

Percentage Change from
Prior Year (3)
------------------------
Prime Mortgages (1)                 (3.91)%          (15.75)%         (22.03)%          (3.84)%           47.71%                  --

Non-Prime Mortgages (2)              27.94%            51.62%           57.90%           28.41%            6.79%                  --
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total Based on Average
Outstanding Principal
Balance                               2.26%             0.57%            7.17%           13.52%           22.79%                  --
                            ===============   ===============  ===============  ===============  ================   ================

                                      S-38

                                                                   Junior Lien Mortgage Loans
      Volume by
 Average Outstanding                                                                                                Six Months Ended
  Principal Balance               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)         $ 3,512,887,567   $ 4,102,615,571  $ 4,365,319,862  $ 5,135,640,057  $  5,476,133,777    $ 6,614,978,613

Non-Prime Mortgages (2)     $             0   $             0  $             0  $             0  $              0    $             0
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                       $ 3,512,887,567   $ 4,102,615,571  $ 4,365,319,862  $ 5,135,640,057  $  5,476,133,777    $ 6,614,978,613
                            ===============   ===============  ===============  ===============  ================   ================

Prime Mortgages (1)                 100.00%           100.00%          100.00%          100.00%           100.00%            100.00%

Non-Prime Mortgages (2)               0.00%             0.00%            0.00%            0.00%             0.00%              0.00%
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               100.00%           100.00%          100.00%          100.00%           100.00%            100.00%
                            ===============   ===============  ===============  ===============  ================   ================

Percentage Change from
Prior Year(3)
------------------------
Prime Mortgages (1)                  13.85%            16.79%            6.40%           17.65%             6.63%                 --

Non-Prime Mortgages (2)                 --                 --               --               --                --                 --
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total Based on Average
Outstanding Principal
Balance                              13.85%            16.79%            6.40%           17.65%             6.63%                 --
                            ===============   ===============  ===============  ===============  ================   ================

                                                                    First Lien Mortgage Loans

   Volume by Average                                                                                                Six Months Ended
    Number of Loans               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)                 237,946           202,938          168,654          156,745           201,903            243,014

Non-Prime Mortgages (2)             168,058           242,625          341,863          414,639           411,550            430,831
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               406,004           445,563          510,517          571,384           613,453            673,845
                            ===============   ===============  ===============  ===============  ================   ================

Prime Mortgages (1)                  58.61%            45.55%           33.04%           27.43%            32.91%             36.06%

Non-Prime Mortgages (2)              41.39%            54.45%           66.96%           72.57%            67.09%             63.94%
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               100.00%           100.00%          100.00%          100.00%           100.00%            100.00%
                            ===============   ===============  ===============  ===============  ================   ================

Percentage Change from
Prior Year (3)
------------------------
Prime Mortgages (1)                 (6.59)%          (14.71)%         (16.89)%          (7.06)%            28.81%                 --

Non-Prime Mortgages (2)              28.76%            44.37%           40.90%           21.29%           (0.74)%                 --
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total Based on Average
Number of Loans                       5.39%             9.74%           14.58%           11.92%             7.36%                 --
                            ===============   ===============  ===============  ===============  ================   ================

----------
(1)   Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit
      Line Loan Junior Lien programs.

(2)   Product  originated  under  the  Subprime  and  Negotiated  Conduit  Asset programs.  Subprime  Mortgage  Loans  secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)   Represents  year to year  growth or decline as a  percentage  of the prior year's volume.

                                      S-39

                                                                   Junior Lien Mortgage Loans
  Volume by Percentage
       of Average                                                                                                   Six Months Ended
    Number of Loans               2001              2002             2003             2004             2005              6/30/06
------------------------
Prime Mortgages (1)                 104,044           118,773          127,833          147,647           143,713            164,858

Non-Prime Mortgages (2)                  --                --               --               --                --                 --
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               104,044           118,773          127,833          147,647           143,713            164,858
                            ===============   ===============  ===============  ===============  ================   ================

Prime Mortgages (1)                 100.00%           100.00%          100.00%          100.00%           100.00%            100.00%

Non-Prime Mortgages (2)               0.00%             0.00%            0.00%            0.00%             0.00%              0.00%
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total                               100.00%           100.00%          100.00%          100.00%           100.00%            100.00%
                            ===============   ===============  ===============  ===============  ================   ================
Percentage Change from
Prior Year(3)
------------------------
Prime Mortgages (1)                  22.78%            14.16%            7.63%           15.50%           (2.66)%                 --

Non-Prime Mortgages (2)                  --                --               --               --                --                 --
                            ---------------   ---------------  ---------------  ---------------  ----------------   ----------------

Total Based on Average
Number of Loans                      22.78%            14.16%            7.63%           15.50%           (2.66)%                 --
                            ===============   ===============  ===============  ===============  ================   ================

----------
(1)   Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit
      Line Loan Junior Lien programs.

(2)   Product  originated  under  the  Subprime  and  Negotiated  Conduit  Asset programs.  Subprime  Mortgage  Loans  secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)   Represents  year to year  growth or decline as a  percentage  of the prior year's volume.

      Residential Funding  Corporation's  overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool -
The Program" in this prospectus  supplement.  Residential Funding  Corporation's material  role and  responsibilities  in this  transaction,  including as master servicer,  are described in the prospectus under "The Trusts  --Qualification of
Sellers"  and "The  Trusts -  Repurchases  of Mortgage  Collateral"  and in this
prospectus  supplement  under  "Pooling  and  Servicing   Agreement--The  Master
Servicer and Subservicer--Master Servicer."

      Residential Funding  Corporation's  wholly-owned  subsidiary,  Homecomings
Financial  Network,  Inc., or  Homecomings,  originated  and sold to Residential
Funding Corporation approximately 35.7% and 23.2% of the group I loans and group
II loans,  respectively,  included in the mortgage pool. See "Affiliations Among
Transaction  Parties,"  "Description  of the Mortgage  Pool -  Originators"  and
"Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this prospectus supplement.

                                      S-40

                     Affiliations Among Transaction Parties

      The  diagram  below  illustrates  the  various   relationships  among  the
affiliated transaction parties.

                       -----------------------------------
                           General Motors Corporation
                       -----------------------------------
                                       |
                                       |
                       -----------------------------------
                            General Motors Acceptance
                                  Corporation
                                     (GMAC)
                       -----------------------------------
                                       |
                                       |
                       -----------------------------------
                         Residential Capital Corporation
                       -----------------------------------
                                       |
                                       |
              |------------------------------------------------|
              |                                                |
-------------------------------                 --------------------------------
Residential Funding Corporation                 Residential Accredit Loans, Inc.
 (Sponsor and Master Servicer)                            (Depositor)
-------------------------------                 --------------------------------
              |
              |
-------------------------------
 Homecomings Financial Network
        (Subservicer)
-------------------------------

                        Description of the Mortgage Pool

General

      The mortgage pool will consist of 2,830  mortgage  loans with an aggregate principal balance  outstanding as of the cut-off date, after deducting  payments of  principal  due  during  the  month of the  cut-off  date,  of  approximately
$641,048,040.

      The mortgage  loans are secured by first liens on fee simple  interests in one-to four-family residential real properties, and in the case of approximately
0.2% of the  mortgage  loans,  an  interest  in shares  issued by a  cooperative apartment  corporation and the related  proprietary lease. The property securing the mortgage  loan is referred to as the mortgaged  property.  The mortgage pool will consist of conventional,  fixed-rate,  first lien mortgage loans with terms to maturity of not more than 30 years in the case of loan group I or 15 years in the case of loan group II from the date of  origination.  The mortgage pool will be

                                      S-41

divided  into two groups of  mortgage  loans,  referred  to as group I loans and group  II  loans.  All  percentages  of the  mortgage  loans  described  in this prospectus supplement are approximate percentages by aggregate principal balance determined as of the cut-off  date,  after  deducting  payments of principal due during the month of the cut-off date, unless otherwise indicated.

      The mortgage  loans were  selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded  Criteria Program described  below based on the Sponsor's  assessment of investor  preferences and rating agency criteria.

      The  depositor  and   Residential   Funding  will  make  certain   limited
representations  and  warranties  regarding the mortgage loans as of the date of issuance of the  certificates.  The  depositor and  Residential  Funding will be required to repurchase or substitute  for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs,
if  such  breach   materially  and  adversely   affects  the  interests  of  the
certificateholders in any of those mortgage loans.  Residential Funding will not assign to the depositor,  and  consequently the depositor will not assign to the trustee for the benefit of the  certificateholders,  any of the  representations and warranties made by the sellers or the right to require the related seller to repurchase  any  such  mortgage  loan in the  event  of a  breach  of any of its representations  and  warranties.  Accordingly,  the  only  representations  and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders  will be the limited  representations  and warranties made by
Residential  Funding and the depositor and the  representations  and  warranties
made  by  the  sellers  to  the  limited  extent   described   above.  See  "The
Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

      A limited  amount of losses on mortgage  loans as to which there was fraud in the origination of those mortgage loans will be covered by the  subordination provided by the Class M Certificates  and Class B  Certificates  as described in this prospectus supplement under "Description of the Certificates--Allocation of
Losses; Subordination."

Mortgage Pool Characteristics

      The original mortgages for many of the mortgage loans have been, or in the future may be, at the sole  discretion of the master  servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as nominee for the  originator  and its  successors  and  assigns,  and  subsequent assignments  of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System.  In some other cases, the original  mortgage was recorded in the name of the  originator of the mortgage  loan,  record  ownership was later  assigned to
MERS,  solely as nominee  for the owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in  the  future  may  be,  at the  sole discretion of the master servicer, registered electronically through the MERS(R)
System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage loan. As of the cut-off date 87.2% and 84.5% of the group I loans and group II loans, respectively, were recorded in the name of MERS. For additional information regarding the recording
of  mortgages  in  the  name  of  MERS  see   "Certain   Yield  and   Prepayment
Considerations--General"  in this prospectus  supplement and "Description of the
Certificates--Assignment of Mortgage Loans" in the prospectus.

                                      S-42

      None of the mortgage  loans were subject to the Home  Ownership and Equity
Protection  Act of 1994.  None of the  mortgage  loans  are  loans  that,  under applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar designation  if  the  law  imposes  greater  restrictions  or  additional  legal liability for residential mortgage loans with high interest rates, points and/or
fees.   See  "Certain  Legal  Aspects  of  the  Mortgage   Loans--The   Mortgage
Loans--Homeownership Act and Similar State Laws" in the prospectus.

      As of the cut-off date, none of the mortgage loans will be 30 or more days delinquent  in  payment of  principal  and  interest.  As of the  cut-off  date, approximately  0.1% of the mortgage loans have been 30 to 59 days  delinquent in payment of principal and interest in the past 24 months. As of the cut-off date, none of the mortgage  loans have been 60 or more days  delinquent in the payment of  principal  and  interest  in the past 24 months.  For a  description  of the methodology used to categorize mortgage loans as delinquent, see "-- Static Pool
Information" below.

      None of the mortgage loans will be Buy-Down Mortgage Loans.

      No mortgage loan provides for deferred interest or negative amortization.

      None of the mortgage loans have been made to international borrowers.

      In the case of  approximately  2.2%,  and 1.8% of the aggregate  principal balance of the group I loans and the group II loans, respectively, in lieu of an appraisal,  a valuation of the  mortgaged  property  was  obtained  using one of several automated valuation models. See "--Automated Valuation Models" below.

      With respect to  approximately  40.1% and 1.7% of the aggregate  principal balance of the group I loans, the related mortgage note provides for an interest only period not to exceed 10 years and 15 years,  respectively.  Under the terms of these loans,  borrowers are required to pay only accrued interest each month, with no  corresponding  principal  payments,  until the end of the interest only period.  Once the interest only period ends,  monthly  payments of principal are required to amortize the loan over its  remaining  term,  in addition to accrued interest.

      Approximately 3.9% and 4.6% by aggregate  principal balance of the group I loans and group II loans,  respectively,  provide  for  payment of a  prepayment charge for partial  prepayments and prepayments in full, other than a prepayment occurring  upon the sale of property  securing a mortgage  loan.  The prepayment charge  applies  to  prepayments  made  within up to five  years  following  the origination  of such  mortgage  loan.  The  amount of the  prepayment  charge is generally equal to six months' advance  interest on the amount of the prepayment that,  when added to all other amounts  prepaid during the  twelve-month  period immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original principal amount of the mortgage loan.  Prepayment charges received
on  the  mortgage  loans  will  not  be  available  for   distribution   on  the
certificates.   See  "Certain  Yield  and  Prepayment  Considerations"  in  this prospectus  supplement  and "Certain  Legal  Aspects of the  Mortgage  Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

      Group I Loans.  The group I loans  consist  of 2,236  fixed-rate  mortgage
loans  with  an  aggregate   principal   balance  as  of  the  cut-off  date  of
approximately $537,001,476.  The group I loans had individual principal balances at origination of at least $22,100 but not more than  $2,000,000 with an average principal  balance at origination of approximately  $240,348.  The group I loans have terms to maturity

                                      S-43

from the date of origination or modification  of not more than 30 years.  All of the  group I loans  were  purchased  by the  depositor  through  its  affiliate,
Residential  Funding,  from unaffiliated sellers as described in this prospectus supplement and in the  prospectus,  except in the case of 35.7% and 11.0% of the group I loans,  which were  purchased by the  depositor  through its  affiliate,
Residential Funding, from Homecomings,  a wholly-owned subsidiary of Residential
Funding Corporation,  and GMAC Mortgage Corporation, an affiliate of Residential
Funding Corporation, respectively. Approximately 16.0% of the group I loans were purchased from HSBC Mortgage Corporation (USA), an unaffiliated  seller.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than
8.8% of the group I loans to  Residential  Funding.  Approximately  53.4% of the group I loans are being subserviced by Homecomings, a wholly-owned subsidiary of
Residential  Funding  Corporation,   13.6%  of  the  mortgage  loans  are  being
subserviced by GMAC Mortgage  Corporation,  an affiliate of Residential  Funding
Corporation  and  16.0% of the  mortgage  loans are  being  subserviced  by HSBC
Mortgage Corporation (USA), an unaffiliated subservicer.

      None of the group I loans will have been  originated  prior to January 24,
2002 or will have a maturity date later than  September 1, 2036. No group I loan will have a remaining  term to stated  maturity  as of the cut-off  date of less than 237 months.  The weighted average  remaining term to stated maturity of the group I loans as of the  cut-off  date will be  approximately  359  months.  The weighted  average  original  term to  maturity  of the  group I loans  as of the cut-off  date  will be  approximately  360  months.  As used in this  prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months  equaling the number of  scheduled  monthly  payments  necessary  to reduce the  then-current  Stated
Principal Balance of that mortgage loan to zero,  assuming the related mortgagor will make all scheduled  monthly  payments but no  prepayments,  on the mortgage loan thereafter.

      Group II Loans.  The group II loans  consist  of 594  fixed-rate  mortgage
loans  with  an  aggregate   principal   balance  as  of  the  cut-off  date  of
approximately $104,046,564. The group II loans had individual principal balances at origination of at least $30,000 but not more than  $1,500,000 with an average principal balance at origination of approximately  $178,215.  The group II loans have terms to maturity from the date of origination or  modification of not more than 15 years. All of the group II loans were purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated sellers as described in this prospectus  supplement and in the  prospectus,  except in the case of 23.2%
and 15.6% of the group II loans,  which were purchased by the depositor  through its affiliate,  Residential Funding, from Homecomings, a wholly-owned subsidiary of Residential Funding Corporation,  and GMAC Mortgage Corporation, an affiliate of Residential Funding Corporation, respectively.  Approximately 12.2% and 11.3%
of the group II loans were  purchased  from National  City Mortgage  Company and
Wachovia Mortgage Corporation, respectively, each an unaffiliated seller. Except as described in the preceding  sentence,  no unaffiliated  seller sold more than
5.6% of the group II loans to Residential  Funding.  Approximately  52.4% of the group II loans are being subserviced by Homecomings,  a wholly-owned  subsidiary of  Residential  Funding  Corporation,  16.9% of the  mortgage  loans  are being subserviced by GMAC Mortgage  Corporation,  an affiliate of Residential  Funding
Corporation  and 12.2% of the mortgage  loans are being  subserviced by National
City Mortgage Company, an unaffiliated subservicer.

      None of the group II loans will have been originated prior to July 6, 2004 or will have a maturity date later than September 6, 2021. No group II loan will have a remaining term to stated maturity as of the cut-off date of less than 113 months.  The weighted average  remaining term to stated maturity of the

                                      S-44

group II loans as of the cut-off  date will be  approximately  175  months.  The weighted  average  original  term to  maturity  of the  group II loans as of the cut-off date will be approximately 179 months.

      Set   forth  in  Annex  I  is  a   description   of   certain   additional
characteristics  of the mortgage loans as of the cut-off date,  after  deducting payments due during the month of the cut-off date,  expressed as a percentage of the outstanding  aggregate  principal balance of the mortgage loans having those characteristics  relative to the outstanding  aggregate principal balance of all mortgage  loans.  Unless  otherwise  specified,  all  principal  balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

Sharia Mortgage Loans

      Approximately 0.8% and 0.8% by aggregate  principal balance of the group I loans and group II  loans,  respectively,  referred  to as the  Sharia  Mortgage
Loans,  have been  structured  to  comply  with  Islamic  religious  law,  which prohibits  the  charging  of  interest  on loans.  Generally,  ownership  of the mortgaged  property  securing a Sharia Mortgage Loan is vested in two co-owners, the  borrower,  referred  to as the  "consumer",  and an  indirect  wholly-owned subsidiary  of the  originator,  referred  to as the  "co-owner,"  pursuant to a
Co-Ownership  Agreement.  Both the consumer and co-owner possess certain rights, which  indicate their  respective  rights of ownership,  under the  Co-Ownership
Agreement,  including the "indicia of ownership".  Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property,  belong to the consumer,  and other indicia of ownership,  such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner  pursuant to an Obligation to  Pay.  Each  monthly  payment  is  comprised  of a  "profit  payment"  and an
"acquisition  payment".  The  profit  payment  is made in  consideration  of the consumer's  exclusive right to use and enjoy the mortgaged property.  The sum of the  acquisition  payments  required to be made under the Obligation to Pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of  origination.  A lien on the  mortgaged  property  to secure  the obligations  of the consumer  under the  Obligation to Pay and the  Co-Ownership
Agreement is established pursuant to a Mortgage or Security Instrument, which is filed in the real  property  records of the  applicable  recording  office.  The originator's  security  interest  in both  the  co-owner's  and  the  consumer's interest in the mortgaged property, along with the rights under the Co-Ownership
Agreement  and the  Obligation  to Pay,  will be  assigned  to the  trust as the originator's  assignee.  Title to the  mortgaged  property  is  retained  by the consumer and the co-owner or the consumer alone.  Upon a default by the consumer under the Obligation to Pay or the  Co-Ownership  Agreement,  the trust,  as the originator's  assignee,  will  have the power to sell the  property  and use the proceeds of the sale to satisfy the full amount owed by the  consumer  under the
Obligation to Pay and the Co-Ownership Agreement.

      For all purposes under this  prospectus  supplement,  the profit factor on any Sharia Mortgage Loan will be deemed to be the mortgage rate on that mortgage loan,  any amounts  received  with respect to the profit  payment for any Sharia
Mortgage Loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia Mortgage
Loan will be deemed to be principal collected on that mortgage loan,  references in this  prospectus  supplement  to a note or mortgage note will be deemed to be references to the Obligation to Pay for any Sharia  Mortgage Loan and references in this prospectus supplement to a mortgage will be deemed to be references to a
Mortgage or Security Instrument, as applicable, for any Sharia Mortgage Loan.

                                      S-45

Static Pool Information

      Current  static  pool data with  respect to  mortgage  loans  serviced  by
Residential  Funding is available  on the internet at  www.gmacrfcstaticpool.com
(the  "Static  Pool  Data").  Information  presented  under  (i)  "RALI"  as the issuer/shelf,  (ii) "QS" as the series,  and (iii) "2006-QS13" as the deal, will include information  regarding prior  securitizations of mortgage loans that are similar  to the  mortgage  loans  included  in  this  mortgage  pool,  based  on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data. Static Pool Data that relates to periods  prior  to  January  1,  2006,  will not  form  part of this  prospectus supplement,  the accompanying prospectus, or the registration statement relating to the offered certificates.

      The Static Pool Data is not deemed to be a part of the  prospectus  or the depositor's  registration  statement  to the extent  that the  Static  Pool Data relates to (a) any issuing  entity that was  established  before January 1, 2006 and (b) information  relating to assets of any issuing entity  established on or after January 1, 2006, which information  relates to periods prior to January 1,
2006.

      As used in the Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any  scheduled due date remains  unpaid as of the close of business on the next  following  monthly scheduled  due  date;  "60 to 89 days" or "60 or more  days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage  loan  falls  into these  categories  is made as of the close of business on the last  business  day of each  month.  Grace  periods and partial payments do not affect these determinations.

      From time to time,  the master  servicer  or a  subservicer  will modify a mortgage loan,  recasting  monthly  payments for  delinquent  borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.
During any such trial period,  delinquencies  are reported based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's capacity to pay a higher monthly payment obligation. The trial period generally  may extend to up to six months  before a  modification  is finalized.
Once the  modifications  become final,  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the  mortgage  loan goes into  foreclosure.  Historically,  the  master servicer  has not  modified a  material  number of  mortgage  loans in any pool.
Furthermore,   the  rating  agencies  rating  the  certificates  impose  certain limitations on the ability of the master servicer to modify loans.

      Charge-offs are taken only when the master servicer has determined that it has  received  all  payments  or  cash  recoveries  which  the  master  servicer reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                                      S-46

Primary Mortgage Insurance and Standard Hazard Insurance

      Each  mortgage  loan  is  required  to be  covered  by a  standard  hazard insurance policy. In addition,  to the best of the depositor's  knowledge,  each group I loan with an LTV ratio at  origination  in excess of 80% will be insured by a  primary  mortgage  insurance  policy,  which is  referred  to as a primary insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between 95.00%
and 90.01%,  at least 25% of the balance of the mortgage loan at  origination if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance if the LTV ratio is  between  85.00%  and  80.01%.  To the best of the  depositor's knowledge,  each group II loan with an LTV ratio at origination in excess of 80%
will be insured by a primary mortgage insurance policy,  which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 25%
of the balance of the mortgage loan at  origination  if the LTV ratio is between
95.00%  and  90.01%,  at  least  12% of the  balance  of the  mortgage  loan  at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 6% of the balance if the LTV ratio is between 85.00% and 80.01%.

      All of the primary  insurance  policies  were  issued by General  Electric
Mortgage  Insurance   Corporation,   Mortgage  Guaranty  Insurance  Corporation,
Republic Mortgage Ins. N.C., United Guaranty Residential  Insurance Company, PMI
Mortgage  Insurance  Company or Radian Guaranty Inc. which  collectively are the primary  insurers.  Each primary  insurer has a claims paying ability  currently acceptable  to the  rating  agencies  that  have  been  requested  to  rate  the certificates;  however,  no  assurance  as to the actual  ability of any primary insurer to pay claims can be given by the  depositor,  the issuing entity or the underwriters.  See  "Insurance  Policies on Mortgage  Loans or Contracts" in the
prospectus.

The Program

      General.  Residential Funding, under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not qualify for other first mortgage purchase  programs  such  as  those  run  by  Fannie  Mae or  Freddie  Mac or by
Residential  Funding in connection  with  securities  issued by the  depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the  mortgage  loans under the  program  may also  qualify for the Fannie Mae or
Freddie Mac programs.  Examples of mortgage  loans that may not qualify for such programs  include  mortgage  loans  secured by  non-owner  occupied  properties, mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage  loans  with  high LTV  ratios  or  mortgage  loans  made to borrowers  whose ratios of debt service on the mortgage loan to income and total debt service on borrowings  to income are higher than for those other  programs.
Borrowers may be  international  borrowers.  The mortgage loans may also include mortgage  loans  secured by parcels of land that are  smaller or larger than the average for these types of loans,  mortgage loans with higher LTV ratios than in those other  programs,  and mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See "--Program  Underwriting  Standards"
below.  The inclusion of those mortgage loans may present certain risks that are not present in those other programs.  The program is administered by Residential
Funding on behalf of the depositor.

      Qualifications  of Program Sellers.  Each Expanded Criteria Program Seller
has been selected by Residential  Funding on the basis of criteria  described in
Residential  Funding's  Expanded Criteria Seller Guide, or the Seller Guide. See
"The Trusts--Qualifications of Sellers" in the prospectus.

                                      S-47

      Program Underwriting  Standards.  In accordance with the Seller Guide, the
Expanded  Criteria Program Seller is required to review an application  designed to provide to the original lender  pertinent credit  information  concerning the mortgagor.  As part of the description of the mortgagor's  financial  condition, each mortgagor is required to furnish information,  which may have been supplied solely in the application,  regarding its assets, liabilities, income (except as described  below),  credit  history and  employment  history,  and to furnish an authorization  to apply for a credit  report  which  summarizes  the  borrower's credit  history with local  merchants and lenders and any record of  bankruptcy.
The  mortgagor  may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged property may be considered for  underwriting  purposes.  For mortgaged  property consisting  of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

      Based on the data provided in the application  and certain  verifications, if required, a determination is made by the original lender that the mortgagor's monthly  income,  if required  to be stated,  will be  sufficient  to enable the mortgagor  to meet its  monthly  obligations  on the  mortgage  loan  and  other expenses  related to the property,  including  property  taxes,  utility  costs, standard  hazard  insurance and other fixed  obligations.  Generally,  scheduled payments  on a  mortgage  loan  during the first year of its term plus taxes and insurance  and all  scheduled  payments on  obligations  that extend  beyond ten months, including those mentioned above and other fixed obligations,  must equal no more than specified percentages of the prospective  mortgagor's gross income.
The  originator  may also consider the amount of liquid assets  available to the mortgagor after origination.

      Certain  of  the  mortgage  loans  have  been  originated  under  "reduced documentation" or "no stated income" programs,  which require less documentation and verification than do traditional "full documentation"  programs.  Generally, under a "reduced documentation" program, no verification of a mortgagor's stated
income is  undertaken by the  originator.  Under a "no stated  income"  program, certain  borrowers  with  acceptable  payment  histories will not be required to provide any information  regarding income and no other  investigation  regarding the borrower's income will be undertaken.  Under a "no income/no asset" program, no  verification  of a  mortgagor's  income  or  assets  is  undertaken  by  the originator.  The underwriting for those mortgage loans may be based primarily or entirely  on an  appraisal  of the  mortgaged  property  and  the LTV  ratio  at origination.

      The adequacy of the  mortgaged  property as security for  repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property is in good  condition  and that construction,  if new,  has  been  substantially  completed.  The  appraiser  is required  to  consider a market  data  analysis  of recent  sales of  comparable properties and, when deemed  applicable,  an analysis based on income  generated from the property,  or  replacement  cost analysis  based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio  is based  on the  appraised  value  as  indicated  on a review  appraisal conducted by the mortgage collateral seller or originator.

      Prior  to  assigning  the  mortgage  loans to the  depositor,  Residential
Funding will have reviewed the underwriting information provided by the mortgage collateral  sellers for the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance  with or in a

                                      S-48

manner  generally  consistent with the underwriting  standards  described in the
Seller Guide.  With regard to a material  portion of these mortgage loans,  this review of underwriting information by Residential Funding was performed using an automated  underwriting  system.  Any  determination  described  above  using an automated underwriting system will only be based on the information entered into the system and the  information  the system is  programmed  to review.  See "The
Trusts-Underwriting Policies-Automated Underwriting" in the prospectus.

      Because of the  program  criteria  and  underwriting  standards  described
above,  the  mortgage  loans  may  experience   greater  rates  of  delinquency,
foreclosure  and loss than  mortgage  loans  required to satisfy more  stringent underwriting standards.

      Billing and Payment Procedures. The majority of the mortgage loans require monthly  payments  to be made no later  than  either the 1st or 15th day of each month,  with a grace period.  The applicable  servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit  accounts and may make payments by various means, including online transfers,  phone payment and Western Union quick check, although an additional fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

      All of the  mortgage  loans  in  the  mortgage  pool  were  originated  in accordance with the underwriting criteria of Residential Funding described under
"--The Program" in this prospectus  supplement.  Residential Funding will review each mortgage  loan for  compliance  with its  underwriting  standards  prior to purchase  as  described  under "The Trusts -  Underwriting  Policies - Automated
Underwriting" in the prospectus.

      The applicable  underwriting  standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather,  a mortgage  loan will be  considered to be originated in accordance  with the  underwriting  standards  described  above if,  based on an overall qualitative  evaluation,  the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific criteria  included in the  underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

      In  some  cases,  for  mortgage  loans  underwritten  through  Residential
Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property was obtained by using one of several automated  valuation models.  There are multiple  automated  valuation models included in Residential
Funding's automated  underwriting  system.  Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the  appropriate  automated  valuation  model for that particular  mortgage loan. An automated  valuation model  evaluates,  among other things,  various types of  publicly-available  information  such as recent sales prices of similar homes within the same price range.  Residential  Funding uses automated

                                      S-49

valuation  models in lieu of full appraisals for qualifying  first lien mortgage
loans  underwritten  through  its  automated   underwriting  system  which  meet
specified underwriting criteria and receive an acceptable valuation.

Originators

      Homecomings  is a Delaware  corporation  and  wholly-owned  subsidiary  of
Residential Funding Corporation.  Homecomings originated approximately 35.7% and
23.2%  by  principal  amount  of the  group I  loans  and the  group  II  loans, respectively.  See also the "The  Pooling and  Servicing  Agreement - The Master
Servicer and Subservicers -- Homecomings Financial Network, Inc."

      GMAC Mortgage Corporation,  a Pennsylvania corporation and an affiliate of
Residential  Funding  Corporation,  originated  approximately 11.0% and 15.6% by principal amount of the group I loans and the group II loans, respectively.

      HSBC  Mortgage  Corporation  (USA),  a  Delaware  corporation,  originated approximately 16.0% by principal amount of the group I loans.

      National  City  Mortgage   Company,   an  Ohio   corporation,   originated
approximately 12.2% by principal amount of the group II loans.

      Wachovia Mortgage Corporation,  a North Carolina  corporation,  originated approximately 11.3% by principal amount of the group II loans.

      The mortgage loans were originated in accordance with Residential  Funding
Corporation's  underwriting  standards  described above. See "Description of the
Mortgage Pool -- Underwriting Standards" above.

Additional Information

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of  business on the  cut-off  date,  as  adjusted  for the  scheduled  principal payments due during the month of the cut-off date.  Prior to the issuance of the offered certificates,  Residential Funding Corporation may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation,  or if it  determines  that the mortgage  loan does not satisfy the  characteristics described in this prospectus  supplement.  Residential  Funding  Corporation may also add a limited  number of other mortgage loans to the mortgage pool prior to the issuance of the offered  certificates in substitution for removed loans. The information in this prospectus  supplement will be substantially  representative of the  characteristics  of the mortgage pool as it will be  constituted  at the time the offered  certificates are issued,  although the range of mortgage rates and  maturities  and some other  characteristics  of the  mortgage  loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the  mortgage  pool after the date hereof  prior to the closing and any material pool  characteristics  of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

                                      S-50

      A  current  report  on Form 8-K will be  available  to  purchasers  of the offered  certificates and will be filed by the issuing entity,  in its own name, together  with the pooling and  servicing  agreement,  with the  Securities  and
Exchange  Commission  within  fifteen  days after the  initial  issuance  of the offered certificates.

                                      S-51

                         Description of the Certificates

General

      The Series 2006-QS13 Mortgage Asset-Backed  Pass-Through Certificates will include 19 classes of Senior Certificates.

      The Group I Senior Certificates will include the following 14 classes:

      o     Class I-A-1 Certificates, or the Floater Certificates;

      o     Class I-A-2 Certificates, or the Inverse Floater Certificates;

      o     Class I-A-3 Certificates, or the Super Senior Certificates;

      o     Class I-A-4 Certificates,  or the Senior Support  Certificates,  and
            together   with  the   Class   I-A-3   Certificates,   the   Lockout
            Certificates;

      o     Class I-A-5 Certificates;

      o     Class I-A-6 Certificates, or the PAC Certificates;

      o     Class I-A-7 Certificates, or the Companion Certificates;

      o     Class I-A-8 Certificates;

      o     Class I-A-9 Certificates;

      o     Class I-A-10 Certificates;

      o     Class I-A-11 Certificates;

      o     Class I-A-P Certificates;

      o     Class I-A-V Certificates; and

      o     Class R-I Certificates.

      The Group II Senior Certificates will include the following five classes:

      o     Class II-A-1 Certificates;

      o     Class  II-A-P  Certificates  and,  together  with  the  Class  I-A-P
            Certificates,  the  Principal  Only  Certificates  or the  Class A-P
            Certificates;

      o     Class  II-A-V  Certificates  and,  together  with  the  Class  I-A-V
            Certificates,  the  Variable  Strip  Certificates  or the  Class A-V
            Certificates, and together with the Class I-A-V Certificates and the
            Inverse Floater Certificates, the Interest Only Certificates;

                                      S-52

      o     Class R-II Certificates; and

      o     Class  R-III   Certificates   and,   together  with  the  Class  R-I
            Certificates   and  the  Class  R-II   Certificates,   the  Residual
            Certificates.

      In  addition,  the Series  2006-QS13  Mortgage  Asset-Backed  Pass-Through
Certificates will include the following 12 classes of subordinated certificates.

      o     Class I-M-1 Certificates;

      o     Class I-M-2 Certificates;

      o     Class  I-M-3  Certificates,   and  together  with  the  Class  I-M-1
            Certificates  and  the  Class  I-M-2  Certificates,  the  Class  I-M
            Certificates;

      o     Class I-B-1 Certificates;

      o     Class I-B-2 Certificates;

      o     Class  I-B-3  Certificates,   and  together  with  the  Class  I-B-1
            Certificates  and  the  Class  I-B-2  Certificates,  the  Class  I-B
            Certificates;

      o     Class II-M-1 Certificates;

      o     Class II-M-2 Certificates;

      o     Class  II-M-3  Certificates,  and  together  with the  Class  II-M-1
            Certificates  and the Class  II-M-2  Certificates,  the  Class  II-M
            Certificates;

      o     Class II-B-1 Certificates;

      o     Class II-B-2 Certificates; and

      o     Class  II-B-3  Certificates,  and  together  with the  Class  II-B-1
            Certificates  and the Class  II-B-2  Certificates,  the  Class  II-B
            Certificates;

      The  Floater   Certificates  and  the  Inverse  Floater  Certificates  are
sometimes  referred to  collectively as the Adjustable  Rate  Certificates.  The
Class I-M Certificates and Class II-M Certificates are collectively  referred to herein as the Class M  Certificates,  and the Class I-B  Certificates  and Class
II-B   Certificates  are  collectively   referred  to  herein  as  the  Class  B
Certificates. Distributions of interest and principal on (i) the Group I Senior,
Class I-M and Class I-B  Certificates  and (ii) the Group II Senior,  Class II-M
and Class II-B Certificates will be based on interest and principal  received or advanced with respect to the group I loans and the group II loans, respectively.
Only the Senior  Certificates  and the Class M Certificates  are offered hereby.
See  "Glossary"  in the  prospectus  for the meanings of  capitalized  terms and acronyms not otherwise defined in this prospectus supplement:

                                      S-53

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the mortgage loans;

      o     the cash deposited in respect of the mortgage loans in the Custodial
            Account and in the Certificate Account and belonging to the trust;

      o     property  acquired by  foreclosure  of the mortgage loans or deed in lieu of foreclosure;

      o     any  applicable  primary  insurance  policies  and  standard  hazard insurance policies; and

      o     all proceeds of any of the foregoing.

      The Group I Senior  Certificates will evidence in the aggregate an initial beneficial  ownership  interest of  approximately  93.10%,  in loan group I. The
Class I-M-1,  Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3
Certificates  will each  evidence an initial  beneficial  ownership  interest of approximately 3.75%, 1.05%, 0.80%, 0.50%, 0.40% and 0.40%, respectively, in loan group I.

      The Group II Senior Certificates will evidence in the aggregate an initial beneficial  ownership  interest  of  approximately  97.00% in loan group II. The
Class II-M-1,  Class II-M-2,  Class II-M-3, Class II-B-1, Class II-B-2 and Class
II-B-3 Certificates will each evidence an initial beneficial  ownership interest of approximately  1.85%, 0.40%,  0.25%, 0.20%, 0.15% and 0.15% respectively,  in loan group II.

      The Senior  Certificates,  other than the Residual  Certificates,  and the
Class  M  Certificates  will  be  available  only  in  book-entry  form  through facilities  of The  Depository  Trust  Company,  or DTC,  and  are  collectively referred to as the DTC registered certificates. The DTC registered certificates,
other  than  the  Interest  Only   Certificates,   will  be  issued  in  minimum
denominations  of $25,000,  or $250,000  in the case of the Class  I-M-2,  Class
I-M-3, Class II-M-2 and Class II-M-3 Certificates,  and integral multiples of $1 in excess  thereof.  The Interest  Only  Certificates  will be issued in minimum denominations  representing  an  initial  notional  amount  of  $2,000,000,  and integral  multiples of $1 in excess thereof.  The Residual  Certificates will be issued  in  registered,  certificated  form in  minimum  denominations  of a 20%
percentage  interest,  except,  in the case of one Class R-I, one Class R-II and
one  Class  R-III  Certificate,   as  otherwise  described  in  this  prospectus
supplement under "Material Federal Income Tax Consequences."

      The  DTC  registered  certificates  will  be  represented  by one or  more certificates  registered  in the name of Cede & Co.,  as the  nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered  form,  or a  definitive  certificate,  except  as  described  in the prospectus under "Description of the Certificates--Form of Certificates."

      For   additional   information   regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the
prospectus.

Glossary of Terms

      The  following  terms are given the meanings  shown below to help describe the cash flows on the certificates:

                                      S-54

      Accrued  Certificate  Interest-- With respect to any distribution date, an amount  equal to (a) in the case of each  class of offered  certificates,  other than the Interest Only  Certificates and Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal
Balance of the certificates of that class immediately prior to that distribution date at the related  pass-through  rate and (b) in the case of the Interest Only
Certificates, interest accrued during the related Interest Accrual Period on the related  Notional  Amount  immediately  prior to that  distribution  date at the then-applicable  pass-through rate on that class for that distribution  date; in each  case  less  interest  shortfalls,  if  any,  allocated  thereto  for  that distribution  date  to the  extent  not  covered,  with  respect  to the  Senior
Certificates,  by the subordination provided by the related Class B Certificates and related Class M Certificates  and, with respect to the Class M Certificates, to the extent not covered by the  subordination  provided by the related Class B
Certificates  and any class or classes of related Class M Certificates  having a lower payment priority, including in each case:

            (a) any Prepayment  Interest  Shortfall to the extent not covered by the master  servicer as  described  in this  prospectus  supplement  under
      "Description of the Certificates--Interest Distributions";

            (b) the  interest  portions of  Realized  Losses,  including  Excess
      Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses and
      Extraordinary Losses, not allocated through subordination;

            (c) the interest portion of any Advances that were made with respect to  delinquencies  that were  ultimately  determined to be Excess  Special
      Hazard  Losses,   Excess  Fraud  Losses,   Excess   Bankruptcy  Losses  or
      Extraordinary Losses; and

            (d) any other interest  shortfalls not covered by the  subordination provided by the Class M Certificates  or Class B  Certificates,  including interest  shortfalls  relating to the Servicemembers  Civil Relief Act, as amended,  or Relief  Act,  or  similar  legislation  or  regulations,  all allocated as described below.

      The Class I-A Percentage of these  reductions  with respect to the group I loans will be  allocated  among the holders of the Group I Senior  Certificates, other than the Class I-A-P Certificates, in proportion to the amounts of Accrued
Certificate Interest that would have been payable to those certificates from the group I loans on that distribution  date absent such reductions.  The Class II-A
Percentage  of these  reductions  with  respect  to the  group II loans  will be allocated among the holders of the Group II Senior  Certificates,  in proportion to the amounts of Accrued  Certificate  Interest that would have been payable to those certificates from the group II loans on that distribution date absent such reductions.  The  remainder  of these  reductions  will be  allocated  among the holders of the related Class M Certificates and the related Class B Certificates in proportion to the  respective  amounts of Accrued  Certificate  Interest that would have been payable on that distribution  date absent these  reductions.  In the case of each class of Class M Certificates,  Accrued Certificate Interest on
that class will be further reduced by the allocation of the interest  portion of certain  losses  thereto,  if any, as  described  below under  "--Allocation  of
Losses;  Subordination."  Accrued Certificate  Interest on each class of related
Senior Certificates will be distributed on a pro rata basis. Accrued Certificate
Interest on each class of  certificates  is calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                      S-55

      Advance--As  to any mortgage  loan and any  distribution  date,  an amount equal to the  scheduled  payment of principal  and interest on the mortgage loan due during the  related  Due Period  which was not  received  as of the close of business on the business day preceding the related determination date.

      Available  Distribution  Amount--With respect to any distribution date and each loan group, an amount equal to the aggregate of:

            o     the  aggregate  amount of  scheduled  payments on the mortgage loans in the  related  loan group due during the  related  Due
                  Period and  received on or prior to the related  determination date, after deduction of the related master servicing fees and any subservicing  fees, which are collectively  referred to as the servicing fees;

            o     all unscheduled  payments on the mortgage loans in the related
                  loan  group   including   mortgagor   prepayments,   Insurance
                  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries  and
                  proceeds  from  repurchases  of  and   substitutions  for  the
                  mortgage loans in the related loan group occurring  during the
                  preceding   calendar  month  or,  in  the  case  of  mortgagor
                  prepayments in full, during the related Prepayment Period; and

            o     all Advances made for that  distribution  date for the related loan group in each case net of amounts reimbursable  therefrom to the master servicer and any subservicer.

      In  addition  to  the  foregoing  amounts,  with  respect  to  unscheduled collections,  not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do
so. As described in this prospectus supplement under "--Principal  Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made  shall  be  treated  as  having  been  received  on the  last day of the preceding calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

      Capitalization Reimbursement Amount--With respect to any distribution date and a loan group,  the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans in the related loan group during the preceding  calendar month and reimbursed to the master servicer or  subservicer  on or  prior  to  such  distribution  date,  plus  the  related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such  distribution  date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal  collections on the mortgage loans in the related loan group.

      Capitalization  Reimbursement  Shortfall  Amount--  With  respect  to  any distribution  date and a loan group, the amount,  if any, by which the amount of
Advances or Servicing  Advances that were added to the principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar  month exceeds the amount of principal  payments on the mortgage  loans included in the related Available Distribution Amount for that distribution date.

      Certificate  Group--With  respect to (i) loan group I, the Group I Senior,
Class I-M and  Class I-B  Certificates;  and (ii)  loan  group II,  the Group II
Senior, Class II-M and Class II-B Certificates.

                                      S-56

      Certificate  Principal  Balance--With  respect to any offered certificate, other than the Interest Only Certificates,  as of any date of determination,  an
amount  equal  to  the  the  initial  Certificate   Principal  Balance  of  that
certificate  reduced by the aggregate of (a) all amounts  allocable to principal previously  distributed  with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection  with  allocations of Realized  Losses in the manner  described in this  prospectus  supplement,  provided that,  after the  Certificate  Principal
Balances of the related  Class B  Certificates  have been  reduced to zero,  the
Certificate Principal Balance of any certificate of the class of related Class M
Certificates  with the highest payment priority to which Realized Losses,  other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses
and  Extraordinary  Losses,  have  been  allocated  shall  be  increased  by the percentage interest evidenced thereby multiplied by the amount of any Subsequent
Recoveries not previously allocated, but not by more than the amount of Realized
Losses previously allocated to reduce the Certificate  Principal Balance of that certificate,  and the  Certificate  Principal  Balance  of the class of  related certificates  with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priority  shall be further  reduced  by an amount  equal to the percentage  interest  evidenced thereby multiplied by the excess, if any, of (i)
the  then-aggregate  Certificate  Principal  Balance  of all  classes of related certificates  then  outstanding  over (ii) the  then-aggregate  Stated Principal
Balance of all of the mortgage loans.

      Class A-P Collection Shortfall--With respect to each distribution date and a loan group,  the extent to which (1) the amount included under clause (iii) of the definition of Class A-P Principal  Distribution Amount for that distribution date and loan group is less than (2) the amount  described  in (a) under  clause
(iii)  of  such   definition  of  Class  A-P  Principal   Distribution   Amount.
Notwithstanding  any  other  provision  of  this  prospectus   supplement,   any
distribution relating to any Class A-P Collection  Shortfall,  to the extent not covered by any amounts otherwise  distributable to the Class I-B-3  Certificates or the Class II-B-3 Certificates,  as applicable, shall result in a reduction of the amount of principal  distributions on that  distribution  date on (i) first, the Class I-B-1 Certificates and Class I-B-2  Certificates,  or the Class II-B-1
Certificates and Class II-B-2 Certificates,  as applicable, and (ii) second, the
Class I-M Certificates or the Class II-M  Certificates,  as applicable,  in each case in reverse order of their payment priority.

      Class A-P Principal Distribution  Amount--With respect to any distribution date and loan group a distribution allocable to principal made to holders of the related Class A-P Certificates  from the related Available  Distribution  Amount remaining after the related Senior Interest  Distribution  Amount other than the
Aggregate Accrual Distribution Amount is distributed, equal to the aggregate of:

            (i) the related  Discount  Fraction of the principal  portion of the scheduled  monthly  payment on each Discount  Mortgage Loan in the related loan group due during the related Due Period,  whether or not  received on or prior to the related  determination date, less the Discount Fraction of the  principal  portion  of any  related  Debt  Service  Reductions  which together  with other  Bankruptcy  Losses  are in excess of the  Bankruptcy
      Amount;

            (ii) the related Discount  Fraction of the principal  portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group other than amounts  received in connection with a Final  Disposition of a Discount  Mortgage Loan in the related loan group described in clause
      (iii) below,  including  mortgagor  prepayments,  repurchases  of Discount
      Mortgage Loans or, in the case of a substitution,  amounts  representing a principal adjustment,  as required by the pooling and servicing agreement,
      Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the

                                      S-57

      extent applied as recoveries of principal,  received  during the preceding calendar month or, in the case of mortgagor  prepayments  in full,  during the related Prepayment Period;

            (iii)  in  connection  with  the  Final  Disposition  of a  Discount
      Mortgage  Loan in the related loan group that did not result in any Excess
      Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or
      Extraordinary  Losses, an amount equal to the lesser of (a) the applicable
      Discount  Fraction  of the  Stated  Principal  Balance  of  that  Discount
      Mortgage  Loan  immediately  prior to that  distribution  date and (b) the aggregate  amount of  collections  on that  Discount  Mortgage Loan to the extent applied as recoveries of principal;

            (iv)  any  amounts   allocable   to   principal   for  any  previous
      distribution  date calculated  pursuant to clauses (i) through (iii) above that remain undistributed; and

            (v) an  amount  equal to the  aggregate  of the  related  Class  A-P
      Collection  Shortfalls  for all  distribution  dates  on or  prior to such distribution  date,  less any  amounts  paid under this  clause on a prior distribution date, until paid in full; provided,  that distributions under this  clause (v) shall only be made to the  extent of  Eligible  Funds for such loan group on any distribution date; minus

            (vi)  the   related   Discount   Fraction  of  the  portion  of  the
      Capitalization  Reimbursement  Amount for the related  loan group for such distribution  date, if any, related to each Discount  Mortgage Loan in the related loan group.

Notwithstanding  the foregoing,  on or after the Credit Support  Depletion Date, the Class A-P  Principal  Distribution  Amount with respect to any  distribution date and loan group will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled  collections  received or advanced in respect of Discount  Mortgage Loans in the related loan group minus the related Discount
Fraction of the portion of the related  Capitalization  Reimbursement Amount for such  distribution  date, if any, related to each Discount  Mortgage Loan in the related loan group.

      Class I-A  Certificates--The  Class I-A-1, Class I-A-2, Class I-A-3, Class
I-A-4,  Class I-A-5,  Class I-A-6,  Class I-A-7, Class I-A-8, Class I-A-9, Class
I-A-10, Class I-A-11, Class I-A-P and Class I-A-V Certificates.

      Class II-A  Certificates--The  Class II-A-1, Class II-A-P and Class II-A-V
Certificates.

      Class  I-A  Percentage--  With  respect  to  any  distribution  date,  the percentage equal to the aggregate  Certificate  Principal Balance of the Group I
Senior Certificates, other than the Class I-A-P Certificates,  immediately prior to that  distribution  date divided by the aggregate Stated Principal Balance of all of the mortgage  loans in loan group I, other than the Discount  Fraction of the  Discount  Mortgage  Loans  in  loan  group  I,  immediately  prior  to that distribution  date. The Class I-A Percentage will initially equal  approximately
93.08% and will in no event exceed 100%.

      Class  II-A  Percentage--With   respect  to  any  distribution  date,  the
percentage equal to the aggregate  Certificate Principal Balance of the Group II
Senior Certificates,  immediately prior to that distribution date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in loan group
II, other than the  Discount  Fraction of the  Discount  Mortgage  Loans in loan group II, immediately prior to that distribution date. The Class II-A Percentage will initially equal approximately 96.97% and will in no event exceed 100%.

                                      S-58

      Class M  Percentage--With  respect to the Class I-M-1,  Class I-M-2, Class
I-M-3,  Class  II-M-1,  Class  II-M-2  and  Class  II-M-3  Certificates  and any
distribution date, a percentage that will initially equal  approximately  3.76%,
1.05%,  0.80%, 1.87%, 0.40% and 0.25%,  respectively,  and each will in no event exceed 100%.  The Class M Percentages  for the Class I-M-1,  Class I-M-2,  Class
I-M-3,  Class II-M-1,  Class II-M-2 and Class II-M-3  Certificates  will each be adjusted  for  each  distribution  date  to  be  the  percentage  equal  to  the
Certificate  Principal  Balance  of the  related  class of Class M  Certificates immediately  prior to that  distribution  date divided by the  aggregate  Stated
Principal  Balance of all of the mortgage  loans in the related loan group other than the  related  Discount  Fraction  of the Stated  Principal  Balance of each
Discount  Mortgage  Loan in the  related  loan group  immediately  prior to that distribution  date. The initial Class M Percentages  for the Class I-M-1,  Class
I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates are
greater  than  the  initial  percentage  interests  in the  related  loan  group evidenced by the Class I-M-1,  Class I-M-2,  Class I-M-3,  Class  II-M-1,  Class
II-M-2  and  Class  II-M-3  Certificates,  respectively,  because  the  Class  M
Percentages are calculated without regard to the Discount Fraction of the Stated
Principal Balance of each Discount Mortgage Loan in the related loan group.

      Credit Support Depletion  Date--With respect to each loan group, the first distribution  date on which the  Certificate  Principal  Balances of the related
Class M Certificates and related Class B Certificates have been reduced to zero.

      Discount  Fraction--  With respect to each Discount  Mortgage Loan in loan group I, a fraction,  expressed as a percentage, the numerator of which is 6.50%
minus the Net Mortgage Rate for such Discount  Mortgage Loan and the denominator of which is 6.50%.  The Class  I-A-P  Certificates  will be entitled to payments based on the Discount  Fraction of the Discount  Mortgage Loans in loan group I.
With  respect  to each  Discount  Mortgage  Loan in loan  group II, a  fraction, expressed  as a  percentage,  the  numerator  of which is  5.75%  minus  the Net
Mortgage Rate for such Discount  Mortgage Loan and the  denominator  of which is
5.75%. The Class II-A-P  Certificates  will be entitled to payments based on the
Discount Fraction of the Discount Mortgage Loans in loan group II.

      Discount  Mortgage Loan-- With respect to the mortgage loans in loan group
I, any mortgage  loan with a Net Mortgage  Rate less than 6.50% per annum.  With respect to the  mortgage  loans in loan group II, any  mortgage  loan with a Net
Mortgage Rate less than 5.75% per annum.

      Due Date--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      Due Period--With  respect to any distribution  date, the calendar month in which the distribution date occurs.

      Eligible  Funds--With  respect to any distribution date and loan group, an amount equal to the excess of (i) the  Available  Distribution  Amount over (ii)
the sum of the related Senior Interest  Distribution  Amount, the related Senior
Principal  Distribution  Amount (determined without regard to clause (iv) of the definition of "Senior Principal  Distribution  Amount"), the Class A-P Principal
Distribution Amount for loan group I or loan group II, as applicable (determined without  regard  to  clause  (v) of  the  definition  of  "Class  A-P  Principal
Distribution  Amount") and the aggregate amount of Accrued Certificate  Interest on the Class I-M, Class I-B-1 and Class I-B-2  Certificates,  or the Class II-M,
Class II-B-1 and Class II-B-2 Certificates, as applicable.

                                      S-59

      Excess Bankruptcy  Losses--With respect to a loan group, Bankruptcy Losses on the related mortgage loans in excess of the related Bankruptcy Amount.

      Excess Fraud  Losses--  With respect to a loan group,  Fraud Losses on the related mortgage loans in excess of the related Fraud Loss Amount.

      Excess  Special  Hazard  Losses--  With  respect to a loan group,  Special
Hazard  Losses on the related  mortgage  loans in excess of the related  Special
Hazard Amount.

      Excess Subordinate Principal  Amount--With respect to a loan group and any distribution  date on  which  the  Certificate  Principal  Balance  of the  most subordinate  class or  classes of  certificates  related to that loan group then outstanding  is to be  reduced  to zero and on which  Realized  Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of  certificates  on that  distribution  date is  greater  than (ii) the excess, if any, of the aggregate  Certificate Principal Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate  amount of Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution  date,  as reduced by any amount calculated  with  respect  to that loan  group  pursuant  to  clause  (v) of the definition of "Class A-P Principal Distribution Amount."

      Final  Disposition--With  respect to a defaulted  mortgage  loan,  a Final
Disposition  is deemed  to have  occurred  upon a  determination  by the  master servicer that it has received all Insurance Proceeds,  Liquidation  Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      Interest Accrual  Period--For all classes of certificates,  other than the
Adjustable  Rate  Certificates,  the calendar month preceding the month in which the  distribution  date occurs.  The Interest  Accrual Period for the Adjustable
Rate  Certificates  is the  one-month  period  commencing on the 25th day of the month  preceding the month in which the  distribution  date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing,  the  distributions of interest on any distribution  date for all classes of  certificates,  including  the  Adjustable  Rate  Certificates,  will reflect  interest  accrued,  and  receipts  for that  interest  accrued,  on the mortgage  loans for the  preceding  calendar  month,  as may be  reduced  by any
Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

      Lockout  Percentage--For  any  distribution  date  occurring  prior to the distribution date in October 2011, 0%. For each distribution date thereafter,  a fraction,  expressed as a  percentage,  the  numerator of which is the aggregate
Certificate Principal Balance of the Lockout Certificates and the denominator of which is the aggregate Stated Principal  Balance of all of the mortgage loans in loan group I, other than the Discount Fraction of the Discount Mortgage Loans in loan group I.

      Lockout Shift Percentage--For any distribution date occurring prior to the distribution date in October 2011, 0%. For any distribution date occurring after the first five years  following  the closing  date, a percentage  determined  as follows:

            o     for any  distribution  date  during  the sixth  year after the closing date, 30%;

            o     for any  distribution  date during the seventh  year after the closing date, 40%;

                                      S-60

            o     for any  distribution  date  during the eighth  year after the closing date, 60%;

            o     for any  distribution  date  during  the ninth  year after the closing date, 80%; and

            o     for any distribution date thereafter, 100%.

      Net Mortgage Rate--As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

      Non-Discount  Mortgage  Loan--The  mortgage  loans other than the Discount
Mortgage Loans.

      Notional Amount-- As of any date of determination,  the Notional Amount of the Class I-A-2  Certificates is equal to the Certificate  Principal  Balance of the  Class  I-A-1  Certificates  immediately  prior to that  date.  The  initial
Notional Amount of the Class I-A-2  Certificates is approximately  $166,039,000.
As of any  date  of  determination,  the  Notional  Amount  of the  Class  I-A-V
Certificates is equal to the aggregate Stated  Principal  Balance of the group I loans  prior to that  date.  The  initial  Notional  Amount of the  Class  I-A-V
Certificates is approximately $537,001,476. As of any date of determination, the
Notional  Amount  of the Class  II-A-V  Certificates  is equal to the  aggregate
Stated  Principal  Balance of the group II loans prior to that date. The initial
Notional Amount of the Class II-A-V Certificates is approximately  $104,046,564.
Reference  to  a  Notional   Amount  is  solely  for   convenience  in  specific
calculations  and does not  represent  the right to  receive  any  distributions allocable to principal.

      Planned Principal  Balance--With  respect to the Class I-A-6  Certificates and any distribution  date, the amount set forth in the table entitled  "Planned
Principal  Balances  for  the  Class  I-A-6   Certificates"  under  "--Principal
Distributions on the Senior Certificates," opposite that distribution date.

      Record Date--With  respect to any certificates,  other than the Adjustable
Rate  Certificates  for so  long  as the  Adjustable  Rate  Certificates  are in book-entry  form, and any  distribution  date, the close of business on the last business day of the preceding  calendar  month.  With respect to the  Adjustable
Rate  Certificates  and any  distribution  date  provided  the  Adjustable  Rate
Certificates  are in book-entry  form, the close of business on the business day prior to that distribution date

      Senior  Accelerated  Distribution  Percentages--For  loan  group I and any distribution  date  occurring  prior to the  distribution  date in October 2011,
100%. The Senior Accelerated  Distribution  Percentage for any distribution date and loan group I occurring after the first five years following the closing date will be as follows:

            o     for any  distribution  date  during  the sixth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  70%  of  the  related   Subordinate
                  Percentage for that distribution date;

            o     for any  distribution  date during the seventh  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  60%  of  the  related   Subordinate
                  Percentage for that distribution date;

            o     for any  distribution  date  during the eighth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  40%  of  the  related   Subordinate
                  Percentage for that distribution date;

                                      S-61

            o     for any  distribution  date  during  the ninth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  20%  of  the  related   Subordinate
                  Percentage for that distribution date; and

            o     for any  distribution  date  thereafter,  the  related  Senior
                  Percentage for that distribution date.

If on any distribution  date the Senior  Percentage for loan group I exceeds the
initial  Senior   Percentage  for  that  loan  group,  the  Senior   Accelerated
Distribution  Percentage for loan group I for that  distribution  date will once again equal 100%.

      Any scheduled reduction to the Senior Accelerated  Distribution Percentage for loan group I shall not be made as of any distribution date unless either:

            (a)(i)(X) the  outstanding  principal  balance of mortgage  loans in loan  group I  delinquent  60 days or more,  including  mortgage  loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate  Principal  Balance of the related
      Class M Certificates and related Class B Certificates, is less than 50% or
      (Y) the  outstanding  principal  balance of mortgage loans in loan group I delinquent 60 days or more,  including  mortgage loans in foreclosure  and
      REO,  averaged over the last six months,  as a percentage of the aggregate outstanding  principal  balance  of all  mortgage  loans  in loan  group I averaged over the last six months, does not exceed 2%, and

            (ii) Realized  Losses on the mortgage  loans in loan group I to date for that  distribution  date,  if  occurring  during the  sixth,  seventh, eighth,  ninth or tenth year,  or any year  thereafter,  after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the  initial  Certificate  Principal  Balances  of  the  related  Class  M
      Certificates and related Class B Certificates; or

            (b)(i) the outstanding  principal  balance of mortgage loans in loan
      group  I  delinquent  60  days  or  more,   including  mortgage  loans  in
      foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding principal balance of all mortgage loans in loan group I averaged over the last six months, does not exceed 4%, and

            (ii) Realized  Losses on the mortgage  loans in loan group I to date for that  distribution  date,  if  occurring  during the  sixth,  seventh, eighth,  ninth or tenth  year or any year  thereafter,  after the  closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the  initial  Certificate  Principal  Balances  of  the  related  Class  M
      Certificates and related Class B Certificates

      Notwithstanding the foregoing, upon reduction of the Certificate Principal
Balances of the Senior Certificates,  other than the Class A-P Certificates,  to zero, the Senior Accelerated Distribution Percentage will equal 0%.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal
Balances  of the  Senior  Certificates  related  to loan group I, other than the related  Class  A-P  Certificates,  to  zero,  the  related  Senior  Accelerated
Distribution Percentage will equal 0%.

                                      S-62

      For  loan  group  II and any  distribution  date  occurring  prior  to the distribution  date in October 2011,  100%. The Senior  Accelerated  Distribution
Percentage for any distribution date and loan group II occurring after the first five years following the closing date will be as follows:

            o     for any  distribution  date  during  the sixth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  70%  of  the  related   Subordinate
                  Percentage for that distribution date;

            o     for any  distribution  date during the seventh  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  60%  of  the  related   Subordinate
                  Percentage for that distribution date;

            o     for any  distribution  date  during the eighth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  40%  of  the  related   Subordinate
                  Percentage for that distribution date;

            o     for any  distribution  date  during  the ninth  year after the
                  closing  date,   the  related   Senior   Percentage  for  that
                  distribution   date  plus  20%  of  the  related   Subordinate
                  Percentage for that distribution date; and

            o     for any  distribution  date  thereafter,  the  related  Senior
                  Percentage for that distribution date.

      If on any  distribution  date the  Senior  Percentage  for  loan  group II
exceeds  the  initial  Senior   Percentage  for  that  loan  group,  the  Senior
Accelerated Distribution Percentage for loan group II for that distribution date will once again equal 100%.

      Any scheduled reduction to the Senior Accelerated  Distribution Percentage for loan group II shall not be made as of any distribution date unless either:

      (a)(i)(X)  the  outstanding  principal  balance of mortgage  loans in loan group II delinquent 60 days or more, including mortgage loans in foreclosure and
REO,  averaged  over the last  six  months,  as a  percentage  of the  aggregate outstanding  Certificate  Principal  Balance of the related Class M Certificates and  related  Class B  Certificates,  is less  than  50% or (Y) the  outstanding principal balance of mortgage loans in loan group II delinquent 60 days or more, including  mortgage  loans in  foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage  loans in loan group II  averaged  over the last six  months,  does not exceed 2%, and

      (ii)  Realized  Losses on the mortgage  loans in loan group II to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year  thereafter,  after the closing date, are less than 30%,
35%,  40%,  45% or  50%,  respectively,  of the sum of the  initial  Certificate
Principal  Balances  of the related  Class M  Certificates  and related  Class B
Certificates; or

      (b)(i) the outstanding  principal  balance of mortgage loans in loan group
II delinquent 60 days or more,  including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding principal  balance of all mortgage loans in loan group II averaged over the last six months, does not exceed 4%, and

                                      S-63

      (ii)  Realized  Losses on the mortgage  loans in the loan group II to date for that  distribution  date, if occurring  during the sixth,  seventh,  eighth, ninth or tenth year or any year  thereafter,  after the closing  date,  are less than  10%,  15%,  20%,  25% or  30%,  respectively,  of the  sum of the  initial
Certificate  Principal  Balances of the related Class M Certificates and related
Class B Certificates.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal
Balances of the Senior Certificates related to a loan group other than the Class
II-A-P  Certificates,  to zero,  the  related  Senior  Accelerated  Distribution
Percentage will equal 0%

      Senior  Interest  Distribution  Amount-- With respect to any  distribution date and loan group the amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for that distribution date.

      Senior Percentage-- The Class I-A Percentage or the Class II-A Percentage,
as applicable.

      Senior  Principal  Distribution  Amount-- With respect to any distribution date and a loan group the lesser of (a) the  balance  of the  related  Available
Distribution  Amount  remaining after the related Senior  Interest  Distribution
Amount and related Class A-P Principal  Distribution  Amount (determined without regard to clause  (v) of the  definition  of "Class A-P  Principal  Distribution
Amount"), in each case, for the related loan group have been distributed and (b)
the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the mortgage  loans in the related loan group other than the related
            Discount  Fraction of the principal  portion of those  payments with respect to each  Discount  Mortgage  Loan in the related loan group, due during the  related Due  Period,  whether or not  received on or prior to the related  determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy
            Losses are in excess of the Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a  mortgage  loan in the  related  loan  group  or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount  Mortgage Loan in the related loan group,  as required  by the  pooling  and  servicing  agreement during the preceding calendar month; and

                  (3)  the   principal   portion   of  all   other   unscheduled
            collections,  including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final  Disposition of a mortgage loan described in clause  (ii)  below,  to the  extent  applied  as  recoveries  of principal, other than the related Discount Fraction of the principal portion  of those  unscheduled  collections,  with  respect  to each
            Discount Mortgage Loan in the related loan group;

            (ii) in connection with the Final  Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess Special

                                      S-64

      Hazard  Losses,   Excess  Fraud  Losses,   Excess   Bankruptcy  Losses  or
      Extraordinary Losses, an amount equal to the lesser of:

                  (1)  the  then-applicable  related  Senior  Percentage  of the
            Stated  Principal  Balance  of the  mortgage  loan,  other  than the related  Discount  Fraction of the Stated  Principal  Balance,  with respect to a Discount Mortgage Loan; and

                  (2)   the    then-applicable    related   Senior   Accelerated
            Distribution  Percentage  of the  related  unscheduled  collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied  as  recoveries  of  principal,  in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related loan group included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

            (iii) the  then-applicable  related Senior Accelerated  Distribution
      Percentage  of the  aggregate of all partial  mortgagor  prepayments  made during the preceding calendar month and mortgagor prepayments in full made during the related  Prepayment  Period,  with  respect to the related loan group other than the related Discount  Fraction of mortgagor  prepayments, with respect to each Discount Mortgage Loan in the related loan group;

            (iv)  any  Excess  Subordinate  Principal  Amount  allocated  to the related loan group as described in the  definition  of Excess  Subordinate
      Principal Amount, for that distribution date; and

            (v) any amounts allocable to principal for any previous distribution date  calculated  pursuant to clauses (i) through  (iii) above that remain undistributed to the extent that any of those amounts are not attributable
      to  Realized   Losses  which  were   allocated  to  the  related  Class  M
      Certificates or the related Class B Certificates; minus

            (vi)  the  related  Capitalization  Reimbursement  Amount  for  such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount  Mortgage Loan in the related loan group  multiplied  by a fraction,  the  numerator  of which is the related
      Senior Principal Distribution Amount, without giving effect to this clause
      (vii),  and  the  denominator  of  which  is  the  sum  of  the  principal distribution amounts for all classes of related  certificates,  other than
      the  related   Class  A-P   Certificates,   payable  from  the   Available
      Distribution  Amount for the related loan group  without  giving effect to any reductions for the related Capitalization Reimbursement Amount.

      Subordinate  Percentage-- With respect to any loan group as of any date of determination a percentage equal to 100% minus the related Senior  Percentage as of that date.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses,  with respect to mortgage loans that have been  previously  liquidated and that resulted in a Realized Loss.

Interest Distributions

      Holders of each class of Senior Certificates other than the Principal Only
Certificates  will be entitled to receive  interest  distributions  in an amount equal to the Accrued  Certificate  Interest  on that class on each  distribution date to the  extent  of the  related  Available  Distribution  Amount  for  that

                                      S-65

distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

      Holders of each class of Class M Certificates  will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each  distribution  date,  to the extent of the related  Available
Distribution  Amounts for that distribution date after distributions of interest and  principal  to the  related  Senior  Certificates,  reimbursements  for some
Advances to the master servicer and  distributions  of interest and principal to any class of related Class M Certificates having a higher payment priority.

      The  Principal  Only  Certificates  are not entitled to  distributions  of interest.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However,  with respect to any distribution  date, any Prepayment  Interest
Shortfalls  resulting from  prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related  certificateholders on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment Interest
Shortfalls  do not exceed an amount  equal to the lesser of (a)  one-twelfth  of
0.125% of the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group immediately  preceding that distribution date and (b) the sum of the  master  servicing  fee  payable to the  master  servicer  for its master servicing  activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group and that  distribution  date.  No assurance  can be given that the master  servicing
compensation   available  to  cover  Prepayment   Interest  Shortfalls  will  be
sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master  servicer  on any  distribution  date will not be  reimbursed  on any future  distribution date. See "Pooling and Servicing  Agreement--Servicing  and
Other Compensation and Payment of Expenses" in this prospectus supplement.

      If on any distribution date the Available Distribution Amount with respect to a loan  group is less than the  Accrued  Certificate  Interest  on the Senior
Certificates payable from that loan group, the shortfall will be allocated among the holders of the related Senior  Certificates  in proportion to the respective amounts of Accrued  Certificate  Interest  payable from that loan group for that distribution date. In addition,  the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued  Certificate  Interest and will be distributable to holders of the  certificates  of those  classes  entitled  to those  amounts on  subsequent distribution  dates,  in each  case to the  extent  of  available  funds for the related loan group after interest  distributions as described in this prospectus supplement.

      These interest  shortfalls could occur,  for example,  if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a  particular  month and  Advances by the master  servicer  did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls  will not be offset by a reduction in the servicing  compensation  of the master servicer

                                      S-66

or otherwise,  except to the limited  extent  described in the second  preceding paragraph with respect to Prepayment Interest Shortfalls.

      The pass-through rates on all classes of offered certificates,  other than the Adjustable Rate,  Variable Strip and Principal Only Certificates,  are fixed and are listed on page S-8 and S-9 of this prospectus supplement.

      The pass-through  rates on the Adjustable Rate Certificates are calculated as follows:

            (1) The  pass-through  rate on the  Class  I-A-1  Certificates  with respect to the initial  Interest Accrual Period is 5.67% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to LIBOR plus 0.34%,  with a maximum  rate of 7.50% and a minimum  rate of
      0.34% per annum.

            (2) The  pass-through  rate on the  Class  I-A-2  Certificates  with respect to the initial  Interest Accrual Period is 1.83% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to 7.16% minus LIBOR, with a maximum rate of 7.16% per annum and a minimum rate of 0.00% per annum.

      The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period are available at the trustee's website, which may be obtained by telephoning the trustee at (800) 934-6802.

      The  pass-through  rate  on  the  Variable  Strip   Certificates  on  each
distribution date will equal the weighted average, based on the Stated Principal
Balance of the mortgage loans immediately  preceding that distribution  date, of the pool strip rates on each of the  mortgage  loans in the related  loan group.
The pool  strip  rate on any  mortgage  loan in loan group I is equal to its Net
Mortgage Rate minus 6.50%,  but not less than 0.00%.  The pool strip rate on any mortgage  loan in loan group II is equal to its Net  Mortgage  Rate minus 5.75%, but not less than  0.00%.  As of the cut-off  date,  the pool strip rates on the mortgage  loans in loan group I range between  0.00% and 2.05% per annum.  As of the cut-off  date,  the pool strip rates on the mortgage  loans in loan group II range between 0.00% and 2.17% per annum. The initial  pass-through  rates on the
Class I-A-V  Certificates and the Class II-A-V  Certificates  are  approximately
0.4983% and 0.5383% per annum, respectively.

      As  described  in this  prospectus  supplement,  the  Accrued  Certificate
Interest allocable to each class of certificates,  other than the Principal Only
Certificates,  which are not entitled to distributions of interest,  is based on the Certificate  Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

      LIBOR for any Interest  Accrual Period after the initial  Interest Accrual
Period will be determined as described in the three succeeding paragraphs.

      On each  distribution  date, LIBOR shall be established by the trustee and as to any Interest  Accrual Period for the Adjustable  Rate  Certificates  other than the initial Interest  Accrual Period,  LIBOR will equal the rate for United
States  dollar  deposits for one month which  appears on the Dow Jones  Telerate
Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to

                                      S-67

the first day of that  Interest  Accrual  Period,  or the LIBOR rate  adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the
Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace  that page on that  service,  or if the service is no longer  offered,  any other  service for displaying  LIBOR or comparable  rates that may be selected by the trustee after consultation with the master servicer,  the rate will be the reference bank rate as described below.

      The  reference  bank rate will be  determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions  in the London  interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate  Principal Balance of the Adjustable Rate Certificates then outstanding.  The trustee will request the principal London office of each of the reference banks to provide a quotation of its  rate.  If at least  two  quotations  are  provided,  the  rate  will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more  major  banks in New York City,  selected  by the  trustee  after consultation with the master servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately equal to the aggregate Certificate Principal
Balance of the Adjustable Rate Certificates  then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution date, or in the case of the first LIBOR rate adjustment  date,  5.33% per annum with respect to the Adjustable Rate Certificates;  provided however, if, under the priorities listed  previously in this  paragraph,  LIBOR for a  distribution  date would be based on LIBOR for the  previous  distribution  date for the  third  consecutive distribution  date,  the  trustee  shall,  after  consultation  with the  master servicer,  select an alternative  comparable index over which the trustee has no control,  used  for  determining  one-month  Eurodollar  lending  rates  that is calculated and published or otherwise  made  available by an independent  party.
LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The  establishment  of  LIBOR by the  trustee  and the  master  servicer's subsequent  calculation of the  pass-through  rates applicable to the Adjustable
Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

      The  holders of the Senior  Certificates,  other  than the  Interest  Only
Certificates,  which are not entitled to  distributions  of  principal,  will be entitled to receive on each distribution date, in the priority described in this prospectus  supplement and to the extent of the portion of the related Available
Distribution  Amount  remaining  after the  distribution  of the related  Senior
Interest Distribution Amount, a distribution  allocable to principal equal to in the case of (i) the  Senior  Certificates,  other  than the  related  Class  A-P
Certificates,  the related  Senior  Principal  Distribution  Amount and (ii) the
Class A-P Certificates, the related Class A-P Principal Distribution Amount.

                                      S-68

      After the distribution of the related Senior Interest Distribution Amount, distributions of principal on the Senior  Certificates on each distribution date will be made as follows:

            (a) For the Group I Senior Certificates,  prior to the occurrence of the Credit Support Depletion Date:

            (i) the Class A-P  Principal  Distribution  Amount  for loan group I shall be distributed to the Class I-A-P Certificates until the Certificate
      Principal Balance thereof has been reduced to zero;

            (ii) the Senior Principal Distribution Amount for loan group I shall be distributed in the following manner and priority:

                  (A)  first,   to  the  Class  R-I   Certificates,   until  the
            Certificate Principal Balance thereof has been reduced to zero;

                  (B) second,  the balance of the Senior Principal  Distribution
            Amount for loan group I remaining after the  distributions,  if any,
            described   in  clause   (a)(ii)(A)   above  shall  be   distributed
            concurrently as follows:

                        (1)  33.3333333333%  of such amount shall be distributed
                  to  the  Class  I-A-1   Certificates   until  the  Certificate
                  Principal Balance thereof has been reduced to zero; and

                        (2)  66.6666666667%  of such amount shall be distributed
                  in the following manner and priority:

                              a. first,  to the Lockout  Certificates,  on a pro
                        rata  basis  in   accordance   with   their   respective
                        Certificate  Principal  Balances  until the  Certificate
                        Principal Balances of the Lockout Certificates have been
                        reduced to zero,  an amount  equal to the sum of (X) the
                        Lockout  Percentage of the aggregate of the  collections
                        described  in clauses  (i),  (ii),  (iv) and (v) (net of
                        amounts set forth in clause (vi)) of the  definition  of
                        the Senior Principal  Distribution Amount for loan group
                        I, without  application of the Senior  Percentage or the
                        Senior  Accelerated  Distribution  Percentage  for  loan
                        group  I  and  (Y)  the   product  of  (1)  the  Lockout
                        Percentage (2) the Lockout Shift  Percentage and (3) the
                        aggregate of the  collections  described in clause (iii)
                        of the definition of the Senior  Principal  Distribution
                        Amount,  without  application of the Senior  Accelerated
                        Distribution Percentage;  provided, however, that if the
                        aggregate of the amounts set forth in clauses (i), (ii),
                        (iii),  (iv) and (v) (net of amounts set forth in clause
                        (vi)) of the definition of Senior Principal Distribution
                        Amount for loan group I is more than the  balance of the
                        Available Distribution Amount for loan group I remaining
                        after the Senior  Interest  Distribution  Amount and the
                        Class A-P Principal Distribution Amount for loan group I
                        have been  distributed,  the amount  paid to the Lockout
                        Certificates  pursuant  to this  clause

                                      S-69

                        (a)(ii)(B)(2)a.  shall be reduced by an amount  equal to
                        the Lockout  Certificates'  pro rata share (based on the
                        aggregate  Certificate  Principal Balance of the Lockout
                        Certificates   relative  to  the  aggregate  Certificate
                        Principal  Balance  of the  Group I Senior  Certificates
                        (other  than  the  Class  I-A-P  Certificates))  of such
                        difference:

                              b.   second,   any   remaining   amount  shall  be
                        distributed concurrently as follows;

                                    1)  59.9998620233%  of such amount  shall be
                              distributed in the following manner and priority:

                                          a)   first,   to   the   Class   I-A-6
                                    Certificates,  an amount  up to $100,  until
                                    the  Certificate  Principal  Balance thereof
                                    has been reduced to zero;

                                          b)   second,   to  the   Class   I-A-7
                                    Certificates,  any remaining  amount,  up to
                                    $100,   until  the   Certificate   Principal
                                    Balance thereof has been reduced to zero;

                                          c)   third,   to   the   Class   I-A-5
                                    Certificates,  any remaining  amount,  up to
                                    $629,000,  until the  Certificate  Principal
                                    Balance thereof has been reduced to zero;

                                          d) fourth, any remaining amount to the
                                    Class   I-A-6   Certificates,    until   the
                                    Certificate  Principal  Balance  thereof has
                                    been   reduced  to  the  Planned   Principal
                                    Balance for that distribution date;

                                          e) fifth,  any remaining amount to the
                                    Class   I-A-7    Certificates    until   the
                                    Certificate  Principal  Balance  thereof has
                                    been reduced to zero;

                                          f) sixth,  any remaining amount to the
                                    to the  Class  I-A-6  Certificates,  without
                                    regard to the Planned  Principal Balance for
                                    that    distribution    date,    until   the
                                    Certificate  Principal  Balance  thereof has
                                    been reduced to zero; and

                                          g) seventh,  any  remaining  amount to
                                    the to the Class  I-A-5  Certificates  until
                                    the

                                      S-70

                                    Certificate Principal  Balance  thereof  has
                                    been reduced to zero; and

                                    2)  40.0001379767%  of such amount  shall be
                              distributed in the following manner and priority:

                                          a)   first,   to   the   Class   I-A-8
                                    Certificates until the Certificate Principal
                                    Balance thereof has been reduced to zero;

                                          b) second, any remaining amount to the
                                    Class   I-A-9    Certificates    until   the
                                    Certificate  Principal  Balance  thereof has
                                    been reduced to zero; and

                                          c) third,  any remaining amount to the
                                    Class   I-A-10    Certificates   until   the
                                    Certificate  Principal  Balance  thereof has
                                    been reduced to zero;

                              c. third, any remaining amount to the Class I-A-11
                        Certificates  until the  Certificate  Principal  Balance
                        thereof has been reduced to zero; and

                              d.  fourth,  any  remaining  amount to the Lockout
                        Certificates  on a pro  rata  basis in  accordance  with
                        their respective  Certificate Principal Balances,  until
                        the  Certificate  Principal  Balances  thereof have been
                        reduced to zero.

      (b) For the Group II Senior  Certificates  prior to the  occurrence of the
Credit Support Depletion Date,

            (i) the Class A-P  Principal  Distribution  Amount for loan group II
      shall  be  distributed  to  the  Class  II-A-P  Certificates,   until  the
      Certificate Principal Balance of that class has been reduced to zero; and

            (ii) an amount equal to the Senior Principal Distribution Amount for loan group II shall be distributed as follows

                  (A) first,  to the Class  R-II  Certificates  and Class  R-III
            Certificates,   on  a  pro  rata  basis  in  accordance  with  their
            respective  Certificate  Principal  Balances,  until the Certificate
            Principal Balances of those classes have been reduced to zero; and

                  (B)  second,  to  the  Class  II-A-1  Certificates  until  the
            Certificate Principal Balance thereof has been reduced to zero.

      (c) On or after the  occurrence of the Credit  Support  Depletion Date for loan  group I or loan  group II,  as  applicable,  all  priorities  relating  to distributions  as  described  in clause (a) and (b)

                                      S-71

above  relating to  principal  among the  related  Senior  Certificates  will be disregarded.  Instead,  an  amount  equal to the  related  Class  A-P  Principal
Distribution  Amount will be distributed to the related Class A-P  Certificates, and then the applicable Senior Principal Distribution Amount will be distributed to the  related  outstanding  Senior  Certificates,  other  than the  Class  A-P
Certificates,   pro  rata  in  accordance  with  their  respective   outstanding
Certificate Principal Balances.

      (d) After  reduction of the Certificate  Principal  Balances of the Senior
Certificates  of  a  Certificate   Group,  other  than  the  related  Class  A-P
Certificates,  to zero but prior to the Credit  Support  Depletion  Date,  those
Senior  Certificates,  other than the related  Class A-P  Certificates,  will be entitled to no further  distributions  of  principal  and the related  Available
Distribution  Amount  will  be  paid  solely  to the  holders  of the  remaining outstanding  certificates  in the  related  Certificate  Group,  in each case as described in this prospectus supplement.

      The  following  table sets forth for each  distribution  date the  Planned
Principal Balances for the PAC Certificates.

      There is no  assurance  that  sufficient  funds will be  available  on any distribution  date  to  reduce  the  Certificate  Principal  Balance  of the PAC
Certificates to the Planned Principal Balance or that  distributions will not be made in excess of those amounts for that distribution date.

                         Planned Principal Balances for
                            Class I-A-6 Certificates

           Distribution Date                Planned Principal Balance

           Initial Balance                        $77,359,000.00
           October 2006                           $77,359,000.00
           November 2006                          $77,359,000.00
           December 2006                          $77,359,000.00
           January 2007                           $77,359,000.00
           February 2007                          $77,359,000.00
           March 2007                             $77,359,000.00
           April 2007                             $77,313,248.48
           May 2007                               $77,196,555.70
           June 2007                              $77,009,393.68
           July 2007                              $76,752,307.42
           August 2007                            $76,425,914.49
           September 2007                         $76,030,904.44
           October 2007                           $75,568,038.19
           November 2007                          $75,038,147.18
           December 2007                          $74,442,132.49
           January 2008                           $73,780,963.74
           February 2008                          $73,055,678.00
           March 2008                             $72,267,378.44
           April 2008                             $71,417,232.96
           May 2008                               $70,506,472.65
           June 2008                              $69,536,390.18
           July 2008                              $68,508,338.03
           August 2008                            $67,423,726.64
           September 2008                         $66,284,022.48
           October 2008                           $65,090,745.97
           November 2008                          $63,845,469.31
           December 2008                          $62,549,814.26

                                      S-72

                         Planned Principal Balances for
                            Class I-A-6 Certificates

           Distribution Date                Planned Principal Balance

           January 2009                           $61,205,449.80
           February 2009                          $59,823,199.20
           March 2009                             $58,462,839.55
           April 2009                             $57,124,137.66
           May 2009                               $55,806,862.82
           June 2009                              $54,510,786.79
           July 2009                              $53,235,683.74
           August 2009                            $51,981,330.28
           September 2009                         $50,747,505.37
           October 2009                           $49,533,990.34
           November 2009                          $48,340,568.86
           December 2009                          $47,167,026.90
           January 2010                           $46,013,152.69
           February 2010                          $44,878,736.76
           March 2010                             $43,763,571.84
           April 2010                             $42,667,452.89
           May 2010                               $41,590,177.05
           June 2010                              $40,531,543.61
           July 2010                              $39,491,354.02
           August 2010                            $38,469,411.85
           September 2010                         $37,465,522.76
           October 2010                           $36,479,494.47
           November 2010                          $35,511,136.76
           December 2010                          $34,560,261.45
           January 2011                           $33,626,682.37
           February 2011                          $32,710,215.31
           March 2011                             $31,810,678.05
           April 2011                             $30,927,890.31
           May 2011                               $30,061,673.74
           June 2011                              $29,211,851.88
           July 2011                              $28,378,250.16
           August 2011                            $27,560,695.87
           September 2011                         $26,759,018.16
           October 2011                           $26,095,338.90
           November 2011                          $25,446,788.30
           December 2011                          $24,813,201.87
           January 2012                           $24,194,416.87
           February 2012                          $23,590,272.33
           March 2012                             $23,000,608.99
           April 2012                             $22,425,269.28
           May 2012                               $21,864,097.34
           June 2012                              $21,316,938.97
           July 2012                              $20,783,641.63
           August 2012                            $20,264,054.41
           September 2012                         $19,758,028.01
           October 2012                           $19,331,267.75
           November 2012                          $18,928,784.15
           December 2012                          $18,550,071.57
           January 2013                           $18,194,634.51
           February 2013                          $17,861,987.41
           March 2013                             $17,551,654.45

                                      S-73

                         Planned Principal Balances for
                            Class I-A-6 Certificates

           Distribution Date                Planned Principal Balance

           April 2013                             $17,263,169.40
           May 2013                               $16,996,075.37
           June 2013                              $16,749,924.65
           July 2013                              $16,524,278.54
           August 2013                            $16,318,707.18
           September 2013                         $16,132,789.32
           October 2013                           $16,077,188.35
           November 2013                          $15,841,357.20
           December 2013                          $15,473,440.14
           January 2014                           $14,837,263.00
           February 2014                          $14,216,525.36
           March 2014                             $13,610,888.50
           April 2014                             $13,020,020.71
           May 2014                               $12,443,597.23
           June 2014                              $11,881,300.06
           July 2014                              $11,332,817.86
           August 2014                            $10,797,845.76
           September 2014                         $10,276,085.30
           October 2014                            $9,862,766.07
           November 2014                           $9,459,314.93
           December 2014                           $9,065,510.46
           January 2015                            $8,681,136.02
           February 2015                           $8,305,979.62
           March 2015                              $7,939,833.86
           April 2015                              $7,582,495.82
           May 2015                                $7,233,766.96
           June 2015                               $6,893,453.02
           July 2015                               $6,561,363.96
           August 2015                             $6,237,313.85
           September 2015                          $5,921,120.77
           October 2015                            $5,690,887.08
           November 2015                           $5,465,272.02
           December 2015                           $5,244,183.84
           January 2016                            $5,027,532.65
           February 2016                           $4,815,230.28
           March 2016                              $4,607,190.33
           April 2016                              $4,403,328.11
           May 2016                                $4,203,560.58
           June 2016                               $4,007,806.36
           July 2016                               $3,815,985.66
           August 2016                             $3,627,092.62
           September 2016                          $3,435,759.97
           October 2016                            $3,248,366.66
           November 2016                           $3,064,833.11
           December 2016                           $2,885,081.35
           January 2017                            $2,709,034.96
           February 2017                           $2,536,619.05
           March 2017                              $2,367,760.22
           April 2017                              $2,202,386.53
           May 2017                                $2,040,427.48
           June 2017                               $1,881,814.00

                                      S-74

                         Planned Principal Balances for
                            Class I-A-6 Certificates

           Distribution Date                Planned Principal Balance

           July 2017                               $1,726,478.35
           August 2017                             $1,574,354.20
           September 2017                          $1,425,376.50
           October 2017                            $1,279,481.52
           November 2017                           $1,136,606.81
           December 2017                            $996,691.16
           January 2018                             $859,674.57
           February 2018                            $725,498.27
           March 2018                               $594,104.65
           April 2018                               $465,437.24
           May 2018                                 $339,440.71
           June 2018                                $216,060.86
           July 2018                                $95,244.53
           August 2018
                 and thereafter                        $0.00

      The  Planned   Principal   Balance  for  the  PAC  Certificates  for  each
distribution date listed in the table above was calculated based on assumptions, including the assumption that  prepayments on the group I loans occur each month at between  approximately 200% of the Prepayment Model and approximately 350% of the Prepayment  Model. A prepayment  assumption of 100% of the Prepayment  Model assumes  prepayment rates of 0.2% CPR of the then outstanding  principal balance of such mortgage  loans in the first month of the life of the mortgage loans and an  additional  0.2% CPR in each month  thereafter  until the  thirtieth  month.
Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans,  100% of the Prepayment Model assumes a constant  prepayment rate of 6.0% CPR each month  thereafter.  200% of the  Prepayment  Model assumes prepayment  rates  equal to 200% of such  prepayment  rates,  and so forth.  The performance  of the  mortgage  loans may  differ  from the  assumptions  used in determining those balances.  The Planned Principal  Balances listed in the table above are final and binding  regardless  of any error or alleged error in making the calculations.

      There can be no  assurance  that  funds  available  for  distributions  of principal  in  reduction  of the  Certificate  Principal  Balances  of  the  PAC
Certificates  will be sufficient  or will not be in excess of amounts  needed to reduce the Certificate  Principal Balance of the PAC Certificates to the Planned
Principal Balance for any distribution  date.  Distributions in reduction of the
Certificate   Principal   Balances  of  the  PAC   Certificates   may   commence
significantly  earlier or later than would be  anticipated  based on the amounts shown in the  table  above.  Distributions  of  principal  in  reduction  of the
Certificate  Principal  Balances of the PAC Certificates  may end  significantly earlier  or later  than  would be  anticipated  based on the  table  above.  See
"Certain Yield and Prepayment  Considerations" in this prospectus supplement for a further  discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

                                      S-75

Principal Distributions on the Class M Certificates

      Holders  of each class of the Class M  Certificates  will be  entitled  to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount for the related loan group remaining after:

            o     the sum of (i) the Senior Interest  Distribution Amount, Class
                  A-P  Principal   Distribution   Amount  and  Senior  Principal
                  Distribution  Amount  for loan  group  I, or (ii)  the  Senior
                  Interest Distribution Amount, Class A-P Principal Distribution
                  Amount and Senior Principal Distribution Amount for loan group
                  II, as applicable, is distributed;

            o     reimbursement is made to the master servicer for some Advances remaining  unreimbursed following the final liquidation of the related  mortgage  loan to the extent  described  below  under
                  "Advances";

            o     the  aggregate  amount of  Accrued  Certificate  Interest  and principal  required to be  distributed to any class of related
                  Class M  Certificates  having a  higher  payment  priority  is distributed; and

            o     the aggregate amount of Accrued Certificate  Interest required to be  distributed  to that class of Class M  Certificates  on
                  that   distribution   date  is  distributed,   a  distribution
                  allocable to principal in the sum of the following:

      (i) the product of (A) that class' pro rata share,  based on the aggregate
Certificate  Balance of all classes of related Class M Certificates  and related
Class B  Certificates  then  outstanding  and (B) the aggregate of the following amounts, to the extent not included in the Senior Principal  Distribution Amount for the related loan group:

            (1) the principal  portion of all scheduled  monthly payments on the mortgage loans in the related loan group,  other than the related Discount
      Fraction of the  principal  portion of those  payments  with  respect to a
      Discount  Mortgage Loan in the related loan group,  due during the related
      Due  Period,   whether  or  not  received  on  or  prior  to  the  related determination date, less the principal portion of Debt Service Reductions, other than the related Discount  Fraction of the principal  portion of the
      Debt Service  Reductions with respect to a Discount  Mortgage Loan,  which together  with other  Bankruptcy  Losses  are in excess of the  Bankruptcy
      Amount;

            (2) the  principal  portion of all proceeds of the  repurchase  of a mortgage loan in the related loan group or, in the case of a substitution, amounts  representing  a  principal  adjustment,  other  than the  related
      Discount Fraction of the principal portion of the proceeds with respect to a Discount  Mortgage  Loan in the related  loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

            (3) the  principal  portion  of all other  unscheduled  collections, including Subsequent Recoveries, received with respect to the related loan group during the  preceding  calendar  month,  other than full and partial mortgagor  prepayments and any amounts received in connection with a Final
      Disposition  of a mortgage  loan  described  in clause (ii) below,  to the extent applied as recoveries of principal, other than the related Discount
      Fraction of the principal amount of those  unscheduled  collections,  with respect to a Discount Mortgage Loan in the related loan group;

                                      S-76

            (ii) that class' pro rata share, based on the Certificate  Principal
      Balance of each class of related Class M Certificates  and related Class B
      Certificates then outstanding,  of all amounts received in connection with the Final Disposition of a mortgage loan in the related loan group,  other than the related  Discount  Fraction of those  amounts  with  respect to a
      Discount  Mortgage Loan, (x) that occurred  during the preceding  calendar month and (y) that did not result in any  Excess  Special  Hazard  Losses,
      Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses, to
      the  extent  applied  as  recoveries  of  principal  and to the extent not otherwise payable to the Senior Certificates;

            (iii) with respect to mortgage loans in the related loan group,  the portion of mortgagor prepayments in full made by the respective mortgagors during the related  Prepayment Period and the portion of partial mortgagor prepayments  made  by  the  respective  mortgagors  during  the  preceding calendar  month,  other  than the  Discount  Fraction  of those  mortgagor prepayments  with respect to a Discount  Mortgage Loan in that loan group, allocable to that class of Class M Certificates  as described in the third succeeding paragraph;

            (iv) if that class is the most senior class of related  certificates then outstanding with a Certificate  Principal  Balance greater than zero, an amount equal to the Excess  Subordinate  Principal  Amount allocated to the  related  loan  group,  as  described  in  the  definition  of  Excess
      Subordinate Principal Amount, if any; and

            (v) any amounts allocable to principal for any previous distribution date  calculated  pursuant to clauses (i) through  (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized  Losses which were  allocated to any class of related  Class M
      Certificates  with a  lower  payment  priority  or  the  related  Class  B
      Certificates; minus

            (vi) the Capitalization  Reimbursement  Amounts for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount  related to each  Discount  Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which
      is  the  principal   distribution   amount  for  such  class  of  Class  M
      Certificates,   without  giving  effect  to  this  clause  (vi),  and  the denominator of which is the sum of the principal  distribution amounts for all  classes of related  certificates  other  than the  related  Class A-P
      Certificates,  payable  from the  Available  Distribution  Amount  for the related  loan  group  without  giving  effect  to any  reductions  for the
      Capitalization Reimbursement Amount.

      References  in this  prospectus  supplement  to "payment  priority" of the
Class M  Certificates  refer  to a  payment  priority  among  those  classes  of certificates as follows:  with respect to the Class I-M Certificates,  first, to the Class  I-M-1  Certificates;  second,  to the Class I-M-2  Certificates;  and third,  to the Class  I-M-3  Certificates  and with  respect  to the Class  II-M
Certificates,  first,  to the Class II-M-1  Certificates;  second,  to the Class
II-M-2 Certificates; and third, to the Class II-M-3 Certificates.

      As to each class of Class M Certificates,  on any  distribution  date, any
Accrued  Certificate   Interest  thereon  remaining  unpaid  from  any  previous
distribution date will be distributable to the extent of available funds for the related loan group.  Notwithstanding the foregoing, if the Certificate Principal
Balances of the related Class B  Certificates  have been reduced to zero, on any distribution  date,  with respect to the class of related  Class M  Certificates outstanding  on that  distribution  date with a  Certificate  Principal  Balance greater than zero with the lowest payment priority, Accrued Certificate Interest

                                      S-77

thereon  remaining  unpaid  from  any  previous  distribution  date  will not be distributable,  except in the limited circumstances  provided in the pooling and servicing agreement.

      All  mortgagor  prepayments  not  otherwise  distributable  to the related
Senior  Certificates  will be  allocated  on a pro rata basis among the class of related Class M Certificates  with the highest payment priority then outstanding with a Certificate  Principal  Balance greater than zero and each other class of related Class M Certificates  and related Class B Certificates for which certain loss levels  established  for that class in the pooling and servicing  agreement have not been exceeded. The related loss level on any distribution date would be satisfied  as to any  Class  I-M-2,  Class  I-M-3  or  Class  I-B  Certificates,
respectively,  only if the sum of the current percentage interests in loan group
I evidenced by that class and each class,  if any,  subordinate  thereto were at least  equal to the sum of the  initial  percentage  interests  in loan  group I evidenced by that class and each class, if any, subordinate thereto. The related loss level on any  distribution  date would be satisfied as to any Class II-M-2,
Class II-M-3 or Class II-B  Certificates,  respectively,  only if the sum of the current  percentage  interests in loan group II evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in loan group II evidenced by that class and each class, if any, subordinate thereto.

      As  stated   above  under   "--Principal   Distributions   on  the  Senior
Certificates,"  each Senior  Accelerated  Distribution  Percentage  will be 100%
during the first five  years  after the  closing  date,  unless the  Certificate
Principal  Balances of the related Senior  Certificates,  other than the related
Class A-P  Certificates,  are reduced to zero  before the end of that  five-year period,  and will thereafter  equal 100% whenever the related Senior  Percentage exceeds the initial related Senior Percentage. Furthermore, as described in this prospectus  supplement,  each Senior  Accelerated  Distribution  Percentage will exceed the  related  Senior  Percentage  during the sixth  through  ninth  years following the closing date, and scheduled  reductions to each Senior Accelerated
Distribution  Percentage  may  be  postponed  due to the  loss  and  delinquency experience  of the mortgage  loans in the related loan group.  Accordingly,  the
Class I-M Certificates will not be entitled to any mortgagor  prepayments for at least the first five  years  after the  closing  date,  unless  the  Certificate
Principal  Balances  of Class  I-A  Certificates  (other  than the  Class  I-A-P
Certificates)  have been  reduced to zero  before the end of such period and may receive  no  mortgagor  prepayments  or a  disproportionately  small  portion of mortgagor  prepayments  during certain  periods after this five year period.  In addition,  the Class II-M  Certificates  will not be entitled  to any  mortgagor prepayments for at least the first five years after the closing date, unless the
Certificate Principal Balances of Class II-A-1 Certificates have been reduced to zero before the end of such period and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after  this five year  period.  See  "--Principal  Distributions  on the  Senior
Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

      The subordination provided to the Senior Certificates by the related Class
B Certificates and related Class M Certificates and the  subordination  provided to each class of Class M Certificates by the related Class B Certificates and by any  class of  related  Class M  Certificates  subordinate  thereto  will  cover
Realized  Losses  on the  mortgage  loans in the  related  loan  group  that are
Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses.  Any Realized Losses which are not Excess Special Hazard Losses,  Excess
Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

                                      S-78

            o     first, to the related Class B Certificates;

            o     second,  to the Class I-M-3  Certificates  or the Class II-M-3
                  Certificates, as applicable;

            o     third,  to the Class I-M-2  Certificates  or the Class  II-M-2
                  Certificates, as applicable; and

            o     fourth,  to the Class I-M-1  Certificates  or the Class II-M-1
                  Certificates, as applicable;

in  each  case  until  the  Certificate  Principal  Balance  of  that  class  of certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the related Class A-P Certificates in an amount equal to the related Discount  Fraction of the principal portion of the Realized
Loss until the Certificate  Principal Balance of such Class A-P Certificates has been  reduced to zero,  and the  remainder  of the  Realized  Losses on Discount
Mortgage  Loans in each loan group and the entire  amount of Realized  Losses on
Non-Discount  Mortgage Loans in each loan group, will be allocated on a pro rata basis  to the (i) the  Group  I  Senior  Certificates  and,  in the  case of the interest  portion of such Realized Loss,  Class I-A-V  Certificates,  in case of such  Realized  Losses on group I loans;  provided,  however,  that such  losses otherwise  allocable to the Super Senior  Certificates  will be allocated to the
Senior  Support  Certificates  until the  Certificate  Principal  Balance of the
Senior Support  Certificates  has been reduced to zero, and (ii) Class II Senior
Certificates  and, in the case of the interest  portion of such Realized Losses,
Class II-A-V Certificates, in case of such Realized Losses on group II loans.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

            o     its  Certificate   Principal  Balance,  in  the  case  of  the
                  principal portion of the Realized Loss, in each case until the
                  Certificate  Principal  Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate
                  Certificate Principal Balance of the Certificate Group related to loan group I below the aggregate Stated  Principal  Balance of the group I loans, or the aggregate  Certificate  Principal
                  Balance  of the  Certificate  Group  related  to loan group II below the aggregate Stated  Principal  Balance of the group II loans; and

            o     the Accrued  Certificate  Interest thereon, in the case of the interest  portion  of the  Realized  Loss,  by the  amount  so allocated as of the  distribution  date occurring in the month following  the calendar  month in which the Realized  Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the related Senior  Certificates described under "--Principal  Distributions on the Senior  Certificates" and any
class of related Class M Certificates with a higher payment priority.

      As  used  in  this  prospectus  supplement,  subordination  refers  to the provisions  discussed  above for the  sequential  allocation of Realized  Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

      In  instances  in which a  mortgage  loan is in  default  or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interest of the certificateholders,  the master servicer or subservicer may permit servicing  modifications of the mortgage loan rather than proceeding with

                                      S-79

foreclosure,  as described under "Description of the Certificates--Servicing and
Administration  of Mortgage  Collateral" in the  prospectus.  However the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some  limitations,  including  but not  limited to the  following.
Advances and other amounts may be added to the outstanding  principal balance of a mortgage loan only once during the life of a mortgage  loan. Any amounts added to the principal  balance of the mortgage loan, or capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term  of  the  mortgage  loan.  All  capitalizations  are to be  implemented  in accordance with Residential  Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose.
The final maturity of any mortgage loan shall not be extended beyond the assumed final  distribution  date. No servicing  modification with respect to a mortgage loan will have the effect of reducing  the mortgage  rate below  one-half of the mortgage rate as in effect on the cut-off date,  but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications  can be no more than five percent (5%) of the aggregate principal  balance of the mortgage  loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

      Any  Advances  made on any  mortgage  loan will be reduced to reflect  any related  servicing  modifications  previously  made.  The mortgage  rate and Net
Mortgage  Rate  as to any  mortgage  loan  will be  deemed  not  reduced  by any servicing modification,  so that the calculation of Accrued Certificate Interest payable  on the  offered  certificates  will not be  affected  by the  servicing modification.

      Allocations  of the principal  portion of Debt Service  Reductions to each class of Class M  Certificates  and Class B  Certificates  will  result from the priority  of  distributions  of the  related  Available  Distribution  Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior  Certificates,  second to the related Class M Certificates in the  order  of their  payment  priority  and  third  to the  related  Class B
Certificates.  An allocation of the interest  portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination,  as that term is defined in this prospectus supplement,  until an amount in respect  thereof has been  actually  disbursed  to the related  Senior
Certificateholders or the related Class M Certificateholders, as applicable.

      The  holders  of the  offered  certificates  will not be  entitled  to any additional  payments  with  respect to Realized  Losses from  amounts  otherwise distributable  on any classes of  certificates  subordinate  thereto,  except in limited  circumstances in respect of any Excess Subordinate Principal Amount, or in the case of  Class  A-P  Collection  Shortfalls,  to the  extent  of  related
Eligible  Funds.   Accordingly,   the  subordination   provided  to  the  Senior
Certificates,  other than the Class A-P Certificates, and to each class of Class
M Certificates  by the respective  classes of certificates  subordinate  thereto with  respect to Realized  Losses  allocated  on any  distribution  date will be
effected  primarily  by  increasing  the  related  Senior  Percentage,   or  the
respective  Class M  Percentage,  of future  distributions  of  principal of the remaining  mortgage  loans in the  related  loan  group.  Because  the  Discount
Fraction  of each  Discount  Mortgage  Loan  will  not  change  over  time,  the protection  from losses  provided to the Class A-P  Certificates  by the related
Class M Certificates  and related Class B  Certificates  is limited to the prior right of the Class A-P  Certificates  to  receive  distributions  in  respect of principal as described in this  prospectus  supplement.  Furthermore,  principal losses on the  mortgage  loans  that are not  covered by  subordination  will be allocated  to the Class A-P  Certificates  only to the  extent  they  occur on a
Discount  Mortgage  Loan in the related loan group and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount  Mortgage  Loans may result in those  losses

                                      S-80

being  allocated  in an amount  that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate  Principal
Balance of the related Class A-P  Certificates.  Thus, the Senior  Certificates,
other than the Class A-P Certificates,  will bear the entire amount of losses on mortgage  loans in the related loan group that are not  allocated to the related
Class M  Certificates  and related Class B  Certificates,  other than the amount allocable to the related Class A-P Certificates,  which losses will be allocated among the (i) Class I-A Certificates and Class R-I Certificates and, in the case of the interest portion of such Realized Loss, Class I-A-V Certificates,  in the case of a Realized Loss on a mortgage loan in group I or (ii) Class II-A,  Class
R-II and Class R-III  Certificates  and, in the case of the interest  portion of such Realized Loss, Class II-A-V Certificates, in the case of a Realized Loss on a mortgage loan in loan group II.

      Because the Class A-P  Certificates  are entitled to receive in connection with the Final  Disposition  of a Discount  Mortgage  Loan in the  related  loan group, on any distribution date, an amount equal to all unpaid related Class A-P
Collection   Shortfalls  to  the  extent  of  related  Eligible  Funds  on  that distribution  date,  shortfalls  in  distributions  of principal on any class of related Class M Certificates could occur under some circumstances,  even if that class is not the most subordinate class of related certificates then outstanding with a Certificate Principal Balance greater than zero.

      Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy
Losses,  Extraordinary  Losses  or  other  losses  of  a  type  not  covered  by subordination  on  Non-Discount  Mortgage Loans in loan group I or loan group II will be  allocated  on a pro rata basis among the related  Senior  Certificates, other than the related Class A-P Certificates,  related Class M Certificates and related Class B  Certificates.  Any Realized  Losses so allocated to such Senior
Certificates or Class M Certificates  will be allocated  without  priority among the various classes of such Senior  Certificates,  other than the such Class A-P
Certificates,  or such  Class M  Certificates.  The  principal  portion of these losses  on  Discount  Mortgage  Loans in loan  group I or loan  group II will be allocated  to the related  Class A-P  Certificates  in an amount  equal to their related Discount Fraction,  and the remainder of the losses on Discount Mortgage
Loans  will  be  allocated  among  the  remaining  certificates  in the  related
Certificate Group on a pro rata basis.

      An  allocation  of a Realized Loss on a "pro rata basis" among two or more classes  of  certificates  means  an  allocation  to each of  those  classes  of certificates on the basis of its then outstanding  Certificate Principal Balance prior to giving effect to distributions to be made on that  distribution date in the case of an allocation of the principal  portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related loan group, in  respect  of that  distribution  date in the  case  of an  allocation  of the interest portion of a Realized Loss.

      In order to maximize the likelihood of  distribution in full of the Senior
Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior
Principal  Distribution  Amount,  in each  case  for  each  loan  group  on each distribution  date,  holders of the related Senior  Certificates have a right to distributions of the related Available  Distribution Amount that is prior to the rights of the holders of the related  Class M  Certificates  and related Class B
Certificates,  to the extent  necessary to satisfy the related  Senior  Interest
Distribution  Amount,  Class  A-P  Principal   Distribution  Amount  and  Senior
Principal  Distribution  Amount,  in each case, with respect to the related loan group.  Similarly,  holders  of  the  Class  M  Certificates  have  a  right  to distributions of the related Available  Distribution Amounts prior to the rights of holders  of the  related  Class B  Certificates  and  holders of any class of related Class M Certificates with a lower payment priority.

                                      S-81

      The application of the related Senior Accelerated Distribution Percentage, when it exceeds the related Senior  Percentage,  to determine the related Senior
Principal  Distribution  Amount will accelerate the  amortization of the related
Senior  Certificates,  other than the  related  Class A-P  Certificates,  in the aggregate relative to the actual amortization of the related mortgage loans. The
Class A-P Certificates  will not receive more than the Discount  Fraction of any unscheduled  payment  relating to a Discount  Mortgage  Loan in the related loan group. To the extent that the Senior  Certificates in the aggregate,  other than the Class A-P  Certificates,  are  amortized  faster than the mortgage  loans in their  respective  loan groups,  in the absence of  offsetting  Realized  Losses allocated to the related Class M Certificates  and related Class B Certificates, the percentage interest evidenced by the Senior Certificates in the related loan group will be decreased,  with a  corresponding  increase in the interest in the trust evidenced by the related Class M and related Class B Certificates, thereby increasing,  relative to their respective  Certificate  Principal Balances,  the
subordination   afforded  the  Senior   Certificates  by  the  related  Class  M
Certificates  and related Class B  Certificates  collectively.  In addition,  if losses on the mortgage loans in a loan group exceed the amounts described in the definition  of Senior  Accelerated  Distribution  Percentage  or the  conditions
described  in  clause  (d)  under  "--Principal   Distributions  on  the  Senior
Certificates"  occur,  a  greater  percentage  of  full  and  partial  mortgagor prepayments  may  be  allocated  to  the  related  Senior  Certificates  in  the aggregate,  other than the related Class A-P Certificates,  than would otherwise be the  case,  thereby  accelerating  the  amortization  of the  related  Senior
Certificates  relative to the related Class M  Certificates  and related Class B
Certificates.

      The priority of payments, including principal prepayments, among the Class
M Certificates,  as described in this prospectus supplement, also has the effect during some  periods,  in the absence of losses,  of decreasing  the  percentage interest  evidenced by any class of related Class M  Certificates  with a higher payment  priority,  thereby  increasing,  relative to its Certificate  Principal
Balance, the subordination afforded to that class of the Class M Certificates by the related Class B  Certificates  and any class of related Class M Certificates with a lower payment priority.

      The Special Hazard Amount with respect to loan group I shall  initially be equal to $5,370,015  and the Special Hazard Amount with respect to loan group II shall  initially  be  equal  to  $2,980,808.  As of any  date  of  determination following the cut-off date, the Special Hazard Amount with respect to loan group
I and loan group II shall equal  $5,370,015 and $2,980,808,  respectively,  less the sum of any  amounts  allocated  through  subordination  relating  to Special
Hazard Losses in the related loan group. In addition,  the Special Hazard Amount with  respect to a loan group  will be further  reduced  from time to time to an amount, if lower, that is not less than 1% of the outstanding  principal balance of the mortgage loans in the related loan group.

      The Fraud Loss  Amount  with  respect to loan group I shall  initially  be equal to  $16,110,044.  The Fraud Loss Amount with respect to loan group I shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling  and  servicing  agreement.  After the first five years after the closing date,  the Fraud Loss Amount with respect to loan group I will be zero.

      The Fraud Loss Amount  with  respect to loan group II shall  initially  be equal to  $3,121,397.  The Fraud Loss Amount with respect to loan group II shall be  reduced  over the second  through  fifth  years  after the  closing  date in accordance  with the terms of the pooling  and  servicing  agreement.  After the first five years after the closing  date,  the Fraud Loss Amount with respect to loan group II will be zero.

                                      S-82

      The  Bankruptcy  Amount with  respect to loan group I shall  initially  be equal to $192,409 and the Bankruptcy  Amount with respect to loan group II shall initially be equal to  $100,000.  As of any date of  determination  prior to the first  anniversary of the cut-off date,  the  Bankruptcy  Amount with respect to loan  group I and  loan  group  II will  be  equal  to  $192,409  and  $100,000, respectively,  less the sum of any amounts allocated  through  subordination for such losses up to such date of determination. As of any date of determination on or after the first  anniversary  of the cut-off  date,  the  related  Bankruptcy
Amount will equal the excess,  if any, of (1) the lesser of (a) that  Bankruptcy
Amount as of the business day next preceding the most recent  anniversary of the cut-off  date and (b) an amount  calculated  under the terms of the  pooling and servicing agreement,  which amount as calculated will provide for a reduction in that Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses in the related loan group  allocated  solely to the related Class M Certificates or
Class B Certificates through subordination since that anniversary.

      Notwithstanding  the foregoing,  the provisions  relating to subordination will not be  applicable  in  connection  with a  Bankruptcy  Loss so long as the master servicer has notified the trustee in writing that:

            o     the master  servicer is diligently  pursuing any remedies that
                  may  exist  in  connection   with  the   representations   and
                  warranties made regarding the related mortgage loan; and

            o     either:

                  o     the related  mortgage loan is not in default with regard
                        to payments due thereunder; or

                  o     delinquent  payments of principal and interest under the
                        related mortgage loan and any premiums on any applicable
                        standard hazard  insurance policy and any related escrow
                        payments  relating  to  that  mortgage  loan  are  being
                        advanced on a current basis by the master  servicer or a
                        subservicer.

      The Special  Hazard Amount,  Fraud Loss Amount and  Bankruptcy  Amount for
each loan group may be further  reduced as  described  in the  prospectus  under
"Subordination."

Advances

      Prior to each  distribution  date, the master servicer is required to make
Advances of payments which were due on the mortgage loans on the Due Date in the related  Due Period and not  received on the  business  day next  preceding  the related determination date.

      These  Advances are required to be made only to the extent they are deemed by  the  master  servicer  to be  recoverable  from  related  late  collections,
Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise payable to the holders of the related Class B  Certificates  or related  Class M  Certificates.
Recoverability is determined in the context of existing outstanding  arrearages, the current  loan-to-value  ratio and an  assessment of the fair market value of the  related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against  losses.  The master servicer will not be required to make any
Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief
Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as  required  under the  pooling and  servicing  agreement  will constitute  an event  of  default  thereunder,  in which  case the  trustee,  as successor master

                                      S-83

servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All  Advances  will be  reimbursable  to the  master  servicer  on a first priority  basis  from  either  (a)  late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from  the  mortgage  loan as to which  such  unreimbursed
Advance was made or (b) as to any Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related  mortgage loan, from any amounts  otherwise  distributable  on any of the related Class B Certificates or related Class M  Certificates;  provided,  however,  that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess
Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses  or
Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial  Account prior to distributions on any of the certificates and the amount  of those  losses  will be  allocated  as  described  in this  prospectus supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that  Advance  will be borne  first by the  holders of the  related  Class B
Certificates or any class of related Class M Certificates having a lower payment priority to the extent that the  reimbursement  is covered by amounts  otherwise distributable to those classes, and then by the holders of that class of Class M
Certificates,  except as provided above, to the extent of the amounts  otherwise distributable to them. In addition, if the Certificate Principal Balances of the related Class M Certificates and related Class B Certificates  have been reduced to zero, any Advances previously made which are deemed by the master servicer to
be  nonrecoverable  from  related  late  collections,   Insurance  Proceeds  and
Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the  Custodial  Account  in  respect  of the  related  loan  group  prior  to distributions on the Senior Certificates.

      The pooling and servicing  agreement provides that the master servicer may enter into a facility with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly  fund Advances  and/or  Servicing
Advances,  although no such facility will reduce or otherwise  affect the master servicer's  obligation to fund these  Advances  and/or  Servicing  Advances.  No facility will require the consent of the  certificateholders or the trustee. Any
Advances  and/or  Servicing  Advances  made  by an  advancing  person  would  be reimbursed to the advancing  person under the same provisions  pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer,  and without being  subject to any right of offset  that the  trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

      Holders  of the Class R  Certificates  will be  entitled  to  receive  any residual  cash  flow  from  the  mortgage  pool,  which  is not  expected  to be significant. The Class R Certificates will not be entitled to any payments other than their nominal  principal  amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans  exceeds the  aggregate  amount  payable to the other  certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the  structure of this  transaction.  The Class R  Certificates  may

                                      S-84

be  retained  by  the  Depositor  or  transferred  to  any  of  its  affiliates, subsidiaries of the sponsor or any other party.

                   Certain Yield and Prepayment Considerations

General

      The  yield to  maturity  on each  class of  offered  certificates  will be primarily affected by the following factors:

      o     the rate and timing of principal  payments on the mortgage  loans in
            the  related  loan  group,  including   prepayments,   defaults  and
            liquidations,  and repurchases due to breaches of representations or warranties;

      o     the allocation of principal  payments  among the various  classes of offered certificates;

      o     realized losses and interest shortfalls on the mortgage loans in the related loan group;

      o     the pass-through rate on the offered certificates; and

      o     the purchase price paid for the offered certificates.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the prospectus.

Prepayment Considerations

      The yields to maturity and the aggregate  amount of  distributions on each class of the  offered  certificates  will be  affected by the rate and timing of principal  payments on the mortgage loans in the related loan group.  The yields may be  adversely  affected  by a  higher  or  lower  than  anticipated  rate of principal  payments on the mortgage loans in the related loan group. The rate of principal  payments  on the  mortgage  loans  will in turn  be  affected  by the amortization  schedules of the mortgage loans,  the rate and timing of mortgagor prepayments on the mortgage loans by the  mortgagors,  liquidations of defaulted mortgage  loans  and  purchases  of  mortgage  loans  due to  breaches  of  some representations and warranties.

      The  timing  of  changes  in the  rate of  prepayments,  liquidations  and purchases  of the  mortgage  loans in the related  loan group may  significantly affect the yield to an investor,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs,  which may include general or targeted  solicitations,  as described under "Maturity and Prepayment
Considerations"  in the  prospectus.  Since  the rate and  timing  of  principal payments on the mortgage  loans will depend on future events and on a variety of factors, as described in this prospectus  supplement and in the prospectus under
"Yield  Considerations"  and  "Maturity  and  Prepayment   Considerations",   no
assurance can be given as to the rate or the timing of principal payments on the offered  certificates.  The yields to maturity  and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the

                                      S-85

mortgage loans in the related loan group, except under the limited circumstances described in this prospectus supplement.

      The mortgage  loans in most cases may be prepaid by the  mortgagors at any time without  payment of any prepayment fee or penalty,  although  approximately
3.9% and 4.6% of the group I and group II, respectively,  by aggregate principal balance provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage  loans.  See  "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

      Some state laws restrict the  imposition  of prepayment  charges even when the mortgage loans expressly provide for the collection of those charges.  It is possible  that  prepayment  charges and late fees may not be  collected  even on mortgage loans that provide for the payment of these charges In any case,  these amounts will not be available for distribution on the offered certificates.  See
"Certain  Legal Aspects of Mortgage  Loans and  Contracts--Default  Interest and
Limitations on Prepayments" in the prospectus.

      Prepayments,  liquidations and purchases of the mortgage loans will result in  distributions  to holders of the related  offered  certificates of principal amounts which would  otherwise be  distributed  over the remaining  terms of the
mortgage  loans.   Factors   affecting   prepayment,   including   defaults  and
liquidations,  of mortgage loans include  changes in mortgagors'  housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes  in the value of the  mortgaged  properties,  mortgage  market  interest rates,  solicitations  and  servicing  decisions.  In  addition,  if  prevailing mortgage  rates fell  significantly  below the  mortgage  rates on the  mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely, if prevailing mortgage rates rose significantly above the mortgage  rates on the mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the  mortgage  loans will also affect the rate and timing of principal  payments on the  mortgage  loans.  In general,  defaults on mortgage  loans are  expected  to occur with  greater  frequency  in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans,  the mortgage loans may experience  rates of delinquency, foreclosure,  bankruptcy  and loss that are  higher  than those  experienced  by mortgage loans that satisfy the standards  applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring  mortgage loans to collateralize  securities  issued by Residential
Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties,  mortgage loans made to borrowers  whose  income is not  required to be provided or  verified,  mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV  ratios,  may be higher than for other  types of  mortgage  loans.  See
"Description of the Mortgage Pool--The  Program" in this prospectus  supplement.
Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related mortgaged properties are located. The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property  values.  See
"Maturity and Prepayment Considerations" in the prospectus.

                                      S-86

      Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement  generally  require the master  servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying mortgaged  property and to the extent  permitted by applicable  law, except that any  enforcement  action that would  impair or  threaten to impair any  recovery under any related insurance policy will not be required or permitted.

      Investors  in the Class M  Certificates  should  also be aware that on any distribution date on which the Senior Accelerated  Distribution  Percentage with respect to a related loan group equals 100%,  the related  Class M  Certificates will not be entitled to distributions  of mortgagor  prepayments with respect to the related loan group for that distribution date and the weighted average lives of the related Class M Certificates could be significantly affected thereby.

Allocation of Principal Payments

      The yields to maturity on the offered certificates will be affected by the allocation of principal  payments among the offered  certificates.  As described under  "Description of the  Certificates--Principal  Distributions on the Senior
Certificates"  and  "--Principal  Distributions  on the Class M Certificates" in
this prospectus supplement, during specified periods all or a disproportionately large  percentage  of  principal  prepayments  on the  mortgage  loans  will  be allocated  among the related Senior  Certificates,  other than the Interest Only
Certificates  and  Class A-P  Certificates,  and  during  specified  periods  no
principal   prepayments   or,   relative  to  the  related  pro  rata  share,  a
disproportionately  small portion of principal prepayments on the mortgage loans will be distributed to each class of related Class M  Certificates.  In addition to the foregoing,  if on any distribution  date, the loss level  established for the Class I-M-2,  Class I-M-3,  Class  II-M-2 or Class  II-M-3  Certificates  is
exceeded and a class of Class M Certificates having a higher payment priority is then  outstanding  with a Certificate  Principal  Balance greater than zero, the
Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

      Approximately  41.8% of the group I loans have an interest only period not exceeding  fifteen  years.  During this period,  the payment made by the related borrower  will be less  than it  would be if the  mortgage  loan  amortized.  In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled  monthly  payments  during this period.  As a result,  no principal payments  will be made to the related  certificates  from these  mortgage  loans during their interest only period except in the case of a prepayment.

      After the initial interest only period,  the scheduled  monthly payment on these mortgage loans will increase,  which may result in increased delinquencies by the related borrowers,  particularly if interest rates have increased and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage loans. Although the amount of principal included in each scheduled  monthly payment for a traditional  mortgage loan is relatively  small during the first few years  after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

      Mortgage loans with an initial  interest only period are relatively new in the  mortgage  marketplace.  The  performance  of these  mortgage  loans  may be significantly  different than mortgage loans that fully amortize. In particular, there  may be a higher  expectation  by these  borrowers  of

                                      S-87

refinancing  their  mortgage  loans with a new mortgage  loan, in particular one with an initial  interest  only  period,  which may result in higher  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

      Sequentially Paying Certificates: The Senior Certificates,  other than the
Principal  Only  Certificates  and Interest Only  Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal as described in this prospectus supplement. Distributions of principal on classes  having an earlier  priority of payment will be affected by the rates of prepayment of the mortgage  loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of  certificates  with a later priority of payment will be affected by the rates of prepayment of the mortgage  loans both before and after the  commencement  of principal  distributions  on those  classes.  Holders  of any  class  of  Senior
Certificates  with a longer  weighted  average  life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the  Certificate  Principal  Balances  of the Class M  Certificates  and Class B
Certificates  could be  reduced  to zero  before  the  Senior  Certificates  are retired.

      Lockout  Certificates:  Investors  in the Lockout  Certificates  should be aware that, unless the Credit Support  Depletion Date has occurred,  the Lockout
Certificates are not expected to receive any distributions of principal prior to the distribution date occurring in October 2011, and until the distribution date occurring  in October 2015 will receive a  disproportionately  small  portion of principal prepayments,  unless the Certificate Principal Balances of the Group I
Senior  Certificates,  other  than the  Lockout  Certificates  and  Class  I-A-P
Certificates,  have been reduced to zero.  Consequently,  the  weighted  average lives of the Lockout  Certificates  will be longer than would  otherwise  be the case. The effect on the market value of the Lockout  Certificates  of changes in market  interest rates or market yields for similar  securities  will be greater than for other  classes of Senior  Certificates  entitled  to earlier  principal distributions.

      PAC  Certificates:  The PAC  Certificates  have  been  structured  so that principal  distributions to the PAC Certificates will be made in accordance with the table "Planned Principal Balances for the Class I-A-6  Certificates" in this prospectus  supplement,  assuming that prepayments on the mortgage loans in loan group I occur each  month at a constant  level  within the PAC  targeted  range, which is between  approximately  200% of the Prepayment Model and  approximately
350% of the Prepayment  Model, and based on some other  assumptions.  It is very unlikely that the mortgage  loans will prepay at any  particular  constant rate.
Furthermore, the Planned Principal Balances were calculated based on assumptions which may differ from the actual  performance of the mortgage loans.  The actual prepayment rates that will result in the aggregate Certificate Principal Balance of  the  PAC  Certificates  equaling  the  Planned  Principal  Balance  for  any distribution date may differ from the rates used to calculate those amounts. The prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment  experience of the mortgage loans.  Moreover,  because the
Planned Principal Balances were calculated using some assumptions  regarding the mortgage loans, the actual prepayment  behavior of the individual mortgage loans could be such that the  amount  available  for  distributions  of  principal  in reduction of the PAC  Certificates  may not result in the aggregate  Certificate
Principal Balance of the PAC Certificates equaling the Planned Principal Balance even if prepayments were at a constant speed within the PAC targeted range

                                      S-88

      There  can be no  assurance  that  funds  available  for  distribution  of principal  on the PAC  Certificates  will  result in the  aggregate  Certificate
Principal Balance of the PAC Certificates equaling the Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC targeted range,  the funds available for principal  distributions on the
PAC  Certificates  on each  distribution  date may be insufficient to reduce the aggregate  Certificate  Principal Balance of the PAC Certificates to the Planned
Principal Balance for that  distribution  date, and the weighted average life of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC targeted range,  after the aggregate  Certificate
Principal  Balance of the Companion  Certificates  has been reduced to zero, the aggregate  Certificate  Principal Balance of the PAC Certificates may be reduced below the Planned  Principal  Balance and the  weighted  average life of the PAC
Certificates  may be  reduced.  In  addition,  the  averaging  of  high  and low mortgagor  prepayment rates, even if the average  prepayment level is within the applicable range, will not ensure the distribution on the PAC Certificates of an amount that will result in the aggregate  Certificate  Principal  Balance of the
PAC Certificates equaling the Planned Principal Balance,  because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC
Certificates  will be distributed on each  distribution  date and therefore will not be available for subsequent distributions on the PAC Certificates.

      Investors in the PAC Certificates  should be aware that the  stabilization provided by the  Companion  Certificates  is  sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the aggregate  Certificate Principal
Balance of the  Companion  Certificates  may be  reduced  to zero  significantly earlier than anticipated. The initial aggregate Certificate Principal Balance of the Companion  Certificates  is  approximately  55.89% of the initial  aggregate
Certificate Principal Balance of the PAC Certificates.

      After the Certificate Principal Balance of the Companion  Certificates has
been  reduced  to zero,  the PAC  Certificates  may  receive  monthly  principal distributions from amounts included in the related Senior Principal Distribution
Amount  that are in excess of the  amounts  that would  reduce  the  Certificate
Principal  Balance of the PAC Certificates to the Planned  Principal Balance for
that distribution date.  Accordingly,  after the aggregate Certificate Principal
Balance  of the  Companion  Certificates  has  been  reduced  to  zero,  the PAC
Certificates  may  experience  price  and  yield  volatility.  Investors  should consider whether such volatility is suitable to their investment needs.

      Companion  Certificates:  The Companion  Certificates will receive monthly principal  distributions  from amounts  included in the related Senior Principal
Distribution  Amount only,  with limited  exception,  after  distribution  of an amount  sufficient  to  reduce  the  Certificate  Principal  Balance  of the PAC
Certificates to the Planned  Principal  Balance for any  distribution  date, and will  receive  all of the  remaining  portion of the  related  Senior  Principal
Distribution  Amount  allocated  to  the  PAC  Certificates  and  the  Companion
Certificates  after that amount is distributed  until the Certificate  Principal
Balance of the Companion  Certificates  is reduced to zero. Due to the companion nature of the Companion Certificates,  those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

      Certificates with Subordination Features:  After the Certificate Principal
Balances of the Class B Certificates of a Certificate Group have been reduced to zero, the yield to maturity on the class of related Class M Certificates  with a
Certificate Principal Balance greater than zero with the lowest payment priority will be extremely  sensitive  to losses on the mortgage  loans and the timing of
those  losses   because  the  entire  amount  of  losses  that  are  covered  by subordination  will be  allocated  to that  class of

                                      S-89

Class M Certificates.  See "--Class I-M-2,  Class I-M-3,  Class II-M-2 and Class
II-M-3  Certificate  Yield  Considerations"  below.  After  the  Credit  Support
Depletion  Date for loan group I, the yield to  maturity  of the Senior  Support
Certificates will be extremely sensitive to losses on the group I loans, and the timing  thereof,  because  the  entire  amount  of  losses,  other  than  Excess
Bankruptcy  Losses,  Excess  Fraud  Losses,  Excess  Special  Hazard  Losses and
Extraordinary  Losses,  that would be  otherwise  allocable  to the Class  I-A-3
Certificates  will be  allocated to the Class I-A-4  Certificates.  Furthermore, because principal  distributions are paid to some classes of Senior Certificates and Class M Certificates in a Certificate Group before other classes, holders of classes  having a later  priority of payment  bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

      The yields to maturity and the aggregate  amount of  distributions  on the offered  certificates  will be  affected  by the  timing of  mortgagor  defaults resulting  in  Realized  Losses on the  related  mortgage  loans.  The timing of
Realized  Losses on the mortgage loans and the allocation of Realized  Losses to the offered  certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market  value of the offered  certificates,  even if these losses are not allocated to the offered certificates.

      After  the  Certificate   Principal   Balances  of  the  related  Class  B
Certificates  have been  reduced to zero,  the yield to maturity on the class of related Class M Certificates  with a Certificate  Principal Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the  mortgage  loans in the  related  loan group and the timing of those  losses because the entire  amount of losses that are covered by  subordination  will be allocated  to that class of Class M  Certificates.  See  "--Class  I-M-2,  Class
I-M-3,  Class II-M-2 and Class II-M-3 Certificate Yield  Considerations"  below.
Furthermore,  because principal distributions are paid to some classes of Senior
Certificates and Class M Certificates  before other classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

      As described under "Description of the Certificates--Allocation of Losses;
Subordination" and "--Advances,"  amounts otherwise  distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the related Senior  Certificates and holders of any related Class
M  Certificates  with  a  higher  payment  priority  against   interruptions  in
distributions due to some mortgagor delinquencies,  to the extent not covered by
Advances.  These  delinquencies  may  affect the  yields to  investors  on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of  distributions  by the holders of those  classes of
Class M Certificates.  Furthermore, the Class A-P Certificates will share in the principal  portion of Realized  Losses on the mortgage  loans only to the extent that they are incurred  with respect to Discount  Mortgage  Loans in the related loan  group and only to the extent of the  related  Discount  Fraction  of those losses.  Thus,  after the related Class B  Certificates  and the related Class M
Certificates are retired or in the case of Excess Special Hazard Losses,  Excess
Fraud Losses,  Excess Bankruptcy Losses and  Extraordinary  Losses,  the related
Senior  Certificates,  other than the  related  Class A-P  Certificates,  may be affected to a greater  extent by losses on  Non-Discount  Mortgage  Loans in the related  loan group than losses on Discount  Mortgage  Loans in the related loan group. In addition,  a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M
Certificates  if it  delays  the  scheduled  reduction  of  the  related  Senior
Accelerated  Distribution

                                      S-90

Percentage or affects the  allocation of  prepayments  among the related Class M
Certificates and the related Class B Certificates.

      The  amount of  interest  otherwise  payable  to  holders  of the  offered certificates  will be reduced by any  interest  shortfalls  with  respect to the related  loan  group to the extent not  covered by  subordination  or the master servicer,  including  Prepayment  Interest  Shortfalls  and, in the case of each class of the Class M  Certificates,  the  interest  portions of Realized  Losses allocated  solely to that class of  certificates.  These  shortfalls will not be offset by a reduction in the  servicing  fees payable to the master  servicer or otherwise,  except as described in this  prospectus  supplement  with respect to
Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and
"Description  of the  Certificates--Interest  Distributions"  in this prospectus supplement  for a  discussion  of the  effect of  principal  prepayments  on the mortgage  loans on the  yields  to  maturity  of the  offered  certificates  and possible shortfalls in the collection of interest.

      The yields to  investors in the offered  certificates  will be affected by
Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those  shortfalls  exceed the amount offset by the master  servicer.
See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

      The  recording  of  mortgages  in the  name of MERS  is a  relatively  new practice in the mortgage lending industry.  While the depositor expects that the master servicer or applicable  subservicer will be able to commence  foreclosure proceedings on the mortgaged properties, when necessary and appropriate,  public recording  officers  and  others in the  mortgage  industry,  however,  may have limited,  if any,  experience  with  lenders  seeking  to  foreclose  mortgages,
assignments  of  which  are  registered  with  MERS.  Accordingly,   delays  and
additional   costs  in  commencing,   prosecuting  and  completing   foreclosure
proceedings,  defending  litigation  commenced by third  parties and  conducting foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the  certificateholders  and  increase  the  amount  of  Realized  Losses on the mortgage loans. In addition,  if, as a result of MERS  discontinuing or becoming unable to continue  operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from  registration  on the MERS(R)  System and to arrange for the assignment of the related mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount  available to pay  principal of and interest on the class or classes of certificates  with  Certificate  Principal  Balances greater than  zero  with the  lowest  payment  priorities.  For  additional  information regarding the recording of mortgages in the name of MERS see "Description of the
Mortgage  Pool--Mortgage Pool Characteristics" in this prospectus supplement and
"Description  of  the   Certificates--Assignment   of  Mortgage  Loans"  in  the
prospectus.

Pass-Through Rates

      The yields to  maturity on the  offered  certificates  will be affected by their pass-through  rates.  Because the mortgage rates on the mortgage loans and the pass-through  rates on the offered  certificates,  other than the Adjustable
Rate Certificates and Variable Strip  Certificates,  are fixed, these rates will not change in response to changes in market  interest  rates.  The  pass-through rate on the Variable Strip  Certificates is based on the weighted average of the pool strip  rates on the  mortgage  loans and these  pool  strip  rates will not change in response to changes in market interest rates.  Accordingly,  if market

                                      S-91

interest  rates  or  market  yields  for  securities   similar  to  the  offered
certificates  were to rise,  the market  value of the offered  certificates  may decline.

Purchase Price

      In  addition,  the  yield  to  maturity  on  each  class  of  the  offered certificates  will depend on, among other things,  the price paid by the holders of the  offered  certificates.  The extent to which the yield to  maturity of an offered  certificate is sensitive to prepayments will depend,  in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered  certificates  is purchased at a premium and principal  distributions thereon  occur  at a rate  faster  than  assumed  at the time of  purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered  certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the  yields on the  offered  certificates,  see  "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

Assumed Final Distribution Date

      The  assumed  final  distribution  date with  respect to each class of the offered certificates related to loan group I is September 25, 2036, which is the distribution date immediately  following the latest scheduled  maturity date for any group I loan. The assumed final distribution date with respect to each class of the offered  certificates  related to loan group II is  September  25,  2021, which is the  distribution  date  immediately  following  the  latest  scheduled maturity  date for any  group  II loan.  No  event  of  default,  change  in the priorities for distribution  among the various classes or other provisions under the pooling and servicing  agreement will arise or become  applicable  solely by reason of the failure to retire the entire Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

      Weighted  average  life  refers  to the  average  amount of time that will elapse from the date of issuance  of a security to the date of  distribution  to the  investor  of each dollar  distributed  in  reduction  of  principal  of the security.  The  weighted  average  life  of the  offered  certificates  will  be influenced by, among other things,  the rate at which  principal of the mortgage loans in the related  loan group is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments  on  mortgage  loans  are  commonly  measured  relative  to  a prepayment  standard or model.  The  prepayment  models used in this  prospectus supplement, the prepayment assumptions,  represent an assumed rate of prepayment each month relative to the then outstanding  principal  balance of a pool of new mortgage loans.  For the group I loans, a 100% prepayment  assumption  assumes a constant  prepayment  rate,  or CPR, of 10.0% per annum of the then  outstanding principal  balance  of the group I loans in the  first  month of the life of the group I loans and  approximately  an additional  1.2727% per annum in each month thereafter  until the twelfth month.  Beginning in the twelfth month and in each month  thereafter  during  the  life of the  group I  loans,  a 100%  prepayment assumption assumes a constant prepayment rate of 24.0% per annum each month. For the group II loans, a 100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 8.0% per annum of the then outstanding principal balance of the group II  loans  in the  first  month  of the  life of the  group  II loans  and

                                      S-92

approximately  an  additional  0.909090909%  per annum in each month  thereafter until the  twelfth  month.  Beginning  in the  twelfth  month and in each  month thereafter  during the life of the group II loans, a 100% prepayment  assumption assumes a constant prepayment rate of 18.0% per annum each month. As used in the table below, a 0% prepayment  assumption assumes prepayment rates equal to 0% of the applicable prepayment assumption--no  prepayments.  Correspondingly,  a 200%
prepayment  assumption  assumes prepayment rates equal to 200% of the applicable prepayment assumption,  and so forth. The prepayment assumption does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated  rate of  prepayment  of any pool of mortgage  loans,  including the mortgage loans.

      The tables  below  captioned  "Percent  of Initial  Certificate  Principal
Balance Outstanding at the Following  Percentages of the Prepayment  Assumptions
for  Loan  Group  I" and  "Percent  of  Initial  Certificate  Principal  Balance
Outstanding at the Following  Percentages of the Prepayment  Assumption for Loan
Group II",  respectively,  have been  prepared  on the basis of  assumptions  as listed in this paragraph  regarding the weighted average  characteristics of the mortgage loans that are expected to be included in the trust as described  under
"Description  of the  Mortgage  Pool" in this  prospectus  supplement  and their performance.  The tables assume, among other things, that: (i) as of the date of issuance of the offered  certificates,  the  mortgage  loans have the  following characteristics:

                      Assumed Mortgage Loan Characteristics

                                  Group I Loans

                                 Discount         Non-Discount        Discount        Non-Discount       Discount       Non-Discount
                              Mortgage Loans     Mortgage Loans       Mortgage          Mortgage        Mortgage          Mortgage
                               Non-Interest       Non-Interest       Loans 10 Yr      Loans 10 Yr      Loans 15 Yr      Loans 15 Yr
                                   Only               Only          Interest Only    Interest Only    Interest Only    Interest Only
                              --------------     ---------------    --------------  ---------------   -------------    -------------
Aggregate principal
  balance...............      $46,381,187.05     $266,038,169.15    $26,414,351.39  $189,128,852.67   $1,519,427.83    $7,519,487.60
Weighted average
  mortgage rate.........       6.6368143149%          7.4504%       6.6793935935%        7.3501%      6.4252192855%        7.1594%
Weighted average
  servicing fee rate....       0.3023450366%          0.3418%       0.3187322682%        0.3300%      0.2800000000%        0.3300%
Weighted average
  original term
  to maturity
  (months)..............            359                 359              360               360              360              360
Weighted average
  remaining term
  to maturity
  (months)..............            357                 358              358               359              358              359

                                      S-93

                                 Group II Loans

                                            Discount          Non-Discount
                                         Mortgage Loans      Mortgage Loans
                                          Non-Interest        Non-Interest
                                              Only                Only
                                         --------------      --------------
Aggregate principal
    balance........................      $17,016,090.47      $87,030,473.41
Weighted average
    mortgage rate..................      5.7326777253%          6.7283%
Weighted average
    servicing fee rate.............      0.2800000000%          0.3348%
Weighted average
    original term to
    maturity (months)..............           179                 179
Weighted average
    remaining term to
    maturity (months)..............           170                 176

(ii) the scheduled  monthly payment for each mortgage loan has been based on its outstanding balance,  mortgage rate and remaining term to maturity (after taking into account the interest only period),  so that the mortgage loan will amortize in amounts  sufficient  for its repayment  over its  remaining  term to maturity
(after taking into account the interest only period);  (iii) each of the 10 year and 15 year interest only group I loans has an original  interest only period of
120 months and 180 months, respectively;  (iv) none of the unaffiliated sellers,
Residential  Funding or the  depositor  will  repurchase  any mortgage  loan, as
described   under  "The   Trusts--Representations   with   Respect  to  Mortgage
Collateral"  and  "The   Trusts--Repurchases  of  Mortgage  Collateral"  in  the
prospectus, and the master servicer does not exercise any option to purchase the mortgage  loans and thereby cause a termination  of the trust;  (v) there are no delinquencies or Realized Losses on the mortgage loans,  and principal  payments on the mortgage loans in each loan group will be timely  received  together with prepayments,  if any, at the applicable prepayment assumption,  set forth in the table;  (vi) there is no  Prepayment  Interest  Shortfall or any other  interest shortfall in any month;  (vii) payments on the certificates  will be received on the 25th day of each month,  commencing in October 2006;  (viii) payments on the mortgage loans earn no reinvestment return; (ix) there are no additional ongoing trust  expenses  payable  out of the  trust;  and (x) the  certificates  will be purchased on September 28, 2006.  Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

      The actual  characteristics  and  performance  of the mortgage  loans will differ from the  assumptions  used in  constructing  the table  below,  which is hypothetical  in nature and is provided  only to give a general sense of how the principal  cash flows might  behave  under  varying  prepayment  scenarios.  For example,  it is very unlikely that the mortgage  loans will prepay at a constant percentage of the applicable prepayment assumption until maturity or that all of the mortgage  loans will prepay at the same level of the  applicable  prepayment assumption. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage  loans could produce  slower or faster  principal  distributions than  indicated  in  the  tables  at the  various  constant  percentages  of the applicable  prepayment  assumption  specified,  even  if  the  weighted  average remaining  term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Any  difference  between the  assumptions  and the actual characteristics  and  performance  of the  related  mortgage  loans,  or  actual prepayment or loss  experience of the related  mortgage  loans,  will affect the percentages of initial Certificate  Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

                                      S-94

      In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only  Certificates  and Residual  Certificates,  and set
forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the applicable prepayment assumption shown.

                                      S-95

       Percent of Initial Certificate Principal Balance Outstanding at the
       Following Percentages of the Prepayment Assumption of Loan Group I

                                         Class I-A-1                Class I-A-3 and Class I-A-4                Class I-A-5
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%     50%   100%   150%   200%    0%     50%   100%   150%   200%    0%     50%   100%   150%   200%
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
September 25, 2007 ........    99     90     80     70     60    100    100    100    100    100     98     86     86     86     86
September 25, 2008 ........    99     78     58     42     27    100    100    100    100    100     96     72     72     72     55
September 25, 2009 ........    98     67     42     24     11    100    100    100    100    100     93     58     58     42      0
September 25, 2010 ........    97     58     30     13      2    100    100    100    100     20     91     43     43      0      0
September 25, 2011 ........    97     49     21      5      0    100    100    100     54      0     88     29     29      0      0
September 25, 2012 ........    96     43     15      2      0     99     95     91     17      0     85     15     11      0      0
September 25, 2013 ........    95     37     10      0      0     98     90     81      0      0     82      1      0      0      0
September 25, 2014 ........    94     32      7      0      0     97     82     68      0      0     79      0      0      0      0
September 25, 2015 ........    93     27      5      0      0     96     74     52      0      0     76      0      0      0      0
September 25, 2016 ........    92     24      4      0      0     95     64     39      0      0     72      0      0      0      0
September 25, 2017 ........    90     20      3      0      0     93     55     29      0      0     65      0      0      0      0
September 25, 2018 ........    88     18      2      0      0     91     47     21      0      0     57      0      0      0      0
September 25, 2019 ........    85     15      2      0      0     88     40     16      0      0     49      0      0      0      0
September 25, 2020 ........    83     13      1      0      0     85     34     12      0      0     40      0      0      0      0
September 25, 2021 ........    80     11      1      0      0     82     29      9      0      0     31      0      0      0      0
September 25, 2022 ........    77      9      1      0      0     79     25      6      0      0     21      0      0      0      0
September 25, 2023 ........    73      8      *      0      0     76     21      5      0      0      9      0      0      0      0
September 25, 2024 ........    70      6      *      0      0     72     17      3      0      0      0      0      0      0      0
September 25, 2025 ........    66      5      *      0      0     68     15      2      0      0      0      0      0      0      0
September 25, 2026 ........    62      4      *      0      0     64     12      2      0      0      0      0      0      0      0
September 25, 2027 ........    57      4      *      0      0     59     10      1      0      0      0      0      0      0      0
September 25, 2028 ........    53      3      *      0      0     54      8      1      0      0      0      0      0      0      0
September 25, 2029 ........    47      2      *      0      0     49      6      1      0      0      0      0      0      0      0
September 25, 2030 ........    42      2      *      0      0     43      5      *      0      0      0      0      0      0      0
September 25, 2031 ........    36      1      *      0      0     37      4      *      0      0      0      0      0      0      0
September 25, 2032 ........    30      1      *      0      0     31      3      *      0      0      0      0      0      0      0
September 25, 2033 ........    23      1      *      0      0     23      2      *      0      0      0      0      0      0      0
September 25, 2034 ........    15      *      *      0      0     16      1      *      0      0      0      0      0      0      0
September 25, 2035 ........     7      *      *      0      0      8      *      *      0      0      0      0      0      0      0
September 25, 2036 ........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
Life (in years)** ......... 20.96   6.80   3.37   2.07   1.51  21.58  12.92   9.91   5.28   3.65   11.84  3.57   3.51   2.56   1.94

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions  regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-96

       Percent of Initial Certificate Principal Balance Outstanding at the
       Following Percentages of the Prepayment Assumption of Loan Group I

                                        Class I-A-6                        Class I-A-7                        Class I-A-8
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%     50%   100%   150%   200%    0%     50%   100%   150%   200%    0%     50%   100%   150%   200%
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
September 25, 2007 ........   100     98     98     88     62    100     73     27      0      0     99     76     54     31      8
September 25, 2008 ........   100     86     68     25      0    100     57      0      0      0     97     49      5      0      0
September 25, 2009 ........   100     68     37      0      0    100     57      0      0      0     96     25      0      0      0
September 25, 2010 ........   100     54     15      0      0    100     57      0      0      0     94      3      0      0      0
September 25, 2011 ........   100     43      1      0      0    100     57      0      0      0     93      0      0      0      0
September 25, 2012 ........   100     36      0      0      0    100     57      0      0      0     91      0      0      0      0
September 25, 2013 ........   100     32      0      0      0    100     57      0      0      0     89      0      0      0      0
September 25, 2014 ........   100     21      0      0      0    100     57      0      0      0     87      0      0      0      0
September 25, 2015 ........   100     13      0      0      0    100     57      0      0      0     85      0      0      0      0
September 25, 2016 ........   100      6      0      0      0    100     57      0      0      0     83      0      0      0      0
September 25, 2017 ........   100      2      0      0      0    100     53      0      0      0     78      0      0      0      0
September 25, 2018 ........   100      0      0      0      0    100     47      0      0      0     74      0      0      0      0
September 25, 2019 ........   100      0      0      0      0    100     38      0      0      0     69      0      0      0      0
September 25, 2020 ........   100      0      0      0      0    100     31      0      0      0     64      0      0      0      0
September 25, 2021 ........   100      0      0      0      0    100     24      0      0      0     58      0      0      0      0
September 25, 2022 ........   100      0      0      0      0    100     19      0      0      0     51      0      0      0      0
September 25, 2023 ........   100      0      0      0      0    100     14      0      0      0     45      0      0      0      0
September 25, 2024 ........    98      0      0      0      0    100      9      0      0      0     37      0      0      0      0
September 25, 2025 ........    89      0      0      0      0    100      6      0      0      0     30      0      0      0      0
September 25, 2026 ........    80      0      0      0      0    100      3      0      0      0     21      0      0      0      0
September 25, 2027 ........    70      0      0      0      0    100      0      0      0      0     12      0      0      0      0
September 25, 2028 ........    59      0      0      0      0    100      0      0      0      0      2      0      0      0      0
September 25, 2029 ........    47      0      0      0      0    100      0      0      0      0      0      0      0      0      0
September 25, 2030 ........    34      0      0      0      0    100      0      0      0      0      0      0      0      0      0
September 25, 2031 ........    20      0      0      0      0    100      0      0      0      0      0      0      0      0      0
September 25, 2032 ........     5      0      0      0      0    100      0      0      0      0      0      0      0      0      0
September 25, 2033 ........     0      0      0      0      0     80      0      0      0      0      0      0      0      0      0
September 25, 2034 ........     0      0      0      0      0     50      0      0      0      0      0      0      0      0      0
September 25, 2035 ........     0      0      0      0      0     18      0      0      0      0      0      0      0      0      0
September 25, 2036 ........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
Life (in years)** ......... 22.55   5.12   2.75   1.64   1.19  27.99   8.80   0.76   0.51   0.39  15.08   2.05   1.12   0.79   0.62

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions  regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-97

       Percent of Initial Certificate Principal Balance Outstanding at the
       Following Percentages of the Prepayment Assumption of Loan Group I

                                        Class I-A-9                        Class I-A-10                      Class I-A-11
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%     50%   100%   150%   200%    0%     50%   100%   150%   200%    0%     50%   100%   150%   200%
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
September 25, 2007 ........   100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
September 25, 2008 ........   100    100    100     50      *    100    100    100    100    100    100    100    100    100    100
September 25, 2009 ........   100    100     52      0      0    100    100    100     77      0    100    100    100    100     23
September 25, 2010 ........   100    100     10      0      0    100    100    100      0      0    100    100    100     96      0
September 25, 2011 ........   100     77      0      0      0    100    100     58      0      0    100    100    100      0      0
September 25, 2012 ........   100     54      0      0      0    100    100     20      0      0    100    100    100      0      0
September 25, 2013 ........   100     36      0      0      0    100    100      0      0      0    100    100     77      0      0
September 25, 2014 ........   100     21      0      0      0    100    100      0      0      0    100    100     13      0      0
September 25, 2015 ........   100     10      0      0      0    100    100      0      0      0    100    100      0      0      0
September 25, 2016 ........   100      *      0      0      0    100    100      0      0      0    100    100      0      0      0
September 25, 2017 ........   100      0      0      0      0    100     84      0      0      0    100    100      0      0      0
September 25, 2018 ........   100      0      0      0      0    100     70      0      0      0    100    100      0      0      0
September 25, 2019 ........   100      0      0      0      0    100     57      0      0      0    100    100      0      0      0
September 25, 2020 ........   100      0      0      0      0    100     46      0      0      0    100    100      0      0      0
September 25, 2021 ........   100      0      0      0      0    100     36      0      0      0    100    100      0      0      0
September 25, 2022 ........   100      0      0      0      0    100     28      0      0      0    100    100      0      0      0
September 25, 2023 ........   100      0      0      0      0    100     20      0      0      0    100    100      0      0      0
September 25, 2024 ........   100      0      0      0      0    100     14      0      0      0    100    100      0      0      0
September 25, 2025 ........   100      0      0      0      0    100      9      0      0      0    100    100      0      0      0
September 25, 2026 ........   100      0      0      0      0    100      4      0      0      0    100    100      0      0      0
September 25, 2027 ........   100      0      0      0      0    100      0      0      0      0    100     98      0      0      0
September 25, 2028 ........   100      0      0      0      0    100      0      0      0      0    100     79      0      0      0
September 25, 2029 ........    87      0      0      0      0    100      0      0      0      0    100     63      0      0      0
September 25, 2030 ........    70      0      0      0      0    100      0      0      0      0    100     49      0      0      0
September 25, 2031 ........    52      0      0      0      0    100      0      0      0      0    100     37      0      0      0
September 25, 2032 ........    32      0      0      0      0    100      0      0      0      0    100     27      0      0      0
September 25, 2033 ........    11      0      0      0      0    100      0      0      0      0    100     18      0      0      0
September 25, 2034 ........     0      0      0      0      0     76      0      0      0      0    100     11      0      0      0
September 25, 2035 ........     0      0      0      0      0     27      0      0      0      0    100      5      0      0      0
September 25, 2036 ........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
Life (in years)** ......... 25.05   6.52   3.14   2.07   1.53  28.55  14.19   5.33   3.36   2.41  29.72  24.39   7.47   4.18   2.98

*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-98

       Percent of Initial Certificate Principal Balance Outstanding at the
       Following Percentages of the Prepayment Assumption of Loan Group I

                                                                   Class I-A-P                      Class I-M-1, I-M-2 and I-M-3
                                                       -------------------------------------   -------------------------------------
Distribution Date                                       0%      50%    100%     150%    200%    0%      50%    100%    150%     200%
                                                       ----    ----    ----     ----    ----   ----    ----    ----    ----     ----
Initial Percentage ................................    100%    100%    100%     100%    100%   100%    100%    100%    100%     100%
September 25, 2007 ................................     99      90      80       70      61     99      99      99      99       99
September 25, 2008 ................................     99      78      60       45      31     99      99      99      99       99
September 25, 2009 ................................     98      68      46       28      16     98      98      98      98       98
September 25, 2010 ................................     97      60      34       18       8     97      97      97      97       97
September 25, 2011 ................................     96      52      26       11       4     97      97      97      97       64
September 25, 2012 ................................     95      45      19        7       2     96      92      88      84       33
September 25, 2013 ................................     94      39      15        5       1     95      87      79      68       17
September 25, 2014 ................................     93      34      11        3       1     94      80      66      43        9
September 25, 2015 ................................     91      30       8        2       *     93      71      52      27        5
September 25, 2016 ................................     90      26       6        1       *     92      62      39      17        2
September 25, 2017 ................................     88      22       5        1       *     90      53      29      11        1
September 25, 2018 ................................     86      19       3        *       *     88      46      22       7        1
September 25, 2019 ................................     83      16       2        *       *     85      39      16       4        *
September 25, 2020 ................................     80      14       2        *       *     83      33      12       3        *
September 25, 2021 ................................     78      12       1        *       *     80      28       9       2        *
September 25, 2022 ................................     74      10       1        *       *     77      24       6       1        *
September 25, 2023 ................................     71       8       1        *       *     73      20       5       1        *
September 25, 2024 ................................     67       7       1        *       *     70      17       3       *        *
September 25, 2025 ................................     63       6       *        *       *     66      14       2       *        *
September 25, 2026 ................................     59       5       *        *       *     62      12       2       *        *
September 25, 2027 ................................     55       4       *        *       *     57       9       1       *        *
September 25, 2028 ................................     50       3       *        *       *     53       8       1       *        *
September 25, 2029 ................................     45       2       *        *       *     47       6       1       *        *
September 25, 2030 ................................     40       2       *        *       *     42       5       *       *        *
September 25, 2031 ................................     34       1       *        *       *     36       4       *       *        *
September 25, 2032 ................................     28       1       *        *       *     30       3       *       *        *
September 25, 2033 ................................     21       1       *        *       *     23       2       *       *        *
September 25, 2034 ................................     14       *       *        *       0     15       1       *       *        *
September 25, 2035 ................................      6       *       *        *       0      7       *       *       *        *
September 25, 2036 ................................      0       0       0        0       0      0       0       0       0        0
Weighted Average Life (in years)** ................  20.46    7.09    3.75     2.44    1.76  20.96   12.58    9.76    8.10     5.81

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions  regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

                                      S-99

       Percent of Initial Certificate Principal Balance Outstanding at the
      Following Percentages of the Prepayment Assumption of Loan Group II

                                        Class II-A-1                       Class II-A-P             Class II-M-1, II-M-2 and II-M-3
                              --------------------------------   --------------------------------   --------------------------------
Distribution Date              0%     50%   100%   150%   200%    0%     50%   100%   150%   200%    0%     50%   100%   150%   200%
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ........   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
September 25, 2007 ........    96     88     80     72     65     95     87     78     70     61     96     96     96     96     96
September 25, 2008 ........    91     76     62     50     38     90     75     61     48     37     91     91     91     91     91
September 25, 2009 ........    86     65     48     34     22     85     64     47     33     22     86     86     86     86     86
September 25, 2010 ........    81     56     36     22     13     79     55     36     23     13     81     81     81     81     81
September 25, 2011 ........    76     47     27     15      7     73     46     27     15      8     76     76     76     76     76
September 25, 2012 ........    70     39     20      9      3     67     38     20     10      5     70     68     66     64     61
September 25, 2013 ........    64     32     15      6      2     61     31     15      7      3     64     60     55     51     47
September 25, 2014 ........    57     26     11      4      1     54     25     11      4      2     57     50     44     38     32
September 25, 2015 ........    50     21      8      2      *     46     20      8      3      1     50     41     33     26     20
September 25, 2016 ........    42     16      5      1      *     38     15      5      2      *     42     32     23     16     11
September 25, 2017 ........    34     12      4      1      *     30     11      3      1      *     34     23     15      9      6
September 25, 2018 ........    25      8      2      *      *     21      7      2      *      *     25     16      9      5      3
September 25, 2019 ........    16      5      1      *      *     12      3      1      *      *     16      9      5      2      1
September 25, 2020 ........     6      2      *      *      *      2      *      *      *      *      6      3      2      1      *
September 25, 2021 ........     0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
Life (in years)** .........  8.47   5.46   3.73   2.69   2.02   8.06   5.29   3.67   2.67   2.02   8.47   7.84   7.34   6.94   6.62

----------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

                                     S-100

Adjustable Rate Certificate Yield Considerations

      The  yields to  investors  on the  Adjustable  Rate  Certificates  will be sensitive to fluctuations in the level of LIBOR. The  pass-through  rates on the
Floater  Certificates  will vary with  LIBOR and the  pass-through  rates on the
Inverse Floater  Certificates  will vary inversely with LIBOR.  The pass-through rates on the  Adjustable  Rate  Certificates  are subject to maximum and minimum pass-through  rates, and are therefore  limited despite changes in LIBOR in some circumstances.  Changes in the level of LIBOR may not correlate  with changes in prevailing  mortgage interest rates or changes in other indices.  It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster  prepayments,  could occur  concurrently  with an  increased  level of
LIBOR.  Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

      The  yields to  investors  on the  Inverse  Floater  Certificates  will be extremely sensitive to the rate and timing of principal payments on the mortgage
loans,  including  prepayments,   defaults  and  liquidations,  which  rate  may
fluctuate  significantly  over time.  A faster than  expected  rate of principal payments on the mortgage loans will have an adverse effect on the yields to such investors  and could result in the failure of  investors in the Inverse  Floater
Certificates to fully recover their initial investments.

      To  illustrate  the  significance  of  changes  in the  level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate  Certificates,  the following  tables  indicate  the  approximate  pre-tax  yields to  maturity on a corporate bond equivalent basis under the different constant  percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution  of  principal  on the  certificates  will be related to the actual amortization,  including prepayments,  of the mortgage loans, which will include mortgage  loans that have  remaining  terms to  maturity  shorter or longer than assumed and mortgage  rates higher or lower than assumed,  the pre-tax yields to maturity on the  Adjustable  Rate  Certificates  are likely to differ from those shown in the  following  tables,  even if all the  mortgage  loans prepay at the constant  percentages of the prepayment  assumption and the level of LIBOR is as specified,  and the weighted average remaining term to maturity and the weighted average  mortgage  rate of the mortgage  loans are as assumed.  Any  differences between the  assumptions and the actual  characteristics  and performance of the mortgage loans and of the certificates may result in yields being different from
those  shown  in  the   tables.   Discrepancies   between   assumed  and  actual
characteristics  and  performance  underscore  the  hypothetical  nature  of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios and different levels of LIBOR.

      In addition,  it is highly unlikely that the mortgage loans will prepay at a constant percentage of the prepayment  assumption until maturity,  that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain  constant.  The  timing  of  changes  in  the  rate  of  prepayments  may significantly  affect the actual yield to maturity to an  investor,  even if the
average  rate  of  principal   prepayments  is  consistent  with  an  investor's
expectation.  In general,  the earlier the payment of  principal of the mortgage loans, the greater the effect on an investor's  yield to maturity.  As a result, the effect on an investor's yield of principal  prepayments  occurring at a rate higher or lower  than the rate  anticipated

                                     S-101

by the  investor  during the period  immediately  following  the issuance of the certificates  will not be  equally  offset by a  subsequent  like  reduction  or increase in the rate of principal prepayments.

      The tables below are based on the structuring  assumptions,  including the assumptions  regarding the characteristics and performance of the mortgage loans and the  certificates,  which may differ from their actual  characteristics  and performance, and assuming further that:

            o     on each LIBOR rate adjustment date, LIBOR will be at the level shown;

            o     the aggregate  purchase prices of the Class I-A-1 Certificates and Class I-A-2  Certificates are  approximately  $166,117,453 and $6,044,235, respectively; and

            o     the initial pass-through rates on the Class I-A-1 Certificates and Class I-A-2 Certificates are described on page S-8 and S-9 of this prospectus supplement.

      There can be no assurance  that the  mortgage  loans will have the assumed characteristics,  will  prepay at any of the rates shown in the tables or at any other  particular  rate,  that the pre-tax  yields to maturity on the Adjustable
Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this  prospectus  supplement,  that the level of LIBOR will correspond to the levels  shown  in the  tables  or  that  the  aggregate  purchase  price  of the
Adjustable  Rate  Certificates  will be as  assumed.  In  addition  to any other factors an investor may deem material,  each investor must make its own decision as to the  appropriate  prepayment  assumption  to be used  and the  appropriate levels  of LIBOR  to be  assumed  in  deciding  whether  or not to  purchase  an
Adjustable Rate Certificate.

                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class I-A-1 Certificates to Prepayments and LIBOR

                     Percentage of the Prepayment Assumption

LIBOR            0%           50%            100%          150%           200%
-----         --------      --------       --------      --------       --------
5.00%           5.40%          5.40%          5.41%         5.41%          5.42%
5.33%           5.74%          5.74%          5.74%         5.74%          5.74%
6.00%           6.42%          6.41%          6.41%         6.40%          6.39%
7.00%           7.44%          7.43%          7.41%         7.38%          7.36%
7.16%           7.60%          7.59%          7.57%         7.54%          7.52%

                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class I-A-2 Certificates to Prepayments and LIBOR

                     Percentage of the Prepayment Assumption

LIBOR            0%           50%            100%          150%           200%
-----         --------      --------       --------      --------       --------
4.75%          74.60%        59.27%         42.26%        22.23%         (0.70)%
5.33%          55.29%        40.44%         23.70%         2.85%        (20.70)%
6.00%          33.82%        19.56%          3.01%       (20.46%        (45.39)%
7.00%          (0.36)%      (13.06)%       (27.97)%      (71.10)%          *
7.16%            *             *              *             *              *

----------
*     These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                                     S-102

      Each  pre-tax  yield  to  maturity  listed  in the  preceding  tables  was calculated by determining the monthly  discount rate which,  when applied to the assumed  stream of cash flows to be paid on the  Adjustable  Rate  Certificates, would cause the discounted  present value of the assumed stream of cash flows to equal the assumed  purchase price for those  certificates.  Accrued  interest is excluded in the assumed  purchase  price and is used in computing  the corporate bond  equivalent  yields  shown.  These  yields  do not take  into  account  the different  interest  rates  at which  investors  may be able to  reinvest  funds received by them as distributions on the Adjustable Rate Certificates,  and thus do not reflect the return on any investment in the Adjustable Rate  Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding  the assumed  prepayment  rates reflected in the preceding tables,  it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is  critical  to  determining  yields,  the  pre-tax  yields to  maturity on the
Adjustable  Rate  Certificates  are  likely to differ  from  those  shown in the tables,  even if all of the  mortgage  loans  prepay at the  indicated  constant percentages of the prepayment  assumption over any given time period or over the entire life of the certificates.

      There can be no  assurance  that the  mortgage  loans  will  prepay at any particular rate or that the yield on any class of Adjustable  Rate  Certificates will conform to the yields  described in this prospectus  supplement.  Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce  slower or faster  principal  distributions  than indicated in the
preceding  tables  at  the  various  constant   percentages  of  the  prepayment
assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.  Investors are urged to  make  their  investment  decisions  based  on  their  determinations  as  to anticipated  rates of prepayment under a variety of scenarios.  Investors in the
Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

      For additional  considerations relating to the yields on the certificates, see "Yield  Considerations" and "Maturity and Prepayment  Considerations" in the
prospectus.

Principal Only Certificate and Variable Strip Certificate Yield Considerations

      Because the Principal Only  Certificates  will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected payments of principal, including prepayments,  defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans in the related loan group.

      The pre-tax yields to maturity on the Variable Strip  Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the  related  loan  group,  which rate may  fluctuate  significantly  over time.
Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of  prepayments on the  Non-Discount  Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments.

      The following  tables  indicate the  sensitivity  of the pre-tax yields to maturity on the Principal Only  Certificates and Variable Strip  Certificates to
various  constant  rates of prepayment on the mortgage loans in the related loan group by  projecting  the  monthly  aggregate  payments  on the  Principal

                                     S-103

Only   Certificates   and  Variable   Strip   Certificates   and  computing  the
corresponding  pre-tax yields to maturity on a corporate bond equivalent  basis, based on the structuring  assumptions,  including the assumptions  regarding the characteristics and performance of the mortgage loans in the related loan group, which differ from their actual  characteristics and performance and assuming the aggregate purchase prices,  including accrued interest, if any, set forth below.
Any  differences  between the  assumptions  and the actual  characteristics  and performance of the mortgage loans in the related loan group and of the Principal
Only  Certificates  and Variable Strip  Certificates  may result in yields being different  from those shown in the  tables.  Discrepancies  between  assumed and actual characteristics and performance underscore the hypothetical nature of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios.

                  Pre-Tax Yield to Maturity of the Class I-A-P
                Certificates at the Following Percentages of the
                    Prepayment Assumptions for Loan Group I

         Assumed Purchase Price                 0%                 50%                100%                150%                200%
-------------------------------------        --------            --------           --------           ---------           ---------
$1,368,270...........................          1.45%              4.65%               9.00%              13.87%             19.27%

                  Pre-Tax Yield to Maturity of the Class I-A-V
                Certificates at the Following Percentages of the
                    Prepayment Assumptions for Loan Group I

         Assumed Purchase Price                 0%                 50%                100%                150%                200%
-------------------------------------        --------            --------           --------           ---------           ---------
$6,613,756...........................         42.46%              29.16%             15.00%             (0.23)%            (16.83)%

                  Pre-Tax Yield to Maturity of the Class II-A-P
                Certificates at the Following Percentages of the
                    Prepayment Assumption for Loan Group II

         Assumed Purchase Price                 0%                 50%                100%                150%                200%
-------------------------------------        --------            --------           --------           ---------           ---------
$658,887.............................          3.76%              6.02%               9.00%              12.66%             16.99%

                  Pre-Tax Yield to Maturity of the Class II-A-V
                Certificates at the Following Percentages of the
                    Prepayment Assumption for Loan Group II

         Assumed Purchase Price                 0%                 50%                100%                150%                200%
-------------------------------------        --------            --------           --------           ---------           ---------
$1,449,035...........................         35.30%              25.39%             15.00%              4.04%              (7.59)%

      Each  pre-tax  yield to  maturity  set forth in the  preceding  tables was calculated by determining the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Principal Only  Certificates  and
Variable Strip Certificates,  as applicable,  would cause the discounted present value of the assumed  stream of cash flows to equal the assumed  purchase  price listed in the applicable  table.  Accrued  interest,  if any, is included in the assumed  purchase price and is used in computing the corporate  bond  equivalent yields shown. These yields do not take into account the

                                     S-104

different  interest  rates  at which  investors  may be able to  reinvest  funds received  by  them as  distributions  on the  Principal  Only  Certificates  and
Variable  Strip  Certificates,  and  thus  do  not  reflect  the  return  on any investment in the Principal Only  Certificates  and Variable Strip  Certificates
when any reinvestment rates other than the discount rates are considered.

      Notwithstanding  the assumed  prepayment  rates reflected in the preceding tables,  it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is  critical  to  determining  yields,  the  pre-tax  yields to  maturity on the
Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans in the related loan group  prepay at the  constant  percentages  of the  applicable  prepayment assumption  indicated in the tables above over any given time period or over the entire life of the certificates.

      A lower than  anticipated  rate of principal  prepayments  on the Discount
Mortgage  Loans  will have a material  adverse  effect on the  pre-tax  yield to maturity of the related Class A-P Certificates. The rate and timing of principal prepayments  on the Discount  Mortgage Loans may differ from the rate and timing of principal  prepayments  on the mortgage  loans in the related loan group.  In addition,  because the Discount  Mortgage Loans have Net Mortgage Rates that are lower than the Net  Mortgage  Rates of the  Non-Discount  Mortgage  Loans in the
related loan group, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates,  the Discount  Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the Non-Discount  Mortgage
Loans in the related  loan group.  In addition,  holders of the  Variable  Strip
Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans in the related loan group with higher mortgage rates;
thus, the yield on the Variable Strip Certificates will be materially  adversely affected  to a greater  extent  than on the other  offered  certificates  in the related  Certificate  Group if the mortgage loans in the related loan group with higher  mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage  rates,  these  mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

      There can be no  assurance  that the  mortgage  loans  will  prepay at any particular  rate or that the pre-tax yields on the Principal  Only  Certificates and Variable  Strip  Certificates  will conform to the yields  described in this prospectus  supplement.  Moreover,  the various  remaining terms to maturity and mortgage rates of the mortgage  loans could produce  slower or faster  principal distributions  than  indicated in the  preceding  table at the various  constant percentages  of the  applicable  prepayment  assumption  specified,  even if the weighted  average  remaining term to maturity and weighted average mortgage rate of the  mortgage  loans  are as  assumed.  Investors  are  urged  to make  their investment  decisions based on their  determinations  as to anticipated rates of prepayment  under a  variety  of  scenarios.  Investors  in the  Variable  Strip
Certificates  should fully consider the risk that a rapid rate of prepayments on the  mortgage  loans in the related  loan group  could  result in the failure of those investors to fully recover their investments.

      For additional  considerations relating to the yields on the certificates, see "Yield  Considerations" and "Maturity and Prepayment  Considerations" in the
prospectus.

                                     S-105

Class I-M-2,  Class  I-M-3,  Class  II-M-2 and Class  II-M-3  Certificate  Yield
Considerations

      If the  aggregate  Certificate  Principal  Balance of the related  Class B
Certificates  is  reduced  to zero,  the yield to  maturity  on the Class  I-M-3
Certificates  or the Class  II-M-3  Certificates,  as  applicable,  will  become extremely  sensitive to losses on the mortgage  loans in the related loan group, and the timing of those  losses that are covered by  subordination,  because the entire amount of those losses will be allocated to the Class I-M-3  Certificates or the Class II-M-3 Certificates, as the case may be.

      The  aggregate  initial  Certificate  Principal  Balance  of the Class I-B
Certificates is equal to approximately  1.30% of the aggregate principal balance of the group I loans as of the cut-off date. The aggregate  initial  Certificate
Principal Balance of the Class II-B Certificates is equal to approximately 0.50%
of the aggregate principal balance of the group II loans as of the cut-off date.
If the Certificate  Principal  Balances of the related Class B Certificates  and the Class I-M-3  Certificates or the Class II-M-3  Certificates,  as applicable, have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates or the Class II-M-2 Certificates, as applicable, will become extremely sensitive to losses on the  mortgage  loans in the  related  loan  group and the timing of those  losses that are covered by  subordination,  because the entire  amount of those  losses will be  allocated  to the Class I-M-2  Certificates  or the Class
II-M-2  Certificates,  as the case may be.  The  aggregate  initial  Certificate
Principal Balance of the Class I-M-3  Certificates and Class I-B Certificates is
equal to approximately  2.10% of the aggregate  principal balance of the group I loans as of the  cut-off  date.  The  aggregate  initial  Certificate  Principal
Balance of the Class II-M-3 Certificates and Class II-B Certificates is equal to approximately  0.75% of the aggregate principal balance of the group II loans as of the cut-off date.

      Defaults on mortgage loans may be measured  relative to a default standard or model.  The model used in this prospectus  supplement,  the standard  default assumption,  represents  an assumed rate of default  each month  relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then  outstanding  principal  balance of the mortgage  loans in the first month of the life of the  mortgage  loans and an  additional  0.02% per annum in each month thereafter  until the 30th month.  Beginning in the 30th month and in each month thereafter  through the 60th month of the life of the mortgage loans,
100% SDA  assumes  a  constant  default  rate of 0.60%  per  annum  each  month.
Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage  loans,  100% SDA assumes that the constant  default rate  declines  each month by 0.0095% per annum,  and that the constant  default rate  remains at 0.03% per annum in each month  after the 120th  month.  For the purposes of the tables  below,  it is assumed that there is no delay between the default and liquidation of the mortgage  loans. As used in the table below,  "0%
SDA" assumes  default  rates equal to 0% of SDA--no  defaults.  Correspondingly,
"200% SDA" assumes  default  rates equal to 200% of SDA, and so forth.  SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans,  including the mortgage loans in this mortgage pool.

      The following tables indicate the sensitivity of the yields to maturity on the Class I-M-2,  Class I-M-3,  Class  II-M-2 and Class II-M-3  Certificates  to
various rates of prepayment and varying levels of aggregate  Realized  Losses on the mortgage loans in the related loan group by projecting the monthly aggregate cash flows on the Class  I-M-2,  Class  I-M-3,  Class  II-M-2  and Class  II-M-3
Certificates  and  computing  the  corresponding  pre-tax yield to maturity on a corporate  bond  equivalent  basis.  The  tables  are  based on the  structuring assumptions,  except  assumption (v),  including the  assumptions  regarding

                                     S-106

the  characteristics  and performance of the mortgage  loans,  which differ from their actual characteristics and performance, and assuming further that:

            o     defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective  SDA  percentages set forth in the tables;

            o     each  liquidation  results in a  Realized  Loss  allocable  to principal equal to the percentage indicated, the loss severity percentage,  multiplied  by  the  principal  balances  of  the mortgage loans assumed to be liquidated;

            o     there  are  no   delinquencies  on  the  mortgage  loans,  and
                  principal  payments on the mortgage loans, other than those on mortgage  loans  assumed  to be  liquidated,  will  be  timely received together with prepayments,  if any, at the respective percentages of the applicable  prepayment assumption set forth in the table;

            o     there  are no  Excess  Special  Hazard  Losses,  Excess  Fraud
                  Losses, Excess Bankruptcy Losses or Extraordinary Losses;

            o     clauses  (a)(i),  (b)(i) and (b)(ii) in the  definition of the
                  Senior Accelerated Distribution Percentage are not applicable;
                  and

            o     the  purchase  prices of the Class I-M-2,  Class I-M-3,  Class
                  II-M-2 and Class  II-M-3  Certificates  will be  approximately
                  $5,743,517,  $4,026,963, $409,671 and $244,965,  respectively, including accrued interest.

      Investors  should also  consider the  possibility  that  aggregate  losses incurred  may not in fact be  materially  reduced  by higher  prepayment  speeds because mortgage loans in the related loan group that would otherwise ultimately default  and be  liquidated  may be less  likely  to be  prepaid.  In  addition, investors  should  be  aware  that  the  following  tables  are  based  upon the assumption that the Class I-M-3, Class II-M-2 and Class II-M-3  Certificates are
priced at a  discount.  Since  prepayments  will occur at par,  the yield on the
Class  I-M-3,  Class II-M-2 and Class  II-M-3  Certificates  may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual  characteristics and performance of the mortgage loans and of the certificates  may result in yields  different  from those  shown in the  tables.
Discrepancies  between  assumed  and  actual   characteristics  and  performance
underscore  the  hypothetical  nature of the tables,  which are provided only to give a general sense of the  sensitivity of yields in varying  Realized Loss and prepayment scenarios.

                                     S-107

                 Sensitivity of Pre-Tax Yield to Maturity of the
              Class I-M-2 Certificates and Class I-M-3 Certificates
                       to Prepayments and Realized Losses
                              on the Group I Loans

                            Class I-M-2 Certificates

                                                      Percentage of the Group I Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
0%...............          N/A               6.42%           6.36%          6.33%           6.29%          6.20%
100%.............          30%               6.42%           6.36%          6.33%           6.29%          6.20%
200%.............          30%               5.10%           6.36%          6.33%           6.29%          6.20%
300%.............          30%             (19.80)%          6.36%          6.32%           6.29%          6.20%
400%.............          30%             (33.51)%          1.59%          6.32%           6.29%          6.20%

                            Class I-M-3 Certificates

                                                      Percentage of the Group I Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
0%...............          N/A               7.21%           7.42%          7.56%           7.69%          8.01%
100%.............          30%               7.21%           7.43%          7.56%           7.69%          8.01%
200%.............          30%             (19.75)%          6.69%          7.56%           7.69%          8.01%
300%.............          30%             (38.43)%         (6.67)%         7.57%           7.69%          8.01%
400%.............          30%             (52.41)%        (37.07)%         1.82%           7.69%          8.01%

                                     S-108

                 Sensitivity of Pre-Tax Yield to Maturity of the
             Class II-M-2 Certificates and Class II-M-3 Certificates
                       to Prepayments and Realized Losses
                              on the Group II Loans

                            Class II-M-2 Certificates

                                                     Percentage of the Group II Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
0%...............          N/A              6.08%            6.10%          6.11%           6.12%          6.13%
100%.............          30%             (8.66)%           5.47%          6.11%           6.12%          6.13%
200%.............          30%             (42.37)%        (31.27)%        (7.30)%          5.56%          6.13%
300%.............          30%             (65.03)%        (55.82)%       (43.41)%        (22.26)%         3.89%
400%.............          30%             (81.76)%        (74.22)%       (64.31)%        (50.16)%       (13.87)%

                            Class II-M-3 Certificates

                                                     Percentage of the Group II Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
0%...............          N/A              6.80%            6.86%          6.91%           6.96%          7.00%
100%.............          30%             (27.77)%        (14.67)%         5.17%           6.96%          7.00%
200%.............          30%             (64.35)%        (55.46)%       (43.40)%        (24.31)%         4.37%
300%.............          30%             (88.13)%        (81.45)%       (72.56)%        (60.52)%       (40.88)%
400%.............          30%                *            (99.88)%       (92.87)%        (83.83)%       (70.82)%

----------
*     These yields represent a loss of substantially all of the assumed purchase price of the certificates.

      Each  pre-tax  yield  to  maturity  listed  in the  preceding  tables  was calculated by determining the monthly  discount rate which,  when applied to the assumed  stream of cash flows to be paid on the Class  I-M-2,  Class I-M-3 Class
II-M-2 and Class II-M-3 Certificates,  as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed  purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent  yields shown.  These yields do not take into account the  different  interest  rates at which  investors  may be able to reinvest  funds  received by them as  distributions  on the Class  I-M-2,  Class
I-M-3, Class II-M-2 and Class II-M-3  Certificates,  and thus do not reflect the return on any investment in the Class I-M-2, Class I-M-3, Class II-M-2 and Class
II-M-3  Certificates  when any reinvestment  rates other than the discount rates set forth in the preceding tables are considered.

      The following tables set forth the amount of Realized Losses for each loan group that would be incurred with respect to the respective  certificates in the aggregate  under each of the scenarios in the preceding  tables,  expressed as a percentage of the aggregate  outstanding principal balance of the mortgage loans in the related loan group as of the cut-off date,  after  deducting  payments of principal due during the month of the cut-off date:

                                     S-109

                 Aggregate Realized Losses of the Group I Loans

                                                      Percentage of the Group I Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
100%..............         30%               1.19%           0.69%          0.42%           0.27%          0.17%
200%..............         30%               2.34%           1.35%          0.84%           0.53%          0.35%
300%..............         30%               3.45%           2.00%          1.24%           0.79%          0.52%
400%..............         30%               4.52%           2.63%          1.64%           1.05%          0.69%

                 Aggregate Realized Losses of the Group II Loans

                                                    Percentage of the Group II Prepayment Assumption
                      Loss Severity        ----------------------------------------------------------------------
Percentage of SDA       Percentage            0%              50%           100%            150%           200%
-----------------     -------------        --------        --------       --------        --------       --------
100%..............         30%               0.90%           0.65%          0.47%           0.34%          0.25%
200%..............         30%               1.78%           1.27%          0.92%           0.67%          0.50%
300%..............         30%               2.63%           1.89%          1.37%           1.00%          0.74%
400%..............         30%               3.46%           2.48%          1.80%           1.32%          0.98%

      Notwithstanding   the  assumed  percentages  of  SDA,  loss  severity  and
prepayment  reflected in the  preceding  table,  it is highly  unlikely that the mortgage  loans  will  be  prepaid  or that  Realized  Losses  will be  incurred according to one particular pattern.  For this reason, and because the timing of cash flows is critical  to  determining  yields,  the actual  pre-tax  yields to maturity  on the Class  I-M-2,  Class  I-M-3,  Class  II-M-2  and  Class  II-M-3
Certificates  are likely to differ from those shown in the tables.  There can be no assurance that the mortgage loans will prepay at any particular  rate or that
Realized  Losses will be incurred at any  particular  level or that the yield on the Class I-M-2,  Class I-M-3,  Class II-M-2 or Class II-M-3  Certificates  will conform to the yields  described in this prospectus  supplement.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce  slower or faster  principal  distributions  than indicated in the preceding  tables  at  the  various  percentages  of the  applicable  prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

      Investors  are urged to make  their  investment  decisions  based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios.  Investors in the Class I-M-2,  Class I-M-3,  Class II-M-2
and Class  II-M-3  Certificates  should fully  consider  the risk that  Realized
Losses on the  mortgage  loans in the  related  loan group  could  result in the failure of those  investors to fully recover their  investments.  For additional
considerations   relating  to  the  yields  on  the  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The  Residual  Certificateholders'  after-tax  rate  of  return  on  their
Residual Certificates will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of
Residual  Certificates  may have tax liabilities  with respect to their Residual
Certificates  during  the early  years of the  trust's  term that  substantially exceed any  distributions  payable thereon during any such period.  In addition, holders of Residual  Certificates may have tax liabilities with respect to their
Residual  Certificates  the  present  value of which  substantially  exceeds the present

                                     S-110

value of  distributions  payable  thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual
Certificates  may  be  negative  or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable income  attributable to the Residual
Certificates  will  depend on,  among  other  things,  the timing and amounts of prepayments  and losses  experienced  with respect to the mortgage  loans in the related loan group.

      The  Residual  Certificateholders  are  encouraged  to  consult  their tax advisors as to the effect of taxes and the receipt of any payments made to those holders  in  connection  with  the  purchase  of the  Residual  Certificates  on after-tax rates of return on the Residual  Certificates.  See "Material  Federal
Income Tax  Consequences"  in this prospectus  supplement and "Material  Federal
Income Tax Consequences" in the prospectus.

                         Pooling and Servicing Agreement

General

      The  certificates  will be issued under a series  supplement,  dated as of
September 1, 2006,  to the standard  terms of pooling and  servicing  agreement, dated as of March 1, 2006,  together  referred to as the  pooling and  servicing agreement,  among the depositor,  the master  servicer,  and Deutsche Bank Trust
Company Americas, as trustee.  Reference is made to the prospectus for important information  in  addition  to that  described  herein  regarding  the  terms and conditions of the pooling and servicing agreement and the offered  certificates.
The trustee, or any of its affiliates,  in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have it if were not trustee.

      The offered  certificates  will be  transferable  and  exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar
and  paying  agent.   The  depositor   will  provide  a  prospective  or  actual
certificateholder  without charge, on written request, a copy, without exhibits, of the pooling and  servicing  agreement.  Requests  should be  addressed to the
President,  Residential  Accredit  Loans,  Inc., 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

      Under  the  pooling  and  servicing   agreement,   transfers  of  Residual
Certificates  are prohibited to any non-United  States person.  Transfers of the
Residual  Certificates are  additionally  restricted as described in the pooling and servicing agreement.  See "Material Federal Income Tax Consequences" in this
prospectus      supplement     and     "Material      Federal     Income     Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and
Restrictions   on  Transfers   of  REMIC   Residual   Certificates   to  Certain
Organizations"   and   "--Noneconomic   REMIC  Residual   Certificates"  in  the
prospectus.  In addition to the circumstances  described in the prospectus,  the depositor may terminate the trustee for cause under specified circumstances. See
"The Pooling and Servicing Agreement--The Trustee" in the prospectus.

Custodial Arrangements

      The trustee will be directed to appoint  Wells Fargo Bank,  N.A., to serve as  custodian of the mortgage  loans.  The  custodian is not an affiliate of the depositor,  the master servicer or the sponsor.  No servicer will have custodial responsibility  for the  mortgage  notes.  Residential  Funding is  required  to deliver only the notes to the custodian. The mortgage notes (and any contents of a mortgage loan file  delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of

                                     S-111

the sponsor. If these documents are maintained at the premises of the sponsor or an  affiliate,  then only the  custodian  will have access to the vaults,  and a shelving and filing  system will  segregate  the files  relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

      Master Servicer. The master servicer, an affiliate of the depositor,  will be  responsible  for master  servicing  the  mortgage  loans.  Master  servicing responsibilities include:

            o     receiving funds from subservicers,

            o     reconciling  servicing  activity  with respect to the mortgage loans,

            o     calculating remittance amounts to certificateholders,

            o     sending  remittances  to  the  trustee  for  distributions  to certificateholders,

            o     investor and tax reporting,

            o     coordinating loan repurchases,

            o     oversight of all servicing activity, including subservicers,

            o     following up with  subservicers with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made,

            o     approval of loss mitigation strategies,

            o     management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,

            o     providing  certain  notices  and  other   responsibilities  as
                  detailed in the pooling and servicing agreement.

      The  master  servicer  may,  from time to time,  outsource  certain of its
servicing  functions,   such  as  foreclosure  management,   although  any  such
outsourcing will not relieve the master servicer of any of its  responsibilities or liabilities under the pooling and servicing agreement.

      For a general  description of the master servicer and its activities,  see
"Sponsor  and Master  Servicer"  in this  prospectus  supplement.  For a general description  of  material  terms  relating to the master  servicer's  removal or replacement,  see "The  Pooling  and  Servicing  Agreement  Rights Upon Event of
Default" in the prospectus.

      Subservicer  Responsibilities.  Subservicers are generally responsible for the following duties:

            o     communicating with borrowers;

            o     sending monthly remittance statements to borrowers;

                                     S-112

            o     collecting payments from borrowers;

            o     recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);

            o     accurate and timely  accounting,  reporting and  remittance of the  principal  and interest  portions of monthly  installment payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;

            o     accurate and timely  accounting and  administration  of escrow and impound accounts, if applicable;

            o     accurate  and  timely   reporting  of  negative   amortization
                  amounts, if any;

            o     paying escrows for borrowers, if applicable;

            o     calculating and reporting payoffs and liquidations;

            o     maintaining an individual file for each loan; and

            o     maintaining   primary   mortgage   insurance   commitments  or
                  certificates  if  required,  and filing any  primary  mortgage insurance claims.

      Homecomings  Financial Network, Inc. Homecomings will subservice 53.4% and
52.4% by principal amount of the group I loans and group II loans, respectively, pursuant to the terms of a subservicing  agreement with the master servicer. The subservicing  agreement  provides  that  Homecomings  will  provide  all  of the services  described  in  the  preceding  paragraph.  Homecomings  is a  Delaware corporation  and has been  servicing  mortgage  loans  secured by first liens on
one-to   four-family   residential   properties  since  1996.   Homecomings  was
incorporated as a wholly-owned  subsidiary of Residential Funding Corporation in
1995 to service and originate  mortgage  loans.  In 1996,  Homecomings  acquired
American Custody  Corporation to begin servicing subprime mortgage loans, and in
1999 Homecomings  acquired  Capstead Inc. to focus on servicing prime loans such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,
Homecomings'  total  servicing  portfolio  was 164,000  loans with an  aggregate principal  balance of $25 billion with 20% being  subprime.  The three servicing locations were integrated onto one servicing  system/platform by the end of 2001 becoming one of the first  servicing  operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into  Homecomings'  servicing  operations.  Approximately  85% of the mortgage loans currently master serviced by Residential  Funding Corporation are subserviced  by  Homecomings.  As of December  31,  2005,  Homecomings  serviced approximately  782,000  mortgage  loans with an aggregate  principal  balance of approximately  $104 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings services mortgage  loans secured by more junior second liens on  residential  properties, and mortgage  loans made to  borrowers  with  imperfect  credit  histories,  and subprime mortgage loans.  Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage loans that  have  been  serviced  by third  parties  is  transferred  to  Homecomings.
Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

                                     S-113

      Homecomings may, from time to time,  outsource certain of its subservicing functions, such as contacting delinquent borrowers,  property tax administration and hazard  insurance  administration,  although any such  outsourcing  will not relieve  Homecomings  of  any  of  its  responsibilities  or  liabilities  as  a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer  performs the types of services requiring additional  disclosures,  the  issuing  entity  will  file a Report  on Form 8 K providing any required additional disclosure regarding such subservicer.

      The following table sets forth the aggregate  principal amount of mortgage loans  serviced  by  Homecomings  for the past five years and for the six months ended June 30, 2006. The percentages shown under  "Percentage  Change from Prior
Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                     S-114

                         Homecomings Servicing Portfolio

                                                                   First Lien Mortgage Loans
      Volume by                                                                                                     Six Months Ended
  Principal Balance              2001              2002              2003             2004             2005               6/30/06
----------------------     ---------------   ---------------   ---------------   ---------------  ---------------   ----------------
Prime Mortgages(1)         $25,532,458,680   $27,343,774,000   $29,954,139,212   $31,943,811,060  $44,570,851,126    $56,596,483,278

Non-Prime Mortgages(2)     $17,039,860,699   $27,384,763,000   $39,586,900,679   $44,918,413,591  $52,102,835,214    $51,366,852,808
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                      $42,572,319,379   $54,728,537,000   $69,541,039,891   $76,862,224,651  $96,673,686,340   $107,963,336,086
                           ===============   ===============   ===============   ===============  ===============   ================

Prime Mortgages(1)                  59.97%            49.96%            43.07%            41.56%           46.10%             52.42%

Non-Prime Mortgages(2)              40.03%            50.04%            56.93%            58.44%           53.90%             47.58%
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                              100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
                           ===============   ===============   ===============   ===============  ===============   ================

  Percentage Change
  from Prior Year(3)
----------------------
Prime Mortgages(1)                 (6.30)%             7.09%             9.55%             6.64%           39.53%                 --

Non-Prime Mortgages(2)              56.49%            60.71%            44.56%            13.47%           15.99%                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                               11.62%            28.55%            27.07%            10.53%           25.78%                 --
                           ===============   ===============   ===============   ===============  ===============   ================

                                                                   Junior Lien Mortgage Loans

      Volume by                                                                                                     Six Months Ended
  Principal Balance              2001              2002              2003             2004             2005               6/30/06
----------------------     ---------------   ---------------   ---------------   ---------------  ---------------   ----------------
Prime Mortgages(1)          $8,024,136,313    $7,627,424,000    $7,402,626,296    $7,569,300,685   $7,442,264,087    $10,268,313,191

Non-Prime Mortgages(2)                  --                --                --                --               --                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                       $8,024,136,313    $7,627,424,000    $7,402,626,296    $7,569,300,685   $7,442,264,087    $10,268,313,191
                           ===============   ===============   ===============   ===============  ===============   ================

Prime Mortgages(1)                 100.00%           100.00%           100.00%           100.00%          100.00%            100.00%

Non-Prime Mortgages(2)               0.00%             0.00%             0.00%             0.00%            0.00%              0.00%
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                              100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
                           ===============   ===============   ===============   ===============  ===============   ================

  Percentage Change
  from Prior Year(3)
----------------------
Prime Mortgages(1)                     N/A           (4.94)%           (2.95)%             2.25%          (1.68)%                 --

Non-Prime Mortgages(2)                 N/A                --                --                --               --                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                                  N/A           (4.94)%           (2.95)%             2.25%          (1.68)%                 --
                           ===============   ===============   ===============   ===============  ===============   ================

                                     S-115

                                                                  First Lien Mortgage Loans

      Volume by                                                                                                     Six Months Ended
   Number of Loans               2001              2002              2003             2004             2005               6/30/06
----------------------     ---------------   ---------------   ---------------   ---------------  ---------------   ----------------
Prime Mortgages(1)                 133,632           125,209           143,645           150,297          187,773            224,580

Non-Prime Mortgages(2)             168,185           257,077           341,190           373,473          394,776            382,202
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                              301,817           382,286           484,835           523,770          582,549            606,782
                           ===============   ===============   ===============   ===============  ===============   ================

Prime Mortgages(1)                  44.28%            32.75%            29.63%            28.70%           32.23%             37.01%

Non-Prime Mortgages(2)              55.72%            67.25%            70.37%            71.30%           67.77%             62.99%

Total                              100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
                           ===============   ===============   ===============   ===============  ===============   ================

  Percentage Change
  from Prior Year(3)
----------------------
Prime Mortgages(1)                 (9.85)%           (6.30)%            14.72%             4.63%           24.93%                 --

Non-Prime Mortgages(2)              38.47%            52.85%            32.72%             9.46%            5.70%                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                               11.91%            26.66%            26.83%             8.03%           11.22%                 --
                           ===============   ===============   ===============   ===============  ===============   ================

                                                                  Junior Lien Mortgage Loans

      Volume by                                                                                                     Six Months Ended
   Number of Loans               2001              2002              2003             2004             2005               6/30/06
----------------------     ---------------   ---------------   ---------------   ---------------  ---------------   ----------------
Prime Mortgages(1)                 228,946           217,031           211,585           210,778          199,600            251,635

Non-Prime Mortgages(2)                  --                --                --                --               --                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                              228,946           217,031           211,585           210,778          199,600            251,635
                           ===============   ===============   ===============   ===============  ===============   ================

Prime Mortgages(1)                 100.00%           100.00%           100.00%           100.00%          100.00%            100.00%

Non-Prime Mortgages(2)               0.00%             0.00%             0.00%             0.00%            0.00%              0.00%
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                              100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
                           ===============   ===============   ===============   ===============  ===============   ================

  Percentage Change
  from Prior Year(3)
----------------------
Prime Mortgages(1)                     N/A           (5.20)%           (2.51)%           (0.38)%          (5.30)%                 --

Non-Prime Mortgages(2)                 N/A                --                --                --               --                 --
                           ---------------   ---------------   ---------------   ---------------  ---------------   ----------------

Total                                  N/A           (5.20)%           (2.51)%           (0.38)%          (5.30)%                 --
                           ===============   ===============   ===============   ===============  ===============   ================

----------
(1)   Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit
      Line Loan Junior Lien programs.

(2)   Product  originated  under  the  Subprime  and  Negotiated  Conduit  Asset programs.  Subprime  Mortgage  Loans  secured by junior liens are included under First Lien Mortgage  Loans--Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)   Represents  year to year  growth or decline as a  percentage  of the prior year's volume.

Additional Subservicers

      Affiliated  Subservicers.  GMAC Mortgage Corporation,  referred to in this prospectus supplement as GMACM, will subservice approximately 13.6% and 16.9% of the group I loans and group II loans, respectively. GMAC Mortgage Corporation is a Pennsylvania  corporation  and a wholly-owned  subsidiary of GMAC  Residential
Holding Corporation,  which is a wholly-owned  subsidiary of Residential Capital
Corporation  ("ResCap").  ResCap is a  wholly-owned  subsidiary of GMAC Mortgage
Group,  Inc.,  which is a wholly-owned  subsidiary of General Motors  Acceptance
Corporation,  referred  to in this  prospectus  supplement  as  GMAC.  GMAC is a wholly-owned subsidiary of General Motors Corporation.

                                     S-116

      GMAC entered the residential  real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company,  which was formed in 1926, and the loan  administration,  servicing  operations  and  portfolio  of Norwest
Mortgage,  which entered the residential  mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

      GMACM  maintains its  executive and principal  offices at 100 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned  by ResCap and an affiliate of GMACM.  All of the mortgage loans that GMAC Bank originates are originated in accordance with GMACM's underwriting standards described below. GMAC Bank is a federal savings bank and was formed in
2001.

      The diagram below  illustrates  the ownership  structure among the parties affiliated with GMACM.

                    -----------------------------------------
                           General Motors Corporation
                    -----------------------------------------

                    -----------------------------------------
                      General Motors Acceptance Corporation
                                     (GMAC)
                    -----------------------------------------

                    -----------------------------------------
                         Residential Capital Corporation
                                    (ResCap)
                    -----------------------------------------

-------------------------------------      -------------------------------------
      GMAC Mortgage Corporation                          GMAC Bank
             (Subservicer)
-------------------------------------      -------------------------------------

      GMACM  generally  retains the  servicing  rights with  respect to loans it sells or securitizes,  and also occasionally purchases mortgage servicing rights from other  servicers or acts as a subservicer  of mortgage  loans (and does not hold the corresponding mortgage servicing right asset).

                                     S-117

      As of June 30,  2006,  GMACM  acted as  primary  servicer  and  owned  the
corresponding   servicing  rights  on  approximately  2.13  million  residential mortgage  loans  having  an  aggregate  unpaid  principal  balance  of over $263 billion,  and  GMACM  acted as  subservicer  (and did not own the  corresponding servicing  rights) on  approximately  294,606  loans having an aggregate  unpaid principal balance of over $41.8 billion.

      The following  tables set forth the mortgage  loans  serviced by GMACM for the periods indicated,  and the annual or six-month average number of such loans for the same  period.  GMACM was the  servicer of a  residential  mortgage  loan portfolio of  approximately  $150.4  billion,  $12.5 billion,  $21.2 billion and
$6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming  mortgage loans,  government mortgage loans and  second-lien  mortgage  loans  (including  home  equity  lines  of  credit), respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately  $189.2  billion,  $33.2 billion,  $18.2 billion and $14.6 billion during the  six-month  period  ended June 30,  2006  backed by prime  conforming mortgage loans, prime non-conforming  mortgage loans,  government mortgage loans and  second-lien  mortgage  loans  (including  home  equity  lines  of  credit), respectively.  The percentages shown under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between  the current and prior year volume over (b) the prior year volume.

                                     S-118

              GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                 ($ in millions)

                                                  For the 6 Months
                                                   Ended June 30,                    For the Year Ended December 31,
                                                  ----------------    --------------------------------------------------------------
                                                        2006            2005              2004             2003               2002
Prime conforming mortgage loans                   ----------------    ---------         ---------        ---------         ---------
  No. of Loans ...............................       1,420,904        1,392,870         1,323,249        1,308,284         1,418,843
  Dollar Amount of Loans .....................        $194,872         $186,364          $165,521         $153,601          $150,421
  Percentage Change
        from Prior Year ......................            4.57%           12.59%             7.76%            2.11%              N/A
Prime non-conforming mortgage loans
  No. of Loans ...............................          69,793           69,488            53,119           34,041            36,225
  Dollar Amount of Loans .....................         $32,896          $32,385           $23,604          $13,937           $12,543
  Percentage Change
    from Prior Year ..........................            1.58%           37.20%            69.36%           11.12%              N/A
Government mortgage loans
  No. of Loans ...............................         179,721          181,679           191,844          191,023           230,085
  Dollar Amount of Loans .....................         $18,342          $18,098           $18,328          $17,594           $21,174
  Percentage Change
    from Prior Year ..........................            1.35%           (1.25)%            4.17%          (16.91)%             N/A
Second-lien mortgage loans
  No. of Loans ...............................         456,875          392,261           350,334          282,128           261,416
  Dollar Amount of Loans .....................         $17,226          $13,034           $10,374           $7,023            $6,666
  Percentage Change
    from Prior Year ..........................           32.16%           25.64%            47.71%            5.36%              N/A
Total mortgage loans serviced
  No. of Loans ...............................       2,127,293        2,036,298         1,918,546        1,815,476         1,946,569
  Dollar Amount of Loans .....................        $263,336         $249,881          $217,827         $192,155          $190,804
  Percentage Change
    from Prior Year ..........................            5.38%           14.72%            13.36%            0.71%              N/A

      As servicer, GMACM collects and remits mortgage loan payments, responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property taxes and insurance  premiums,  counsels or otherwise works with delinquent borrowers,  supervises foreclosures and property dispositions and generally  administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the  outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank  accounts  on the same day  every  month or may take  advantage  of on demand electronic  payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing  functions,  such as contacting
delinquent   borrowers,   property  tax   administration  and  hazard  insurance
administration,  although any such  outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

      Unaffiliated Subservicers. HSBC Mortgage Corporation (USA) will subservice approximately 16.0% by principal amount of the group I loans.

                                     S-119

      National  City Mortgage  Company will  subservice  approximately  12.2% by principal amount of the group II loans.

      See "The Pooling and Servicing  Agreement -- Rights Upon Event of Default"
in the  prospectus  and "-- Certain Other  Matters  Regarding  Servicing"  for a
discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

      The servicing  fees for each mortgage loan are payable out of the interest payments on that mortgage  loan.  The  servicing  fees relating to each mortgage loan will be at least  0.28% per annum and not more than  1.68% per annum of the outstanding  principal  balance of that mortgage loan,  with a weighted  average servicing  fee of  approximately  0.3328% per annum,  in the case of the group I loans and 0.3258% per annum,  in the case of the group II loans.  The  servicing fees consist of (a) servicing fees payable to the master  servicer in respect of
its  master  servicing   activities  and  (b)  subservicing  and  other  related
compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such  compensation  paid to the master servicer  as the  direct  servicer  of a  mortgage  loan for  which  there is no subservicer.

      The primary  compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least 0.03% per annum and not more than 0.08% per annum of the outstanding  principal  balance of each mortgage loan, with a weighted  average of  approximately  0.0731% per annum, in the case of the group I loans and  approximately  0.0718% per annum, in the case of the group II loans. As described in the prospectus, a subservicer is entitled to servicing  compensation  in a minimum  amount equal to 0.25% per annum of the outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master  servicer in connection with its  responsibilities  under the  pooling  and  servicing  agreement.  The master  servicing  fee rate may be changed if a successor master servicer is appointed,  but it will not exceed the rate  currently  paid to the master  servicer.  See "The  Pooling and  Servicing
Agreement--Servicing Compensation and Payment of Expenses" in the prospectus for information  regarding  other possible  compensation  to the master servicer and subservicers  and for  information  regarding  expenses  payable  by the  master servicer.

                                     S-120

      The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans,  prior to payments of interest and principal to the certificateholders:

--------------------------------------------------------------------------------
  Description                           Amount                   Receiving Party
--------------------------------------------------------------------------------
Master Servicer Fee         generally 0.03% Master Servicer
                            or 0.08% per annum of the
                            principal balance of each
                            mortgage loan, depending on
                            the type of mortgage loan
--------------------------------------------------------------------------------
Subservicer Fee             at a  minimum  rate of 0.25%           Subservicers
                            per  annum of the principal
                            balance of each mortgage loan
                            serviced by a subservicer
--------------------------------------------------------------------------------

      In addition, the Master Servicer or any applicable Subservicer may recover from payments on the mortgage  loans or withdraw from the Custodial  Account the amount of any Advances and  Servicing  Advances  previously  made,  interest and investment income,  foreclosure profits,  indemnification payments payable under the pooling and  servicing  agreement,  and certain  other  servicing  expenses, including foreclosure expenses.

Reports to Certificateholders

      On each  distribution  date, a  distribution  date  statement will be made available to each  certificateholder  setting  forth  certain  information  with respect to the composition of the payment being made, the Certificate  Principal
Balance or Notional  Amount of an individual  certificate  following the payment and certain  other  information  relating to the  certificates  and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files  containing the same information in an alternative  format, available each month to certificateholders  and other parties to the pooling and servicing agreement via the trustee's internet website, at  www.tss.db.com/invr.
For  purposes  of any  electronic  version of this  prospectus  supplement,  the preceding  uniform resource  locator,  or URL, is an inactive textual  reference only.  The  depositor  has taken  steps to ensure  that this URL  reference  was inactive at the time the electronic  version of this  prospectus  supplement was created. This URL can be accessed in an internet browser at https:// followed by the URL.  In  addition,  for so long as the  issuing  entity is required to file reports with the  Commission  under the  Securities  Exchange  Act of 1934,  the issuing entity's annual report on Form 10-K,  distribution reports on Form 10-D, current  reports  on Form  8-K and  amendments  to  those  reports  will be made available on such website as soon as reasonably practicable after such materials are  electronically  filed  with,  or  furnished  to, the  Commission.  See also
"Pooling  and  Servicing   Agreement--Reports  to   Certificateholders"  in  the
prospectus for a more detailed description of certificateholder reports.

Voting Rights

      There are actions specified in the prospectus that may be taken by holders of certificates  evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates  entitled in the aggregate to that  percentage  of the  voting  rights.  96% of all voting  rights  will

                                     S-121

be allocated among all holders of the certificates, other than the Interest Only
Certificates and Residual Certificates,  in proportion to their then outstanding
Certificate  Principal  Balances,  1.0% of all voting  rights will be  allocated among the holders of the Class  I-A-2  Certificates,  1.0% of all voting  rights will be allocated among the holders of the Class I-A-V Certificates, 1.0% of all voting  rights  will  be  allocated  among  the  holders  of  the  Class  II-A-V
Certificates  and 0.34%,  0.33% and 0.33% of all voting rights will be allocated among the  holders of the Class R-I,  Class R-II and Class  R-III  Certificates,
respectively,  in  proportion  to the  percentage  interests  evidenced by their respective  certificates.  The pooling and  servicing  agreement  may be amended without the consent of the holders of the  Residual  Certificates  in  specified circumstances.

Termination

      The circumstances  under which the obligations  created by the pooling and servicing  agreement will  terminate  relating to the offered  certificates  are described under "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates"  in the  prospectus.  With  respect  to loan  group I, the  master servicer will have the option,  on any distribution  date on which the aggregate
Stated Principal  Balance of the mortgage loans in loan group I is less than 10%
of the aggregate  principal  balance of the mortgage loans in that loan group as of the cut-off  date,  either to purchase all remaining  mortgage  loans in that loan group and the other assets of the trust related thereto,  thereby effecting early  retirement of the related offered  certificates or to purchase,  in whole but not in part, the related  certificates.  Any such purchase of mortgage loans in loan group I and other assets of the trust related thereto shall be made at a price  equal  to the sum of (a) 100% of the  unpaid  principal  balance  of each mortgage  loan in that  loan  group or the  fair  market  value  of the  related underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less  than  such  unpaid  principal  balance,  net of any  unreimbursed
Advance attributable to principal, as of the date of repurchase plus (b) accrued interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase price is distributed.  With respect to loan group II, the master servicer will have the option,  on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group
II is less than 10% of the aggregate  principal balance of the mortgage loans in those loan  groups as of the cut-off  date,  either to  purchase  all  remaining mortgage  loans in loan group II,  thereby  effecting  early  retirement  of the related  offered  certificates  or to  purchase,  in whole but not in part,  the related  certificates.  Any such purchase of mortgage loans in loan group II and other assets of the trust related  thereto shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan in those loan  groups  or the fair  market  value  of the  related  underlying  mortgaged properties  with respect to defaulted  mortgage  loans as to which title to such mortgaged  properties  has been  acquired if such fair market value is less than such unpaid principal balance,  net of any unreimbursed  Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the
Net Mortgage Rate to, but not including, the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which
Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions  on the  certificates  relating to any optional  termination will be paid, first, to the related Senior Certificates,  second, to the related
Class M Certificates  in the order of their payment  priority and, third, to the related Class B Certificates.  The proceeds of any such  distribution may not be sufficient to distribute  the full amount to each class of related  certificates if the  purchase  price  is  based

                                     S-122

in part on the fair market value of the  underlying  mortgaged  property and the fair  market  value is less than 100% of the  unpaid  principal  balance  of the related mortgage loan. Any such purchase of certificates will be made at a price equal to 100% of their  Certificate  Principal Balance plus, except with respect to the  related  Class  A-P  Certificates,  the sum of the  Accrued  Certificate
Interest thereon, or with respect to the related Interest Only Certificates,  on their Notional Amounts, for the immediately preceding Interest Accrual Period at
the  then-applicable   pass-through  rate  and  any  previously  unpaid  Accrued
Certificate  Interest.  Promptly  after the purchase of such  certificates,  the master  servicer shall  terminate the trust in accordance  with the terms of the pooling and servicing agreement.

      Upon presentation and surrender of the offered  certificates in connection with the  termination  of the  trust or a  purchase  of  certificates  under the circumstances  described  in the two  preceding  paragraphs,  the holders of the offered  certificates  will be  entitled  to  receive  an  amount  equal  to the
Certificate  Principal Balance of that class plus Accrued  Certificate  Interest
thereon  for  the  immediately   preceding   Interest   Accrual  Period  at  the
then-applicable  pass-through  rate,  or,  with  respect  to the  Interest  Only
Certificates,  interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest.
However,  any  Prepayment  Interest  Shortfalls   previously  allocated  to  the
certificates will not be reimbursed.  In addition,  distributions to the holders of the most  subordinate  class of certificates  outstanding  with a Certificate
Principal  Balance  greater  than  zero will be  reduced,  as  described  in the preceding paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

      Deutsche Bank Trust Company Americas, or DBTCA, is the Trustee. DBTCA is a
New York banking  corporation  and a subsidiary of Deutsche Bank AG, or Deutsche
Bank.  DBTCA  has  acted as  trustee  on  numerous  residential  mortgage-backed securities transactions.  While the structure of the transactions referred to in the preceding sentence may differ among these transactions, DBTCA is experienced in  administering  transactions  of  this  kind.  DBTCA  has  no  pending  legal proceedings  that would  materially  affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

      DBTCA has  provided  trustee and  custodial  services on  mortgaged-backed transactions  since 1991 and has acted as trustee on over 2,000  mortgage-backed transactions.  In 2005,  DBTCA and its affiliates  have acted as trustee in over
350 combined new asset-backed  and  mortgage-backed  transactions  involving the aggregate issuance of over 300 billion dollars in securities.

      DBTCA is providing the foregoing  information at the issuing  entity's and depositor's request in order to assist the issuing entity and depositor with the preparation of their  disclosure  documents to be filed with the SEC pursuant to
Regulation AB. Otherwise,  DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

      Unless  an event of  default  has  occurred  and is  continuing  under the pooling and  servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement, the trustee is required to exercise  such of the rights and powers  vested in it by the  pooling and  servicing  agreement,  such as either  acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise

                                     S-123

or use under the  circumstances  in the conduct of such  investor's own affairs.
Subject  to  certain  qualifications  specified  in the  pooling  and  servicing agreement,  the trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities  under the pooling and servicing agreement  include  collecting  funds from the master  servicer to distribute to
certificateholders   at  the  direction  of  the  master   servicer,   providing
certificateholders  and  applicable  rating  agencies with monthly  distribution statements  and  notices of the  occurrence  of a default  under the pooling and servicing  agreement,  removing  the  master  servicer  as a result  of any such default,  appointing a successor  master  servicer,  and  effecting any optional termination of the trust.

      The master servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such  expense as may arise from the  trustee's negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee  for any losses and  expenses  incurred  without  negligence  or willful
misconduct  on  the   trustee's   part  arising  out  of  the   acceptance   and
administration of the trust.

      The trustee may resign at any time, in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the  trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated  to appoint a successor trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the  related  trust.  Any  resignation  or removal of the  trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                Legal Proceedings

      There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential  Funding  Corporation,  as  sponsor  and  master servicer,  Residential Accredit Loans, Inc. as depositor,  RALI Series 2006-QS13
Trust as the issuing entity,  Homecomings and GMACM, as  subservicers,  or other parties  described in Item 1117 of  Regulation AB that,  individually  or in the
aggregate,   would  have  a  material  adverse  impact  on  investors  in  these certificates.

      Residential Funding and Homecomings are currently parties to various legal proceedings  arising  from  time  to  time  in  the  ordinary  course  of  their businesses,  some of which  purport to be class  actions.  Based on  information currently  available,  it is the opinion of Residential  Funding and Homecomings
that  the  eventual   outcome  of  any  currently   pending  legal   proceeding,
individually  or in the  aggregate,  will not have a material  adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance,  however,  can be  given  that  the  final  outcome  of  these  legal proceedings, if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on Residential  Funding or Homecomings.  Any such unfavorable  outcome could adversely  affect the ability of Residential  Funding
Corporation or  Homecomings to perform its servicing  duties with respect to the

                                     S-124

mortgage loans and potentially lead to the replacement of Residential Funding or
Homecomings with a successor servicer.

                    Material Federal Income Tax Consequences

      Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the  depositor,  will render an opinion to the effect that,  assuming compliance  with all  provisions  of the pooling and  servicing  agreement,  for federal  income tax  purposes,  the trust will qualify as three REMICs under the
Internal Revenue Code, which shall be referred to in this prospectus  supplement as REMIC I, REMIC II and REMIC III.

      For federal income tax purposes:

            o     the Class R-I  Certificates  will  represent  ownership of the sole class of "residual interests" in REMIC I

            o     the Class R-II  Certificates  will represent  ownership of the sole class of "residual interests" in REMIC II.

            o     each class of Senior  Certificates,  other  than the  Residual
                  Certificates,  the  Class  M  Certificates  and  the  Class  B
                  Certificates will represent  ownership of "regular  interests"
                  in REMIC III and will generally be treated as debt instruments of REMIC III; and

            o     the Class  R-III  Certificates  will  represent  ownership  of
                  "residual interests" in REMIC III.

      See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal  income tax  purposes,  the Class I-A-2,  Class  I-M-3,  Class
II-M-3,  Class I-A-P,  Class I-A-V,  Class II-A-P and Class II-A-V  Certificates
will,  the Class I-A-1,  Class I-A-4,  Class I-A-6,  Class I-A-8,  Class II-A-1,
Class I-M-1, Class I-M-2,  Class II-M-1 and Class II-M-2  Certificates will not, and  all  other  classes  of  offered  certificates  (other  than  the  Residual
Certificates)  may,  be  treated  as having  been  issued  with  original  issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination the mortgage loans will prepay at a rate equal to
100% of the prepayment  assumption.  No representation is made that the mortgage loans  will  prepay at that rate or at any other  rate.  See  "Material  Federal
Income Tax  Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC
Regular Certificates--Original Issue Discount" in the prospectus.

      The  holders of the  offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

      The Internal Revenue  Service,  or IRS, has issued original issue discount regulations  under  sections  1271 to 1275 of the  Internal  Revenue  Code  that address the treatment of debt  instruments  issued with original issue discount.
The OID  regulations  suggest  that  original  issue  discount  with  respect to securities  similar to the Variable Strip  Certificates that represent  multiple uncertificated  REMIC regular  interests,  in which ownership  interests will be issued  simultaneously  to the same buyer,  should be  computed on an  aggregate method. In the absence of further guidance from the IRS, original issue

                                     S-125

discount with respect to the uncertificated regular interests represented by the
Variable   Strip   Certificates   will   be   reported   to  the   IRS  and  the
certificateholders  on an aggregate  method based on a single  overall  constant yield and the prepayment  assumption stated above,  treating all  uncertificated regular  interests  as  a  single  debt  instrument  as  described  in  the  OID regulations.

      If the method for  computing  original  issue  discount  described  in the prospectus  results  in a  negative  amount  for any  period  with  respect to a certificateholder,  the amount of  original  issue  discount  allocable  to that period would be zero and the certificateholder  will be permitted to offset that
negative  amount  only  against  future   original  issue   discount,   if  any,
attributable to those certificates.

      In some  circumstances  the OID  regulations  permit  the holder of a debt instrument to recognize original issue discount under a method that differs from that  used by the  issuer.  Accordingly,  it is  possible  that the  holder of a certificate  may be able to  select  a method  for  recognizing  original  issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

      Certain of the classes of offered  certificates may be treated for federal income tax  purposes as having  been issued at a premium.  Whether any holder of one of those  classes of  certificates  will be treated as holding a certificate with  amortizable bond premium will depend on the  certificateholder's  purchase price and the distributions  remaining to be made on the certificate at the time of  its  acquisition  by the  certificateholder.  The  use of a zero  prepayment assumption may be required in calculating the  amortization of premium.  Holders of those classes of  certificates  are  encouraged to consult their tax advisors regarding the  possibility  of making an election to amortize such premium.  See
"Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Regular Certificates" and "--Premium" in the prospectus.

      The IRS proposed  regulations on August 24, 2004 concerning the accrual of interest  income  by the  holders  of  REMIC  regular  interests.  The  proposed regulations  would  create a  special  rule for  accruing  OID on REMIC  regular interests  providing for a delay between record and payment dates, such that the period over which OID accrues  coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as  proposed,  taxpayers  would be  required  to accrue interest from the issue date to the first record date, but would not be required to accrue  interest  after the last record date.  The proposed  regulations  are limited to REMIC  regular  interests  with delayed  payment for periods of fewer than 32 days.  The  proposed  regulations  are  proposed  to apply to any  REMIC regular  interest  issued after the date the final  regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular  interest to change its method of  accounting  for OID under the final  regulations.  The  change is  proposed  to be made on a cut-off basis and, thus, does not affect REMIC regular  interests issued before the date the final regulations are published in the Federal Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions  attributable to interest-only regular interests in a REMIC on August
24, 2004. In this notice,  the IRS and Treasury requested comments on whether to adopt  special rules for taxing  regular  interests in a REMIC that are entitled only to a specified  portion of the interest in respect of one or more  mortgage loans held by the REMIC, or REMIC IOs,  high-yield REMIC regular interests,  and apparent  negative-yield  instruments.  The  IRS  and  Treasury  also  requested comments on different  methods for taxing the

                                     S-126

foregoing instruments, including the possible recognition of negative amounts of
OID, the  formulation of special  guidelines for the application of Code Section
166 to REMIC IOs and similar instruments,  and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether the  IRS  actually  will  propose  any  regulations  as  a  consequence  of  the solicitation of comments and when any resulting new rules would be effective.

      The offered  certificates  will be treated as assets  described in Section
7701(a)(19)(C)  of the  Internal  Revenue Code and "real  estate  assets"  under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code  generally  in  the  same proportion that the assets of the REMIC underlying the certificates  would be so treated. In addition,  interest on the offered certificates,  or, in the case of the  Residual  Certificates,  income  allocated  thereto,  will  be  treated  as
"interest on obligations  secured by mortgages on real  property"  under Section
856(c)(3)(B)  of the  Internal  Revenue  Code  generally  to the extent that the
offered   certificates  are  treated  as  "real  estate  assets"  under  Section
856(c)(4)(A) of the Internal Revenue Code. Moreover,  the offered  certificates, other than the Residual  Certificates,  will be "qualified mortgages" within the meaning of Section  860G(a)(3) of the Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for a regular or residual  interest in that REMIC. However,  prospective investors in offered certificates that will be generally  treated as assets described in Section  860G(a)(3) of the Internal
Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate  pursuant to the right of the master  servicer to  repurchase  the offered  certificates  may  adversely  affect any REMIC  that holds the  offered certificates  if the  repurchase  is made under  circumstances  giving rise to a prohibited transaction tax under the Internal Revenue Code. See "The Pooling and
Servicing  Agreement--Termination"  in this prospectus  supplement and "Material
Federal  Income Tax  Consequences--REMICs--  Characterization  of Investments in
REMIC Certificates" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC  regulations under the provisions of the Internal
Revenue Code that  significantly  affect holders of Residual  Certificates.  The
REMIC  regulations  impose  restrictions  on the transfer or acquisition of some residual  interests,  including  the  Residual  Certificates.  The  pooling  and servicing agreement includes other provisions regarding the transfer of Residual
Certificates, including:

      the requirement that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

            o     is not a disqualified organization;

            o     is not  acquiring  the  Residual  Certificate  on  behalf of a disqualified organization; and

            o     will maintain that status and will obtain a similar  affidavit from any  person  to whom the  transferee  shall  subsequently transfer a Residual Certificate;

            o     a provision  that any transfer of a Residual  Certificate to a disqualified organization shall be null and void; and

                                     S-127

            o     a grant to the master servicer of the right, without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a disqualified  organization  despite  the first two  provisions above.

In  addition,   under  the  pooling  and  servicing   agreement,   the  Residual
Certificates may not be transferred to non-United States persons.

      The REMIC  regulations  also  provide  that a transfer to a United  States person of "noneconomic"  residual  interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests  will  continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to  impede  the  assessment  or  collection  of  tax."  Based  on the  REMIC regulations,  the Residual  Certificates  may  constitute  noneconomic  residual interests  during  some  or  all of  their  terms  for  purposes  of  the  REMIC regulations and, accordingly,  unless no significant purpose of a transfer is to
impede  the  assessment  or  collection  of  tax,   transfers  of  the  Residual
Certificates may be disregarded and purported  transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual  Certificates will be restricted in accordance with the terms of the pooling and servicing  agreement that are intended to reduce the possibility of any transfer of a Residual  Certificate  being disregarded to the extent that
the  Residual  Certificates  constitute  noneconomic  residual  interests.   See
"Material Federal Income Tax Consequences  --REMICs--Taxation of Owners of REMIC
Residual   Certificates--Noneconomic   REMIC  Residual   Certificates"   in  the
prospectus.

      The IRS has issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor  transfer of a residual the  transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual interest or (ii)
the transfer is to a domestic  taxable  corporation with specified large amounts of gross  and net  assets  and  that  meets  certain  other  requirements  where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as  negating  eligibility.  The  regulations  generally  apply to  transfers  of residual interests  occurring on or after February 4, 2000,  although certain of their provisions apply only to transfers of residual  interests  occurring on or
after  August  19,  2002.  See  "Material   Federal   Income  Tax   Consequences
--REMICs--Taxation of Owners of REMIC Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the prospectus.

      The Class R-III  Certificateholders may be required to report an amount of taxable income with respect to the earlier  accrual periods of the term of REMIC
III that significantly exceeds the amount of cash distributions  received by the
Class  R-III  Certificateholders  from the related  REMIC with  respect to those periods.  Furthermore,  the tax on that income may exceed the cash distributions with  respect to those  periods.  Consequently,  Class R-III  Certificateholders should have other sources of funds

                                     S-128

sufficient  to pay any federal  income  taxes due in the earlier  years of REMIC
III's term as a result of their  ownership of the Class R-III  Certificates.  In addition,  the required  inclusion of this amount of taxable income during REMIC
III's earlier  accrual periods and the deferral of  corresponding  tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R-III  Certificate,  or possibly later under the "wash sale" rules of
Section  1091  of  the   Internal   Revenue  Code  may  cause  the  Class  R-III
Certificateholders'  after-tax rate of return to be zero or negative even if the
Class R-III Certificateholders'  pre-tax rate of return is positive. That is, on a  present  value  basis,  the Class  R-III  Certificateholders'  resulting  tax liabilities  could  substantially  exceed  the sum of any tax  benefits  and the amount of any cash  distributions  on such Class R-III  Certificates  over their life.

      The  rules  for  accrual  of  OID  with  respect  to  certain  classes  of certificates are subject to significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in  determining  its taxable  income,  any changes  required by the IRS in the  application  of those rules to the certificates may significantly  affect the timing of OID deductions to the related  REMIC and therefore  the amount of the related  REMIC's  taxable income allocable to holders of the Class R Certificates.

      An individual,  trust or estate that holds, whether directly or indirectly through certain pass-through  entities, a Residual  Certificate,  particularly a
Class  R-I  Certificate  or a  Class  R-II  Certificate,  may  have  significant additional gross income with respect to, but may be limited on the deductibility of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable to the related REMIC in computing the certificateholder's  regular tax liability and will not be able to deduct those fees or expenses to any extent in computing  the  certificateholder's  alternative  minimum tax  liability.  Those expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates  and the Class R-II  Certificates and not
to the  Class  R-III  Certificates.  However,  it is  possible  that the IRS may require all or some  portion of those fees and  expenses to be  allocable to the
Class    R-III    Certificates.     See    "Material    Federal    Income    Tax
Consequences--REMICs--Taxation      of     Owners     of     REMIC      Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the
prospectus.

      The  IRS has  issued  proposed  regulations  that,  if  adopted  as  final regulations,  would  cause the  question  of  whether  a  transfer  of  residual interests  will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

      Effective  August 1, 2006,  temporary  regulations  issued by the IRS (the
"Temporary  regulations")  have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien  individual or foreign  corporation  for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary  regulations  accelerate  the time both for reporting of, and  withholding tax on, excess  inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.
The timing  rules  apply to a  particular  residual  interest  and a  particular foreign person if the first  allocation of income from the residual  interest to the  foreign  person  occurs  after July 31,  2006.  The source  rules apply for taxable years ending after August 1, 2006. Under the Temporary  regulations,  in the case of REMIC residual interests held by a foreign person through a domestic partnership,  the amount of excess  inclusion  income  allocated  to the foreign partner is deemed to be received  by the

                                     S-129

foreign partner on the last day of the partnership's  taxable year except to the extent that the excess  inclusion  was  required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue
Code as a result of a distribution  by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's  indirect interest in the REMIC  residual  interest.  A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination  of the REMIC,  a  disposition  of the  partnership's  residual interest in the REMIC,  a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction  allocated to the  partnership.
Similarly,  in  the  case  of a  residual  interest  held  by a  foreign  person indirectly  as a  shareholder  of a real estate  investment  trust or  regulated investment company, as a participant in a common trust fund or as a patron in an organization  subject to part I of  subchapter T  (cooperatives),  the amount of excess inclusion  allocated to the foreign person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income  from the  trust,  company,  fund,  or  organization  would be taken into account.  Under the  Temporary  regulations,  excess  inclusions  allocated to a foreign person  (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition,  in the case of excess inclusions  allocable to a foreign person as a partner,  the Temporary regulations eliminate an exception to the withholding requirements under which a withholding  agent  unrelated  to a payee is  obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Residential  Funding will be designated  as the "tax matters  person" with respect  to each REMIC as  defined  in the REMIC  Provisions,  as defined in the prospectus,  and in connection  therewith will be required to hold not less than
0.01% of each class of the Class R Certificates.

      Purchasers of the Residual Certificates are strongly encouraged to consult their tax advisors as to the economic and tax  consequences of investment in the
Residual Certificates.

      For further  information  regarding the federal income tax consequences of investing  in the  Residual  Certificates,  see  "Certain  Yield and  Prepayment
Considerations--Additional   Yield  Considerations   Applicable  Solely  to  the
Residual  Certificates"  in this  prospectus  supplement  and "Material  Federal
Income   Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates" in the prospectus.

Penalty Protection

      If penalties were asserted against purchasers of the offered  certificates in respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

      For further  information  regarding  federal  income tax  consequences  of investing  in  the  offered  certificates,  see  "Material  Federal  Income  Tax
Consequences--REMICs" in the prospectus.

                             Method of Distribution

      In  accordance  with the terms  and  conditions  of a senior  underwriting agreement,  dated  September 26, 2006,  Merrill  Lynch,  Pierce,  Fenner & Smith
Incorporated  will serve as the senior

                                     S-130

underwriter  and has agreed to purchase,  and the  depositor has agreed to sell, the Senior  Certificates  other than the Class A-P  Certificates,  the Class A-V
Certificates,   and  a  de  minimis  portion  of  each  class  of  the  Residual
Certificates, which will be retained by Residential Funding, and are not offered hereby.  The certificates  being sold to Merrill Lynch,  Pierce,  Fenner & Smith
Incorporated  are  referred to as the senior  underwritten  certificates.  It is expected that delivery of the senior underwritten  certificates,  other than the
Residual Certificates, will be made only in book-entry form through the Same Day
Funds  Settlement  System  of  DTC,  and  that  the  delivery  of  the  Residual
Certificates  will be made at the  offices of Merrill  Lynch,  Pierce,  Fenner &
Smith  Incorporated,  on or about September 28, 2006 against payment therefor in immediately available funds.

      In accordance  with the terms and  conditions of a Class I-M  underwriting agreement,  dated September 26, 2006, Greenwich Capital Markets, Inc. will serve as the Class I-M underwriter  and has agreed to purchase,  and the depositor has agreed to sell, the Class I-M Certificates.  The certificates  being sold to the
Class  I-M   underwriter   are  referred  to  as  the  Class  I-M   underwritten
certificates.  It  is  expected  that  delivery  of  the  Class  M  underwritten certificates  will be made only in  book-entry  form  through the Same Day Funds
Settlement System of DTC on or about September 28, 2006 against payment therefor in immediately available funds.

      In accordance  with the terms and conditions of a Class II-M  underwriting agreement,  dated September 26, 2006,  Residential Funding Securities,  LLC will serve  as the  Class  II-M  underwriter  and has  agreed  to  purchase,  and the depositor  has agreed to sell,  the Class II-M  Certificates.  The  certificates being  sold to the Class  II-M  underwriter  are  referred  to as the Class II-M underwritten  certificates.  It is  expected  that  delivery  of the Class  II-M underwritten  certificates will be made only in book-entry form through the Same
Day  Funds  Settlement  System of DTC on or about  September  28,  2006  against payment therefor in immediately available funds.

      The senior underwriting  agreement,  the Class I-M underwriting  agreement and the Class II-M underwriting  agreement are collectively  referred to in this prospectus supplement as the underwriting agreements and the senior underwriter, the Class I-M underwriter and the Class II-M underwriter are referred to in this prospectus  supplement  together as the  underwriters.  The senior  underwritten certificates,  the  Class I- M  underwritten  certificates  and the  Class II- M underwritten  certificates  are  collectively  referred  to in  this  prospectus supplement as the underwritten certificates.

      In connection with the underwritten certificates,  the related underwriter has  agreed,  in  accordance  with  the  terms  and  conditions  of the  related underwriting agreement, to purchase all of its related underwritten certificates if any of those underwritten certificates are purchased thereby.

      The   underwriting   agreements   provide  that  the  obligations  of  the
underwriters  to pay for and accept  delivery of their  respective  underwritten certificates  are subject to, among other things,  the receipt of legal opinions and to  the  conditions,  among  others,  that  no  stop  order  suspending  the effectiveness of the depositor's  registration statement shall be in effect, and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and Exchange Commission.

      The  distribution  of the  underwritten  certificates  by  the  respective underwriter  may be  effected  from  time  to  time  in one or  more  negotiated transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds  to the  depositor  from  the  sale of the  senior  underwritten certificates,  before  deducting  expenses  payable  by the  depositor,  will be approximately  100.30% of the

                                     S-131

aggregate Certificate Principal Balance of the senior underwritten  certificates plus accrued interest  thereon from the cut-off date.  Proceeds to the depositor from the sale of the  Class  I-M  underwritten  certificates,  before  deducting expenses  payable  by  the  depositor,  will  be  approximately  101.18%  of the
aggregate   Certificate   Principal   Balance  of  the  Class  I-M  underwritten
certificates  plus accrued interest  thereon from the cut-off date.  Proceeds to the depositor from the sale of the Class II-M underwritten certificates,  before deducting expenses payable by the depositor, will be approximately 98.17% of the
aggregate   Certificate   Principal  Balance  of  the  Class  II-M  underwritten
certificates plus accrued interest thereon from the cut-off date.

      The underwriters may effect these transactions by selling their respective underwritten  certificates to or through dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the  underwriter for whom they act as agent. In connection with the sale of the underwritten  certificates,  the underwriters may be deemed to have received compensation  from the depositor in the form of underwriting  compensation.  The underwriters  and any dealers  that  participate  with the  underwriters  in the distribution  of the related  underwritten  certificates  are also  underwriters under the Securities  Act of 1933. Any profit on the resale of the  underwritten certificates  positioned by an underwriter would be underwriter  compensation in the form of underwriting  discounts and commissions under the Securities Act, as amended.

      The underwriting  agreements provide that the depositor will indemnify the
related   underwriter,   and  that  under  limited   circumstances  the  related
underwriter  will indemnify the depositor,  against some  liabilities  under the
Securities  Act,  or  contribute  to  payments  required  to be made in  respect thereof.

      The Class A-P  Certificates  and Class A-V  Certificates may be offered by the depositor  from time to time directly or through an  underwriter or agent in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be determined  at the time of sale.  However,  there is currently  no  underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P  Certificates  or Class A-V  Certificates  will  equal the purchase  price  paid by their  purchaser,  net of any  expenses  payable by the depositor and any compensation payable to any underwriter or agent.

      There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the underwritten  certificates it is underwriting but is not obligated to do so. There can be no assurance that a secondary  market for the  offered  certificates  will  develop or, if it does develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

      The primary  source of information  available to investors  concerning the offered  certificates will be the monthly statements discussed in the prospectus under "Description of the  Certificates--Reports  to Certificateholders"  and in
this prospectus  supplement under "Pooling and Servicing  Agreement--Reports  to
Certificateholders,"  which  will  include  information  as to  the  outstanding principal balance or notional amount of the offered  certificates.  There can be no assurance that any additional  information regarding the offered certificates will be available  through any other source.  In addition,  the depositor is not
aware  of  any  source  through  which  price   information  about  the  offered
certificates  will be available on an ongoing basis.  The limited nature of this
information   regarding  the  offered  certificates  may  adversely  affect  the liquidity  of the  offered  certificates,  even if a  secondary  market  for the offered certificates becomes available.

                                     S-132

                                 Use of Proceeds

      The  net  proceeds  from  the  sale  of the  offered  certificates  to the underwriters will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                                 Legal Opinions

      Certain legal matters relating to the certificates will be passed upon for the depositor and Residential  Funding Securities,  LLC by Orrick,  Herrington &
Sutcliffe LLP, New York, New York and for the Merrill  Lynch,  Pierce,  Fenner &
Smith  Incorporated and Greenwich  Capital  Markets,  Inc. by Thacher Proffitt &
Wood LLP, New York, New York.

                                     Ratings

      It is a condition of the issuance of the Senior  Certificates that they be rated  "AAA" by Fitch  Ratings,  or Fitch,  "AAA" by  Standard & Poor's  Ratings
Services, a division of The McGraw-Hill  Companies,  Inc., or Standard & Poor's,
and "Aaa" by Moody's Investors  Service,  Inc. or Moody's.  It is a condition of the issuance of the Class I-M-1, Class I-M-2,  Class I-M-3, Class II-M-1,  Class
II-M-2 and Class II-M-3 Certificates that they be rated not lower than "AA," "A"
and "BBB," respectively, by Fitch.

      The  ratings  assigned  by Fitch  to  mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled  under the  transaction  structure.  Fitch's  ratings reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the underlying mortgage loans.  Further, the rating on the Interest Only  Certificates  does not address whether  investors  therein will  recoup  their  initial  investments.  The  rating  on the  Principal  Only
Certificates only addresses the return of their respective Certificate Principal
Balances.  The rating on the Residual  Certificates only addresses the return of its Certificate  Principal Balance and interest on the Residual  Certificates at the related pass-through rate.

      The  ratings  assigned  by  Standard  & Poor's  to  mortgage  pass-through certificates  address the  likelihood  of the receipt by  certificateholders  of payments required under the pooling and servicing  agreement.  Standard & Poor's ratings  take into  consideration  the  credit  quality  of the  mortgage  pool, structural and legal aspects associated with the certificates, and the extent to which the payment  stream in the  mortgage  pool is  adequate  to make  payments required under the  certificates.  The rating on the Principal Only Certificates only addresses the return of their Certificate  Principal Balance. The rating on the  Residual  Certificates  only  addresses  the  return  of  their  respective
Certificate  Principal Balances and interest on the Residual Certificates at the related  pass-through  rates.  Standard & Poor's rating on the certificates does not, however,  constitute a statement  regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

      The  ratings  assigned by Moody's to the Senior  Certificates  address the likelihood of the receipt by the Senior  Certificateholders of all distributions to which they are entitled  under the pooling and servicing  agreement.  Moody's ratings  reflect its analysis of the  riskiness  of the  mortgage  loans and the structure  of  the  transaction  as  described  in  the  pooling  and  servicing agreement.  Moody's ratings do not

                                     S-133

address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the mortgage loans.

      The depositor has not requested a rating on the Senior Certificates by any rating agency other than Fitch,  Standard & Poor's and Moody's and, with respect to the Class I-M Certificates and Class II-M certificates,  by any rating agency other than Fitch.  However,  there can be no  assurance  as to whether any other rating agency will rate the Senior  Certificates or Class I-M  Certificates  and
Class II-M  certificates,  or, if it does,  what rating would be assigned by any other rating agency. A rating on the  certificates by another rating agency,  if assigned  at  all,  may be  lower  than  the  ratings  assigned  to  the  Senior
Certificates  by  Fitch,  Standard  & Poor's  and  Moody's,  and the  Class  I-M
Certificates and Class II-M certificates by Fitch.

      A security rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each  security  rating should be evaluated  independently  of any other  security  rating.  The ratings of the Interest Only  Certificates  do not address the possibility that the holders of those certificates may fail to fully recover  their  initial  investments.  In the event that the  ratings  initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is  obligated  to  provide  any  additional  support  or credit enhancement with respect to the offered certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee  for  ongoing  surveillance  by  the  rating  agencies  for so  long  as any certificates  are  outstanding.  However,  the  rating  agencies  are  under  no obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                Legal Investment

      The Senior,  Class I-M-1 and Class  II-M-1  Certificates  will  constitute
"mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies,  and, as such,  are legal  investments  for some  entities  to the extent  provided in
SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal  investment  and  restrict or  condition  investment  in mortgage  related securities  by taking  statutory  action on or prior to October  3,  1991.  Some states have enacted  legislation  which  overrides the preemption  provisions of
SMMEA. The Class I-M-2, Class II-M-2,  Class I-M-3 and Class II-M-3 Certificates
will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations  as to the proper  characterization of any class of the offered certificates for legal investment or other purposes, or as to the  ability  of  particular  investors  to  purchase  any class of the offered  certificates  under  applicable legal  investment  restrictions.  These uncertainties  may  adversely  affect  the  liquidity  of any  class of  offered certificates.  Accordingly,  all institutions  whose  investment  activities are
subject  to  legal   investment  laws  and   regulations,   regulatory   capital
requirements or review by regulatory authorities should consult with their legal advisors  in  determining  whether  and to what  extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                                     S-134

                              ERISA Considerations

      A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA  plan,  as  defined  under  "ERISA  Considerations--ERISA  Plan  Asset
Regulations" in the prospectus,  should carefully review with its legal advisors whether  the  purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise permissible under ERISA or Section 4975 of the  Internal  Revenue  Code.  The  purchase or holding of the Group I Senior
Certificates,  other  than the Class R-I  Certificates,  and the Group II Senior
Certificates,  other  than the  Class  R-II  Certificates  and the  Class  R-III
Certificates,  as well as the Class M Certificates,  by or on behalf of, or with
ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief under the
RFC exemption, as described under "ERISA Considerations--Prohibited  Transaction
Exemption" in the  prospectus  provided  those  certificates  are rated at least
"BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's at the time of purchase.  The RFC exemption contains a number of other conditions which must be met for the RFC  exemption to apply,  including the  requirement  that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation
D of the  Securities  and  Exchange  Commission  under the  Securities  Act. The depositor  expects that the specific  conditions of the RFC exemption  should be satisfied  with respect to the offered  certificates  so that the RFC  exemption should provide an exemption from the  application of the prohibited  transaction provisions  of  Sections  406(a)  and (b) of ERISA and  Section  4975(c)  of the
Internal  Revenue  Code,  for  transactions  in connection  with the  servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

      Each  beneficial  owner of Class M  Certificates  or any interest  therein shall be deemed to have represented,  by virtue of its acquisition or holding of that  certificate or interest  therein,  that either (i) it is not an ERISA plan investor,  (ii) it has  acquired  and is holding  such Class M  Certificates  in reliance on the RFC exemption,  and that it  understands  that there are certain conditions to the availability of the RFC exemption,  including that the Class M
Certificates  must be rated, at the time of purchase,  not lower than "BBB-" (or its  equivalent)  by  Standard & Poor's,  Fitch or Moody's or (iii) (1) it is an
insurance  company,  (2) the  source  of  funds  used  to  acquire  or hold  the certificate or interest therein is an "insurance  company general  account",  as such term is defined in Prohibited Transaction Class Exemption,  or PTCE, 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate or any interest  therein is acquired or held in violation of the  conditions  described  in the  preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial owner of that Class M  Certificate,  retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such  certificate  or interest  therein was  effected  in  violation  of the conditions  described  in the  preceding  paragraph  shall  indemnify  and  hold harmless the depositor,  the trustee, the master servicer, any subservicer,  the underwriters,  and the trust from and against any and all  liabilities,  claims, costs or expenses  incurred by those parties as a result of that  acquisition or holding.

      Because the exemptive  relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual  Certificates,  transfers of those  certificates  to any
ERISA plan investor will not be registered by the trustee  unless the transferee provides the depositor,  the trustee and the master  servicer with an opinion of counsel

                                     S-135

satisfactory  to those  entities,  which  opinion  will not be at the expense of those entities,  that the purchase of those  certificates by or on behalf of the
ERISA plan investor:

      o     is permissible under applicable law;

      o     will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

      o     will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      As discussed in greater  detail above under  "Description  of the Mortgage
Pool--Sharia  Mortgage  Loans",  the  trust  will  include  certain  residential
financing  transactions,   referred  to  as  Sharia  Mortgage  Loans,  that  are
structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be  treated in the same  manner as other  single  family  residential mortgages. However, since the remedies in the event of default and certain other provisions  of the Sharia  Mortgage  Loans held by the trust are  similar to the remedial and other provisions in the residential  mortgage loans contemplated by the DOL at the time the RFC exemption was granted,  the depositor  believes that the Sharia  Mortgage Loans should be treated as other single family  residential mortgages under the RFC exemption.

      Any  fiduciary  or other  investor of ERISA plan  assets that  proposes to acquire or hold the offered  certificates on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel with respect to: (i) whether the  specific  and  general  conditions  and the other  requirements  in the RFC exemption  would be  satisfied,  or  whether  any other  prohibited  transaction exemption  would  apply,  and (ii) the  potential  applicability  of the general fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions  of  ERISA  and  Section  4975 of the  Internal  Revenue  Code to the
proposed investment. See "ERISA Considerations" in the prospectus.

      The sale of any of the  offered  certificates  to an  ERISA  plan is in no respect a  representation  by the  depositor  or the  underwriters  that such an investment  meets all relevant  legal  requirements  relating to  investments by
ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                     S-136

                                     ANNEX I
                      MORTGAGE LOAN STATISTICAL INFORMATION

                                  Loan Group I

                 Credit Score Distribution of the Group I Loans

                                                                                                  Average    Weighted Average
                                              Number of        Principal        Percent of       Principal     Loan-to-Value
Credit Score Range                          Group I Loans       Balance        Group I Loans      Balance          Ratio
------------------                          -------------       -------        -------------      -------          -----
620 - 639 ............................           160         $ 35,243,810           6.56%        $220,274          74.25%
640 - 659 ............................           170           38,146,377           7.10          224,390          74.08
660 - 679 ............................           283           70,536,700          13.14          249,246          74.33
680 - 699 ............................           402           97,656,688          18.19          242,927          73.73
700 - 719 ............................           353           83,052,948          15.47          235,277          75.97
720 - 739 ............................           270           66,623,646          12.41          246,754          74.99
740 - 759 ............................           232           54,542,910          10.16          235,099          74.04
760 - 779 ............................           202           50,175,921           9.34          248,396          74.69
780 - 799 ............................           123           33,294,162           6.20          270,684          70.58
800 or greater .......................            41            7,728,313           1.44          188,495          68.27
                                               -----         ------------         ------         --------          -----
Total, Average or
Weighted Average .....................         2,236         $537,001,476         100.00%        $240,162          74.22%
                                               =====         ============         ======

      The minimum and  maximum  credit  scores of the group I loans were 620 and
818,  respectively,  and the weighted  average credit score of the group I loans will be approximately 709.

            Occupancy Types of the Group I Loan Mortgaged Properties

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Occupancy                                  Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
---------                                  -------------      -------        -----        -------    ------------   -----------
Primary Residence ....................         1,387       $402,213,049      74.90%      $289,988         704          74.32%
Second/Vacation ......................           111         26,912,245       5.01        242,453         724          76.04
Non Owner-occupied ...................           738        107,876,181      20.09        146,174         727          73.39
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                          Purpose of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Loan Purpose                               Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
------------                               -------------      -------        -----        -------    ------------   -----------
Purchase .............................         1,232       $269,020,920      50.10%      $218,361         720          77.40%
Rate/Term Refinance ..................           352         80,333,759      14.96        228,221         700          71.39
Equity Refinance .....................           652        187,646,797      34.94        287,802         699          70.87
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                                      I-1

                  Mortgaged Property Types of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Property Type                              Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
-------------                              -------------      -------        -----        -------    ------------   -----------
Single-family detached ...............         1,445       $352,636,490      65.67%      $244,039         708          73.61%
Planned Unit Developments (detached)..           332         87,804,263      16.35        264,471         711          75.97
Two-to-four family units .............           258         53,991,831      10.05        209,271         716          73.14
Condo Low-Rise (less than 5 stories)..           134         30,441,330       5.67        227,174         710          76.63
Planned Unit Developments (attached)..            27          4,662,870       0.87        172,699         717          81.77
Townhouse ............................            21          3,163,577       0.59        150,647         730          75.13
Condo Mid-Rise (5 to 8 stories) ......            10          2,130,314       0.40        213,031         700          77.15
Condo High-Rise (9 stories or more) ..             6          1,397,971       0.26        232,995         722          78.49
Condotel (5 to 8 stories) ............             1            560,000       0.10        560,000         735          80.00
Cooperative Units ....................             2            212,830       0.04        106,415         719          37.09
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                                      I-2

    Geographic Distribution of the Mortgaged Properties of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
State                                      Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
-----                                      -------------      -------        -----        -------    ------------   -----------
Alaska ...............................             3       $    699,611       0.13%      $233,204         720          80.00%
Alabama ..............................            32          3,931,625       0.73        122,863         689          77.23
Arkansas .............................            31          3,934,517       0.73        126,920         713          79.58
Arizona ..............................            66         19,034,553       3.54        288,402         707          74.85
California ...........................           256        106,963,061      19.92        417,824         715          69.09
Colorado .............................            74         13,175,428       2.45        178,046         713          76.91
Connecticut ..........................            30          9,021,818       1.68        300,727         704          76.50
District of Columbia .................            10          3,608,539       0.67        360,854         695          74.52
Delaware .............................             4            763,374       0.14        190,843         691          80.49
Florida ..............................           178         42,855,008       7.98        240,758         707          74.31
Georgia ..............................            46          8,137,625       1.52        176,905         714          76.24
Hawaii ...............................             8          3,823,337       0.71        477,917         709          72.86
Iowa .................................             4            437,210       0.08        109,302         694          87.03
Idaho ................................            14          1,830,339       0.34        130,739         730          75.46
Illinois .............................            67         16,005,303       2.98        238,885         711          76.05
Indiana ..............................            45          4,303,382       0.80         95,631         698          77.31
Kansas ...............................            13          2,239,721       0.42        172,286         709          78.69
Kentucky .............................            12          1,876,307       0.35        156,359         713          78.20
Louisiana ............................            42          6,991,020       1.30        166,453         714          75.58
Massachusetts ........................            57         21,834,357       4.07        383,059         710          74.12
Maryland .............................            63         19,218,910       3.58        305,062         703          76.07
Maine ................................             8          2,568,818       0.48        321,102         679          67.70
Michigan .............................            77         11,331,033       2.11        147,156         704          77.50
Minnesota ............................            31          7,051,592       1.31        227,471         709          75.16
Missouri .............................            54          7,538,930       1.40        139,610         712          77.00
Mississippi ..........................            10          1,547,968       0.29        154,797         711          82.37
Montana ..............................             5            892,859       0.17        178,572         703          77.93
North Carolina .......................            55          9,199,349       1.71        167,261         711          77.63
North Dakota .........................             1             50,600       0.01         50,600         727          80.00
Nebraska .............................             5            443,126       0.08         88,625         737          76.18
New Hampshire ........................            11          3,127,375       0.58        284,307         705          68.70
New Jersey ...........................            89         27,046,031       5.04        303,888         701          74.88
New Mexico ...........................            15          2,486,081       0.46        165,739         717          77.89
Nevada ...............................             7          1,608,818       0.30        229,831         725          61.20
New York .............................           127         39,174,436       7.30        308,460         707          71.16
Ohio .................................            43          5,126,029       0.95        119,210         704          81.77
Oklahoma .............................            20          1,427,979       0.27         71,399         698          78.34
Oregon ...............................            37          8,457,487       1.57        228,581         719          72.93
Pennsylvania .........................            47          8,009,908       1.49        170,424         724          78.18
Rhode Island .........................             3            750,209       0.14        250,070         728          77.45
South Carolina .......................            26          5,351,406       1.00        205,823         739          75.71
South Dakota .........................             1            135,902       0.03        135,902         762          80.00
Tennessee ............................            39          7,416,116       1.38        190,157         689          77.65
Texas ................................           236         33,544,564       6.25        142,138         709          77.94
Utah .................................            51         11,009,403       2.05        215,871         715          76.66
Virginia .............................            80         28,202,102       5.25        352,526         707          75.54
Vermont ..............................             1            599,587       0.11        599,587         765          80.00
Washington ...........................            81         18,745,989       3.49        231,432         713          76.14
Wisconsin ............................            16          2,402,633       0.45        150,165         704          79.25
West Virginia ........................             3            870,104       0.16        290,035         651          76.79
Wyoming ..............................             2            200,000       0.04        100,000         702          80.00
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                                      I-3

      No more  than  0.5% of the  group I loans  will be  secured  by  mortgaged properties located in any one zip code area in Virginia and no more than 0.4% of the group I loans will be secured by mortgaged properties located in any one zip code area outside Virginia.

                    Documentation Types of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Documentation Type                         Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         -------------      -------        -----        -------    ------------   -----------
Full/Alternate Documentation .........           740       $148,901,717      27.73%      $201,219         707          77.20%
Reduced Documentation ................         1,022        278,997,800      51.95        272,992         709          73.85
No Stated Income .....................           204         52,665,204       9.81        258,163         717          73.22
No Income/No Asset Verification ......           270         56,436,755      10.51        209,025         712          69.09
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

      No more than 23.2% of such  reduced,  no stated  income,  and no income/no asset verification loan documentation group I loans will be secured by mortgaged properties located in California.

      Approximately  0.7% of the group I loans were  underwritten  pursuant to a streamlined  refinancing  documentation program, which permits mortgage loans to be  refinanced  with only  limited  verification  or  updating  of  underwriting information  obtained  at  the  time  that  the  refinanced  mortgage  loan  was underwritten. See "The Trusts--Underwriting  Policies--General Standards" in the
prospectus.

                                      I-4

                       Mortgage Rates of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Mortgage Rates (%)                         Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         -------------      -------        -----        -------    ------------   -----------
5.875 - 5.999 ........................             2       $    824,553       0.15%      $412,276         703          61.85%
6.125 - 6.249 ........................             1            205,248       0.04        205,248         765          80.00
6.250 - 6.374 ........................             9          2,250,173       0.42        250,019         734          65.19
6.375 - 6.499 ........................            13          5,073,705       0.94        390,285         692          71.20
6.500 - 6.624 ........................            35         11,741,399       2.19        335,469         713          69.71
6.625 - 6.749 ........................            37         11,369,515       2.12        307,284         722          68.89
6.750 - 6.874 ........................           128         40,908,750       7.62        319,600         716          70.08
6.875 - 6.999 ........................           238         75,401,399      14.04        316,813         711          71.08
7.000 - 7.124 ........................           156         48,321,655       9.00        309,754         713          71.74
7.125 - 7.249 ........................           130         41,282,893       7.69        317,561         714          72.67
7.250 - 7.374 ........................           229         60,439,122      11.25        263,926         704          75.17
7.375 - 7.499 ........................           159         41,165,455       7.67        258,902         705          75.50
7.500 - 7.624 ........................           189         45,871,902       8.54        242,708         705          75.55
7.625 - 7.749 ........................           156         30,173,855       5.62        193,422         710          75.97
7.750 - 7.874 ........................           166         26,600,718       4.95        160,245         708          76.60
7.875 - 7.999 ........................           244         43,261,919       8.06        177,303         710          79.01
8.000 - 8.124 ........................           127         20,957,351       3.90        165,019         708          78.85
8.125 - 8.249 ........................            85          9,996,527       1.86        117,606         689          80.13
8.250 - 8.374 ........................            55          9,119,491       1.70        165,809         705          78.83
8.375 - 8.499 ........................            58          7,420,354       1.38        127,937         709          82.06
8.500 - 8.624 ........................             9          1,596,852       0.30        177,428         681          71.93
8.625 - 8.749 ........................             4          2,049,836       0.38        512,459         765          68.44
8.750 - 8.874 ........................             2            272,291       0.05        136,145         663          80.00
8.875 - 8.999 ........................             2            180,783       0.03         90,392         700          85.15
9.000 - 9.124 ........................             2            515,730       0.10        257,865         775          89.56
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

      As of the cut-off date, the weighted  average mortgage rate of the group I loans will be approximately 7.2999% per annum.

                                      I-5

                Net Mortgage Rates of the Discount Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Net Mortgage Rate (%)                      Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
---------------------                      -------------      -------        -----        -------    ------------   -----------
5.320 ................................             1       $    500,000       0.09%      $500,000         748          82.00%
5.395 ................................             1            340,092       0.06        340,092         754          95.00
5.595 ................................             2            824,553       0.15        412,276         703          61.85
5.845 ................................             1            205,248       0.04        205,248         765          80.00
5.898 ................................             1            295,028       0.05        295,028         687          85.00
5.970 ................................             9          2,250,173       0.42        250,019         734          65.19
5.998 ................................             1            144,527       0.03        144,527         771          97.00
6.023 ................................             2            390,752       0.07        195,376         716          86.10
6.095 ................................            13          5,073,705       0.94        390,285         692          71.20
6.148 ................................             1            150,226       0.03        150,226         662          85.00
6.220 ................................            35         11,741,399       2.19        335,469         713          69.71
6.273 ................................             2            360,319       0.07        180,160         684          89.00
6.345 ................................            35         10,734,395       2.00        306,697         722          67.62
6.380 ................................             1            209,659       0.04        209,659         750          97.00
6.398 ................................             1            154,889       0.03        154,889         665          90.00
6.443 ................................             1            422,004       0.08        422,004         747          90.00
6.470 ................................           126         40,517,998       7.55        321,571         716          69.93
                                                 ---       ------------      -----       --------         ---          -----
Total, Average or
Weighted Average .....................           233       $ 74,314,966      13.84%      $318,948         716          70.19%
                                                 ===       ============      =====

      As of the cut-off date, the weighted average of the Discount  Fractions of the Discount Mortgage Loans in loan group I will be approximately 2.462929871%.

                Original Principal Balances of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
Original Mortgage                            Number of       Principal      Group I      Principal      Average       Loan-to-
Loan Balance  ($)                          Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
---------------------                      -------------      -------        -----        -------    ------------   -----------
100,000 or less ......................           594       $ 42,778,517       7.97%      $ 72,018         710          75.49%
100,001 to 200,000 ...................           641         95,330,071      17.75        148,721         707          75.87
200,001 to 300,000 ...................           386         94,965,568      17.68        246,025         704          75.22
300,001 to 400,000 ...................           234         81,182,923      15.12        346,936         708          75.76
400,001 to 500,000 ...................           166         74,493,946      13.87        448,759         710          73.33
500,001 to 600,000 ...................           106         59,146,106      11.01        557,982         713          73.81
600,001 to 700,000 ...................            47         29,934,948       5.57        636,914         712          72.30
700,001 to 800,000 ...................            20         15,029,518       2.80        751,476         723          67.93
800,001 to 900,000 ...................             9          7,751,122       1.44        861,236         727          74.22
900,001 to 1,000,000 .................            22         21,190,913       3.95        963,223         713          69.90
1,100,001 to 1,100,000 ...............             2          2,111,287       0.39       1,055,644        685          72.49
1,100,001 to 1,200,000 ...............             2          2,297,660       0.43       1,148,830        706          61.42
1,200,001 to 1,300,000 ...............             2          2,506,250       0.47       1,253,125        719          69.51
1,400,001 to 1,500,000 ...............             3          4,424,616       0.82       1,474,872        712          68.05
1,800,001 to 1,900,000 ...............             1          1,858,030       0.35       1,858,030        768          70.00
1,900,001 to 2,000,000 ...............             1          2,000,000       0.37       2,000,000        704          65.00
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                                      I-6

                    Original LTV Ratios of the Group I Loans

Original                                     Number of                         Percent of        Average       Weighted Average
LTV Ratio (%)                              Group I Loans  Principal Balance   Group I Loans  Principal Balance   Credit Score
-------------                              -------------  -----------------   -------------  -----------------   ------------
00.01 - 50.00 ........................           114        $ 23,842,453           4.44%        $209,144             715
50.01 - 55.00 ........................            52          13,541,779           2.52          260,419             711
55.01 - 60.00 ........................            74          22,073,566           4.11          298,291             712
60.01 - 65.00 ........................           122          39,901,478           7.43          327,061             715
65.01 - 70.00 ........................           133          45,849,808           8.54          344,735             711
70.01 - 75.00 ........................           262          71,110,333          13.24          271,413             711
75.01 - 80.00 ........................         1,297         290,027,405          54.01          223,614             708
80.01 - 85.00 ........................            26           5,300,382           0.99          203,861             682
85.01 - 90.00 ........................           115          18,295,599           3.41          159,092             709
90.01 - 95.00 ........................            37           6,433,449           1.20          173,877             712
95.01 - 100.00 .......................             4             625,223           0.12          156,306             736
                                               -----        ------------         ------         --------             ---
Total, Average or
Weighted Average .....................         2,236        $537,001,476         100.00%        $240,162             709
                                               =====        ============         ======

      The weighted  average  loan-to-value  ratio at  origination of the group I loans will be approximately 74.22%.

                     Amortization Type of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Interest Only Term                         Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         -------------      -------        -----        -------    ------------   -----------
None .................................         1,482       $312,419,356      58.18%      $210,809         708          73.99%
120 Months ...........................           728        215,543,204      40.14        296,076         710          74.85
180 Months ...........................            26          9,038,915       1.68        347,651         728          67.17
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                  Property Valuation Types of the Group I Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal      Group I      Principal      Average       Loan-to-
Property Valuation Source                  Group I Loans      Balance        Loans        Balance    Credit Score   Value Ratio
-------------------------                  -------------      -------        -----        -------    ------------   -----------
Automated Valuation Model ............            58       $ 11,922,271       2.22%      $205,556         684          76.35%
Appraisal ............................         2,178        525,079,204      97.78        241,083         710          74.17
                                               -----       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................         2,236       $537,001,476     100.00%      $240,162         709          74.22%
                                               =====       ============     ======

                                      I-7

                                  Loan Group II

                 Credit Score Distribution of the Group II Loans

                                                                                                 Average     Weighted Average
                                              Number of        Principal         Percent of     Principal      Loan-to-Value
Credit Score Range                          Group II Loans      Balance        Group II Loans    Balance           Ratio
------------------                          --------------      -------        --------------    -------           -----
580 - 599 ............................             1         $    211,481           0.20%        $211,481          61.00%
600 - 619 ............................             3              667,988           0.64          222,663          68.55
620 - 639 ............................            21            3,098,597           2.98          147,552          68.20
640 - 659 ............................            58            7,183,820           6.90          123,859          64.46
660 - 679 ............................            78           14,400,696          13.84          184,624          63.99
680 - 699 ............................            90           15,566,228          14.96          172,958          66.59
700 - 719 ............................            73           11,434,459          10.99          156,636          63.59
720 - 739 ............................            59           11,757,902          11.30          199,286          58.14
740 - 759 ............................            75           13,565,416          13.04          180,872          62.79
760 - 779 ............................            69           12,225,769          11.75          177,185          65.05
780 - 799 ............................            40            8,596,711           8.26          214,918          55.72
800 or greater .......................            27            5,337,498           5.13          197,685          59.13
                                                 ---         ------------         ------         --------          -----
Total, Average or
Weighted Average .....................           594         $104,046,564         100.00%        $175,163          62.89%
                                                 ===         ============         ======

      The minimum and maximum  credit  scores of the group II loans were 594 and
819,  respectively,  and the weighted average credit score of the group II loans will be approximately 720.

            Occupancy Types of the Group II Loan Mortgaged Properties

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Occupancy                                  Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
---------                                  --------------     -------        -----        -------    ------------   -----------
Primary Residence ....................           403       $ 72,468,395      69.65%      $179,822         716          63.95%
Second/Vacation ......................            28          7,257,380       6.98        259,192         729          57.66
Non Owner-occupied ...................           163         24,320,789      23.37        149,207         729          61.28
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                          Purpose of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Loan Purpose                               Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
------------                               --------------     -------        -----        -------    ------------   -----------
Purchase .............................           167       $ 28,644,847      27.53%      $171,526         730          67.44%
Rate/Term Refinance ..................           134         22,501,053      21.63        167,918         716          61.10
Equity Refinance .....................           293         52,900,664      50.84        180,548         717          61.19
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                                      I-8

                 Mortgaged Property Types of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Property Type                              Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
-------------                              --------------     -------        -----        -------    ------------   -----------
Single-family detached ...............           372       $ 64,757,957      62.24%      $174,081         722          62.05%
Planned Unit Developments
(detached) ...........................            78         14,147,733      13.60        181,381         703          68.62
Two-to-four family units .............            69         12,158,771      11.69        176,214         726          56.44
Condo Low-Rise (less
than 5 stories) ......................            43          7,830,781       7.53        182,111         713          69.58
Planned Unit Developments
(attached) ...........................            14          2,028,490       1.95        144,892         720          62.93
Condo Mid-Rise (5
to 8 stories) ........................             4          1,101,750       1.06        275,438         739          67.49
Townhouse ............................             8            827,289       0.80        103,411         724          45.56
Cooperative Units ....................             5            781,255       0.75        156,251         747          72.30
Condo High-Rise (9
stories or more) .....................             1            412,538       0.40        412,538         756          65.00
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                                      I-9

    Geographic Distribution of the Mortgaged Properties of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
State                                      Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
-----                                      --------------     -------        -----        -------    ------------   -----------
Alaska ...............................             2       $    160,782       0.15%      $ 80,391         741          45.06%
Alabama ..............................            12            836,185       0.80         69,682         703          73.02
Arkansas .............................             2            419,045       0.40        209,523         674          54.59
Arizona ..............................            11          2,633,408       2.53        239,401         723          68.52
California ...........................            62         17,948,681      17.25        289,495         721          60.92
Colorado .............................            10          1,678,028       1.61        167,803         715          69.26
Connecticut ..........................            10          1,447,450       1.39        144,745         727          69.10
District of Columbia .................             3            274,081       0.26         91,360         728          44.74
Florida ..............................            78         16,350,818      15.71        209,626         707          60.14
Georgia ..............................            22          2,556,195       2.46        116,191         736          63.66
Iowa .................................             1             76,674       0.07         76,674         684          67.00
Idaho ................................             4          1,326,445       1.27        331,611         798          45.77
Illinois .............................            12          2,019,932       1.94        168,328         713          63.24
Indiana ..............................             5            980,918       0.94        196,184         715          64.66
Kansas ...............................             5          1,031,463       0.99        206,293         696          77.76
Kentucky .............................             8            806,052       0.77        100,756         687          70.65
Louisiana ............................            13          1,273,966       1.22         97,997         730          67.47
Massachusetts ........................            25          6,451,469       6.20        258,059         734          59.84
Maryland .............................            11          2,543,499       2.44        231,227         694          65.38
Maine ................................             3            358,471       0.34        119,490         743          48.45
Michigan .............................             7          1,168,072       1.12        166,867         710          70.12
Minnesota ............................             5            580,503       0.56        116,101         729          64.74
Missouri .............................             6            882,995       0.85        147,166         767          71.33
Montana ..............................             1            220,152       0.21        220,152         715          80.00
North Carolina .......................            16          2,012,582       1.93        125,786         701          69.25
Nebraska .............................             2            226,019       0.22        113,009         714          80.00
New Hampshire ........................             2            240,627       0.23        120,313         767          48.13
New Jersey ...........................            23          5,156,997       4.96        224,217         708          49.72
New Mexico ...........................             4            227,472       0.22         56,868         700          50.19
Nevada ...............................             3            345,489       0.33        115,163         736          40.99
New York .............................            32          5,764,042       5.54        180,126         721          58.14
Ohio .................................             9            789,585       0.76         87,732         709          62.24
Oklahoma .............................             4            423,305       0.41        105,826         725          68.13
Oregon ...............................             5            747,763       0.72        149,553         682          59.35
Pennsylvania .........................            21          2,961,918       2.85        141,044         725          67.00
Rhode Island .........................             3            545,951       0.52        181,984         708          62.30
South Carolina .......................            16          2,269,680       2.18        141,855         741          55.45
Tennessee ............................             8            862,521       0.83        107,815         727          71.33
Texas ................................            86         10,808,672      10.39        125,682         723          72.94
Utah .................................             7            767,240       0.74        109,606         717          73.66
Virginia .............................            16          2,480,649       2.38        155,041         736          59.72
Washington ...........................            14          3,006,506       2.89        214,750         738          68.74
Wisconsin ............................             5            384,261       0.37         76,852         695          67.27
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

      No more than  1.5% of the  group II loans  will be  secured  by  mortgaged properties located in any one zip code area in Florida, and no more than 1.2% of the group II loans will be secured by mortgage properties located in any one zip code area outside Florida.

                                      I-10

                    Documentation Types of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Documentation Type                         Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         --------------     -------        -----        -------    ------------   -----------
Full/Alternate Documentation .........           122       $ 20,814,797      20.01%      $170,613         729          71.51%
Reduced Documentation ................           295         53,079,005      51.01        179,929         715          63.01
No Stated Income .....................            59         10,529,263      10.12        178,462         723          62.75
No Income/No Asset Verification ......           118         19,623,499      18.86        166,301         721          53.49
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

      No more than 19.7% of such  reduced,  no stated  income,  and no income/no asset  verification  loan  documentation  group  II  loans  will be  secured  by mortgaged properties located in California.

      Approximately  0.5% of the Mortgage Loans were underwritten  pursuant to a streamlined  refinancing  documentation program, which permits mortgage loans to be  refinanced  with only  limited  verification  or  updating  of  underwriting information  obtained  at  the  time  that  the  refinanced  mortgage  loan  was underwritten. See "The Trusts--Underwriting  Policies--General Standards" in the
prospectus.

                                      I-11

                      Mortgage Rates of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Mortgage Rates (%)                         Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         --------------     -------        -----        -------    ------------   -----------
5.000 - 5.124 ........................             2       $    302,884       0.29%      $151,442         666          64.49%
5.250 - 5.374 ........................             4          1,418,567       1.36        354,642         678          45.49
5.375 - 5.499 ........................             3            949,550       0.91        316,517         725          49.10
5.500 - 5.624 ........................             8          1,902,367       1.83        237,796         729          51.57
5.625 - 5.749 ........................             8          1,895,459       1.82        236,932         742          58.92
5.750 - 5.874 ........................             7          1,380,377       1.33        197,197         751          66.18
5.875 - 5.999 ........................            30          4,651,417       4.47        155,047         710          54.16
6.000 - 6.124 ........................            23          4,515,469       4.34        196,325         734          62.64
6.125 - 6.249 ........................            31          4,336,145       4.17        139,876         727          62.19
6.250 - 6.374 ........................            53         10,550,313      10.14        199,063         740          57.08
6.375 - 6.499 ........................            52          9,362,703       9.00        180,052         734          61.20
6.500 - 6.624 ........................            61         10,901,074      10.48        178,706         712          61.41
6.625 - 6.749 ........................            57         10,069,013       9.68        176,649         724          66.19
6.750 - 6.874 ........................            41          9,718,057       9.34        237,026         724          64.64
6.875 - 6.999 ........................            52         11,210,648      10.77        215,589         708          64.85
7.000 - 7.124 ........................            27          3,762,793       3.62        139,363         720          64.89
7.125 - 7.249 ........................            21          3,669,586       3.53        174,742         715          70.21
7.250 - 7.374 ........................            29          3,728,852       3.58        128,581         715          58.13
7.375 - 7.499 ........................            21          2,771,319       2.66        131,968         703          72.37
7.500 - 7.624 ........................            24          2,657,336       2.55        110,722         705          75.28
7.625 - 7.749 ........................            20          2,073,491       1.99        103,675         679          75.56
7.750 - 7.874 ........................            12          1,103,216       1.06         91,935         683          67.85
7.875 - 7.999 ........................             4            487,139       0.47        121,785         670          76.75
8.000 - 8.124 ........................             2            465,265       0.45        232,632         687          92.53
8.125 - 8.249 ........................             1             89,223       0.09         89,223         662          60.00
8.250 - 8.374 ........................             1             74,300       0.07         74,300         710          62.00
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

      As of the cut-off date, the weighted average mortgage rate of the group II loans will be approximately 6.5654% per annum.

                                      I-12

                Net Mortgage Rates of the Discount Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Net Mortgage Rate (%)                      Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
---------------------                      --------------     -------        -----        -------    ------------   -----------
4.720 ................................             2       $    302,884       0.29%      $151,442         666          64.49%
4.970 ................................             4          1,418,567       1.36        354,642         678          45.49
5.095 ................................             3            949,550       0.91        316,517         725          49.10
5.220 ................................             8          1,902,367       1.83        237,796         729          51.57
5.345 ................................             8          1,895,459       1.82        236,932         742          58.92
5.470 ................................             7          1,380,377       1.33        197,197         751          66.18
5.595 ................................            30          4,651,417       4.47        155,047         710          54.16
5.720 ................................            23          4,515,469       4.34        196,325         734          62.64
                                                  --       ------------      -----       --------         ---          -----
Total, Average or
Weighted Average .....................            85       $ 17,016,090      16.35%      $200,189         723          56.80%
                                                  ==       ============      =====

      As of the cut-off date, the weighted average of the Discount  Fractions of the Discount Mortgage Loans in loan group II will be approximately 5.170822169%.

                Original Principal Balances of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Loan Balance  ($)                          Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
-----------------                          --------------     -------        -----        -------    ------------   -----------
100,000 or less ......................           212       $ 15,443,389      14.84%      $ 72,846         715          58.40%
100,001 to 200,000 ...................           247         34,409,456      33.07        139,310         715          62.19
200,001 to 300,000 ...................            61         14,806,430      14.23        242,728         708          64.21
300,001 to 400,000 ...................            24          8,273,744       7.95        344,739         729          68.01
400,001 to 500,000 ...................            17          7,623,690       7.33        448,452         737          66.40
500,001 to 600,000 ...................            11          6,039,650       5.80        549,059         700          68.48
600,001 to 700,000 ...................            13          8,457,468       8.13        650,574         716          65.24
700,001 to 800,000 ...................             2          1,427,779       1.37        713,890         741          58.30
800,001 to 900,000 ...................             2          1,674,233       1.61        837,116         754          67.74
900,001 to 1,000,000 .................             2          1,976,808       1.90        988,404         803          49.53
1,000,001 to 1,200,000 ...............             1          1,185,671       1.14       1,185,671        779          70.00
1,200,001 to 1,300,000 ...............             1          1,237,842       1.19       1,237,842        795          40.00
1,400,001 to 1,500,000 ...............             1          1,490,404       1.43       1,490,404        687          60.00
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                                      I-13

                    Original LTV Ratios of the Group II Loans

                                                                                                  Average
Original                                      Number of        Principal         Percent of      Principal     Weighted Average
LTV Ratio (%)                               Group II Loans      Balance        Group II Loans     Balance        Credit Score
-------------                               --------------      -------        --------------     -------        ------------
00.01 - 50.00 ........................           156         $ 23,290,714          22.38%        $149,299            731
50.01 - 55.00 ........................            41            5,715,774           5.49          139,409            718
55.01 - 60.00 ........................            53            9,820,033           9.44          185,284            703
60.01 - 65.00 ........................            59           14,842,967          14.27          251,576            733
65.01 - 70.00 ........................            55            9,557,542           9.19          173,773            727
70.01 - 75.00 ........................            55           10,538,961          10.13          191,617            715
75.01 - 80.00 ........................           162           28,135,901          27.04          173,678            711
80.01 - 85.00 ........................             2              297,155           0.29          148,577            748
85.01 - 90.00 ........................             9            1,256,722           1.21          139,636            698
90.01 - 95.00 ........................             2              590,795           0.57          295,397            690
                                                 ---         ------------         ------         --------            ---
Total, Average or
Weighted Average .....................           594         $104,046,564         100.00%        $175,163            720
                                                 ===         ============         ======         ========            ===

      The weighted  average  loan-to-value  ratio at origination of the group II loans will be approximately 62.89%.

                     Amortization Type of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Interest Only Term                         Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
------------------                         --------------     -------        -----        -------    ------------   -----------
None .................................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                 Property Valuation Types of the Group II Loans

                                                                                                                     Weighted
                                                                          Percent of      Average      Weighted       Average
                                             Number of       Principal     Group II      Principal      Average       Loan-to-
Property Valuation Source                  Group II Loans     Balance        Loans        Balance    Credit Score   Value Ratio
-------------------------                  --------------     -------        -----        -------    ------------   -----------
Automated Valuation Model ............            12       $  1,892,422       1.82%      $157,702         710          75.95%
Appraisal ............................           582        102,154,142      98.18        175,523         720          62.65
                                                 ---       ------------     ------       --------         ---          -----
Total, Average or
Weighted Average .....................           594       $104,046,564     100.00%      $175,163         720          62.89%
                                                 ===       ============     ======

                                      I-14

Prospectus
Mortgage Asset-Backed and Manufactured Housing
Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Corporation
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

Offered Certificates          The   certificates  in  a  series  will  represent
                              interests  in a trust  and will be paid  only from
                              the assets of that trust.  The  certificates  will
                              not  represent  interests  in  or  obligations  of
                              Residential  Accredit  Loans,  Inc.,   Residential
                              Funding  Corporation  or any of their  affiliates.
                              Each  series  may  include   multiple  classes  of
                              certificates  with  differing  payment  terms  and
                              priorities.  Credit  enhancement  will be provided
                              for all offered certificates.

Mortgage Collateral           Each trust will consist primarily of:

                              o  mortgage   loans   or   manufactured    housing
                                 conditional sales contracts or installment loan
                                 agreements  secured  by first  liens on one- to
                                 four-family residential properties; or

                              o  mortgage   securities   and  whole  or  partial
                                 participations in mortgage loans.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of these  certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 August 8, 2006

              Important notice about information presented in this
              prospectus and the accompanying prospectus supplement

      We  provide  information  to you about the  certificates  in two  separate documents that provide progressively more detail:

o     this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o     the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should  rely only on the  information  provided in this  prospectus  and the accompanying  prospectus supplement,  including the information  incorporated by reference.  See "Additional  Information," "Reports to  Certificateholders"  and
"Incorporation of Certain Information by Reference" in this Prospectus.  You can request information  incorporated by reference from Residential  Accredit Loans,
Inc. by calling us at (952)  857-7000 or writing to us at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  We have not  authorized anyone to  provide  you with  different  information.  We are not  offering  the certificates in any state where the offer is not permitted.

Some  capitalized  terms used in this  prospectus  are  defined in the  Glossary attached to this prospectus.

                                   ----------

                                  INTRODUCTION

      The  pass-through  certificates  offered  may be sold from time to time in series.  Each series of certificates  will represent in the aggregate the entire beneficial ownership interest,  excluding any interest retained by the depositor or any other entity specified in the accompanying  prospectus  supplement,  in a
trust   consisting   primarily  of  a  segregated  pool  of  mortgage  loans  or
manufactured   housing   conditional   sales  contracts  and  installment   loan
agreements,   acquired  by  the  depositor  from  one  or  more   affiliated  or
unaffiliated  institutions.  Each series of certificates  will be issued under a pooling and  servicing  agreement  among the  depositor,  the trustee and master servicer or servicer as specified in the accompanying prospectus supplement,  or a trust  agreement  between  the  depositor  and  trustee  as  specified  in the accompanying prospectus supplement.

                                   THE TRUSTS

General

      The  mortgage  loans,   contracts  and  other  assets  described  in  this
prospectus under "The Trusts--The  Mortgage Loans" and "--The  Contracts" and in
the accompanying  prospectus  supplement will be held in a trust for the benefit of the  holders of the related  series of  certificates  and any  uncertificated interest,  if  any,  as  described  in  this  section  and in  the  accompanying prospectus  supplement.  These assets will be evidenced by promissory  notes, or mortgage notes, that are secured by the following:

      o     mortgages;

      o     deeds of trust;

      o     manufactured  housing  conditional  sales  contracts and installment loan agreements;

      o     other similar security  instruments creating a first lien on one- to four-family residential properties; or

      o     whole or partial  participations in the mortgage loans or contracts, which  may  include  mortgage  pass-through  certificates,  known as
            mortgage   securities,   including  Agency  Securities,   evidencing
            interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

      o     manufactured housing conditional sales contracts; and

      o     installment loan agreements.

Mortgage collateral may include:

      o     mortgage loans; and

      o     contracts.

      As specified in the  accompanying  prospectus  supplement,  the  mortgaged properties will primarily include any combination of the following:

      o     attached or detached one-family dwelling units;

      o     two- to four-family dwelling units;

      o     condominiums;

      o     units in condotels;

      o     townhouses;

      o     row houses;

      o     individual units in planned-unit developments;

      o     modular pre-cut/panelized housing;

      o     Cooperatives;

      o     manufactured homes; and

      o     the  fee,  leasehold  or  other  interests  in the  underlying  real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation,  second and non-owner-occupied homes.

      The  prospectus  supplement  with  respect to a series will  describe  the specific  manner in which  certificates of that series issued under a particular pooling and  servicing  agreement or trust  agreement  will  evidence  specified beneficial  ownership  interests in a separate  trust created under that pooling and  servicing  agreement  or trust  agreement.  A trust will consist of, to the extent  provided  in the  related  pooling  and  servicing  agreement  or  trust agreement:

      o     mortgage  loans or contracts and the related  mortgage  documents or interests in them, including any mortgage  securities,  underlying a particular  series of  certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if  specified in the  accompanying  prospectus  supplement,  any interest  retained by the  depositor or any of its  affiliates  with respect to each mortgage loan;

      o     assets  including  all  payments  and  collections  derived from the mortgage  loans,  contracts  or  mortgage  securities  due after the related  cut-off  date,  as  from  time to time  are  identified  as deposited in the  Custodial  Account and in the related  Certificate
            Account;

      o     property  acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related  proceeds from the disposition of any related Additional Collateral or Pledged
            Assets;

      o     hazard insurance  policies and primary insurance  policies,  if any, and portions of the related proceeds; and

      o     any combination,  as and to the extent specified in the accompanying prospectus supplement,  of a letter of credit,  purchase obligation, mortgage pool insurance policy,  mortgage insurance policy,  special hazard insurance policy,  reserve fund, bankruptcy bond, certificate insurance  policy,  surety  bond or other  similar  types of  credit enhancement as described under "Description of Credit Enhancement."

      The  accompanying  prospectus  supplement will describe the material terms and conditions of certificates of interest or  participations  in mortgage loans to the extent they are included in the related trust.

      Each  mortgage  loan or contract  will be selected  by the  depositor  for inclusion in a mortgage pool from among those  purchased by the  depositor  from any of the following sources:

      o     either  directly or through its  affiliates,  including  Residential
            Funding Corporation;

      o     sellers who are  affiliates of the depositor  including  Homecomings
            Financial Network, Inc. and GMAC Mortgage Corporation; or

      o     savings  banks,  savings and loan  associations,  commercial  banks, credit unions,  insurance companies or similar institutions that are supervised and/or examined by a federal or state authority,  lenders approved  by the  United  States  Department  of  Housing  and Urban
            Development,  known as HUD,  mortgage  bankers,  investment  banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan  originators or sellers not affiliated  with the  depositor,  all as  described  in the  accompanying  prospectus supplement.

The mortgage  collateral  sellers may include state or local government  housing finance agencies.  If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor  directly from sellers other than Residential  Funding
Corporation,  the accompanying  prospectus supplement will specify the extent of mortgage  loans or contracts so acquired.  The  characteristics  of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

      The mortgage  loans or contracts may also be delivered to the depositor in a  Designated  Seller  Transaction.  A  "Designated  Seller  Transaction"  is  a
transaction  in which the  mortgage  loans are  provided to the  depositor by an unaffiliated  seller,  as more fully  described  in the  prospectus  supplement.
Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller  identified  in the  accompanying  prospectus  supplement  in exchange  for the related  mortgage  loans,  or may be offered  under any of the other methods described in this prospectus under "Methods of Distribution."  The accompanying  prospectus  supplement for a Designated  Seller  Transaction  will include  information,  provided by the  related  seller  about the  seller,  the mortgage loans and the underwriting  standards applicable to the mortgage loans.
All  representations and warranties with respect to the mortgage loans sold in a
Designated Seller  Transaction will be made only by the applicable  unaffiliated seller,  referred to herein as the  Designated  Seller.  The depositor will take reasonable  steps

to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities  and Exchange  Commission.  The depositor  will limit  Designated
Seller  Transactions  to creditworthy  unaffiliated  sellers.  In addition,  the depositor will obtain from  Designated  Sellers  representations  and warranties regarding  specific  characteristics  of the mortgage  loans,  together  with an
obligation  to  repurchase   any  mortgage   loans  that  do  not  satisfy  such
representations and warranties.  Furthermore, the depositor will obtain from the
Designated  Sellers  the  obligation  to  indemnify  the  depositor  against any liabilities resulting from a breach of such representations and warranties.

      If  specified  in  the  accompanying  prospectus  supplement,   the  trust
underlying a series of certificates may include mortgage  securities,  including
Agency  Securities.  The mortgage  securities may have been issued previously by the depositor or an affiliate thereof,  a financial  institution or other entity engaged in the  business of mortgage  lending or a limited  purpose  corporation organized  for the purpose of,  among other  things,  acquiring  and  depositing mortgage loans into trusts, and selling beneficial  interests in such trusts. As specified in the accompanying  prospectus  supplement,  the mortgage  securities will primarily be similar to certificates  offered hereunder in their collateral and their cash flows.  The primary  collateral for both the mortgage  securities and the related  certificates will be the same pool of mortgage loans.  Payments on the  mortgage  securities  will be passed  through to holders of the  related certificates.  The Agency  Securities may have been guaranteed  and/or issued by the Governmental National Mortgage  Association,  known as Ginnie Mae, or issued by the Federal  Home Loan  Mortgage  Corporation,  known as Freddie  Mac, or the
Federal National Mortgage Association,  known as Fannie Mae. As to any series of certificates,  the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement,  and the mortgage loans underlying those mortgage  securities will be described  together with any other mortgage  loans included in the mortgage pool relating to that series.  As to any  series of  certificates,  as used in this  prospectus  a  mortgage  pool includes the related mortgage loans underlying any mortgage securities.

      For any series of certificates backed by mortgage  securities,  the entity
that   administers   the  mortgage   securities   may  be  referred  to  as  the
administrator,  if stated in the accompanying prospectus supplement.  References in this  prospectus  to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include  Advances made and  other  actions  taken  under  the terms of the  mortgage  securities.  Each certificate  will  evidence an interest  in only the related  mortgage  pool and corresponding trust, and not in any other mortgage pool or trust.

      The accompanying  prospectus  supplement will provide material information concerning  the types and  characteristics  of the mortgage  loans and contracts included in the related trust as of the cut-off  date. A Current  Report on Form
8-K  will  be  available  on  request  to  holders  of  the  related  series  of certificates and will be filed,  together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial  issuance of the  certificates.  If mortgage  loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement,  that addition or deletion will be noted in the Form 8-K.  Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

   General

      If stated in the accompanying  prospectus supplement,  all or a portion of the  mortgage  loans  that  underlie  a series  of  certificates  may have  been purchased by the depositor under the Expanded Criteria Program.

      The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar  security  instruments  creating a first lien on or other interests in the related mortgaged  properties.  The mortgage loans may be loans that have been consolidated  and/or have had various terms changed,  loans that have been  converted  from  adjustable-rate  mortgage  loans to  fixed-rate mortgage  loans,  or  construction  loans which have been converted to permanent mortgage  loans. In addition,  a mortgaged  property may be subject to secondary financing  at the  time of  origination  of the  mortgage  loan  or at any  time thereafter.

      The depositor  will cause the mortgage  loans  constituting  each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement,  for the benefit of the holders of all of the  certificates of a series.  The assignment of the mortgage loans  to  the  trustee  will  be  without  recourse.  See  "Description  of the
Certificates--Assignment of Mortgage Loans."

   Interest Rate Characteristics

      The accompanying  prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate  mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

      ARM Loans.  ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage  rate is to be  adjusted.  After this date,
the  mortgage  rate  may  adjust   periodically,   subject  to  any   applicable
limitations,  based on changes  in the  relevant  index,  to a rate equal to the index plus the Gross  Margin.  The initial  mortgage  rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.  The index or  indices  for a  particular  pool will be  specified  in the accompanying prospectus supplement and may include one of the following indexes:

      o     the weekly average yield on U.S. Treasury  securities  adjusted to a constant  maturity  of six  months,  one  year  or  other  terms  to maturity;

      o     the weekly auction average  investment yield of U.S.  Treasury bills of various maturities;

      o     the daily bank prime loan rate as quoted by financial  industry news sources;

      o     the cost of  funds of  member  institutions  of any of the  regional
            Federal Home Loan Banks;

      o     the interbank  offered rates for U.S.  dollar deposits in the London market,  each  calculated  as of a  date  prior  to  each  scheduled interest  rate  adjustment  date  that  will  be  specified  in  the accompanying prospectus supplement; or

      o     the weekly average of secondary  market  interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different  investment  considerations than  fixed-rate  mortgage  loans.  Adjustable  mortgage rates can cause payment increases that may exceed some mortgagors'  capacity to cover such payments.  An
ARM loan may provide that its mortgage  rate may not be adjusted to a rate above the applicable  maximum  mortgage rate or below the applicable  minimum mortgage rate, if any, for the ARM loan.  In addition,  some of the ARM loans may provide for  limitations  on the maximum amount by which their mortgage rates may adjust for any single adjustment period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

      Other ARM loans may permit the  borrower  to select from  various  payment options on each  payment  date.  Those  options may include a payment of accrued interest only, a minimum payment based on an amortization  schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing  negative amortization,  a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current  interest rate, and a monthly  payment that would  fully  amortize  the ARM loan over a shorter  period at the  current interest rate.

      Convertible  Mortgage Loans.  On any conversion of a Convertible  Mortgage
Loan,  either the  depositor  will be obligated  to  repurchase  or  Residential
Funding  Corporation,  the  applicable  subservicer  or a  third  party  will be obligated to purchase the converted mortgage loan.  Alternatively,  if specified in the accompanying  prospectus supplement,  the depositor,  Residential Funding
Corporation or another party may agree to act as remarketing  agent with respect to the converted  mortgage loans and, in such capacity,  to use its best efforts to arrange for the sale of converted mortgage loans under specified  conditions.
If any party  obligated to purchase any converted  mortgage loan fails to do so, or if any  remarketing  agent  fails  either  to  arrange  for  the  sale of the converted  mortgage  loan or to exercise any election to purchase the  converted mortgage loan for its own account,  the related  mortgage  pool will  thereafter include both fixed-rate and adjustable-rate mortgage loans.

   Amortization Provisions

      The accompanying  prospectus  supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

      o     loans with equal monthly payments;

      o     GPM Loans,  which have monthly payments that increase in amount over time, until they are fully amortizing;

      o     Interest Only Loans;

      o     simple interest loans;

      o     mortgage loans that experience negative amortization;

      o     bi-weekly or semi-monthly payment loans; and

      o     Balloon Loans.

      Interest Only Loans. Interest Only Loans generally require that a borrower
make  monthly  payments  of  accrued   interest,   but  not  principal,   for  a
predetermined  period  following   origination   (commonly  referred  to  as  an
"interest-only  period"). After the interest-only period, the borrower's monthly payment  generally will be  recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, when the monthly payment increases,  the borrower may not be able to pay the  increased  amount and may default or refinance  the  Interest  Only Loan to avoid the higher payment.  Because no scheduled  principal payments are required to be made during the  interest-only  period,  the related offered  certificates will receive smaller scheduled principal  distributions  during that period than they would have received if the borrower were required to make monthly  payments of interest and principal from origination.  In addition,  because a borrower is not  required to make  scheduled  principal  payments  during the  interest-only period,  the  principal  balance of an Interest Only Loan may be higher than the principal  balance of a similar mortgage loan that requires payment of principal and  interest  throughout  the entire term of the  mortgage  loan,  and a higher principal  balance  may  result in a greater  loss  upon the  liquidation  of an
Interest Only Loan due to a default.

      Simple Interest  Mortgage Loans. A simple interest  mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal  monthly  payments,  except,  in the case of a  Balloon  Loan,  the  final payment.  Each monthly  payment  consists of an installment of interest which is calculated  on the basis of the  outstanding  principal  balance of the mortgage loan  multiplied by the stated  mortgage  loan rate and further  multiplied by a fraction,  with the numerator  equal to the number of days in the period elapsed since the preceding  payment of interest was made and the  denominator  equal to the  number of days in the  annual  period  for which  interest  accrues  on the mortgage loan. As payments are received under a simple  interest  mortgage loan, the amount received is applied first to interest  accrued to the date of payment and then the  remaining  amount is applied  to pay any  unpaid  fees and then to reduce the unpaid principal  balance.  Accordingly,  if a mortgagor pays a fixed monthly  installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment  allocable to interest for the period since the preceding  payment was made will be less than it would have been had the payment been made as  scheduled,  and the portion of the  payment  applied to reduce the unpaid principal balance will be correspondingly  greater. On the other hand, if a mortgagor pays a fixed monthly  installment  after its scheduled due date, the portion of the payment  allocable to interest for the period since the preceding payment was made will be greater  than it would have been had the  payment  been made as scheduled,  and the remaining portion, if any, of the payment applied to reduce  the unpaid  principal  balance  will be  correspondingly  less.  If each scheduled  payment under a simple interest  mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more  quickly than  scheduled.  However,  if the  mortgagor  consistently  makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled.  If a simple interest mortgage loan is prepaid,  the mortgagor  is  required  to pay  interest  only to the date of  prepayment.  The variable  allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

      Negatively  Amortizing  ARM  Loans.  Certain  ARM loans may be  subject to negative  amortization  from  time to time  prior  to their  maturity.  Negative amortization  may result from either the  adjustment  of the mortgage  rate on a more  frequent  basis  than  the  adjustment  of the  scheduled  payment  or the application  of a cap on the size of the scheduled  payment.  In the first case, negative  amortization  results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled  payment on the related mortgage loan and such increase  causes  accrued  monthly  interest on the mortgage  loan to exceed the scheduled  payment.  In the second  case,  negative  amortization  results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled  payment on the mortgage  loan.
In addition, ARM loans with payment options described above may produce negative amortization  if the borrower  chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled  payment is not sufficient to pay the accrued  monthly  interest

on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the  scheduled  payment on the mortgage  loans is added to the principal balance  of the ARM loan and is to be repaid  from  future  scheduled  payments.
Negatively  amortizing  ARM  loans do not  provide  for the  extension  of their original  stated  maturity to  accommodate  changes in their  mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

      Bi-Weekly or  Semi-Monthly  Mortgage  Loans.  Certain  mortgage  loans may provide  for  payments  by the  borrowers  every  other week or twice each month during the term of the mortgage loan, rather than monthly payments.

      Balloon  Loans.  Balloon Loans  generally  require a monthly  payment of a pre-determined  amount that will not fully  amortize the loan until the maturity date,  at which time the  Balloon  Amount will be due and  payable.  For Balloon
Loans, payment of the Balloon Amount,  which, based on the amortization schedule of those mortgage loans, is expected to be a substantial  amount, will typically depend on the mortgagor's  ability to obtain refinancing of the mortgage loan or to sell the mortgaged  property  prior to the maturity of the Balloon Loan.  The ability to obtain  refinancing will depend on a number of factors  prevailing at the time refinancing or sale is required,  including,  without limitation,  real estate  values,  the  mortgagor's  financial  situation,  the level of available mortgage loan interest rates,  the mortgagor's  equity in the related  mortgaged property,  tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their  affiliates  will be  obligated  to  refinance  or  repurchase  any mortgage loan or to sell the mortgaged property.

   Collateral Characteristics

      The  accompanying  prospectus  supplement  will also  describe the type of collateral  securing the mortgage  loans.  In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties,  each trust may include:

      o     Pledged Asset Mortgage Loans; and

      o     Additional Collateral Loans.

      Pledged  Asset  Mortgage  Loans.  Each  Pledged  Asset  will  be held by a custodian  for the  benefit of the  trustee  for the trust in which the  related
Pledged  Asset  Mortgage  Loan is  held,  and  will be  invested  in  investment obligations  permitted  by the  rating  agencies  rating the  related  series of certificates.  The amount of the Pledged Assets will be determined by the seller in accordance with its  underwriting  standards,  but generally will not be more than an amount that, if applied to reduce the original  principal balance of the mortgage  loan,  would  reduce  that  principal  balance to less than 70% of the appraised value of the mortgaged property.

      If,  following  a default  by the  mortgagor  and the  liquidation  of the related mortgaged  property,  there remains a loss on the related mortgage loan, the  custodian  will  be  instructed  to  pay  to  the  master  servicer  or the subservicer  on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan. If the mortgagor  becomes a debtor in a bankruptcy proceeding,  there is a  significant  risk that the  Pledged  Assets will not be available to be paid to the  certificateholders,  since the bankruptcy court may prevent the custodian from making these payments.  At the  mortgagor's  request, and in accordance with some  conditions,  the Pledged Assets may be applied as a partial  prepayment of the mortgage  loan.  The Pledged  Assets will be released from the pledge if the  outstanding  principal  balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

      Additional  Collateral Loans. The Additional  Collateral  Requirement will generally terminate when the loan-to-value  ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined  level, which generally will not be more than
80%, as a result of a reduction in the loan amount caused by principal  payments by the mortgagor  under the mortgage loan or an increase in the appraised  value of the related mortgaged property.

      The seller of the Additional  Collateral Loan or the related  subservicer, as  applicable,  will be  required,  in  accordance  with the master  servicer's servicing guidelines or its normal servicing  procedures,  to attempt to realize on any  Additional  Collateral  if the  related  Additional  Collateral  Loan is liquidated upon default.  The right to receive  proceeds from the realization of
Additional  Collateral  upon any  liquidation  would be  assigned to the related trustee.  No assurance  can be given as to the amount of proceeds,  if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

      The  prospectus  supplement  relating to any mortgage pool that includes a material  amount of  Additional  Collateral  Loans will  describe the  insurance company that will issue a limited purpose surety bond insuring any deficiency in the  amounts  realized  by  the  Additional  Collateral  Loan  seller  from  the liquidation  of  Additional  Collateral,  up to the  amount  of  the  Additional
Collateral Requirement.  This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable  series of  certificates or a similarly rated  financial  institution.  For  additional  considerations  concerning  the
Additional  Collateral Loans, see "Certain Legal Aspects of Mortgage  Loans--The
Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

   Other Attributes

      Each trust may also include  mortgage loans with the attributes  described below, which will be described further in the accompanying prospectus supplement as applicable.

      Cooperative  Loans.  Cooperative  Loans are evidenced by promissory  notes secured by a first lien on the shares issued by Cooperatives  and on the related proprietary leases or occupancy  agreements  granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus,  mortgage loans may include  Cooperative Loans;  mortgaged  properties may include shares in the related Cooperative and the related  proprietary leases or occupancy  agreements securing  Cooperative Notes;  mortgage notes may include  Cooperative Notes; and
mortgages may include security agreements with respect to Cooperative Notes.

      Prepayment  Charges on the Mortgage Loans.  In some cases,  mortgage loans may be prepaid by the  mortgagors at any time without  payment of any prepayment fee or penalty.  The  prospectus  supplement  will  disclose  whether a material portion of the mortgage loans provide for payment of a prepayment  charge if the mortgagor  prepays  within a specified  time period.  This charge may affect the rate of  prepayment.  The master  servicer or another  entity  identified in the accompanying  prospectus supplement will generally be entitled to all prepayment charges  and late  payment  charges  received  on the  mortgage  loans and those amounts  will not be  available  for  payment  on the  certificates  unless  the prospectus  supplement  discloses  that  those  charges  will be  available  for payment.  However,  some states'  laws  restrict the  imposition  of  prepayment charges even when the mortgage  loans  expressly  provide for the  collection of
those   charges.   See   "Certain   Legal   Aspects   of   Mortgage   Loans  and
Contracts--Default Interest and Limitations on Prepayments."

      "Equity  Refinance" and "Rate and Term Refinance"  Mortgage Loans. Some of
the  mortgage  loans may be "equity  refinance"  mortgage  loans,  as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining  proceeds  may be  retained  by the  mortgagor  or used  for  purposes unrelated to the mortgaged  property.  Alternatively,  the mortgage loans may be
"rate and term refinance"  mortgage loans, as to which  substantially all of the proceeds, net of related costs incurred by the mortgagor,  are used to refinance an existing  mortgage  loan or loans,  primarily in order to change the interest rate or other terms of the existing  mortgage  loan. All of these types of loans are nevertheless secured by mortgaged properties.

      Buy-Down  Mortgage  Loans.  In the case of Buy-Down  Mortgage  Loans,  the monthly  payments made by the mortgagor  during the Buy-Down Period will be less than  the  scheduled  monthly  payments  on the  mortgage  loan,  the  resulting difference to be made up from:

      o     Buy-Down Funds  contributed by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

      o     if the  Buy-Down  Funds are  contributed  on a present  value basis, investment earnings on the Buy-Down Funds; or

      o     additional  Buy-Down  Funds  to be  contributed  over  time  by  the mortgagor's employer or another source.

      All  Buy-Down  Funds will be  available to fund  scheduled  principal  and interest  payments  on the  related  mortgage  loans.  See  "Description  of the
Certificates--Payments on Mortgage Collateral--Buy-Down Mortgage Loans."

                                       10

The Mortgaged Properties

      The mortgaged  properties  may consist of attached or detached  individual dwellings,  Cooperative dwellings, individual or adjacent condominiums, units in condotels,  townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured  homes,  individual units or two-to four-unit  dwellings in planned unit  developments,  two- to four-family  dwellings and other attached  dwelling units.  A condotel  generally  provides  the services of  commercial  hotels for residential  occupants of units owned by the borrowers as vacation or investment property.  Each mortgaged property,  other than a Cooperative dwelling,  will be located on land owned in fee simple by the  mortgagor  or, if  specified  in the accompanying  prospectus  supplement,  land  leased by the  mortgagor.  Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the  remaining  adjacent  land owned in common,  or  dwelling units  subject to a  proprietary  lease or  occupancy  agreement in an apartment building owned by a Cooperative.  The proprietary  lease or occupancy  agreement securing a  Cooperative  Loan is  subordinate,  in most  cases,  to any  blanket mortgage  on the related  cooperative  apartment  building or on the  underlying land. Additionally,  in the case of a Cooperative Loan, the proprietary lease or occupancy  agreement  may  be  terminated  and  the  cooperative  shares  may be cancelled by the Cooperative if the tenant-stockholder  fails to pay maintenance or other  obligations  or charges owed by the  tenant-stockholder.  See "Certain
Legal Aspects of Mortgage Loans and Contracts."

      The mortgaged properties may be owner-occupied or  non-owner-occupied  and may  include  vacation  homes,  second  homes  and  investment  properties.  The percentage of mortgage  loans that are  owner-occupied  will be disclosed in the accompanying  prospectus  supplement.  The basis for any statement  that a given percentage  of the mortgage  loans are secured by mortgage  properties  that are owner-occupied will be one or more of the following:

      o     the making of a representation  by the mortgagor at origination of a mortgage  loan  that  the  mortgagor  intends  to use the  mortgaged property as a primary residence;

      o     a  representation  by the originator of the mortgage loan, which may be based solely on the above clause; or

      o     the fact that the mailing  address for the  mortgagor is the same as the address of the mortgaged property.

Any representation  and warranty in the related pooling and servicing  agreement regarding  owner-occupancy  may be based  solely on that  information.  Mortgage loans secured by investment  properties,  including two- to four-unit dwellings, may also be secured by an  assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

      In the case of most purchase  money mortgage  loans,  the LTV ratio is the ratio,  expressed as a percentage,  of the principal amount of the mortgage loan at  origination  to the  lesser  of (1) the  appraised  value  determined  in an appraisal  obtained at  origination of the mortgage loan and (2) the sales price for the related mortgaged property,  except that in the case of certain employee or preferred  customer  loans,  the  denominator  of such ratio may be the sales price.  In some cases,  in lieu of an  appraisal,  a valuation of the  mortgaged property will be obtained  from a service that provides an automated  valuation.
An automated valuation  evaluates,  through the use of computer models,  various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

      In the case of certain other mortgage  loans,  including  purchase  money, refinance,  or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio,  expressed as a percentage,  of the principal amount of the mortgage  loan to either the appraised  value  determined in an appraisal obtained at the time of  refinancing,  modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property,  which value generally will be supported by either:

      o     a  representation  by the related  mortgage  collateral  seller,  as described below, as to such value;

      o     a broker's price opinion, automated valuation, drive-by appraisal or other certification of value;

      o     an  appraisal   obtained   within   twelve   months  prior  to  such
            refinancing,  modification  or conversion or, under the  streamlined refinancing  program described herein, an appraisal  obtained within
            24 months prior to such refinancing;

                                       11

      o     the sales price, if the mortgaged  property was purchased within the previous twelve months; or

      o     with respect to a contract made in connection  with the  mortgagor's purchase of a  manufactured  home,  generally the sales price of the manufactured  home  or  the  amount  determined  by  a  professional appraiser.

      In the case of some mortgage loans  seasoned for over twelve  months,  the
LTV ratio may be  determined  at the time of purchase  from the  related  seller based on the  ratio of the  current  loan  amount  to the  current  value of the mortgaged property. Appraised values may be determined by either:

      o     a statistical analysis;

      o     a broker's price opinion;

      o     an automated valuation, drive-by appraisal or other certification of value; or

      o     an appraisal obtained within 120 days of the purchase date, in which case  the LTV  ratio  may be  significantly  lower  than  the  ratio determined at origination.

      The  denominator of the applicable  ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related  mortgaged  property  has  declined,  the  actual  LTV  ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying  prospectus supplement.  In connection with a representation by the related seller as to the value of the mortgaged  property,  the seller in most cases will  represent  and warrant that either (i) the current value of the
related  mortgaged  property  at  the  time  of  refinancing,   modification  or
conversion was not less than the appraised value of the related  property at the time of the  origination  of the original  mortgage loan or (ii) the current LTV ratio  of  the  mortgage  loan  generally  meets  the  depositor's  underwriting guidelines.  There can be no assurance that the substance of that representation and warranty will be true.

      Some of the mortgage loans that are subject to negative  amortization will have LTV  ratios  that  will  increase  after  origination  as a result of their negative  amortization.  In the case of some seasoned mortgage loans, the values used in  calculating  LTV ratios  may no longer be  accurate  valuations  of the mortgaged properties.  Some mortgaged properties may be located in regions where property values have declined  significantly  since the time of origination.  In addition,  the LTV ratio does not take into  account  any  secondary  financing.
Under the depositor's  underwriting  standards,  a mortgage collateral seller is
usually   permitted   to   provide   secondary    financing   to   a   mortgagor
contemporaneously  with the  origination of a mortgage  loan,  provided that the combined  LTV ratio is not greater  than 100%.  Secondary  financing  is readily available  and may be  obtained  by a  mortgagor  from a lender,  including  the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

      The depositor  expects that the  originator of each of the mortgage  loans will have  applied,  consistent  with  applicable  federal  and  state  laws and regulations,  underwriting procedures intended to evaluate the borrower's credit standing  and  repayment  ability  and/or the value and  adequacy of the related property as collateral. All of the mortgage loans constituting the mortgage pool for a series  of  certificates  will  have  been  acquired  either  directly  or indirectly  by the depositor  through the Expanded  Criteria  Program,  which is described below under "--The Expanded Criteria Mortgage Program."

      The mortgage loans in any mortgage pool may be underwritten by Residential
Funding Corporation,  a seller or a designated third party through the use of an automated  underwriting  system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated  seller or a designated third party through the use of an automated  underwriting system. For additional
information   regarding  automated   underwriting   systems  that  are  used  by
Residential  Funding  Corporation  to review some of the mortgage  loans that it purchases  and that may be  included  in any  mortgage  pool,  see  "--Automated
Underwriting," below.

   General Standards

      In most cases,  under a traditional  "full  documentation"  program,  each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's  financial  condition,  the mortgagor will  have  furnished

                                       12

information,  which may be supplied solely in the  application,  with respect to its assets,  liabilities,  income (except as described  below),  credit history, employment history and personal  information,  and furnished an authorization to apply for a credit report that  summarizes  the  borrower's  credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also
have  been  required  to  authorize   verifications  of  deposits  at  financial
institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties and two- to four-unit dwellings,  income derived from the mortgaged  property  may have been  considered  for  underwriting  purposes,  in addition to the income of the  mortgagor  from other  sources.  With  respect to mortgaged  property  consisting of vacation or second homes,  no income  derived from the property will have been considered for  underwriting  purposes.  In the case of certain borrowers with acceptable payment  histories,  no income will be required to be stated, or verified, in connection with the loan application.

      If specified in the accompanying  prospectus  supplement,  a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation  refinancing program.  Such program permits some mortgage loans to be refinanced  with only limited  verification  or updating of the  underwriting information  that was obtained at the time that the original  mortgage  loan was originated.  For example,  a new  appraisal  of a mortgaged  property may not be required if the related  original  mortgage loan was  originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified,
although   continued   employment  is  required  to  be  verified.   In  certain
circumstances,  a  mortgagor  may be  permitted  to  borrow  up to  100%  of the outstanding  principal amount of the original  mortgage loan. Each mortgage loan
underwritten   pursuant  to  this   program  will  be  treated  as  having  been
underwritten  pursuant  to the same  underwriting  documentation  program as the mortgage loan that it  refinanced,  including for purposes of the  disclosure in the accompanying prospectus supplement.

      If specified in the  accompanying  prospectus  supplement,  some  mortgage
loans  may  have  been  originated   under  "limited   documentation,"   "stated
documentation" or "no  documentation"  programs that require less  documentation and verification  than do traditional  "full  documentation"  programs.  Under a limited documentation, stated documentation or no documentation program, minimal investigation  into  the  mortgagor's  credit  history  and  income  profile  is undertaken by the  originator  and the  underwriting  may be based  primarily or entirely  on an  appraisal  of the  mortgaged  property  and  the LTV  ratio  at origination.

      The  adequacy of a mortgaged  property as security  for  repayment  of the related  mortgage loan will typically have been determined by an appraisal or an
automated  valuation,   as  described  above  under   "--Loan-to-Value   Ratio."
Appraisers  may  be  either  staff  appraisers  employed  by the  originator  or independent  appraisers selected in accordance with  pre-established  guidelines established  by  or  acceptable  to  the  originator.  The  appraisal  procedure guidelines  will  have  required  the  appraiser  or an agent on its  behalf  to personally  inspect the property and to verify  whether the property was in good condition and that construction,  if new, had been substantially  completed. The appraisal  will have  considered  a market  data  analysis  of  recent  sales of comparable  properties and, when deemed applicable,  an analysis based on income generated  from the property or  replacement  cost analysis based on the current cost of constructing or purchasing a similar property.

      The underwriting standards applied by an originator typically require that the  underwriting  officers of the originator be satisfied that the value of the property  being  financed,  as indicated  by an  appraisal  or other  acceptable valuation  method as described below,  currently  supports and is anticipated to support in the future the outstanding  loan balance.  In fact, some states where the mortgaged properties may be located have  "anti-deficiency"  laws requiring, in general,  that lenders providing credit on single family property look solely to the property for repayment in the event of  foreclosure.  See "Certain  Legal
Aspects of Mortgage  Loans and  Contracts."  Any of these  factors  could change nationwide  or merely  could affect a locality or region in which all or some of the mortgaged properties are located. However,  declining values of real estate, as experienced  periodically in certain  regions,  or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans,  could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

      Based on the data provided in the application  and certain  verifications, if required,  and the appraisal or other valuation of the mortgaged property,  a determination  will have been made by the original  lender that the  mortgagor's monthly  income,  if required to be stated,  would be  sufficient  to enable the mortgagor  to meet its  monthly  obligations  on the  mortgage  loan  and  other expenses  related to the property.  Examples of other expenses  include property
taxes,   utility  costs,   standard  hazard  and  primary  mortgage   insurance,
maintenance fees and other

                                       13

levies  assessed by a Cooperative,  if applicable,  and other fixed  obligations other than housing  expenses.  The  originator's  guidelines  for mortgage loans will, in most cases,  specify that scheduled  payments on a mortgage loan during the first year of its term plus taxes and insurance,  including primary mortgage insurance,  and all  scheduled  payments on  obligations  that extend beyond one year,  including those mentioned above and other fixed obligations,  would equal no more than specified percentages of the prospective  mortgagor's gross income.
The  originator  may also consider the amount of liquid assets  available to the mortgagor after origination.

      The level of review by Residential Funding Corporation,  if any, will vary depending on several factors.  Residential Funding Corporation, on behalf of the depositor,  typically  will review a sample of the mortgage  loans  purchased by
Residential Funding Corporation for conformity with the applicable  underwriting standards  and to assess the  likelihood  of repayment of the mortgage loan from the various sources for such repayment,  including the mortgagor,  the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual  mortgage pool related to a series of certificates.  In reviewing  seasoned mortgage loans, or mortgage loans that have been  outstanding for more than 12 months,  Residential  Funding
Corporation  may also take into  consideration  the  mortgagor's  actual payment history in  assessing  a  mortgagor's  current  ability to make  payments on the
mortgage  loan.  In  addition,   Residential  Funding  Corporation  may  conduct
additional  procedures to assess the current value of the mortgaged  properties.
Those  procedures may consist of drive-by  appraisals,  automated  valuations or real estate broker's price opinions.  The depositor may also consider a specific area's housing value trends.  These alternative  valuation methods may not be as reliable as the type of mortgagor  financial  information or appraisals that are typically  obtained at origination.  In its underwriting  analysis,  Residential
Funding Corporation may also consider the applicable Credit Score of the related mortgagor  used in  connection  with the  origination  of the mortgage  loan, as determined based on a credit scoring model acceptable to the depositor.

      With respect to the  depositor's  underwriting  standards,  as well as any other underwriting  standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting  evaluation is made.  However,  the application of the underwriting
standards   does  not  imply  that  each   specific   criterion   was  satisfied
individually.  Rather,  a mortgage  loan will be  considered to be originated in accordance  with a given set of  underwriting  standards if, based on an overall
qualitative  evaluation,   the  loan  is  in  substantial  compliance  with  the
underwriting standards. For example, a mortgage loan may be considered to comply with a set of  underwriting  standards,  even if one or more  specific  criteria included in the  underwriting  standards  were not  satisfied,  if other factors compensated  for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting  standards.  In the  case  of a  Designated  Seller  Transaction,  the  applicable  underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

      Credit  Scores are obtained by some mortgage  lenders in  connection  with mortgage  loan  applications  to help assess a borrower's  creditworthiness.  In addition,  Credit Scores may be obtained by Residential  Funding  Corporation or the  designated  seller after the  origination  of a mortgage loan if the seller does not provide to Residential  Funding  Corporation or the designated seller a
Credit Score. Credit Scores are obtained from credit reports provided by various credit  reporting  organizations,  each of which may employ  differing  computer models and methodologies.

      The Credit  Score is designed to assess a borrower's  credit  history at a single  point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information  used to create  a Credit  Score  may  include,  among  other  things,  payment  history, delinquencies on accounts, levels of outstanding indebtedness,  length of credit history,  types of credit and  bankruptcy  experience.  Credit Scores range from approximately  350 to  approximately  840,  with  higher  scores  indicating  an individual with a more favorable credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition,  it should be noted that Credit
Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans  generally  amortize over a 15- to 30- year period.  Furthermore,
Credit  Scores  were  not  developed  specifically  for use in  connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only  the borrower's  past credit history.  Therefore,  in most cases, a Credit Score does not take into consideration the differences  between mortgage loans and consumer loans, or the specific  characteristics of the related mortgage loan,  including the

                                       14

LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the related mortgage loans or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Once  all  applicable  employment,  credit  and  property  information  is received,  a determination  is made as to whether the  prospective  borrower has sufficient monthly income available to meet the borrower's  monthly  obligations on the proposed mortgage loan and other expenses related to the home,  including property taxes and hazard insurance, and other financial obligations and monthly living expenses.  ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be  underwritten  on the basis of the borrower's ability to make monthly payments as determined by reference to the  mortgage  rates in effect at  origination  or the reduced  initial  monthly payments,  as the  case  may be,  and on the  basis  of an  assumption  that the borrowers will likely be able to pay the higher monthly payments that may result from  later  increases  in the  mortgage  rates or from later  increases  in the monthly  payments,  as the case may be, at the time of the increase  even though the  borrowers  may not be  able to make  the  higher  payments  at the  time of origination.  The mortgage  rate in effect from the  origination  date of an ARM loan or other  types of loans to the  first  adjustment  date are  likely  to be lower, and may be significantly lower, than the sum of the then applicable index and Note  Margin.  Similarly,  the amount of the  monthly  payment  on  Buy-Down
Mortgage Loans and graduated payment mortgage loans will increase  periodically.
If the  borrowers'  incomes do not increase in an amount  commensurate  with the increases in monthly  payments,  the  likelihood  of default will  increase.  In addition,  in the case of either ARM loans or graduated  payment  mortgage loans that are  subject to  negative  amortization,  due to the  addition  of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged  properties,  thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's  ability to obtain  refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that  refinancing will be available to the borrower or that a sale will be possible.

   The Expanded Criteria Mortgage Program

      Residential  Funding  Corporation's  Expanded Criteria Program is designed for borrowers  with good credit who may have  difficulty  obtaining  traditional financing  due to loan  characteristics,  such as a LTV ratios  higher than 80%, occupancy of the mortgaged property or type of mortgaged  property,  or borrower characteristics  such as self-employment.  The specific  underwriting  standards with respect to the mortgage loans purchased  pursuant to the Expanded  Criteria
Program will in most cases  conform to those  published in  Residential  Funding
Corporation's  Expanded  Criteria  Seller  Guide as it applies  to the  Expanded
Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting  standards  are in most  cases  less  stringent  than  underwriting standards  applicable to mortgage  loans  originated  under other first mortgage loan purchase  programs such as those run by Fannie Mae or Freddie Mac or by the depositor's  affiliate,  Residential  Funding  Corporation,  for the  purpose of collateralizing  securities issued by Residential Funding Mortgage Securities I,
Inc. For example,  the Expanded Criteria Program may include mortgage loans with higher LTV  ratios and larger  principal  balances,  mortgage  loans  secured by smaller or larger  parcels of land or by investment  properties,  mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage  insurance and mortgage loans made to borrowers who are  self-employed  or are not required to state their income. The applicable  underwriting  standards are revised based on changing conditions in the residential mortgage market and the market for the depositor's  mortgage  pass-through  certificates  and  may  also be  waived  by
Residential Funding Corporation from time to time. The prospectus supplement for each series of certificates  secured by mortgage loans purchased pursuant to the
Expanded  Criteria  Program  will  describe  the general  underwriting  criteria applicable  to such  mortgage  loans,  as well as any  material  changes  to the general standard described above.

      A portion of the mortgage loans  typically will be reviewed by Residential
Funding  Corporation  or  by  a  designated  third  party  for  compliance  with applicable  underwriting  criteria.  Residential Funding Corporation may conduct
this  review  using  an  automated   underwriting   system.   See   "--Automated
Underwriting"  below.  Any  determination of underwriting  eligibility  using an automated  system will only be based on the information  entered into the system and the information that the system is programmed to review.  See  "Underwriting
Policies" above. A portion of the mortgage loans will be purchased in negotiated transactions,  which may be governed by master commitment agreements relating to ongoing  purchases of mortgage loans by Residential  Funding  Corporation or the designated  seller. The sellers who sell to Residential  Funding  Corporation or the

                                       15

designated  seller  pursuant to master  commitment  agreements will represent to
Residential Funding Corporation or the designated seller that the mortgage loans have been  originated in accordance  with  underwriting  standards  agreed to by
Residential  Funding  Corporation or the designated seller, as applicable.  Some other mortgage loans will be purchased from Expanded  Criteria  Program  Sellers who will represent to Residential  Funding  Corporation or the designated seller that the mortgage loans were originated under underwriting  standards determined by a mortgage insurance company or third-party  origination system acceptable to
Residential  Funding  Corporation or the designated seller.  Residential Funding
Corporation  or the  designated  seller  may  accept  a  certification  from  an insurance  company as to the mortgage loan's  insurability in a mortgage pool as of the date of  certification  as evidence of the mortgage  loan  conforming  to applicable  underwriting  standards.  The  certifications  will likely have been issued  before  the  purchase  of  the  mortgage  loan  by  Residential  Funding
Corporation, the designated seller, or the depositor.

   Automated Underwriting

      In recent  years,  the use of  automated  underwriting  systems has become commonplace in the residential mortgage market.  Residential Funding Corporation evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the  information set forth in Residential  Funding  Corporation's
Seller Guide as the underwriting criteria necessary to satisfy each underwriting program.  In the case of the  Expanded  Criteria  Program,  the  system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified  underwriting criteria in the Seller
Guide for that underwriting program are not satisfied.

      In some cases, Residential Funding Corporation enters information into the automated  underwriting  system using  documentation  delivered  to  Residential
Funding Corporation by the mortgage  collateral seller. In this situation,  each automated  review will either  generate  an  approval  or a  recommendation  for further  review.  Most approved  mortgage  loans will not receive any additional review of their credit  components.  In the case of a recommendation for further review,  underwriting personnel may perform a manual review of the mortgage loan documentation  before Residential  Funding Corporation will accept or reject the mortgage  loan.  For  most  mortgage  collateral  sellers,  Residential  Funding
Corporation will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material  deviations from the applicable
underwriting  criteria,   Residential  Funding  Corporation  will  approve  that
mortgage loan for purchase.

      In other cases,  the mortgage  collateral  seller  enters the  information directly into the automated  underwriting system.  Mortgage loans that have been approved by the automated  underwriting  system,  and  submitted to  Residential
Funding  Corporation for purchase may be reviewed to verify that the information entered  by the  mortgage  collateral  seller  accurately  reflects  information contained  in the  underwriting  documentation.  For  most  mortgage  collateral sellers,  Residential  Funding  Corporation  will  verify  the  accuracy  of the information  with  respect  to a sample  of that  mortgage  collateral  seller's mortgage loans.

      Because  an  automated   underwriting   system  will  only   consider  the
information that it is programmed to review,  which may be more limited than the information  that  could be  considered  in the course of a manual  review,  the results  of an  automated  underwriting  review may not be  consistent  with the
results  of  a  manual   review.   In  addition,   there  could  be  programming
inconsistencies  between an automated  underwriting  system and the underwriting criteria set forth in  Residential  Funding  Corporation's  Seller Guide,  which could,  in turn, be applied to numerous  mortgage loans the system  reviews.  We cannot assure you that an automated underwriting review will in all cases result in the same  determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

The Contracts

   General

      The trust for a series may include a contract pool evidencing interests in contracts  originated by one or more manufactured housing dealers, or such other entity or entities  described in the accompanying  prospectus  supplement.  Each contract will be secured by a  manufactured  home.  The contracts  will be fully amortizing or, if specified in the accompanying  prospectus supplement,  Balloon
Loans.

                                       16

      The   manufactured   homes   securing  the   contracts   will  consist  of
"manufactured  homes"  within the meaning of 42 U.S.C.  ss.  5402(6),  which are treated as "single family  residences" for the purposes of the REMIC  provisions of the Internal Revenue Code of 1986, or Internal Revenue Code.  Accordingly,  a
manufactured  home will be a structure  built on a permanent  chassis,  which is transportable  in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum  width in excess of
8 1/2 feet,  is  designed  to be used as a dwelling  with or without a permanent foundation when connected to the required utilities,  and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

   Underwriting Policies

      Conventional  contracts will comply with the underwriting  policies of the applicable  originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

      With  respect  to a  contract  made in  connection  with  the  mortgagor's purchase of a manufactured  home, the appraised value is usually the sales price of the manufactured home or the amount  determined by a professional  appraiser.
The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed  applicable,  a replacement  cost analysis based on the current cost of a similar  manufactured home. The LTV ratio for a contract in most cases will be equal to the original  principal  amount of the contract  divided by the lesser of the  appraised  value or the sales  price for the  manufactured  home.
However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

   Government National Mortgage Association

      Ginnie  Mae is a  wholly-owned  corporate  instrumentality  of the  United
States within HUD.  Section  306(g) of Title III of the National  Housing Act of
1934, as amended,  referred to in this prospectus as the Housing Act, authorizes
Ginnie Mae to guarantee  the timely  payment of the principal of and interest on certificates  representing  interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949,  or partially guaranteed  by the VA  under  the  Servicemen's  Readjustment  Act of  1944,  as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the  United  States is pledged to the  payment  of all  amounts  which may be required to be paid under any guarantee under this subsection." In order to meet its obligations  under any such guarantee,  Ginnie Mae may, under Section 306(d)
of the Housing Act,  borrow from the United States Treasury an amount that is at any time  sufficient to enable Ginnie Mae to perform its  obligations  under its
guarantee.   See  "Additional  Information"  for  the  availability  of  further information regarding Ginnie Mae and Ginnie Mae securities.

   Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I  Certificate  or a Ginnie Mae II  Certificate  as  referred to by
Ginnie Mae, will be a "fully modified pass-through"  mortgage-backed certificate issued and serviced by a mortgage  banking  company or other  financial  concern approved by Ginnie  Mae,  except with  respect to any  stripped  mortgage-backed securities  guaranteed  by Ginnie Mae or any REMIC  securities  issued by Ginnie
Mae. The  characteristics of any Ginnie Mae securities included in the trust for a series  of  certificates  will be  described  in the  accompanying  prospectus supplement.

   Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate  instrumentality  of the United States  created under Title III of the Emergency  Home Finance Act of 1970,  as amended,  or the
Freddie  Mac Act.  Freddie  Mac was  established  primarily  for the  purpose of increasing  the  availability  of mortgage  credit for the  financing  of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional,  residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage  securities,  primarily Freddie Mac securities.  In 1981,
Freddie  Mac  initiated  its  Home  Mortgage  Guaranty  Program  under  which it purchases  mortgage loans from sellers with Freddie Mac securities  representing interests in the mortgage loans so purchased.  All mortgage  loans  purchased by
Freddie  Mac must meet  certain  standards  described  in the  Freddie  Mac Act.
Freddie Mac is confined to  purchasing,  so far as

                                       17

practicable,  mortgage  loans that it deems to be of such  quality and type that generally meets the purchase standards imposed by private institutional mortgage
investors.   See  "Additional  Information"  for  the  availability  of  further information regarding Freddie Mac and Freddie Mac securities. Neither the United
States nor any agency thereof is obligated to finance  Freddie Mac's  operations or to assist Freddie Mac in any other manner.

   Freddie Mac Securities

      In most  cases,  each  Freddie  Mac  security  relating  to a series  will represent  an  undivided  interest  in a pool of mortgage  loans that  typically consists  of  conventional  loans,  but may  include  FHA  loans  and VA  loans, purchased  by Freddie Mac,  except with respect to any stripped  mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially  all of  which  are  secured  by one- to  four-family  residential properties  or, if  specified in the  accompanying  prospectus  supplement,  are secured by  multi-family  residential  properties.  The  characteristics  of any
Freddie Mac securities  included in the trust for a series of certificates  will be described in the accompanying prospectus supplement.

   Federal National Mortgage Association

      Fannie  Mae is a  federally  chartered  and  privately  owned  corporation organized and existing under the Federal National Mortgage  Association  Charter
Act (12  U.S.C.  ss.  1716 et seq.).  It is the  nation's  largest  supplier  of residential  mortgage funds. Fannie Mae was originally  established in 1938 as a
United  States  government  agency  to  provide  supplemental  liquidity  to the mortgage  market and was  transformed  into a  stockholder-owned  and  privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage  market  primarily by  purchasing  home  mortgage  loans from local
lenders,   thereby   replenishing  their  funds  for  additional  lending.   See
"Additional  Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the  United  States  has  authority  to  lend  Fannie  Mae up to  $2.25  billion outstanding  at any time,  neither the United  States nor any agency  thereof is obligated to finance  Fannie  Mae's  operations  or to assist  Fannie Mae in any other manner.

   Fannie Mae Securities

      In most  cases,  each  Fannie  Mae  security  relating  to a  series  will represent a fractional  undivided interest in a pool of mortgage loans formed by
Fannie  Mae,  except with  respect to any  stripped  mortgage-backed  securities issued by Fannie Mae.  Mortgage  loans  underlying  Fannie Mae  securities  will consist of fixed,  variable or  adjustable-rate  conventional  mortgage loans or fixed-rate  FHA loans or VA loans.  Such mortgage loans may be secured by either one- to four-family or multi-family residential properties.  The characteristics of any Fannie Mae securities  included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

      The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly,  through  Residential  Funding  Corporation or other affiliates,  from mortgage  collateral sellers that may be banks,  savings and loan associations,  credit unions,  insurance  companies,  mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan
originators  or  sellers  not  affiliated  with  the  depositor.   The  mortgage
collateral  sellers may include  Homecomings  Financial  Network,  Inc. and GMAC
Mortgage  Corporation and its  affiliates,  each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

      o     one or more direct or indirect purchases from unaffiliated  sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

      o     one or more  direct  or  indirect  purchases  through  the  Expanded
            Criteria Program; or

      o     one or more purchases from affiliated sellers.

      Mortgage  loans may be  purchased  under  agreements  relating  to ongoing purchases of mortgage loans by Residential Funding  Corporation.  The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage  collateral for the series.  The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration
for  the  purchase  of  the  mortgage   collateral   securing   such  series  of
certificates, if so described in the accompanying prospectus supplement.

                                       18

Qualifications of Sellers

      Each Expanded  Criteria Program Seller is selected by Residential  Funding
Corporation  on the  basis  of  criteria  described  in  the  Seller  Guide.  In determining whether to approve a mortgage collateral seller, Residential Funding
Corporation generally considers, among other things: the financial status of the mortgage  collateral seller; the previous  experience of the mortgage collateral seller in originating mortgage loans and its potential  origination volumes; the prior  delinquency  and loss  experience of the mortgage  collateral  seller (if available);  the  underwriting  standards  employed by the  mortgage  collateral seller and its quality  control  procedures;  and, if applicable,  the servicing operations  of the  mortgage  collateral  seller.  In order to be  approved  for participation in the Expanded Criteria Program,  mortgage collateral sellers are generally  required  to have a net  worth of at least  $500,000,  although  this amount can be reduced if certain compensating  factors,  including guarantees or pricing concessions,  are present. An Expanded Criteria Program Seller may be an affiliate of the depositor,  and the depositor  presently  anticipates that GMAC
Mortgage Corporation and Homecomings Financial Network,  Inc., each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

      There  can be no  assurance  that any  Expanded  Criteria  Program  Seller presently meets any  qualifications or will continue to meet any  qualifications at the time of  inclusion of mortgage  collateral  sold by it in the trust for a series of certificates,  or thereafter.  If an Expanded  Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded
Criteria  Program Seller's net worth,  financial  performance or delinquency and foreclosure  rates are adversely  impacted,  the  institution may continue to be treated as an Expanded  Criteria Program Seller.  Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase  mortgage collateral in the event of a breach of a  representation  or warranty  which has not been cured. See "--Repurchases of Mortgage Collateral" below.

Representations with Respect to Mortgage Collateral

      Except in the case of a Designated Seller Transaction, Residential Funding
Corporation will provide with respect to each mortgage loan,  including Expanded
Criteria  Program loans, or contracts  constituting a part of the trust,  all of the  representations  and  warranties  required by the rating agency or agencies rating a specific series of certificates.  In a Designated  Seller  Transaction, the Designated  Seller would make  substantially  the same  representations  and warranties,  which are not expected to vary in any material respect. Residential
Funding Corporation will generally represent and warrant that:

      o     as of the cut-off date,  the  information  described in a listing of the related  mortgage  loan or contract  was true and correct in all material respects;

      o     except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or an attorney's  certificate  was received at origination, and each policy remained in full force and effect on the date of sale of the  related  mortgage  loan or  contract to the depositor;

      o     to the  best of  Residential  Funding  Corporation's  knowledge,  if required by applicable underwriting standards,  the mortgage loan or contract is the subject of a primary insurance policy;

      o     Residential  Funding Corporation had good title to the mortgage loan or  contract  and the  mortgage  loan or  contract is not subject to offsets,  defenses or counterclaims  except as may be provided under the Servicemembers  Civil Relief Act, as amended, or Relief Act, and except  with  respect  to  any  buy-down  agreement  for a  Buy-Down
            Mortgage Loan;

      o     each  mortgaged  property is free of material  damage and is in good repair;

      o     each  mortgage  loan  complied  in all  material  respects  with all applicable local, state and federal laws at the time of origination;

      o     the mortgage loan or contract was not 30 or more days  delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent  more than once during the twelve month period to the cut-off date; and

      o     there is no delinquent  tax or  assessment  lien against the related mortgaged property.

                                       19

      In  the  event  of a  breach  of a  representation  or  warranty  made  by
Residential Funding Corporation that materially  adversely affects the interests of the certificateholders in the mortgage loan or contract,  Residential Funding
Corporation  will be obligated to  repurchase  any mortgage  loan or contract or substitute  for the mortgage loan or contract as described  below.  In addition, except  in the case of a  Designated  Seller  Transaction,  Residential  Funding
Corporation  will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered  that the related  mortgage does not create a valid lien  having at least the  priority  represented  and  warranted  in the related pooling  and  servicing  agreement  on  or,  in  the  case  of a  contract  or a
Cooperative  Loan,  a perfected  security  interest  in, the  related  mortgaged property, subject only to the following:

      o     liens  of  real  property  taxes  and  assessments  not  yet due and payable;

      o     covenants, conditions and restrictions, rights of way, easements and other  matters of public  record as of the date of recording of such mortgage and certain other permissible title exceptions; and

      o     other  encumbrances  to which like  properties are commonly  subject which do not materially  adversely affect the value, use,  enjoyment or marketability of the mortgaged property.

      In addition,  except in the case of a Designated Seller Transaction,  with respect to any mortgage loan or contract as to which the  depositor  delivers to the trustee or the custodian an affidavit  certifying that the original mortgage note or contract has been lost or  destroyed,  if the mortgage  loan or contract subsequently  is in  default  and  the  enforcement  thereof  or of the  related mortgage  or  contract is  materially  adversely  affected by the absence of the original  mortgage note or contract,  Residential  Funding  Corporation  will be obligated to repurchase or substitute  for such mortgage loan or contract in the
manner  described  below  under   "--Repurchases  of  Mortgage  Collateral"  and
"--Limited Right of Substitution."

      Mortgage  collateral  sellers will typically make certain  representations and warranties  regarding the  characteristics  of the mortgage  collateral that they sell.  However,  mortgage  collateral  purchased from certain  unaffiliated sellers may be purchased with very limited or no representations and warranties.
In addition,  Residential  Funding Corporation and the depositor will not assign
to  the  trustee  for  the  benefit  of  the   certificateholders   any  of  the
representations  and warranties made by a mortgage  collateral  seller regarding
mortgage   collateral  or  any  remedies   provided  for  any  breach  of  those
representations and warranties.  Accordingly, unless the accompanying prospectus supplement discloses that additional  representations and warranties are made by the  mortgage  collateral  seller  or  other  person  for  the  benefit  of  the certificateholders,  the only  representations  and warranties that will be made for the benefit of the  certificateholders  will be the limited  representations and warranties of Residential Funding  Corporation  described above. If a breach of a  representation  and  warranty  made by a  mortgage  collateral  seller  is
discovered  that   materially  and  adversely   affects  the  interests  of  the
certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the  certificateholders,  the master servicer will be required to use its best  reasonable  efforts to enforce the  obligation  of the mortgage  collateral  seller to cure  such  breach or  repurchase  the  mortgage collateral.

Repurchases of Mortgage Collateral

      If a designated seller or Residential  Funding  Corporation  cannot cure a breach of any  representation or warranty made by it and assigned to the trustee for the  benefit  of the  certificateholders  relating  to an  item of  mortgage collateral  within 90 days after notice from the master servicer,  the servicer, the  Certificate  Administrator  or the trustee,  and the breach  materially and adversely  affects  the  interests  of the  certificateholders  in the  item  of mortgage collateral, the designated seller or Residential Funding Corporation as the case may be, will be obligated  to purchase the item of mortgage  collateral at a price  described in the related  pooling and  servicing  agreement or trust agreement. Likewise, as described under "Description of the Certificates--Review of Mortgage Loan or Contract Documents," if the designated seller or Residential
Funding  Corporation cannot cure certain  documentary  defects with respect to a mortgage  loan  or  contract,  the  designated  seller  or  Residential  Funding
Corporation,  as applicable, will be required to repurchase the item of mortgage collateral. The purchase price for any item of mortgage collateral will be equal to the  principal  balance  thereof as of the date of purchase  plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount,  expressed  as a  percentage  per annum,  payable in respect of servicing  or  administrative  compensation  and the Spread,  if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation.
See "--Limited Right of Substitution" below.

                                       20

      Because the listing of the related mortgage collateral  generally contains information  with respect to the  mortgage  collateral  as of the cut-off  date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest  payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to repurchase or  substitute  for any item of mortgage  collateral as a result of any such prepayment or modification.

      The master  servicer,  the servicer or the Certificate  Administrator,  as applicable,  will  be  required  under  the  applicable  pooling  and  servicing agreement or trust agreement to use its best  reasonable  efforts to enforce the
repurchase   obligation  of  the  designated   seller  or  Residential   Funding
Corporation  of which it has knowledge due to a breach of a  representation  and warranty that was made to or assigned to the trustee (to the extent applicable), or the  substitution  right described  below, for the benefit of the trustee and the  certificateholders,  using  practices  it would  employ  in its good  faith business  judgment  and  which are  normal  and  usual in its  general  mortgage servicing  activities.  The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation  and warranty has occurred.  The master servicer will maintain  policies  and  procedures  regarding  repurchase  practices  that  are consistent with its general servicing activities.  These policies and procedures generally  will limit review of loans that are  seasoned and these  policies and procedures  are  subject  to  change,  in good  faith,  to  reflect  the  master servicer's  current  servicing  activities.  Application  of these  policies and procedures  may result in losses being borne by the related  credit  enhancement and, to the extent not available, the related certificateholders.

      Furthermore,  the master  servicer or servicer may pursue  foreclosure  or similar  remedies  concurrently  with  pursuing  any  remedy  for a breach  of a representation  and warranty.  However,  the master  servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more  likely  to  result in a greater  recovery.  In  accordance  with the above described  practices,  the master  servicer or servicer  will not be required to enforce any purchase  obligation  of a designated  seller,  Residential  Funding
Corporation  or seller  arising  from any  misrepresentation  by the  designated seller,  Residential  Funding  Corporation or seller,  if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters  related  to the  misrepresentation  did not  directly  cause or are not likely to directly  cause a loss on the related  mortgage loan. In the case of a
Designated  Seller  Transaction  where the seller fails to repurchase a mortgage loan and neither the depositor,  Residential  Funding  Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an  obligation  of the  depositor  or  Residential
Funding Corporation. The foregoing obligations will constitute the sole remedies
available   to   certificateholders   or  the   trustee  for  a  breach  of  any
representation by Residential Funding Corporation in its capacity as a seller of mortgage  loans to the  depositor,  or for any other  event  giving  rise to the obligations.

      Neither  the  depositor  nor  the  master  servicer  or  servicer  will be obligated  to purchase a mortgage  loan if a designated  seller  defaults on its obligation to do so, and no assurance can be given that the  designated  sellers will carry out those  obligations  with respect to mortgage loans.  This type of default  by a  designated  seller is not a default  by the  depositor  or by the master  servicer or servicer.  Any mortgage loan not so purchased or substituted for shall remain in the related  trust and any losses  related  thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

Limited Right of Substitution

      In the case of a mortgage loan or contract required to be repurchased from the trust  the  related  mortgage  collateral  seller,  a  designated  seller or
Residential Funding  Corporation,  as applicable,  may substitute a new mortgage loan or contract for the repurchased  mortgage loan or contract that was removed from the trust,  during the limited  time  period  described  below.  Under some circumstances,  any substitution must be effected within 120 days of the date of the  issuance of the  certificates  with  respect to a trust.  With respect to a trust  for  which a REMIC  election  is to be  made,  the  substitution  must be effected within two years of the date of the issuance of the  certificates,  and may not be made unless an opinion of counsel is delivered to the effect that the substitution  would not cause the trust to fail to qualify as a REMIC and either
(a) an  opinion of counsel is  delivered  to the effect  that such  substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is  indemnified  for any  prohibited  transaction  tax that may result from the substitution.

                                       21

      In most  cases,  any  qualified  substitute  mortgage  loan  or  qualified substitute contract will, on the date of substitution:

      o     have  an  outstanding  principal  balance,  after  deduction  of the principal  portion  of the  monthly  payment  due in  the  month  of substitution,  not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

      o     have a mortgage rate and a Net Mortgage Rate not less than,  and not more than one  percentage  point greater than, the mortgage rate and
            Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

      o     have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

      o     have a remaining  term to maturity  not greater  than,  and not more than one year less than,  that of the  repurchased  mortgage loan or repurchased contract;

      o     be  secured by  mortgaged  property  located  in the United  States, unless the  repurchased  mortgage  loan was a Puerto  Rico  mortgage loan, in which case the qualified  substitute mortgage loan may be a
            Puerto Rico mortgage loan; and

      o     comply with all of the representations  and warranties  described in the  related  pooling  and  servicing  agreement  as of the  date of substitution.

      If the outstanding  principal balance of a qualified  substitute  mortgage loan or qualified  substitute  contract is less than the  outstanding  principal balance of the related repurchased  mortgage loan or repurchased  contract,  the amount of the shortfall  shall be deposited  into the  Custodial  Account in the month of substitution  for distribution to the related  certificateholders.  The related  pooling and  servicing  agreement may include  additional  requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional  provisions  relating to meeting  the  foregoing  requirements  on an aggregate basis where a number of  substitutions  occur  contemporaneously.  The prospectus  supplement will indicate  whether a Designated  Seller will have the option to  substitute  for a mortgage  loan or contract  that it is obligated to repurchase in connection with a breach of a representation and warranty.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued in series. Each series of certificates or, in some instances,  two or more series of  certificates,  will be issued under a pooling  and  servicing  agreement  or,  in the case of  certificates  backed by mortgage securities, a trust agreement,  similar to one of the forms filed as an exhibit to the  registration  statement  under the  Securities  Act of 1933,  as amended,  with respect to the  certificates  of which this prospectus is a part.
Each pooling and servicing  agreement or trust  agreement will be filed with the
Securities  and Exchange  Commission  as an exhibit to a Form 8-K. The following summaries,  together with additional  summaries under "The Pooling and Servicing
Agreement"  below,  describe all material terms and  provisions  relating to the certificates  common to each pooling and servicing agreement or trust agreement.
All references to a "pooling and servicing  agreement" and any discussion of the provisions  of any  pooling  and  servicing  agreement  will also apply to trust agreements.  The summaries do not purport to be complete and are subject to, and are qualified in their  entirety by reference  to, all of the  provisions of the pooling and servicing  agreement for each trust and the accompanying  prospectus supplement.

      Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed.........   A class that receives  principal payments from the
                              accreted  interest from specified accrual classes.
                              An  accretion  directed  class  also  may  receive
                              principal  payments  from  principal  paid  on the
                              underlying pool of assets.

Accrual....................   A  class  that  accretes  the  amount  of  accrued
                              interest  otherwise  distributable  on the  class,
                              which  amount  will be added as  principal  to the
                              principal  balance of the class on each applicable
                              distribution  date.  The  accretion  may  continue
                              until some  specified  event has occurred or until
                              the accrual class is retired.

                                       22

Companion..................   A class that  receives  principal  payments on any
                              distribution date only if scheduled  payments have
                              been made on specified planned principal  classes,
                              targeted principal classes or scheduled  principal
                              classes.

Component..................   A class consisting of "components." The components
                              of a class  of  component  certificates  may  have
                              different    principal   and   interest    payment
                              characteristics  but together  constitute a single
                              class.  Each  component  of a class  of  component
                              certificates may be identified as falling into one
                              or more of the categories in this chart.

Fixed Rate.................   A  class  with an  interest  rate  that  is  fixed
                              throughout the life of the class.

Floating Rate..............   A  class  with  an   interest   rate  that  resets
                              periodically  based  upon a  designated  index and
                              that varies directly with changes in the index.

Interest Only..............   A class  having no  principal  balance and bearing
                              interest  on  the  related  notional  amount.  The
                              notional  amount  is  used  for  purposes  of  the
                              determination of interest distributions.

Inverse Floating Rate......   A  class  with  an   interest   rate  that  resets
                              periodically  based  upon a  designated  index and
                              that varies inversely with changes in the index.

Lockout....................   A class that,  for the period of time specified in
                              the related prospectus supplement,  generally will
                              not receive (in other words, is locked out of) (1)
                              principal  prepayments on the  underlying  pool of
                              assets that are  allocated  disproportionately  to
                              the senior  certificates  because of the  shifting
                              interest  structure  of  the  certificates  in the
                              trust and/or (2) scheduled  principal  payments on
                              the underlying pool of assets, as specified in the
                              related prospectus supplement. During the lock-out
                              period, the portion of the principal distributions
                              on the underlying  pool of assets that the lockout
                              class is locked out of will be  distributed to the
                              other classes of senior certificates.

Partial Accrual............   A class  that  accretes a portion of the amount of
                              accrued interest on it, which amount will be added
                              to the  principal  balance  of the  class  on each
                              applicable  distribution  date, with the remainder
                              of  the  accrued   interest   to  be   distributed
                              currently as interest on the class.  The accretion
                              may continue until a specified  event has occurred
                              or until the partial accrual class is retired.

Principal Only.............   A  class  that  does  not  bear  interest  and  is
                              entitled   to  receive   only   distributions   of
                              principal.

Planned Principal
  or PACs..................   A class  that is  designed  to  receive  principal
                              payments using a predetermined  principal  balance
                              schedule   derived  by   assuming   two   constant
                              prepayment   rates  for  the  underlying  pool  of
                              assets.  These two rates are the endpoints for the
                              "structuring  range"  for  the  planned  principal
                              class. The planned principal classes in any series
                              of  certificates  may be subdivided into different
                              categories   (e.g.,   primary  planned   principal
                              classes,  secondary  planned principal classes and
                              so forth) having different  effective  structuring
                              ranges and different principal payment priorities.
                              The  structuring  range for the secondary  planned
                              principal class of a series of  certificates  will
                              be  narrower  than  that for the  primary  planned
                              principal class of the series.

Scheduled Principal........   A class  that is  designed  to  receive  principal
                              payments using a predetermined  principal  balance
                              schedule  but  is  not  designated  as  a  planned
                              principal  class or targeted  principal  class. In
                              many  cases,  the  schedule is derived by assuming
                              two constant  prepayment  rates for the underlying
                              pool of assets.  These two rates are the endpoints
                              for the  "structuring  range"  for  the  scheduled
                              principal class.

                                       23

Senior Support.............   A class that  absorbs the  realized  losses  other
                              than  excess   losses  that  would   otherwise  be
                              allocated  to  a  Super  Senior  class  after  the
                              related classes of subordinated  certificates  are
                              no longer outstanding.

Sequential Pay.............   Classes  that  receive  principal  payments  in  a
                              prescribed    sequence,    that   do   not    have
                              predetermined principal balance schedules and that
                              under  all   circumstances   receive  payments  of
                              principal continuously from the first distribution
                              date on which they  receive  principal  until they
                              are  retired.   A  single   class  that   receives
                              principal  payments  before  or  after  all  other
                              classes in the same series of certificates  may be
                              identified as a sequential pay class.

Super Senior...............   A class that will not bear its proportionate share
                              of realized  losses (other than excess  losses) as
                              its share is directed to another  class,  referred
                              to as the "senior  support  class" until the class
                              certificate   balance  of  the  support  class  is
                              reduced to zero.

Targeted Principal
  or TACs..................   A class  that is  designed  to  receive  principal
                              payments using a predetermined  principal  balance
                              schedule  derived by  assuming  a single  constant
                              prepayment rate for the underlying pool of assets.

Variable Rate..............   A  class  with  an   interest   rate  that  resets
                              periodically and is calculated by reference to the
                              rate or rates of interest  applicable to specified
                              assets or  instruments  (e.g.,  the mortgage rates
                              borne by the underlying mortgage loans).

      Credit  support  for each  series of  certificates  may be  provided  by a mortgage pool  insurance  policy,  mortgage  insurance  policy,  special  hazard insurance  policy,  bankruptcy  bond,  letter of  credit,  purchase  obligation, reserve  fund,  certificate  insurance  policy,  surety  bond  or  other  credit enhancement as described under  "Description of Credit  Enhancement,"  or by the subordination  of one  or  more  classes  of  certificates  as  described  under
"Subordination" or by any combination of the foregoing.

Form of Certificates

      As specified in the accompanying  prospectus supplement,  the certificates of each series will be issued either as physical  certificates  or in book-entry form.  If issued as physical  certificates,  the  certificates  will be in fully registered  form  only  in  the  denominations  specified  in  the  accompanying prospectus  supplement,  and  will  be  transferable  and  exchangeable  at  the corporate trust office of the certificate  registrar appointed under the related pooling and servicing agreement to register the certificates.  No service charge will be made for any registration of exchange or transfer of  certificates,  but the trustee may require  payment of a sum  sufficient  to cover any tax or other governmental  charge. The term  certificateholder or holder refers to the entity whose  name  appears  on  the  records  of  the  certificate  registrar  or,  if applicable, a transfer agent, as the registered holder of the certificate.

      If issued in book-entry form, the classes of a series of certificates will be initially  issued through the book-entry  facilities of The Depository  Trust
Company, or DTC. No global security representing  book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another  nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

      The  registration of the global  securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions,  however,  may require  some  purchasers  to take  physical  delivery  of their  securities  in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

      Purchasers of  securities  in the United States may hold  interests in the global  certificates  through DTC, either directly,  if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities  in  Europe  may hold  interests  in the  global  securities  through
Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

                                       24

      Because DTC will be the only  registered  owner of the global  securities,
Clearstream,   Luxembourg  and  Euroclear  will  hold  positions  through  their respective U.S. depositories,  which in turn will hold positions on the books of
DTC.

      DTC is a  limited-purpose  trust company  organized  under the laws of the
State of New  York,  which  holds  securities  for its DTC  participants,  which include  securities  brokers and dealers,  banks,  trust  companies and clearing
corporations.   DTC  together  with  the   Clearstream   and  Euroclear   System
participating   organizations   facilitates  the  clearance  and  settlement  of
securities  transactions  between  participants  through  electronic  book-entry changes  in the  accounts  of  participants.  Other  institutions  that  are not participants  but  indirect  participants  which  clear  through  or  maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      No beneficial  owner of an interest in any book-entry  certificate will be entitled to receive a  certificate  representing  that  interest in  registered, certificated  form,  unless either (i) DTC ceases to act as depository  for that certificate  and a successor  depository is not obtained,  or (ii) the depositor notifies DTC of its intent to terminate the book-entry  system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify,  through DTC, participants  who have ownership of DTC registered  certificates as indicated on the records of DTC of the availability of definitive  certificates for their DTC registered  certificates.  Upon surrender by DTC of the definitive  certificates representing  the DTC registered  certificates  and upon receipt of instructions from DTC for  re-registration,  the  trustee  will  reissue  the DTC  registered certificates  as  definitive  certificates  issued in the  respective  principal amounts owned by individual  beneficial  owners,  and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Prior to any such event,  beneficial  owners will not be recognized by the trustee, the master servicer,  the servicer or the Certificate  Administrator as holders of the related  certificates  for purposes of the pooling and  servicing agreement, and beneficial owners will be able to exercise their rights as owners of their  certificates  only indirectly  through DTC,  participants and indirect participants.

      Any beneficial owner that desires to purchase,  sell or otherwise transfer any interest in  book-entry  certificates  may do so only  through  DTC,  either directly  if  the  beneficial  owner  is a  participant  or  indirectly  through participants and, if applicable, indirect participants.  Under the procedures of
DTC, transfers of the beneficial  ownership of any book-entry  certificates will be required to be made in minimum  denominations  specified in the  accompanying prospectus  supplement.  The ability of a beneficial owner to pledge  book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates,  may be limited because of the lack of physical  certificates  evidencing the certificates and because DTC may act only on behalf of participants.

      Because of time zone differences,  the securities account of a Clearstream or  Euroclear  System  participant  as a  result  of a  transaction  with  a DTC participant,  other  than a  depositary  holding  on  behalf of  Clearstream  or
Euroclear  System,  will be credited during a subsequent  securities  settlement processing  day,  which  must be a business  day for  Clearstream  or  Euroclear
System,  as the case may be,  immediately  following  the DTC  settlement  date.
Credits or any transactions in those  securities  settled during this processing will be reported to the relevant  Euroclear  System  participant  or Clearstream participants  on that business day.  Cash received in  Clearstream  or Euroclear
System  as a  result  of  sales  of  securities  by  or  through  a  Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear  System,  will be received with value on the DTC settlement  date,  but will be available in the relevant  Clearstream or
Euroclear  System cash account only as of the business day following  settlement in DTC.

      Transfers  between  participants  will occur in accordance with DTC rules.
Transfers  between  Clearstream  participants and Euroclear System  participants will occur in accordance with their respective rules and operating procedures.

      Cross-market  transfers  between  persons  holding  directly or indirectly through DTC, on the one hand,  and directly or  indirectly  through  Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC  in  accordance   with  DTC  rules  on  behalf  of  the  relevant   European
international clearing system by the relevant  depositaries;  however, the cross market  transactions  will  require  delivery of  instructions  to the

                                       25

relevant  European  international  clearing  system by the  counterparty in that system in accordance  with its rules and procedures  and within its  established
deadlines   defined  with  respect  to  European  time.  The  relevant  European international  clearing  system will, if the  transaction  meets its  settlement requirements,  deliver  instructions  to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving  payment in accordance  with normal  procedures for same day funds  settlement  applicable  to DTC.  Clearstream  participants  and Euroclear
System participants may not deliver instructions directly to the depositaries.

      Clearstream,  as a  professional  depository,  holds  securities  for  its participating  organizations  and  facilitates  the clearance and  settlement of securities  transactions  between  Clearstream  participants  through electronic book-entry changes in accounts of Clearstream participants,  thereby eliminating the need for physical  movement of certificates.  As a professional  depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear  System  was  created to hold  securities  for  participants  of
Euroclear System and to clear and settle  transactions  between Euroclear System
participants  through  simultaneous   electronic   book-entry  delivery  against
payment,  thereby eliminating the need for physical movement of certificates and any risk  from lack of  simultaneous  transfers  of  securities  and  cash.  The
Euroclear  System operator is Euroclear Bank S.A./N.V.,  under contract with the clearance  cooperative,  Euroclear  System  Clearance  Systems  S.C.,  a Belgian
co-operative  corporation.  All operations are conducted by the Euroclear System operator,  and all Euroclear System securities  clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear  System  operator,  not the clearance cooperative.

      The  clearance  cooperative  establishes  policy for  Euroclear  System on behalf of Euroclear System participants.  Securities clearance accounts and cash accounts  with the  Euroclear  System  operator  are  governed  by the terms and
conditions   Governing  Use  of  Euroclear  System  and  the  related  operating procedures of the  Euroclear  System and  applicable  Belgian law. The terms and conditions  govern  transfers of securities  and cash within  Euroclear  System, withdrawals  of  securities  and cash from  Euroclear  System,  and  receipts of payments  with respect to  securities  in Euroclear  System.  All  securities in
Euroclear  System are held on a fungible  basis without  attribution of specific certificates to specific securities clearance accounts.

      Distributions  on the  book-entry  certificates  will be  forwarded by the trustee to DTC, and DTC will be  responsible  for  forwarding  those payments to participants,  each of which will be responsible  for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly,  beneficial owners may experience delays in the receipt of payments relating to their  certificates.  Under DTC's procedures,  DTC will take actions permitted to be taken by holders of any class of book-entry  certificates  under the  pooling  and  servicing  agreement  only  at the  direction  of one or more participants to whose account the book-entry certificates are credited and whose aggregate  holdings  represent  no less than any  minimum  amount of  percentage interests or voting rights required therefor.  DTC may take conflicting  actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the  depositor,  the  Certificate  Administrator,  the  trustee  or any of their
respective   affiliates  has  undertaken  any   responsibility  or  assumed  any
responsibility  for any aspect of the records  relating  to or payments  made on account of beneficial ownership interests in the book-entry certificates, or for maintaining,  supervising or reviewing any records  relating to those beneficial ownership interests.

Assignment of Mortgage Loans

      At the time of issuance of a series of  certificates,  the depositor  will cause the  mortgage  loans or mortgage  securities  and any other  assets  being included  in the related  trust to be  assigned  to the trustee or its  nominee, which may be the  custodian,  together  with,  if specified in the  accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that  assignment,  deliver a series of  certificates  to the  depositor  in exchange for the mortgage  loans or mortgage  securities.  Each mortgage loan or mortgage  security will be  identified in a schedule  appearing as an exhibit to the related  pooling and servicing  agreement.  Each schedule of mortgage  loans will include,  among other things,  information  as to the principal  balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage  rate,  the  currently  scheduled  monthly  payment  of  principal  and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

                                       26

      If stated in the  accompanying  prospectus  supplement,  and in accordance with the rules of  membership  of  Merscorp,  Inc.  and/or  Mortgage  Electronic
Registration  Systems,  Inc.  or, MERS,  assignments  of the  mortgages  for the mortgage  loans in the related trust will be registered  electronically  through
Mortgage Electronic  Registration Systems, Inc., or MERS(R) System. For mortgage loans  registered  through the MERS(R) System,  MERS shall serve as mortgagee of record  solely  as a  nominee  in an  administrative  capacity  on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      The depositor  will,  as to each  mortgage loan other than mortgage  loans underlying any mortgage securities,  deliver to the trustee or to the custodian, the mortgage note and any  modification or amendment  thereto  endorsed  without recourse  either  in blank or to the order of the  trustee  or its  nominee.  In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities,  deliver to the sponsor,  the servicer,  the master servicer,  the trustee, or the custodian,  as elected by the depositor, a set of the remaining legal documents  relating to each mortgage loan that are in possession of the depositor, which may include the following:

      o     the  mortgage,  except for any mortgage not returned from the public recording office,  with evidence of recording indicated thereon or a copy of the mortgage  with evidence of recording  indicated  thereon or,  in the case of a  Cooperative  Loan,  the  respective  security agreements and any applicable financing statements;

      o     an assignment in recordable  form of the mortgage,  or evidence that the mortgage is held for the trustee through the MERS(R) System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security
            agreements,   any  applicable  financing   statements,   recognition
            agreements, relevant stock certificates,  related blank stock powers and the related proprietary leases or occupancy agreements; and

      o     if applicable,  any riders or modifications to the mortgage note and mortgage or a copy of any riders or  modifications  to the  mortgage note and mortgage,  together with any other  documents at such times as described in the related pooling and servicing agreement.

      The assignments may be blanket  assignments  covering mortgages secured by mortgaged  properties  located in the same  county,  if  permitted by law. If so provided in the  accompanying  prospectus  supplement,  the depositor may not be required to deliver one or more of the related documents if any of the documents are  missing  from the  files of the  party  from  whom  the  mortgage  loan was purchased.

      If, for any mortgage  loan,  the depositor  cannot deliver the mortgage or any  assignment  with  evidence  of  recording  thereon  concurrently  with  the execution and delivery of the related pooling and servicing agreement because of a delay  caused by the  public  recording  office or a delay in the  receipt  of information  necessary to prepare the related  assignment,  the  depositor  will deliver  or cause to be  delivered  to the  sponsor,  the  servicer,  the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian,  as applicable, such mortgage or assignment with evidence of recording  indicated  thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

      Any mortgage for a mortgage loan secured by mortgaged  property located in
Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto
Rico Mortgage.  Endorsable Puerto Rico Mortgages do not require an assignment to transfer  the  related  lien.  Rather,  transfer of those  mortgages  follows an effective  endorsement of the related mortgage note and, therefore,  delivery of the  assignment  referred to in the third clause  listed in the third  preceding paragraph would be inapplicable.  Direct Puerto Rico Mortgages, however, require an  assignment  to be recorded  for any  transfer  of the  related  lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

      Assignments  of the mortgage  loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R)
System or in states where, in the opinion of counsel  acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan  against the claim of any  subsequent  transferee  or any  successor  to or creditor of the depositor or the originator of the mortgage loan.

                                       27

Assignment of the Contracts

      The depositor will cause the contracts  constituting  the contract pool to be assigned to the trustee or its nominee, which may be the custodian,  together with  principal and interest due on or with respect to the  contracts  after the cut-off  date,  but not  including  principal  and interest due on or before the cut-off  date or any Spread.  Each  contract  will be  identified  in a schedule appearing  as an exhibit to the pooling and  servicing  agreement.  The schedule will include, among other things, information as to the principal amount and the adjusted  principal  balance of each contract as of the close of business on the cut-off date, as well as  information  respecting the mortgage rate, the current scheduled  monthly level payment of principal and interest and the maturity date of the contract.

      In addition,  the depositor,  the servicer or the master  servicer,  as to each contract,  will deliver to the trustee,  or to the custodian,  the original contract and copies of documents  and  instruments  related to each contract and the security  interest in the  manufactured  home  securing each  contract.  The depositor,  the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying  all contracts as  collateral.  However,  the contracts  will not be stamped or otherwise  marked to reflect their  assignment  from the depositor to the trust and no  recordings  or filings  will be made in the  jurisdictions  in which the manufactured homes are located. See "Certain Legal Aspects of Mortgage
Loans and Contracts--The Contracts."

Review of Mortgage Loan or Contract Documents

      The  sponsor,  the  servicer,  the  master  servicer,  the  trustee or the custodian,  as applicable,  will hold documents delivered to it by the depositor in trust for the benefit of the certificateholders. Within 45 days after receipt thereof, the trustee or the custodian,  as applicable,  will review the mortgage notes delivered to it. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential
Funding  Corporation or the  designated  seller,  if any, and the depositor.  If
Residential  Funding  Corporation or the designated  seller, as the case may be, cannot cure the defect  within 60 days,  or within the period  specified  in the accompanying  prospectus  supplement,  after  notice  of the  defect  is  given,
Residential  Funding  Corporation or designated  seller,  as applicable  will be obligated  no later  than 90 days  after  such  notice,  or  within  the  period specified in the accompanying  prospectus  supplement,  to either repurchase the related  mortgage  loan or contract or any related  property from the trustee or substitute  a new mortgage  loan or contract in  accordance  with the  standards described  in this  prospectus  under  "The  Trust --  Repurchases  of  Mortgage
Collateral."  The obligation of Residential  Funding  Corporation and designated seller to repurchase or substitute  for a mortgage loan or contract  constitutes the  sole  remedy  available  to the  certificateholders  or the  trustee  for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

      The  depositor  will  transfer,  convey and  assign to the  trustee or its nominee,  which may be the  custodian,  all  right,  title and  interest  of the depositor in the mortgage  securities  and other  property to be included in the trust for a series.  The assignment  will include all principal and interest due on or with respect to the mortgage  securities  after the cut-off date specified in the accompanying prospectus supplement,  except for any Spread. The depositor will cause the mortgage  securities  to be registered in the name of the trustee or its nominee,  and the trustee will concurrently  authenticate and deliver the certificates.  The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified  in a schedule  appearing  as an exhibit to the  related  pooling and servicing agreement, which will specify as to each mortgage security information regarding the original  principal  amount and outstanding  principal  balance of each  mortgage  security  as  of  the  cut-off  date,  as  well  as  the  annual pass-through  rate or interest rate for each mortgage  security  conveyed to the trustee.

Spread

      The depositor,  the servicer,  the mortgage  collateral seller, the master servicer  or any of their  affiliates,  or any  other  entity  specified  in the accompanying  prospectus  supplement may retain or be paid a portion of interest due  with  respect  to  the  related  mortgage  collateral,  which  will  be  an uncertificated interest in the mortgage

                                       28

collateral.  The payment of any Spread  will be  disclosed  in the  accompanying prospectus  supplement.  This  payment may be in addition to any other  payment, including a servicing  fee, that the specified  entity is otherwise  entitled to receive with respect to the mortgage collateral.  Any payment of this sort on an item of mortgage  collateral will represent a specified  portion of the interest payable  thereon.  The  interest  portion  of a  Realized  Loss and any  partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the  certificateholders  entitled  to  payments  of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

   Collection of Payments on Mortgage Loans and Contracts

      The servicer or the master servicer,  as applicable,  will deposit or will cause to be  deposited  into the  Custodial  Account  payments  and  collections received by it  subsequent  to the cut-off  date,  other than payments due on or before the cut-off date, as  specifically  described in the related  pooling and servicing agreement, which in most cases will include the following:

      o     all  payments  on  account of  principal  of the  mortgage  loans or contracts comprising a trust;

      o     all  payments  on  account  of  interest  on the  mortgage  loans or contracts  comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer,  if any, as Spread, and its servicing compensation;

      o     Liquidation Proceeds;

      o     all subsequent  recoveries of amounts  related to a mortgage loan as to which the  master  servicer  had  previously  determined  that no further amounts would be recoverable,  resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

      o     Insurance  Proceeds or proceeds  from any  alternative  arrangements established  in lieu of any  such  insurance  and  described  in the accompanying  prospectus  supplement,  other  than  proceeds  to  be applied to the  restoration  of the related  property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

      o     any Buy-Down Funds and, if applicable,  investment earnings thereon, required to be paid to certificateholders;

      o     all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution,  amounts representing a principal adjustment,  by the master servicer,  the depositor,  the designated seller, Residential Funding Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling
            and     servicing     agreement    as    described     under    "The
            Trusts--Representations  with  Respect to Mortgage  Collateral"  and
            "--Repurchases of Mortgage Collateral;"

      o     any  amount  required  to be  deposited  by the master  servicer  in connection  with losses realized on investments of funds held in the
            Custodial Account; and

      o     any amounts required to be transferred from the Certificate  Account to the Custodial Account.

      In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate  Account.  Both the Custodial Account and
the Certificate Account must be either:

      o     maintained with a depository  institution  whose debt obligations at the time of any deposit  therein are rated by any rating agency that rated  any  certificates  of the  related  series  not  less  than a
            specified   level   comparable   to  the  rating   category  of  the
            certificates;

      o     an account or accounts  the  deposits in which are fully  insured to the limits  established by the FDIC,  provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral  securing those funds that is superior to the claims of any other  depositors  or creditors of the  depository institution with which the accounts are maintained;

                                       29

      o     in the case of the  Custodial  Account,  a trust account or accounts
            maintained  in  the  corporate  trust   department  of  a  financial
            institution  which has debt  obligations  that meet specified rating criteria;

      o     in the case of the Certificate  Account, a trust account or accounts maintained with the trustee; or

      o     any other Eligible Account.

      The collateral  that is eligible to secure amounts in an Eligible  Account is  limited  to  some  Permitted  Investments.  A  Certificate  Account  may  be
maintained as an  interest-bearing or a  non-interest-bearing  account, or funds therein may be invested in  Permitted  Investments  as described in this section below. The Custodial  Account may contain funds relating to more than one series of certificates as well as payments  received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

      Not later than the business day  preceding  each  distribution  date,  the master  servicer or servicer,  as  applicable,  will withdraw from the Custodial
Account and deposit into the  applicable  Certificate  Account,  in  immediately available funds, the amount to be distributed therefrom to certificateholders on that  distribution  date. The master servicer,  the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

      o     the  amount  of any  Advances  made by the  master  servicer  or the servicer as described in this prospectus under "--Advances;"

      o     any payments under any letter of credit or any certificate insurance
            policy,   and  any  amounts   required  to  be  transferred  to  the
            Certificate   Account  from  a  reserve  fund,  as  described  under
            "Description of Credit Enhancement" below;

      o     any amounts  required to be paid by the master  servicer or servicer out of its own funds due to the operation of a deductible  clause in any blanket policy  maintained by the master servicer or servicer to cover  hazard  losses  on the  mortgage  loans  as  described  under
            "Insurance Policies on Mortgage Loans or Contracts" below;

      o     any distributions  received on any mortgage  securities  included in the trust; and

      o     any other amounts as described in the related  pooling and servicing agreement.

      The portion of any payment received by the master servicer or the servicer relating  to a mortgage  loan that is  allocable  to Spread  will  typically  be deposited  into  the  Custodial  Account,  but  will  not  be  deposited  in the
Certificate  Account  for  the  related  series  of  certificates  and  will  be distributed as provided in the related pooling and servicing agreement.

      Funds on deposit in the  Custodial  Account may be  invested in  Permitted
Investments  maturing in general not later than the business day  preceding  the next distribution date and funds on deposit in the related  Certificate  Account may be invested in Permitted Investments maturing, in general, no later than the distribution  date. All income and gain realized from any investment will be for the account of the  servicer  or the master  servicer  as  additional  servicing compensation.  The  amount  of any loss  incurred  in  connection  with any such investment  must be deposited  in the  Custodial  Account or in the  Certificate
Account,  as the case may be, by the servicer or the master  servicer out of its own funds upon realization of the loss.

   Buy-Down Mortgage Loans

      For each Buy-Down  Mortgage Loan, the subservicer will deposit the related
Buy-Down Funds  provided to it in a Buy-Down  Account which will comply with the requirements  described  in  this  prospectus  with  respect  to a  Subservicing
Account.  Generally,  the terms of all Buy-Down  Mortgage  Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total  payments to be made from those funds under the related  buy-down  plan or
(ii) if the  Buy-Down  Funds are to be deposited  on a  discounted  basis,  that amount of Buy-Down Funds which,  together with investment  earnings thereon at a rate as  described  in the  Seller  Guide  from  time to time will  support  the scheduled level of payments due under the Buy-Down Mortgage Loan.

      Neither the master  servicer nor the depositor will be obligated to add to any discounted  Buy-Down Funds any of its own funds should  investment  earnings prove insufficient to maintain the scheduled level of payments.

                                       30

To the extent that any  insufficiency  is not recoverable from the mortgagor or,
in   an   appropriate    case,   from   the   subservicer,    distributions   to
certificateholders  may be  affected.  For  each  Buy-Down  Mortgage  Loan,  the subservicer  will  withdraw  from the  Buy-Down  Account and remit to the master servicer  on or  before  the  date  specified  in  the  applicable  subservicing agreement  the  amount,  if any, of the  Buy-Down  Funds,  and,  if  applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down  Mortgage Loan if it were not subject to the buy-down  plan.  The Buy-Down Funds will in no event be a part of the related trust.

      If the mortgagor on a Buy-Down  Mortgage Loan prepays the mortgage loan in its  entirety  during the  Buy-Down  Period,  the  applicable  subservicer  will withdraw  from the  Buy-Down  Account  and remit to the  mortgagor  or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down  Account.  If a prepayment  by a mortgagor  during the
Buy-Down Period together with Buy-Down Funds will result in full prepayment of a
Buy-Down  Mortgage Loan,  the  subservicer  will, in most cases,  be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down
Funds  and  investment  earnings  thereon,  if any,  which  together  with  such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment  under some mortgage loan  programs.  Any
Buy-Down  Funds  so  remitted  to  the  master  servicer  in  connection  with a prepayment  described  in the  preceding  sentence  will be deemed to reduce the amount  that would be required  to be paid by the  mortgagor  to repay fully the related  mortgage  loan if the  mortgage  loan were not subject to the  buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after  termination  of the  Buy-Down  Period  will be remitted to the related mortgagor or any other  designated  party under the buy-down  agreement.  If the mortgagor  defaults  during  the  Buy-Down  Period  with  respect  to a Buy-Down
Mortgage Loan and the property  securing that Buy-Down  Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance  policy or any other insurer,  the subservicer will be required to withdraw  from the Buy-Down  Account the Buy-Down  Funds and all  investment  earnings  thereon,  if any,  and remit  the same to the  master servicer or, if instructed by the master  servicer,  pay the same to the primary insurer or the pool insurer,  as the case may be, if the  mortgaged  property is transferred  to that  insurer  and the  insurer  pays all of the  loss  incurred relating to such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party  claims,  offsets,  defenses or  counterclaims  in the event of a dispute  between the mortgagor and such third party or otherwise.  In addition,  upon  foreclosure the inclusion of personal  property  collateral may present additional defenses for the mortgagor to assert.

   Collection of Payments on Mortgage Securities

      The  trustee  or  the  Certificate  Administrator,  as  specified  in  the accompanying prospectus supplement,  will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.
If the trustee has not received a distribution for any mortgage  security by the second  business  day  after  the date on which  such  distribution  was due and payable,  the  trustee  will  request the issuer or  guarantor,  if any, of such mortgage  security to make such  payment as  promptly  as  possible  and legally permitted.  The trustee may take any legal action  against the related issuer or guarantor as is appropriate under the  circumstances,  including the prosecution of any claims in connection  therewith.  The reasonable  legal fees and expenses incurred by the trustee in connection  with the  prosecution of any legal action will be  reimbursable  to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the
Certificate Account pending  distribution thereof to the  certificateholders  of the affected  series.  If the trustee has reason to believe that the proceeds of the legal  action  may be  insufficient  to cover its  projected  legal fees and expenses, the trustee will notify the related  certificateholders that it is not obligated to pursue any available  remedies  unless  adequate  indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals from the Custodial Account

      The servicer or the master  servicer,  as  applicable,  may,  from time to time,  make  withdrawals  from the Custodial  Account for various  purposes,  as specifically described in the related pooling and servicing agreement,  which in most cases will include the following:

                                       31

      o     to make  deposits to the  Certificate  Account in the amounts and in the manner  provided  in the  pooling and  servicing  agreement  and described above under "--Payments on Mortgage Collateral;"

      o     to  reimburse  itself  or  any  subservicer  for  Advances,  or  for
            Servicing  Advances,  out  of  late  payments,  Insurance  Proceeds,
            Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or  collections  on the  mortgage  loan or contract  with respect to which those Advances or Servicing Advances were made;

      o     to pay to  itself  or any  subservicer  unpaid  servicing  fees  and subservicing  fees,  out of payments or  collections  of interest on each mortgage loan or contract;

      o     to pay to itself as additional servicing compensation any investment income on funds  deposited  in the  Custodial  Account,  any amounts remitted by subservicers  as interest on partial  prepayments on the mortgage  loans or contracts  and, if so provided in the pooling and servicing  agreement,  any profits  realized upon  disposition  of a mortgaged  property  acquired  by deed in  lieu  of  foreclosure  or repossession  or otherwise  allowed  under the pooling and servicing agreement;

      o     to pay to itself, a subservicer,  Residential  Funding  Corporation, the  depositor,  the  designated  seller or the mortgage  collateral seller  all  amounts  received  on each  mortgage  loan or  contract purchased, repurchased or removed under the terms of the pooling and servicing  agreement  and not required to be  distributed  as of the date on which the related purchase price is determined;

      o     to pay the  depositor or its  assignee,  or any other party named in the accompanying prospectus supplement, all amounts allocable to the
            Spread,  if any,  out of  collections  or payments  which  represent interest on each mortgage  loan or contract,  including any mortgage loan or  contract  as to  which  title to the  underlying  mortgaged property was acquired;

      o     to  reimburse  itself  or any  subservicer  for  any  Nonrecoverable
            Advance and for Advances  that have been  capitalized  by adding the delinquent  interest and other  amounts owed under the mortgage loan or  contract  to the  principal  balance  of the  mortgage  loan  or contract,  in accordance with the terms of the pooling and servicing agreement;

      o     to reimburse itself or the depositor for other expenses incurred for which it or the  depositor is entitled to  reimbursement,  including
            reimbursement   in  connection   with   enforcing  any   repurchase,
            substitution  or  indemnification  obligation  of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is  indemnified  under the pooling and servicing agreement;

      o     to withdraw any amount  deposited in the Custodial  Account that was not required to be deposited therein; and

      o     to  clear  the  Custodial   Account  of  amounts   relating  to  the
            corresponding  mortgage  loans or contracts in  connection  with the termination of the trust under the pooling and servicing  agreement, as described in "The Pooling and  Servicing  Agreement--Termination;
            Retirement of Certificates."

Distributions

      Beginning on the distribution  date in the month next succeeding the month in which the cut-off date  occurs,  or any other date as may be described in the accompanying prospectus supplement,  for a series of certificates,  distribution of principal and interest,  or, where applicable,  of principal only or interest only,  on each class of  certificates  entitled  to such  payments  will be made either by the  trustee,  the master  servicer or the  Certificate  Administrator acting on behalf of the trustee or a paying agent appointed by the trustee.  The distributions  will be made to the persons who are  registered as the holders of the  certificates  at the  close of  business  on the last  business  day of the preceding  month  or on  such  other  day as is  specified  in the  accompanying prospectus supplement.

      Distributions  will  be  made  in  immediately  available  funds,  by wire transfer or otherwise,  to the account of a certificateholder at a bank or other entity having appropriate  facilities,  if the certificateholder has so notified the trustee,  the master servicer,  the Certificate  Administrator or the paying agent,  as the case may be, and the applicable  pooling and servicing  agreement provides  for that form of  payment,  or by check  mailed to the  address of the person entitled to such payment as it appears on the certificate  register.  The final distribution in retirement

                                       32

of the certificates of any class,  other than a subordinate  class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders.  Distributions will  be made  to  each  certificateholder  in  accordance  with  that  holder's percentage interest in a particular class.

      As a result of the provisions  described below under  "--Realization  upon
Defaulted  Mortgage Loans or Contracts,"  under which the certificate  principal balance  of a class of  subordinate  certificates  can be  increased  in certain circumstances  after it was previously  reduced to zero,  each  certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate  principal balance thereof has been reduced to zero.

   Principal and Interest on the Certificates

      The method of determining,  and the amount of,  distributions of principal and interest,  or, where  applicable,  of principal  only or interest only, on a particular  series  of  certificates  will  be  described  in  the  accompanying prospectus  supplement.  Distributions of interest on each class of certificates will be made  prior  to  distributions  of  principal  thereon.  Each  class  of certificates,  other than  classes of strip  certificates,  may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable  pass-through  rate, or any  combination of two or more  pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates  for each  class,  or the  initial  pass-through  rate or rates and the method for determining the pass-through rate or rates. The applicable prospectus supplement  will  describe  the manner of interest  accruals  and  payments.  In general, interest on the certificates will accrue during each calendar month and will be payable on the  distribution  date in the following  calendar  month. If stated  in the  accompanying  prospectus  supplement,  interest  on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution  date. The accompanying  prospectus  supplement will describe the method of  calculating  interest on the  certificates.  In general, interest on the  certificates  will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate  Administrator  on behalf of the trustee will distribute or cause the paying agent to distribute,  as the case may be, to each holder  of  record  on the  last  day of  the  preceding  month  of a  class  of certificates,  or  on  such  other  day  as is  specified  in  the  accompanying prospectus supplement, an amount equal to the percentage interest represented by the  certificate  held by that holder  multiplied  by that class's  Distribution
Amount.

      In the case of a series of certificates which includes two or more classes of certificates,  the timing, sequential order, priority of payment or amount of distributions  of  principal,  and any  schedule or formula or other  provisions applicable to that determination, including distributions among multiple classes of senior  certificates or subordinate  certificates,  shall be described in the accompanying  prospectus supplement.  Distributions of principal on any class of certificates  will be made on a pro rata basis among all of the  certificates of that class.

      On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable,  will  determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding  distribution date.  Prior to the close of  business  on the  determination  date,  the master servicer  or the  Certificate  Administrator,  as  applicable,  will  furnish  a
statement   to  the  trustee   with   information   to  be  made   available  to
certificateholders by the master servicer or the Certificate  Administrator,  as applicable,  on request,  setting  forth,  among other things,  the amount to be distributed on the next succeeding distribution date.

                                       33

Example of Distributions

      The following  chart  provides an example of the flow of funds as it would relate to a  hypothetical  series of  certificates  backed by mortgage  loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

Date                         Note                    Description
----                         ----                    -----------
July 1 ....................   (A)    Cut-off date.

July 2-31 .................   (B)    Servicers or subservicers, as
                                     applicable, receive any partial Principal
                                     Prepayments.

July 16-August 15 .........   (C)    The servicers or the
                                     subservicers, as applicable, receive
                                     any Principal Prepayments in full.

July 31 ...................   (D)    Record date.

July 2-August 1 ...........   (E)    The due dates for payments on a mortgage
                                     loan or contract.

August 18 .................   (F)    Servicers or subservicers remit to the
                                     master servicer or servicer, as applicable,
                                     scheduled payments of principal and
                                     interest due during the related Due Period
                                     and received or advanced by them.

August 23 .................   (G)    Determination date.

August 25 .................   (H)    Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)   The initial  principal  balance of the mortgage pool or contract pool will be the aggregate  principal  balance of the mortgage loans or contracts at the close of business on July 1 after deducting  principal payments due on or  before  that  date  or such  other  date  as may be  specified  in the accompanying  prospectus  supplement.  Those principal  payments due on or before July 1 and the accompanying  interest  payments,  and any Principal
      Prepayments received as of the close of business on July 1 are not part of the  mortgage  pool or  contract  pool and will not be passed  through  to certificateholders.

(B)   Any Principal  Prepayments,  other than Principal Prepayments in full, may be  received  at any time  during  this period and will be remitted to the master servicer or servicer as described in (F) below for  distribution to
      certificateholders   as   described  in  (G)  below.   Partial   Principal
      Prepayments  are  applied so as to reduce the  principal  balances  of the related  mortgage  loans or  contracts as of the first day of the month in
      which   the   payments   are   made;   no   interest   will   be  paid  to
      certificateholders  from such  prepaid  amounts for the month in which the partial Principal Prepayments were received.

(C)   Any Principal  Prepayments in full that are received during the Prepayment
      Period will be remitted to the master servicer or servicer as described in
      (F) below for  distribution  to  certificateholders  as  described  in (G)
      below.  When a mortgage  loan or contract is prepaid in full,  interest on the amount  prepaid is collected  from the  mortgagor  only to the date of payment.

(D)   Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)   Scheduled principal and interest payments are due from mortgagors.

(F)   Payments  due from  mortgagors  during  the  related  Due  Period  will be deposited by the subservicers in Subservicing Accounts or by the servicers in  collection  accounts,  or  will  be  otherwise  managed  in  a  manner acceptable  to the rating  agencies,  as  received  and will  include  the scheduled  principal  payments  plus  interest on the  principal  balances immediately  prior to those  payments.  Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any  required  Advances  by the  servicer  or  subservicers,  except  that
      Principal  Prepayments in full received by subservicers during the related
      Prepayment  Period will have been  remitted to the master  servicer or the servicer, as applicable, within five business days of receipt.

                                       34

(G)   On the determination  date, the master servicer or servicer will determine the  amounts of  principal  and  interest  that will be passed  through on
      August  25 to the  holders  of each  class  of  certificates.  The  master servicer or servicer  will be obligated to distribute  those  payments due during the related Due Period that have been received from subservicers or servicers  prior  to and  including  August  18,  as well  as all  partial
      Principal  Prepayments  received on mortgage  loans in July and  Principal
      Prepayments in full during the related  Prepayment  Period,  with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal  Prepayments as described in clause (B) above.  Distributions to the holders of senior certificates, if any, on August 25 may include amounts  otherwise  distributable  to the holders of the related  subordinate  certificates,  amounts withdrawn from any reserve fund,  amounts drawn against any certificate  insurance policy and amounts  advanced by the master  servicer  or the  servicer  under the circumstances described in "Subordination" and "--Advances."

(H)   On August 25, the amounts  determined on August 23 will be  distributed to certificateholders.

      If provided in the accompanying  prospectus  supplement,  the distribution date for any  series of  certificates  as to which the trust  includes  mortgage securities  may be a  specified  date or dates  other  than the 25th day of each month in order  to  allow  for the  receipt  of  distributions  on the  mortgage securities.

Advances

      As to each series of  certificates,  the master  servicer or the  servicer will make Advances on or before each  distribution  date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable  out of late payments by the  mortgagors,  Liquidation  Proceeds,
Insurance Proceeds or otherwise.

      The amount of any Advance will be determined  based on the amount  payable under the mortgage  loan as adjusted from time to time and as may be modified as described in this prospectus under  "--Servicing and  Administration of Mortgage
Collateral," and no Advance will be required in connection with any reduction in amounts  payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying  prospectus  supplement for any series of certificates as to which the trust includes  mortgage  securities, any advancing obligations will be under the terms of the mortgage securities and
may  differ  from  the  provisions   relating  to  Advances  described  in  this
prospectus.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related  certificateholders.  Advances do not represent an obligation  of the master  servicer or servicer to guarantee  or insure  against losses.  If Advances have been made by the master servicer or servicer from cash being held for future  distribution to  certificateholders,  those funds will be required to be replaced on or before any future  distribution date to the extent that funds in the Certificate  Account on that  distribution  date would be less than payments  required to be made to  certificateholders.  Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage  loans or contracts  for which those amounts were  advanced,  including late payments made by the related mortgagor,  any related  Liquidation  Proceeds and Insurance  Proceeds,  proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral  purchased by the depositor,  Residential
Funding  Corporation,  a  subservicer,  the  designated  seller  or  a  mortgage collateral seller.

      Advances will also be reimbursable  from cash otherwise  distributable  to certificateholders  to the extent that the master  servicer  or  servicer  shall determine that any Advances  previously  made are not ultimately  recoverable as described in the third  preceding  paragraph or if Advances are  capitalized  by adding the  delinquent  interest  to the  outstanding  principal  balance of the
related  mortgage  loan  or  contract,   as  described  under  "--Servicing  and
Administration of Mortgage  Collateral." For any  senior/subordinate  series, so
long  as  the  related  subordinate   certificates  remain  outstanding  with  a
certificate  principal  balance greater than zero, and except for Special Hazard
Losses,  Fraud Losses and Bankruptcy  Losses in excess of specified  amounts and
Extraordinary  Losses,  the  Advances  may also be  reimbursable  out of amounts otherwise distributable to holders of the subordinate certificates,  if any. The master  servicer  or the  servicer  may  also be  obligated  to  make  Servicing
Advances,  to the extent  recoverable out of Liquidation  Proceeds or otherwise, for some taxes and insurance  premiums not paid by mortgagors on a timely basis.
Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

                                       35

      The master  servicer's  or  servicer's  obligation to make Advances may be supported  by  another  entity,  a letter of  credit  or other  method as may be described in the related pooling and servicing  agreement.  If the short-term or long-term  obligations of the provider of the support are downgraded by a rating agency rating the related  certificates  or if any  collateral  supporting  such obligation  is not  performing  or is removed  under the terms of any  agreement described in the accompanying  prospectus supplement,  the certificates may also be downgraded.

Prepayment Interest Shortfalls

      When a  mortgagor  prepays a mortgage  loan or  contract  in full  between scheduled  due dates for the  mortgage  loan or  contract,  the  mortgagor  pays interest on the amount  prepaid only to but not  including the date on which the
Principal  Prepayment is made. A partial Principal  Prepayment by a mortgagor is treated  as having  been  received  on the first day of the month in which  such
Principal  Prepayment  is  made,  and  no  interest  paid  by the  mortgagor  is distributed to the  certificateholders.  Similarly,  Liquidation Proceeds from a mortgaged  property  will not include  interest for any period after the date on which the liquidation took place.

      If stated in the accompanying  prospectus supplement,  to the extent funds are available from the servicing fee or other servicing  compensation  available for this purpose, the master servicer or servicer may make an additional payment to  certificateholders  out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding  Prepayment Period or in part during the preceding calendar month equal to the Compensating  Interest for that mortgage  loan or contract  from the date of the  prepayment to the related due date.

      Compensating  Interest  on any  distribution  date will be  limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage  collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing  fee payable on that  distribution  date and the  reinvestment  income received by the master  servicer or servicer with respect to the amount  payable to the  certificateholders on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date.  If so disclosed in the  accompanying  prospectus  supplement,  Prepayment
Interest  Shortfalls may be applied to reduce  interest  otherwise  payable with respect  to  one or  more  classes  of  certificates  of a  series.  See  "Yield
Considerations."

Funding Account

      A pooling and servicing  agreement or other  agreement may provide for the transfer of  additional  mortgage  loans to the related  trust after the closing date  for the  related  certificates.  Any  additional  mortgage  loans  will be required to conform to the  requirements  described  in the related  pooling and servicing agreement or other agreement providing for such transfer. If a Funding
Account is  established,  all or a portion of the proceeds of the sale of one or more classes of  certificates  of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account.  All amounts in the Funding
Account will be required to be invested in Permitted  Investments and the amount held in the  Funding  Account  shall  at no  time  exceed  25% of the  aggregate outstanding  principal  balance of the  certificates.  The  related  pooling and servicing  agreement or other agreement providing for the transfer of additional mortgage  loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the  transfers,  whether in a Funding  Account or otherwise,  and not so applied within the required period of time will be deemed to be  Principal  Prepayments  and  applied  in  the  manner  described  in  the prospectus supplement.

Reports to Certificateholders

      On  each  distribution  date,  the  master  servicer  or  the  Certificate
Administrator,  as  applicable,  will  forward or cause to be  forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner  described in the  accompanying  prospectus  supplement,  a statement or  statements  with respect to the related  trust  setting  forth the information  described  in the related  pooling  and  servicing  agreement.  The information will include the following (as applicable):

      o     the  applicable  record date,  determination  date and  distribution date;

      o     the  aggregate  amount of  payments  received  with  respect  to the mortgage loans, including prepayment amounts;

                                       36

      o     the   servicing   fee  payable  to  the  master   servicer  and  the
            subservicer;

      o     the amount of any other fees or expenses  paid,  and the identity of the party receiving such fees or expenses;

      o     the amount, if any, of the distribution allocable to principal;

      o     the amount,  if any, of the  distribution  allocable to interest and the amount,  if any, of any  shortfall in the amount of interest and principal;

      o     the outstanding  principal  balance or notional amount of each class of certificates  before and after giving effect to the  distribution of principal on that distribution date;

      o     updated pool  composition  information,  including  weighted average interest rate and weighted average remaining term;

      o     the balance of the reserve  fund, if any, at the opening of business and the close of business on that distribution date;

      o     if  applicable,  the Special  Hazard  Amount,  Fraud Loss Amount and
            Bankruptcy  Amount at the opening of business and as of the close of business on the  applicable  distribution  date and a description of any change in the calculation of those amounts;

      o     the principal balances of the senior  certificates as of the closing date;

      o     in the  case of  certificates  benefiting  from  alternative  credit enhancement  arrangements described in a prospectus supplement,  the amount of coverage under alternative arrangements as of the close of business on the applicable  determination  date and a description of any credit enhancement substituted therefor;

      o     the aggregate  unpaid principal  balance of the mortgage  collateral after  giving  effect  to the  distribution  of  principal  on  that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

      o     based on the most recent  reports  furnished  by  subservicers,  the number and  aggregate  principal  balances  of any items of mortgage collateral in the related trust that are  delinquent (a) 30-59 days,
            (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o     the amount of any losses on the mortgage  loans during the reporting period;

      o     information  about the  amount,  terms and  general  purpose  of any advances made or reimbursed during the reporting period;

      o     any material  modifications,  extensions  or waivers to the terms of the  mortgage  loans  during  the  reporting  period  or  that  have cumulatively become material over time;

      o     any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

      o     for any  series  of  certificates  as to which  the  trust  includes mortgage  securities,  any additional  information as required under the related pooling and servicing agreement.

      In   addition   to   the   information   described   above,   reports   to
certificateholders  will  contain any other  information  as is described in the
applicable  pooling  and  servicing  agreement,   which  may  include,   without
limitation,  information as to Advances,  reimbursements  to  subservicers,  the servicer and the master servicer and losses borne by the related trust.

      In  addition,  within a  reasonable  period of time  after the end of each calendar  year,  the  master  servicer  or  the  Certificate  Administrator,  as applicable, will furnish on request a report to each person that was a holder of record of any class of  certificates  at any time during that calendar year. The report will include  information  as to the aggregate of amounts  reported under the first two items in the list above for that  calendar  year or, if the person was a holder  of  record of a class of  certificates  during a  portion  of that calendar year, for the applicable portion of that year.

                                       37

Servicing and Administration of Mortgage Collateral

   General

      The master servicer,  the Certificate  Administrator  or any servicer,  as applicable,  that is a party  to a  pooling  and  servicing  agreement,  will be required to perform the services and duties specified in the related pooling and servicing  agreement.  The  duties to be  performed  by the master  servicer  or
servicer  will  include  the  customary  functions  of  a  servicer,   including
collection  of payments from  mortgagors;  maintenance  of any primary  mortgage insurance,  hazard  insurance  and  other  types  of  insurance;  processing  of assumptions  or  substitutions;  attempting to cure  delinquencies;  supervising foreclosures;  inspection and management of mortgaged  properties  under certain circumstances;  and  maintaining  accounting  records  relating to the  mortgage collateral. For any series of certificates for which the trust includes mortgage securities,  the master servicer's or Certificate  Administrator's servicing and administration  obligations  will be  described in the  accompanying  prospectus supplement.

      Under each  pooling and  servicing  agreement,  the servicer or the master servicer may enter into  subservicing  agreements with one or more  subservicers who will agree to perform certain  functions for the servicer or master servicer relating to the servicing and  administration of the mortgage loans or contracts included in the trust relating to the subservicing  agreement. A subservicer may be an  affiliate  of the  depositor.  Under  any  subservicing  agreement,  each subservicer  will  agree,  among  other  things,  to perform  some or all of the servicer's or the master  servicer's  servicing  obligations,  including but not limited to, making Advances to the related  certificateholders.  The servicer or the master  servicer,  as  applicable,  will  remain  liable  for its  servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

   Collection and Other Servicing Procedures

      The servicer or the master servicer, directly or through subservicers,  as the case may be, will make reasonable efforts to collect all payments called for under the mortgage  loans or  contracts  and will,  consistent  with the related pooling and servicing  agreement and any  applicable  insurance  policy or other credit enhancement,  follow the collection procedures as it follows with respect to  mortgage  loans  or  contracts  serviced  by it that are  comparable  to the mortgage  loans or  contracts.  The servicer or the master  servicer may, in its discretion,  waive any prepayment  charge in connection with the prepayment of a mortgage  loan or extend the due dates for  payments  due on a mortgage  note or contract, provided that the insurance coverage for the mortgage loan or contract or any  coverage  provided by any  alternative  credit  enhancement  will not be adversely  affected  thereby.  The master  servicer may also waive or modify any term of a mortgage loan so long as the master  servicer has determined  that the waiver or  modification  is not  materially  adverse to any  certificateholders, taking into account any estimated  loss that may result absent that action.  For any series of certificates as to which the trust includes  mortgage  securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

      In  instances  in which a mortgage  loan or  contract  is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interests of the related certificateholders,  the master servicer or servicer may permit  modifications  of the mortgage  loan or contract  rather than proceeding with foreclosure.  In making this  determination,  the estimated
Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These  modifications may have the effect of, among other  things,  reducing the mortgage  rate,  forgiving  payments of  principal, interest or other  amounts  owed under the mortgage  loan or  contract,  such as taxes and insurance premiums,  extending the final maturity date of the mortgage loan or contract,  capitalizing delinquent interest and other amounts owed under the  mortgage  loan or contract  by adding  that amount to the unpaid  principal balance of the mortgage loan or contract,  or any  combination of these or other modifications.  Any modified mortgage loan or contract may remain in the related trust,  and the reduction in  collections  resulting from the  modification  may result in reduced  distributions  of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

      In connection with any significant  partial prepayment of a mortgage loan, the  master  servicer,  to the  extent  not  inconsistent  with the terms of the mortgage  note and local law and  practice,  may permit the mortgage  loan to be re-amortized  so that the monthly payment is recalculated as an amount that will fully  amortize its  remaining  principal  amount by the original  maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted  if it would  constitute a  modification  of the mortgage  loan for federal income tax purposes.

                                       38

      The master servicer,  any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which  mortgagors  will be required  to  deposit  amounts  sufficient  to pay taxes,  assessments,  certain mortgage and hazard insurance  premiums and other comparable items.  Withdrawals from  any  escrow  account  may be made  to  effect  timely  payment  of  taxes, assessments,  mortgage and hazard  insurance,  to refund to  mortgagors  amounts determined  to be owed,  to pay interest on balances in the escrow  account,  if required,  to repair or otherwise  protect the mortgage  properties and to clear and terminate such account.  The master servicer or any servicer or subservicer, as the case may be,  will be  responsible  for the  administration  of each such escrow  account and will be  obligated to make  advances to the escrow  accounts when a deficiency exists therein.  The master servicer,  servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

      Other duties and  responsibilities  of each servicer,  the master servicer and the  Certificate  Administrator  are described  above under  "--Payments  on
Mortgage Collateral."

   Special Servicing

      The pooling and servicing  agreement for a series of certificates may name
a  Special  Servicer,   which  may  be  an  affiliate  of  Residential   Funding
Corporation.  The Special  Servicer  will be  responsible  for the  servicing of certain  delinquent  mortgage  loans or contracts as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors  whose  payments  become  delinquent.  The  Special  Servicer  may be permitted to grant a period of temporary  indulgence to a mortgagor or may enter into a liquidating  plan providing for repayment by the mortgagor,  in each case without  the  prior  approval  of  the  master  servicer  or  the  servicer,  as applicable.  Other types of  forbearance  typically will require the approval of the master servicer or servicer, as applicable.

      In  addition,  the master  servicer  or  servicer  may enter into  various agreements with holders of one or more classes of subordinate certificates or of a  class  of  securities  representing  interests  in one  or  more  classes  of subordinate certificates.  Under the terms of those agreements,  the holder may, for some delinquent mortgage loans:

      o     instruct  the master  servicer  or  servicer  to  commence  or delay
            foreclosure  proceedings,   provided  that  the  holder  deposits  a
            specified  amount of cash with the master servicer or servicer which
            will  be  available  for  distribution  to   certificateholders   if
            Liquidation  Proceeds are less than they otherwise may have been had the master  servicer  or servicer  acted under its normal  servicing procedures;

      o     instruct  the master  servicer or servicer to purchase  the mortgage loans  from the  trust  prior  to the  commencement  of  foreclosure proceedings  at the purchase  price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

      o     become,  or designate a third party to become,  a  subservicer  with respect to the mortgage loans so long as (i) the master  servicer or servicer  has the right to  transfer  the  subservicing  rights  and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing  designee is required to service the mortgage loans according to the master  servicer's or servicer's servicing guidelines.

      In addition,  the accompanying  prospectus  supplement may provide for the other types of special servicing arrangements.

   Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor,  the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such  proposed  conveyance,  generally  will be obligated to exercise the trustee's  rights to accelerate  the maturity of such mortgage loan or contract  under any  due-on-sale  clause  applicable  thereto.  A due-on-sale clause will be enforced  only if the  exercise  of such rights is  permitted  by applicable  law and  only  to the  extent  it  would  not  adversely  affect  or jeopardize  coverage  under any primary  insurance  policy or applicable  credit enhancement  arrangements.  See  "Certain  Legal  Aspects of Mortgage  Loans and
Contracts -- The Mortgage Loans --  Enforceability  of Certain  Provisions"  and
"--The Contracts -- `Due-on-Sale' Clauses."

                                       39

      If  the  master  servicer,  servicer  or  subservicer  is  prevented  from enforcing a due-on-sale  clause under  applicable law or if the master servicer, servicer or  subservicer  determines  that it is reasonably  likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and  modification  agreement with the person to whom such property has been or is about to be  conveyed,  under  which such person  becomes  liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master  servicer,  servicer or subservicer  shall have determined in good faith that such  release will not  adversely  affect the  collectability  of the mortgage  loan or  contract.  An ARM loan may be  assumed  if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or
subservicer,   the  proposed   transferee  of  the  related  mortgaged  property
establishes  its  ability  to repay the loan and the  security  for the ARM loan would not be impaired by the assumption.  If a mortgagor transfers the mortgaged property subject to an ARM loan without  consent,  such ARM loan may be declared due  and  payable.  Any  fee  collected  by the  master  servicer,  servicer  or subservicer  for  entering  into an  assumption  or  substitution  of  liability agreement  or for  processing  a request  for partial  release of the  mortgaged property  generally  will  be  retained  by the  master  servicer,  servicer  or subservicer  as  additional  servicing  compensation.  In  connection  with  any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors may, from time to time,  request partial releases of the mortgaged  properties,  easements,  consents to alteration or demolition and other similar matters. The master servicer,  servicer or subservicer may approve such  a  request  if it has  determined,  exercising  its  good  faith  business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

      For a  mortgage  loan in  default,  the  master  servicer  or the  related subservicer  will decide  whether to foreclose  upon the  mortgaged  property or write off the principal  balance of the mortgage loan or contract as a bad debt.
In connection with such decision, the master servicer or the related subservicer will,  following  usual  practices in  connection  with its  mortgage  servicing activities,  estimate  the  proceeds  expected to be received  and the  expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

      Any acquisition of title and  cancellation of any REO Mortgage Loan or REO
Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted  into a Liquidated  Mortgage
Loan or Liquidated Contract.

      For   purposes   of    calculations    of   amounts    distributable    to
certificateholders  relating to an REO  Mortgage  Loan or an REO  Contract,  the amortization  schedule in effect at the time of any acquisition of title, before any  adjustment  by reason of any  bankruptcy  or any similar  proceeding or any moratorium or similar  waiver or grace period,  will be deemed to have continued
in effect and, in the case of an ARM loan,  the  amortization  schedule  will be deemed to have adjusted in accordance  with any interest rate changes  occurring on any  adjustment  date,  so long as the REO  Mortgage  Loan or REO Contract is considered  to remain in the  trust.  If a REMIC  election  has been  made,  any mortgaged  property so  acquired by the trust must be disposed of in  accordance with applicable federal income tax regulations and consistent with the status of the  trust as a  REMIC.  To the  extent  provided  in the  related  pooling  and servicing agreement,  any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master  servicer on the  mortgaged  property  prior to its  disposition  will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

      For a  mortgage  loan or  contract  in  default,  the master  servicer  or servicer may pursue  foreclosure or similar remedies  concurrently with pursuing any remedy for a breach of a representation  and warranty.  However,  the master servicer or servicer is not  required to continue to pursue both  remedies if it determines  that one remedy is more likely to result in a greater  recovery.  If the mortgage loan is an Additional  Collateral  Loan, the master servicer or the related  subservicer,  if  the  lien  on  the  Additional  Collateral  for  such
Additional  Collateral  Loan is not  assigned  to the  trustee  on behalf of the certificateholders,  may proceed against the related  mortgaged  property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional  Collateral is held, including any third-party guarantee. Similarly, if the

                                       40

mortgage  loan is a Pledged  Asset  Mortgage  Loan,  the master  servicer or the related  subservicer may proceed against the related  mortgaged  property or the related  Pledged  Assets  first or may proceed  against  both  concurrently,  as permitted  by  applicable  law and the terms under which the Pledged  Assets are held.

      Upon  the  first  to  occur  of  final  liquidation  and a  repurchase  or substitution under a breach of a representation and warranty,  the mortgage loan or contract  will be removed  from the  related  trust.  The master  servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally  liquidated  if  substantially  all  amounts  expected to be received in connection  therewith have been received.  Any additional  liquidation  expenses
relating  to  the  mortgage  loan  or  contract   thereafter  incurred  will  be
reimbursable  to the  master  servicer,  servicer  or any  subservicer  from any amounts  otherwise  distributable to the related  certificateholders,  or may be offset by any  subsequent  recovery  related to the  mortgage  loan or contract.
Alternatively,  for purposes of  determining  the amount of related  Liquidation
Proceeds to be  distributed  to  certificateholders,  the amount of any Realized
Loss or the amount  required  to be drawn  under any  applicable  form of credit enhancement,  the master  servicer or  servicer  may take into  account  minimal amounts of  additional  receipts  expected to be received,  as well as estimated additional  liquidation  expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

      For some series of certificates, the applicable form of credit enhancement may  provide,  to the extent of  coverage,  that a  defaulted  mortgage  loan or contract or REO  Mortgage  Loan or REO  Contract  will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the  option  to  purchase  from the trust any  defaulted  mortgage  loan or contract after a specified period of delinquency.  If a defaulted  mortgage loan or contract or REO  Mortgage  Loan or REO Contract is not removed from the trust prior to final  liquidation,  then,  upon its  final  liquidation,  if a loss is realized  which is not covered by any applicable  form of credit  enhancement or other insurance,  the certificateholders  will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not  required  by law to be remitted  to the  related  mortgagor,  the master servicer  or  servicer  will be  entitled  to  retain  that  gain as  additional servicing  compensation unless the accompanying  prospectus  supplement provides otherwise.

      If a final  liquidation  of a  mortgage  loan or  contract  resulted  in a
Realized  Loss and  thereafter  the  master  servicer  or  servicer  receives  a subsequent recovery  specifically related to that mortgage loan or contract,  in connection with a related breach of a  representation  or warranty or otherwise, such subsequent recovery shall be distributed to the  certificateholders  in the same manner as repurchase  proceeds received in the prior calendar month, to the
extent  that  the  related   Realized   Loss  was  allocated  to  any  class  of
certificates.  In addition,  the certificate  principal  balance of the class of subordinate  certificates  with the highest  payment  priority to which Realized
Losses, other than Special Hazard Losses,  Bankruptcy Losses and Fraud Losses in
excess of the amount of coverage  provided  therefor and  Extraordinary  Losses, have been  allocated  will be  increased  to the  extent  that  such  subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses  previously  applied to reduce the certificate  principal balance of that class of certificates.  The amount of any remaining  subsequent  recoveries  will be applied to increase the certificate  principal  balance of the class of certificates with the next lower payment priority;  however,  the certificate  principal balance of that class of certificates  will not be increased  by more than the amount of Realized  Losses previously applied to reduce the certificate  principal balance of that class of certificates,  and so on. Holders of certificates  whose  certificate  principal balance is  increased  in this  manner  will not be  entitled to interest on the increased  balance for any interest  accrual period  preceding the  distribution date on which the increase occurs.  The foregoing  provisions will apply even if the certificate  principal  balance of a class of subordinate  certificates  was previously reduced to zero. Accordingly,  each class of subordinate certificates will be considered to remain  outstanding  until the  termination of the related trust.

      In the case of a series of  certificates  other than a  senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit  enhancement  may provide for  reinstatement  in accordance  with specified  conditions if, following the final  liquidation of a mortgage loan or contract and a draw under the related credit enhancement,  subsequent recoveries are received. For a description of the Certificate  Administrator's,  the master servicer's  or the  servicer's  obligations  to maintain  and make claims  under applicable  forms of credit  enhancement and insurance  relating to the mortgage loans or contracts,  see  "Description  of Credit  Enhancement"  and  "Insurance
Policies on Mortgage Loans or Contracts."

                                       41

      For a  discussion  of legal  rights and  limitations  associated  with the foreclosure  of a mortgage  loan or  contract,  see  "Certain  Legal  Aspects of
Mortgage Loans and Contracts."

      The master servicer or the Certificate Administrator,  as applicable, will deal with any  defaulted  mortgage  securities  in the manner  described  in the accompanying prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      Credit support for each series of certificates  may be comprised of one or more of the following  components.  Each  component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

      o     Defaulted Mortgage Losses;

      o     Special Hazard Losses;

      o     Bankruptcy Losses; and

      o     Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not  guarantee  repayment of the entire  outstanding  principal balance of the certificates and interest. If losses occur that exceed the amount covered  by credit  support  or are of a type that is not  covered by the credit support,  certificateholders will bear their allocable share of deficiencies. In particular,  Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses
and Fraud  Losses in excess of the  amount of  coverage  provided  therefor  and
Extraordinary  Losses  will  not be  covered.  To the  extent  that  the  credit enhancement for any series of certificates is exhausted,  the certificateholders will bear all further risks of loss not otherwise insured against.

      As  described  in  this  prospectus  and  in the  accompanying  prospectus supplement,

      o     coverage with respect to Defaulted  Mortgage  Losses may be provided by a mortgage pool insurance policy,

      o     coverage with respect to Special  Hazard Losses may be provided by a special hazard insurance policy,

      o     coverage  with  respect to  Bankruptcy  Losses may be  provided by a bankruptcy bond and

      o     coverage  with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

      In addition, if stated in the accompanying prospectus supplement,  in lieu of  or in  addition  to  any  or  all  of  the  foregoing  arrangements,  credit enhancement  may be in the form of a reserve fund to cover those losses,  in the form of  subordination of one or more classes of certificates as described under
"Subordination,"  or in the form of a certificate  insurance policy, a letter of credit,  a  mortgage  pool  insurance  policy,  surety  bonds or other  types of insurance policies,  other secured or unsecured  corporate  guarantees or in any other  substantially  similar  form  as may  be  described  in the  accompanying prospectus  supplement,  or in the form of a  combination  of two or more of the foregoing. If stated in the accompanying  prospectus supplement,  limited credit enhancement may be provided to cover  Defaulted  Mortgage Losses with respect to mortgage  loans with LTV ratios at  origination of over 80% that are not insured by a primary  insurance policy, to the extent that those losses would be covered under a primary  insurance  policy if  obtained,  or may be  provided in lieu of title insurance coverage,  in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing  agreement, credit  support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      In addition,  the credit  support may be provided by an  assignment of the right to receive  cash  amounts,  a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies,  guarantees or any combination of credit support identified in the accompanying  prospectus supplement.  Credit support may also be provided in the form of an  insurance  policy  covering  the risk of  collection  and  adequacy  of any  Additional  Collateral  provided  in connection  with any  Additional  Collateral  Loan, as limited by that insurance policy. As described in the pooling and servicing agreement,  credit support may apply to all of the  mortgage  loans or to some  mortgage  loans  contained in a mortgage pool.

                                       42

      Each prospectus supplement will include a description of:

      o     the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      o     any   conditions  to  payment  not   otherwise   described  in  this
            prospectus;

      o     the  conditions  under  which the  amount  payable  under the credit support  may be reduced  and under  which the credit  support may be terminated or replaced; and

      o     the  material  provisions  of any  agreement  relating to the credit support.

      Additionally,  each prospectus  supplement will contain  information  with respect to the issuer of any third-party credit  enhancement,  if applicable The pooling and servicing agreement or other documents may be modified in connection with the  provisions  of any  credit  enhancement  arrangement  to  provide  for reimbursement rights, control rights or other provisions that may be required by the credit  enhancer.  To the extent  provided  in the  applicable  pooling  and servicing  agreement,  the credit  enhancement  arrangements may be periodically modified,  reduced and  substituted  for based on the  performance  of or on the aggregate  outstanding  principal  balance of the mortgage  loans  covered.  See
"Description  of  Credit   Enhancement--Reduction   or  Substitution  of  Credit
Enhancement." If specified in the  accompanying  prospectus  supplement,  credit support  for a series of  certificates  may cover  one or more  other  series of certificates.

      The  descriptions of any insurance  policies,  bonds or other  instruments described in this prospectus or any prospectus supplement and the coverage under those  instruments  do not purport to be  complete  and are  qualified  in their entirety  by  reference  to the actual  forms of the  policies,  copies of which typically  will be exhibits to the Form 8-K to be filed with the  Securities and
Exchange  Commission  in connection  with the issuance of the related  series of certificates.

Letters of Credit

      If any component of credit enhancement as to any series of certificates is to be  provided  by a letter of credit,  a bank will  deliver to the  trustee an irrevocable  letter of credit.  The letter of credit may provide direct coverage with respect to the mortgage  collateral.  The letter of credit bank, the amount available  under the letter of credit with  respect to each  component of credit enhancement,  the expiration  date of the letter of credit,  and a more detailed description  of the  letter  of credit  will be  specified  in the  accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after  notification from the trustee,  to be  deposited  in the related  Certificate  Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

Subordination

      A  senior/subordinate  series of certificates  will consist of one or more
classes  of  senior   certificates  and  one  or  more  classes  of  subordinate
certificates,   as  specified  in  the   accompanying   prospectus   supplement.
Subordination of the subordinate  certificates of any senior/subordinate  series will be  effected  by the  following  method,  unless an  alternative  method is specified in the accompanying  prospectus supplement.  In addition, some classes of senior or subordinate  certificates  may be senior to other classes of senior or  subordinate  certificates,  as  specified  in  the  accompanying  prospectus supplement.

      For  any  senior/subordinate   series,  the  total  amount  available  for
distribution  on each  distribution  date, as well as the method for  allocating that amount among the various  classes of  certificates  included in the series, will be described in the accompanying prospectus supplement.  In most cases, for any series,  the amount  available for  distribution  will be allocated first to interest on the senior certificates of that series, and then to principal of the senior  certificates up to the amounts described in the accompanying  prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

      If so provided in the pooling and servicing agreement, the master servicer or servicer  may be  permitted,  under  certain  circumstances,  to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest,  at the repurchase price. Any Realized Loss subsequently incurred  in  connection  with any such  mortgage  loan  may be,  under  certain circumstances,  passed through to the holders of then  outstanding  certificates with a certificate  principal balance greater than zero of the related series in the same

                                       43

manner as  Realized  Losses on mortgage  loans that have not been so  purchased, unless that  purchase was made upon the request of the holder of the most junior
class  of  certificates  of  the  related  series.   See   "Description  of  the
Certificates--Servicing  and  Administration  of  Mortgage   Collateral--Special
Servicing" above.

      In the event of any  Realized  Losses  not in  excess  of the  limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior  certificateholders  and the owner of the Spread  and,  as to certain classes of subordinated certificates,  may be subordinate to the rights of other subordinate certificateholders.

      Except  as  noted  below,   Realized  Losses  will  be  allocated  to  the
subordinate certificates of the related series until their outstanding principal balances have been reduced to zero.  Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how
Realized Losses are allocated. In general,  Realized Losses will be allocated on a pro rata basis among all of the senior  certificates  in  proportion  to their respective  outstanding  principal  balances.  If described in the  accompanying prospectus  supplement,  some  classes of senior  certificates  may be allocated
Realized Losses before other classes of senior certificates.

      The  accompanying  prospectus  supplement will describe how Special Hazard
Losses  in excess of the  Special  Hazard  Amount  will be  allocated  among all outstanding classes of certificates.  In general,  such losses will be allocated among all  outstanding  classes of  certificates  of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts  of  other  specified  types  of  losses,  including  Fraud  Losses  and
Bankruptcy Losses, that may be borne solely by the subordinate  certificates may be similarly  limited to the Fraud Loss Amount and  Bankruptcy  Amount,  and the
subordinate  certificates  may provide no coverage with respect to Extraordinary
Losses or other  specified  types of  losses,  which  will be  described  in the accompanying  prospectus  supplement,  in  which  case  those  losses  would  be allocated on a pro rata basis among all  outstanding  classes of certificates in accordance with their respective  certificate principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud
Loss Amount and Bankruptcy Amount may be subject to periodic  reductions and may be subject to further  reduction  or  termination,  without  the  consent of the certificateholders,  upon the written  confirmation  from each applicable rating agency that the then-current  rating of the related series of certificates  will not be adversely affected.

      In most cases,  any  allocation  of a Realized  Loss,  including a Special
Hazard  Loss,   Fraud  Loss  or  Bankruptcy   Loss,   to  a  certificate   in  a
senior/subordinate  series will be made by reducing  its  outstanding  principal balance as of the  distribution  date  following the calendar month in which the
Realized Loss was incurred.

      The rights of holders of the various classes of certificates of any series to  receive  distributions  of  principal  and  interest  is  determined  by the aggregate  outstanding  principal  balance of each class or, if applicable,  the related notional amount.  The outstanding  principal  balance of any certificate will be  reduced  by all  amounts  previously  distributed  on that  certificate representing  principal,  and by any Realized Losses allocated thereto. If there are no  Realized  Losses  or  Principal  Prepayments  on any  item  of  mortgage collateral,  the respective  rights of the holders of certificates of any series to future  distributions  generally  would not  change.  However,  to the extent
described  in  the  accompanying   prospectus  supplement,   holders  of  senior
certificates  may be entitled to receive a  disproportionately  larger amount of prepayments  received  during  specified  periods,  which will have the  effect, absent  offsetting  losses,  of  accelerating  the  amortization  of the  senior
certificates  and  increasing  the  respective   percentage  ownership  interest
evidenced  by  the  subordinate  certificates  in  the  related  trust,  with  a corresponding  decrease in the percentage of the outstanding  principal balances
of  the  senior  certificates,   thereby  preserving  the  availability  of  the
subordination  provided  by the  subordinate  certificates.  In  addition,  some
Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective  ownership interest  evidenced by the senior  certificates in the related trust.

      If so provided in the  accompanying  prospectus  supplement,  some amounts
otherwise   payable  on  any   distribution   date  to  holders  of  subordinate
certificates  may be deposited into a reserve fund.  Amounts held in any reserve
fund   may   be   applied   as   described   under    "Description   of   Credit
Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

      In lieu of the  foregoing  provisions,  subordination  may be  effected by limiting the rights of the holders of  subordinate  certificates  to receive the
Subordinate  Amount  to the  extent  described  in the  accompanying

                                       44

prospectus supplement.  As specified in the accompanying  prospectus supplement, the  Subordinate  Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination,  a specified schedule or other method of reduction as the prospectus supplement may specify.

      The exact terms and  provisions of the  subordination  of any  subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization

      If stated in the accompanying prospectus supplement,  interest collections on the mortgage  collateral may exceed interest payments on the certificates for the related  distribution date. To the extent such excess interest is applied as principal  payments  on the  certificates,  the  effect  will be to  reduce  the principal balance of the certificates relative to the outstanding balance of the mortgage  collateral,  thereby  creating  overcollateralization  and  additional
protection  to  the   certificateholders,   as  specified  in  the  accompanying
prospectus supplement.

Mortgage Pool Insurance Policies

      Any  insurance  policy  covering  losses  on a  mortgage  collateral  pool obtained by the depositor  for a trust will be issued by the pool insurer.  Each mortgage pool insurance policy, in accordance with the limitations  described in this prospectus and in the prospectus  supplement,  if any, will cover Defaulted
Mortgage  Losses  in an  amount  specified  in  the  prospectus  supplement.  As described under  "--Maintenance  of Credit  Enhancement,"  the master  servicer, servicer or Certificate  Administrator  will use its best reasonable  efforts to maintain the mortgage pool insurance policy and to present claims  thereunder to the pool  insurer on behalf of itself,  the trustee and the  certificateholders.
The mortgage pool insurance policies,  however, are not blanket policies against loss, since claims thereunder may only be made respecting  particular  defaulted mortgage  loans and only upon  satisfaction  of specified  conditions  precedent described in the  succeeding  paragraph.  Unless  specified in the  accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary  insurance  policy, irrespective of the reason therefor.

      As more specifically provided in the accompanying  prospectus  supplement, each  mortgage pool  insurance  policy will provide for  conditions  under which claims may be presented and covered under the policy. Upon satisfaction of these conditions,  the pool  insurer  will have the option  either (a) to purchase the property  securing  the  defaulted  mortgage  loan  at  a  price  equal  to  its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some  expenses  incurred by the master
servicer,   servicer   or   subservicer   on   behalf   of   the   trustee   and
certificateholders, or (b) to pay the amount by which the sum of the outstanding principal  balance  of the  defaulted  mortgage  loan plus  accrued  and  unpaid interest  at the  mortgage  rate to the date of  payment  of the  claim  and the aforementioned  expenses exceeds the proceeds  received from an approved sale of the  mortgaged  property,  in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Certificateholders  will  experience a shortfall in the amount of interest payable on the related  certificates  in  connection  with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit  unpaid  interest  through the date a claim is paid rather than through
the  end  of  the  month  in  which  the  claim  is  paid.   In  addition,   the
certificateholders  will also  experience  losses  with  respect to the  related certificates  in connection  with payments made under a mortgage pool  insurance policy to the extent that the master servicer,  servicer or subservicer  expends funds to cover  unpaid  real  estate  taxes or to repair the  related  mortgaged property in order to make a claim under a mortgage  pool  insurance  policy,  as those  amounts  will not be  covered  by  payments  under the policy and will be reimbursable  to  the  master  servicer,  servicer  or  subservicer  from  funds otherwise payable to the certificateholders.  If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard
Insurance  Policies"  below for risks which are not covered by those  policies), from the related hazard insurance policy or applicable  special hazard insurance policy  are  insufficient  to  restore  the  damaged  property  to  a  condition sufficient to permit  recovery  under the mortgage pool  insurance  policy,  the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged  property unless it determines that (a) restoration  will increase the proceeds to  certificateholders on liquidation of the mortgage loan after  reimbursement  of the master  servicer,  servicer or subservicer  for its expenses  and (b) the expenses  will be  recoverable  by it through  Liquidation
Proceeds or Insurance Proceeds.

                                       45

      A mortgage pool insurance policy and some primary insurance  policies will likely not insure  against loss  sustained by reason of a default  arising from, among other things,  fraud or negligence  in the  origination  or servicing of a mortgage  loan,  including  misrepresentation  by the  mortgagor,  the  mortgage collateral seller or other persons involved in the origination thereof,  failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy,  unless, if specified in the accompanying prospectus supplement,  an endorsement to the mortgage pool insurance policy provides for insurance against that  type of loss.  Depending  upon the  nature  of the  event,  a breach  of a representation  made by Residential  Funding  Corporation or a designated seller may also have  occurred.  If the breach of that  representation  materially  and adversely affects the interests of  certificateholders  and cannot be cured, the breach would give rise to a  repurchase  obligation  on the part of  Residential
Funding  Corporation  or a designated  seller,  as  described  under "The Trusts
--Representations with Respect to Mortgage Collateral."

      The original amount of coverage under each mortgage pool insurance  policy will be  reduced  over the life of the  related  series of  certificates  by the aggregate  amount of claims paid less the aggregate of the net amounts  realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer,  servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of  payment of the claim.  See  "Certain  Legal  Aspects of  Mortgage  Loans and
Contracts."  Accordingly,  if aggregate  net claims paid under any mortgage pool insurance  policy reach the original policy limit,  coverage under that mortgage pool insurance  policy will be exhausted and any further losses will be borne by the  related  certificateholders.  In  addition,  unless the master  servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable  to it from the proceeds of the  liquidation of the mortgage loan or otherwise,  the master servicer or servicer would not be obligated to make an
Advance  respecting  any  delinquency  since the Advance would not be ultimately recoverable  to it from either the mortgage  pool  insurance  policy or from any other related source. See "Description of the Certificates--Advances."

      Since each mortgage pool  insurance  policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming  against  the pool  insurer,  the policy  will not provide  coverage against hazard losses. As described under "Insurance  Policies on Mortgage Loans or  Contracts--Standard  Hazard  Insurance on Mortgaged  Properties," the hazard policies  covering the mortgage loans typically  exclude from coverage  physical damage  resulting  from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally,  no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy  Losses will cover all risks,  and the amount of any such coverage will be limited.  See "--Special Hazard Insurance  Policies" below. As a result, certain  hazard  risks  will  not  be  insured  against  and  may  be  borne  by certificateholders.

      Contract pools may be covered by pool insurance  policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

      Any insurance  policy covering  Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying  prospectus  supplement.
Each special hazard  insurance  policy subject to limitations  described in this paragraph and in the accompanying  prospectus  supplement,  if any, will protect the related  certificateholders  from Special  Hazard Losses.  Aggregate  claims under a special hazard  insurance policy will be limited to the amount described in the  accompanying  prospectus  supplement and will be subject to reduction as described in the accompanying prospectus supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if  applicable, flood insurance on the property  securing the mortgage loan or contract has been kept in force and other protection and  preservation  expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing  limitations,  a special hazard insurance policy will  provide  that,  where there has been damage to property  securing a foreclosed  mortgage loan, title to which has been acquired by the insured,  and to the extent the damage is not covered by the hazard  insurance policy or flood insurance  policy,  if any,  maintained by the mortgagor or the master servicer, servicer or the subservicer,  the insurer will pay the lesser of (i) the cost of repair or  replacement  of the  related  property  or (ii) upon  transfer of the property to the insurer,  the unpaid  principal  balance of the mortgage loan or contract at the time of  acquisition  of the related  property by

                                       46

foreclosure  or deed  in  lieu of  foreclosure,  plus  accrued  interest  at the mortgage rate to the date of claim settlement and certain  expenses  incurred by the master  servicer,  servicer or the  subservicer  with respect to the related property.

      If the property is  transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount  under (ii) above  reduced by the net  proceeds of the sale of the property.  If the  unpaid  principal  balance  plus  accrued  interest  and some expenses is paid by the special hazard insurer,  the amount of further  coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of  repair  of the  property  will  further  reduce  coverage  by  that  amount.
Restoration  of the property  with the proceeds  described  under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance  policy that the property be restored  before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related  property.  The payment  described  under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related  mortgage  pool  insurance  policy or  contract  pool  insurance  policy unnecessary.  Therefore, so long as a mortgage pool insurance policy or contract pool  insurance  policy  remains in effect,  the payment by the insurer  under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related  mortgage loan or contract plus accrued interest and some
expenses   will   not   affect   the   total   Insurance    Proceeds   paid   to
certificateholders,  but will affect the relative amounts of coverage  remaining under the related  special hazard  insurance  policy and mortgage pool insurance policy or contract pool insurance policy.

      To  the  extent  described  in  the  accompanying  prospectus  supplement, coverage  relating to Special Hazard Losses for a series of certificates  may be provided by means of a  representation  of the depositor or Residential  Funding
Corporation.

Mortgage Insurance Policies

      If stated in the  accompanying  prospectus  supplement,  the depositor may acquire a mortgage  insurance  policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current
LTV ratios in excess of a percentage  stated in the prospectus  supplement.  Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the accompanying  prospectus supplement,  the aggregate  amount payable by the mortgage  insurer under the mortgage  insurance policy may be limited.

Bankruptcy Bonds

      In the event of a personal  bankruptcy  of a mortgagor  and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the  mortgaged  property  of the  mortgagor,  and, if  specified  in the related prospectus  supplement,  any  related  Additional  Collateral,  at  a  Deficient
Valuation.  Under  current law,  Deficient  Valuations  are not  permitted  with respect to first liens on the  related  mortgaged  property,  but may occur with respect to a mortgage  loan secured by a junior lien if the value of the related mortgaged  property  at the time of the  filing is less  than the  amount of any first lien.

      In  addition,  other  modifications  of the  terms of a  mortgage  loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the  principal  amount  of  the  mortgage  loan,  including  a  Debt  Service
Reduction.  See  "Certain  Legal  Aspects of Mortgage  Loans and  Contracts--The
Mortgage  Loans--Anti-Deficiency  Legislation and Other Limitations on Lenders."
Any bankruptcy  policy to provide coverage for Bankruptcy  Losses resulting from proceedings  under the  federal  Bankruptcy  Code  obtained  for a trust will be issued by an insurer named in the accompanying prospectus supplement.  The level of coverage under each bankruptcy  policy will be described in the  accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund,  any  combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating  agency or agencies,  which will be applied and  maintained in the manner  and  under  the  conditions  specified  in the  accompanying  prospectus supplement.  In the  alternative  or in addition to that deposit,  to the extent described  in the  accompanying  prospectus  supplement,  a reserve  fund may be funded through

                                       47

application  of all or a portion of  amounts  otherwise  payable on any  related subordinate  certificates,  from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage  loans or on  reinvestment  income,  the reserve  fund may provide less coverage than  initially  expected if the cash flows or  reinvestment  income on which the funding is dependent are lower than anticipated.

      For any series of certificates as to which credit  enhancement  includes a letter of credit,  if stated in the accompanying  prospectus  supplement,  under specified  circumstances  the  remaining  amount of the  letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be  distributed  to  certificateholders,  or applied to reimburse the master servicer  or  servicer  for  outstanding  Advances,  or may be  used  for  other purposes,  in the  manner  and  to  the  extent  specified  in the  accompanying prospectus  supplement.  If stated in the  accompanying  prospectus  supplement, amounts  in a reserve  fund may be  available  only to cover  specific  types of losses,  or losses on  specific  mortgage  loans.  A  reserve  fund may  provide coverage  to  more  than  one  series  of  certificates,  if  described  in  the accompanying prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the certificateholders  in the  assets in the  reserve  fund,  unless the assets are owned by the  related  trust.  However,  to the extent that the  depositor,  any affiliate  of the  depositor  or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the  certificateholders.  These  delays could  adversely  affect the yield to investors on the related certificates.

      Amounts  deposited  in any  reserve  fund for a series will be invested in
Permitted  Investments  by, or at the  direction  of,  and for the  benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

      The depositor  may obtain one or more  certificate  insurance  policies or guaranties  or one or more surety  bonds,  or one or more  guarantees  issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in  accordance  with the terms of that class or those classes of  certificates.  Any  certificate  insurance  policy,  surety  bond or guaranty will have the  characteristics  described in, and will be in accordance with any limitations and exceptions  described in, the  accompanying  prospectus supplement.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of certificates,  the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best  reasonable  efforts to keep or cause to be kept the credit enhancement  in full  force and  effect  throughout  the term of the  applicable pooling and servicing  agreement,  unless coverage thereunder has been exhausted through  payment of claims or  otherwise,  or  substitution  therefor is made as described below under  "--Reduction or Substitution of Credit  Enhancement." The
master servicer, the servicer or the Certificate  Administrator,  as applicable, on behalf of itself,  the  trustee and  certificateholders,  will be required to provide information required for the trustee to draw under any applicable credit enhancement.

      The master servicer,  the servicer or the Certificate  Administrator  will agree to pay the premiums  for each  mortgage  pool  insurance  policy,  special
hazard  insurance  policy,   mortgage   insurance  policy,   bankruptcy  policy,
certificate  insurance policy or surety bond, as applicable,  on a timely basis, unless  the  premiums  are paid  directly  by the  trust.  As to  mortgage  pool insurance  policies  generally,  if the related insurer ceases to be a Qualified
Insurer, the master servicer, the servicer or the Certificate Administrator will use its best  reasonable  efforts to obtain  from  another  Qualified  Insurer a comparable  replacement  insurance policy or bond with a total coverage equal to the  then  outstanding  coverage  of the  policy  or  bond.  If the  cost of the replacement  policy is greater than the cost of the existing policy or bond, the coverage of the replacement  policy or bond will,  unless otherwise agreed to by the  depositor,  be reduced to a level so that its premium  rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the  certificates  associated  with any  reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

                                       48

      If any property securing a defaulted  mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a  condition  sufficient  to  permit  recovery  under any  letter of  credit, mortgage pool insurance  policy,  contract pool insurance  policy or any related primary insurance policy,  the master servicer is not required to expend its own funds to restore the damaged  property unless it determines (i) that restoration will  increase  the  proceeds to one or more  classes of  certificateholders  on liquidation of the mortgage loan after  reimbursement of the master servicer for its  expenses  and (ii) that the  expenses  will be  recoverable  by it  through
Liquidation  Proceeds or  Insurance  Proceeds.  If recovery  under any letter of credit,  mortgage pool insurance policy,  contract pool insurance policy,  other credit  enhancement  or any related  primary  insurance  policy is not available because the master  servicer  has been unable to make the above  determinations, has made the  determinations  incorrectly  or recovery is not  available for any other reason,  the master servicer is nevertheless  obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted  mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The  amount of credit  support  provided  with  respect  to any  series of certificates  and  relating to various  types of losses  incurred may be reduced under specified  circumstances.  In most cases,  the amount  available as credit support will be subject to periodic  reduction on a  non-discretionary  basis in accordance with a schedule or formula  described in the accompanying  prospectus supplement.  Additionally,  in most cases,  the credit  support may be replaced, reduced  or  terminated,  and the  formula  used in  calculating  the  amount of coverage  with respect to  Bankruptcy  Losses,  Special  Hazard  Losses or Fraud
Losses may be changed,  without the consent of the certificateholders,  upon the written  assurance  from each  applicable  rating  agency that the  then-current rating of the related  series of  certificates  will not be  adversely  affected thereby and consent of the related credit enhancer, if applicable.

      Furthermore,  if the credit  rating of any  obligor  under any  applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding  level, and neither the master servicer, the servicer, the Certificate  Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of
the  certificates.   The  master  servicer,  the  servicer  or  the  Certificate
Administrator,  as  applicable,  will also be  permitted  to replace  any credit support  with other  credit  enhancement  instruments  issued by obligors  whose credit ratings are equivalent to the downgraded  level and in lower amounts that would satisfy the downgraded  level,  provided that the  then-current  rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor,  the master servicer or any other person that is entitled  to the credit  support.  Any assets so  released  and any amount by which the credit  enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into  interest rate swaps and related caps, floors and collars to minimize the risk to  certificateholders  of adverse  changes in interest  rates,  and other yield  supplement  agreements or similar yield  maintenance  arrangements  that do not involve swap agreements or other notional principal contracts.

      An interest  rate swap is an  agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount.  No  principal  amount is  exchanged  between the  counterparties  to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional  principal amount,  while the counterparty pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered
Rate,  or LIBOR,  a specified  bank's  prime rate or U.S.  Treasury  Bill rates.
Interest  rate swaps also  permit  counterparties  to  exchange a floating  rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate  obligation  based  upon  another  referenced  interest  rate (such as U.S.
Treasury Bill rates).

                                       49

      The swap market has grown substantially in recent years with a significant number of banks and financial  service  firms acting both as  principals  and as agents utilizing  standardized swap documentation.  Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

      There can be no  assurance  that the trust  will be able to enter  into or offset swaps or enter into yield  supplement  agreements at any specific time or at prices or on other terms that are  advantageous.  In  addition,  although the terms of the swaps and yield  supplement  agreements may provide for termination under some circumstances,  there can be no assurance that the trust will be able to terminate a swap or yield supplement  agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of  mortgage  collateral  and  classes of  certificates  of any series, as specified in the accompanying  prospectus supplement,  may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying  prospectus  supplement.  A purchase obligation with respect to mortgage  collateral  may apply to the  mortgage  collateral  or to the  related certificates.  Each purchase obligation may be a secured or unsecured obligation of its provider,  which may include a bank or other financial  institution or an insurance company.  Each purchase  obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the  certificateholders of the related series.  Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each  mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.
The descriptions of any insurance  policies  contained in this prospectus or any prospectus  supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      In general,  and except as described  below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance  policy insuring  against default on the mortgage loan up to an amount described  in the  accompanying  prospectus  supplement,  unless  and  until the principal  balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the  depositor  or  Residential
Funding  Corporation  will  represent  and  warrant  that,  to the  best  of its knowledge,  the mortgage  loans are so covered.  Alternatively,  coverage of the type that would be provided  by a primary  insurance  policy if obtained  may be provided by another form of credit  enhancement as described in this  prospectus under "Description of Credit  Enhancement."  However, the foregoing standard may vary  significantly  depending on the  characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the  foregoing  standard if no primary  insurance  policy was obtained at  origination  but the mortgage  loan has amortized to an 80% or less
LTV ratio level as of the applicable  cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser  specified  percentage)
based on an appraisal of the mortgaged  property after the related  closing date or as a result of principal  payments that reduce the  principal  balance of the mortgage loan after the closing date.

      Pursuant to recently enacted federal legislation,  mortgagors with respect to many  residential  mortgage  loans  originated on or after July 29, 1999 will have a right to request  the  cancellation  of any  private  mortgage  insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been  reduced  or is  scheduled  to have been  reduced to 80% or less of the value of the mortgaged  property at the time the mortgage  loan was  originated.
The  mortgagor's  right to request the  cancellation of the policy is subject to certain

                                       50

conditions,  including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the  cancellation  date, and no  monthly  payment  has been sixty days or more past due during the twelve months prior to that period,  (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged  property is not encumbered by  subordinate  liens.  In addition,  any requirement for private mortgage insurance will automatically terminate when the scheduled  principal  balance  of the  mortgage  loan,  based  on  the  original amortization  schedule for the mortgage  loan,  is reduced to 78% or less of the value  of the  mortgaged  property  at the  time of  origination,  provided  the mortgage loan is current.  The legislation  requires that mortgagors be provided written notice of their  cancellation  rights at the origination of the mortgage loans.  If the  requirement  for private  mortgage  insurance  is not  otherwise canceled  or  terminated  in the  circumstances  described  above,  it  must  be terminated  no later than the first day of the month  immediately  following the date that is the midpoint of the loan's  amortization  period, if, on that date, the borrower is current on the payments  required by the terms of the loan.  The mortgagee's  or  servicer's  failure to comply with the law could  subject  such parties  to  civil  money  penalties  but  would  not  affect  the  validity  or enforceability  of the  mortgage  loan.  The law does not  preempt any state law regulating  private  mortgage  insurance  except to the extent  that such law is inconsistent  with  the  federal  law  and  then  only  to  the  extent  of  the inconsistency.

      Mortgage  loans that are  subject to  negative  amortization  will only be covered by a primary  insurance  policy if that coverage was required upon their origination,  notwithstanding  that subsequent  negative  amortization may cause
that  mortgage  loan's  LTV  ratio,  based  on  the  then-current   balance,  to
subsequently  exceed the limits  that would have  required  coverage  upon their origination.

      Primary insurance  policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

      While the terms and conditions of the primary insurance policies issued by one primary mortgage  guaranty insurer will usually differ from those in primary insurance  policies  issued by other primary  insurers,  each primary  insurance policy generally will pay either:

      o     the  insured  percentage  of  the  loss  on  the  related  mortgaged property;

      o     the entire amount of the loss,  after receipt by the primary insurer of good and merchantable  title to, and possession of, the mortgaged property; or

      o     at the option of the primary insurer under certain primary insurance policies,  the  sum of the  delinquent  monthly  payments  plus  any
            Advances made by the insured,  both to the date of the claim payment and,  thereafter,  monthly  payments  in the amount  that would have become  due under the  mortgage  loan if it had not been  discharged plus any Advances  made by the insured  until the earlier of (a) the date the  mortgage  loan would have been  discharged  in full if the default had not occurred or (b) an approved sale.

      The  amount of the loss as  calculated  under a primary  insurance  policy covering a  mortgage  loan will in most  cases  consist of the unpaid  principal amount of such  mortgage  loan and  accrued  and  unpaid  interest  thereon  and reimbursement of some expenses, less:

      o     rents or other  payments  received  by the  insured  (other than the proceeds  of hazard  insurance)  that are  derived  from the related mortgaged property;

      o     hazard insurance  proceeds  received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o     amounts expended but not approved by the primary insurer;

      o     claim payments previously made on the mortgage loan; and

      o     unpaid premiums and other amounts.

      As  conditions  precedent  to the  filing or  payment  of a claim  under a primary insurance policy, in the event of default by the mortgagor,  the insured will typically be required, among other things, to:

      o     advance  or  discharge  (a)  hazard  insurance  premiums  and (b) as necessary  and  approved  in advance by the  primary  insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

                                       51

      o     in the  event  of any  physical  loss  or  damage  to the  mortgaged property,  have the  mortgaged  property  restored  to at least  its condition  at the  effective  date of the primary  insurance  policy
            (ordinary wear and tear excepted); and

      o     tender to the primary  insurer good and  merchantable  title to, and possession of, the mortgaged property.

      For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each  subservicer  to maintain,  as the case may be, in full force and effect and to the extent  coverage is  available a primary insurance  policy  with  regard  to each  mortgage  loan for which  coverage  is required under the standard described above unless an exception to such standard applies  or  alternate  credit  enhancement  is  provided  as  described  in the accompanying  prospectus supplement;  provided that the primary insurance policy was in place as of the cut-off  date and the  depositor  had  knowledge  of such primary  insurance  policy.  If the  depositor  gains  knowledge  that as of the closing date, a mortgage loan had an LTV ratio at  origination  in excess of 80%
and was not the subject of a primary insurance  policy,  and was not included in any exception to its  representations or covered by alternate credit enhancement as described in the accompanying  prospectus  supplement,  and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master  servicer is required  to use its  reasonable  efforts  to  obtain  and  maintain  a  primary insurance  policy to the  extent  that a policy is  obtainable  at a  reasonable price.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage  loans (other than  Cooperative  Loans)  require each  mortgagor  to  maintain a hazard  insurance  policy  covering  the related mortgaged  property  and  providing  for  coverage at least equal to that of the standard form of fire insurance policy with extended  coverage  customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the  principal  balance of the mortgage  loan,  the  guaranteed replacement  value, or 100% of the insurable value of the improvements  securing the mortgage  loan.  The pooling and servicing  agreement  will provide that the master  servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master  servicer  may  satisfy its  obligation  to cause  hazard  policies to be maintained by  maintaining a blanket  policy  insuring  against  losses on those mortgage  loans.  The ability of the master  servicer or servicer to ensure that hazard  insurance  proceeds  are  appropriately  applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any  flood  insurance  policy  referred  to below,  or upon the  extent to which information  in this regard is furnished to the master  servicer or the servicer by mortgagors or subservicers.

      The standard form of fire and extended  coverage  policy  covers  physical damage to or destruction of the improvements on the property by fire, lightning, explosion,  smoke,  windstorm,  hail,  riot,  strike  and  civil  commotion,  in accordance  with the  conditions and  exclusions  specified in each policy.  The policies  relating  to the  mortgage  loans will be  underwritten  by  different insurers under  different  state laws in accordance  with  different  applicable state forms and therefore will not contain  identical terms and conditions,  the basic terms of which are  dictated by  respective  state  laws.  These  policies typically do not cover any physical  damage  resulting from the following:  war, revolution,  governmental actions,  floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin,  rodents,  insects or domestic  animals,  theft and, in some cases,  vandalism.  The  foregoing  list is merely  indicative  of some kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination  of that mortgage loan, the pooling and servicing  agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced,  flood insurance,  to the extent available, in an amount equal to the lesser of the amount  required to compensate for any loss or damage on a replacement cost basis or the maximum  insurance  available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged  properties typically contain a co-insurance  clause that in effect requires the related  mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full  replacement  value of the  improvements  on the  property  in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified  percentage,  this clause  usually  provides that the insurer's  liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements  damaged or destroyed less physical depreciation  or (ii) the  proportion  of the loss as the  amount  of  insurance carried bears to the specified  percentage of the full  replacement  cost of the improvements.

                                       52

      Since the amount of hazard  insurance  that  mortgagors  are  required  to maintain on the  improvements  securing  the  mortgage  loans may decline as the principal balances owing thereon decrease, and since residential properties have historically  appreciated in value over time, hazard insurance proceeds could be insufficient  to restore  fully the  damaged  property in the event of a partial loss.  See  "Subordination"  above for a description  of when  subordination  is provided,  the protection,  limited to the Special Hazard Amount as described in
the  accompanying   prospectus  supplement,   afforded  by  subordination,   and
"Description of Credit  Enhancement--Special  Hazard  Insurance  Policies" for a
description of the limited  protection  afforded by any special hazard insurance policy  against  losses  occasioned  by hazards  which are  otherwise  uninsured against.

Standard Hazard Insurance on Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide,  at a minimum,  the same  coverage  as a  standard  form  fire and  extended  coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured  home is located,  and in an amount that is not less than the maximum  insurable value of the  manufactured  home or the  principal  balance due from the mortgagor on the related  contract,  whichever  is less.  Coverage may be provided by one or more blanket insurance  policies covering losses on the contracts  resulting from the absence or insufficiency of individual standard hazard insurance policies.  If a manufactured  home's  location  was, at the time of  origination  of the related contract,  within a federally  designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer  repossesses a manufactured home on behalf of the trustee,  the servicer or the master servicer will either maintain at its expense  hazard  insurance  for the  manufactured  home or indemnify  the trustee  against  any damage to the  manufactured  home prior to resale or other disposition.

                                  THE DEPOSITOR

      The  depositor is an indirect  wholly-owned  subsidiary  of GMAC  Mortgage
Group,  Inc.,  which is a wholly-owned  subsidiary of General Motors  Acceptance
Corporation,  which is a wholly-owned  subsidiary of General Motors Corporation.
The  depositor  is a  Delaware  corporation  incorporated  in August  1995.  The depositor was organized for the purpose of acquiring  "Alt-A" mortgage loans and contracts and depositing  these loans and contracts  into issuing  entities that issue securities backed by such mortgage loans and contracts. The depositor does not engage in any other  activities and does not have, nor is it expected in the future to have, any significant  assets. The depositor  anticipates that it will in many  cases have  acquired  mortgage  loans  indirectly  through  Residential
Funding Corporation,  which is also an indirect wholly-owned  subsidiary of GMAC
Mortgage Group, Inc.

      The  certificates  do not represent an interest in or an obligation of the depositor.  The  depositor's  only  obligations  with  respect  to a  series  of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The  depositor  maintains  its principal  office at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone number is
(952) 857-7000.

                         RESIDENTIAL FUNDING CORPORATION

      Residential Funding Corporation,  an affiliate of the depositor,  will act as the sponsor and master servicer or Certificate  Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

                       THE POOLING AND SERVICING AGREEMENT

      As described in this prospectus under  "Introduction"  and "Description of the  Certificates--General,"  each series of certificates will be issued under a pooling and  servicing  agreement as described in that  section.  The  following summaries  describe  additional  provisions common to each pooling and servicing agreement.

                                       53

Servicing Compensation and Payment of Expenses

      Each servicer,  the master servicer or the Certificate  Administrator,  as applicable,  will be paid  compensation  for the  performance  of its  servicing obligations at the percentage per annum described in the accompanying prospectus supplement  of the  outstanding  principal  balance  of  each  mortgage  loan or contract.  Any  subservicer  will  also  be  entitled  to the  servicing  fee as described in the accompanying prospectus supplement.  The servicer or the master servicer,  if any,  will  deduct the  servicing  fee for the  mortgage  loans or contracts  underlying the  certificates of a series in an amount to be specified in the accompanying  prospectus  supplement.  The servicing fees may be fixed or variable.  In  addition,  the master  servicer,  any  servicer  or the  relevant subservicers,  if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds  following  disposition of property in connection  with  defaulted  mortgage  loans or contracts and any earnings  on  investments  held  in the  Certificate  Account  or any  Custodial
Account, to the extent not applied as Compensating Interest. Any Spread retained by a  mortgage  collateral  seller,  the master  servicer,  or any  servicer  or subservicer will not constitute part of the servicing fee.  Notwithstanding  the foregoing,  with  respect  to a series  of  certificates  as to which  the trust includes mortgage securities, the compensation payable to the master servicer or
Certificate   Administrator  for  servicing  and  administering   such  mortgage
securities  on  behalf of the  holders  of such  certificates  may be based on a percentage per annum described in the accompanying  prospectus supplement of the outstanding  balance  of  such  mortgage  securities  and may be  retained  from distributions  of interest  thereon,  if stated in the  accompanying  prospectus supplement.  In addition,  some reasonable  duties of the master servicer may be performed  by an  affiliate  of the  master  servicer  who will be  entitled  to compensation for performance of those duties.

      The  master  servicer  will pay or cause  to be paid  some of the  ongoing expenses  associated  with each trust and incurred by it in connection  with its responsibilities under the pooling and servicing agreement,  including,  without limitation,  payment  of any fee or other  amount  payable  for any  alternative credit  enhancement  arrangements,  payment of the fees and disbursements of the trustee, any custodian appointed by the trustee,  the certificate  registrar and any paying agent, and payment of expenses  incurred in enforcing the obligations
of  subservicers   and  sellers.   The  master  servicer  will  be  entitled  to
reimbursement of expenses  incurred in enforcing the obligations of subservicers and sellers  under  limited  circumstances.  In  addition,  as  indicated in the preceding  section,  the master servicer will be entitled to reimbursements  for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection  with the restoration of mortgaged  properties,  such right of reimbursement  being  prior to the rights of  certificateholders  to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

      Each pooling and servicing  agreement will require the master  servicer to deliver  to the  trustee,  on or before the date in each year  specified  in the related  pooling  and  servicing  agreement,  and,  if  required,  file with the
Commission  as part of a Report  on Form 10-K  filed on  behalf of each  issuing entity, the following documents:

      o     a report regarding its assessment of compliance during the preceding calendar year with all  applicable  servicing  criteria set forth in
            relevant   Commission   regulations  with  respect  to  asset-backed
            securities  transactions  taken  as a  whole  involving  the  master servicer  that are  backed  by the same  types  of  assets  as those backing the  certificates,  as well as similar reports on assessment of compliance  received from certain other parties  participating in
            the   servicing   function  as   required  by  relevant   Commission
            regulations;

      o     with respect to each assessment report described  immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o     a servicer compliance  certificate,  signed by an authorized officer of the master servicer, to the effect that:

      o     A review of the master  servicer's  activities  during the reporting period  and of its  performance  under the  applicable  pooling  and servicing agreement has been made under such officer's  supervision;
            and

                                       54

      o     To the best of such officer's  knowledge,  based on such review, the master  servicer  has  fulfilled  all of its  obligations  under the pooling and servicing agreement in all materials respects throughout the reporting  period or, if there has been a failure to fulfill any such  obligation  in any  material  respect,  specifying  each  such failure known to such officer and the nature and status thereof.

      The master servicer's  obligation to deliver to the trustee any assessment or attestation  report  described above and, if required,  to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports  prepared  by any other  party,  those  reports  actually received by the master servicer on or before March 31 in each year. In addition, each  servicer or  subservicer  participating  in the  servicing  function  with respect  to more  than 5% of the  mortgage  loans  will  provide  the  foregoing assessment reports with respect to itself and each servicer or subservicer of at least  10% of  the  mortgage  loans  will  provide  the  compliance  certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the related prospectus  supplement will specify how to locate Exchange Act reports  relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

      Each servicer,  the master servicer or the Certificate  Administrator,  as applicable,  may not resign from its  obligations  and duties  under the related pooling and  servicing  agreement  unless each rating  agency has  confirmed  in writing that the resignation  will not qualify,  reduce or cause to be withdrawn the then current ratings on the  certificates  except upon a determination  that its  duties  thereunder  are no longer  permissible  under  applicable  law.  No resignation will become  effective until the trustee or a successor  servicer or
administrator  has  assumed  the  servicer's,   the  master  servicer's  or  the
Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

      Each pooling and  servicing  agreement  will also provide that neither the servicer,  the  master  servicer  or  the  Certificate  Administrator,  nor  any director,  officer,  employee or agent of the master  servicer or the depositor, will be under  any  liability  to the  trust or the  certificateholders  for any action  taken or for  refraining  from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer,  the master  servicer or the  Certificate  Administrator  nor any such person will be protected  against any liability that would  otherwise be imposed by reason of the  failure to perform  its  obligations  in  compliance  with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses,  costs and liabilities  of  the  trust  and  the  servicer,  the  master  servicer  or  the
Certificate  Administrator  will  be  entitled  to be  reimbursed  out of  funds otherwise distributable to certificateholders.

      The master  servicer  will be  required  to  maintain a fidelity  bond and errors and  omissions  policy for its officers and  employees  and other persons acting on behalf of the master servicer in connection with its activities  under the pooling and servicing agreement.

      A servicer, the master servicer or the Certificate  Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

      Events of default under the pooling and  servicing  agreement for a series of certificates will include:

      o     any  failure  by the  servicer,  if the  servicer  is a party to the pooling  and  servicing  agreement,  or  master  servicer  to make a required  deposit  to the  Certificate  Account  or,  if the  master servicer is the paying  agent,  to  distribute to the holders of any class of  certificates  of that series any  required  payment  which continues  unremedied  for five  days  after the  giving of  written notice of the  failure to the master  servicer by the trustee or the depositor,  or to the master servicer, the depositor and the trustee by the holders of  certificates  of such class  evidencing  not less than 25% of the aggregate  percentage  interests  constituting  that class;

                                       55

      o     any failure by the master servicer or Certificate Administrator,  as applicable,  duly to observe or perform in any material  respect any other of its  covenants or  agreements  in the pooling and servicing
            agreement  with  respect  to  that  series  of  certificates   which
            continues  unremedied  for 30  days,  or 15  days  in the  case of a failure  to pay  the  premium  for any  insurance  policy  which  is required to be maintained under the pooling and servicing agreement, after the  giving of  written  notice of the  failure  to the master servicer or Certificate Administrator, as applicable, by the trustee or  the  depositor,  or to  the  master  servicer,  the  Certificate
            Administrator,  the  depositor and the trustee by the holders of any class of certificates  of that series  evidencing not less than 25%, or 33% in the case of a trust including mortgage securities,  of the aggregate percentage interests constituting that class; and

      o     some events of  insolvency,  readjustment  of debt,  marshalling  of assets and liabilities or similar  proceedings  regarding the master servicer or the Certificate Administrator and certain actions by the master  servicer or the  Certificate  Administrator  indicating  its insolvency or inability to pay its obligations.

      A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related  pooling and servicing agreement.

Rights Upon Event of Default

      So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the  aggregate  voting  rights in the  related  trust,  the trustee shall, by written notification to the master servicer or the Certificate
Administrator, as applicable, and to the depositor or the trustee, terminate all of  the  rights  and  obligations  of the  master  servicer  or the  Certificate
Administrator under the pooling and servicing  agreement,  other than any rights of the master servicer or the Certificate  Administrator  as  certificateholder, covering  the  trust  and in and to the  mortgage  collateral  and the  proceeds thereof,  whereupon  the trustee or, upon notice to the  depositor  and with the depositor's consent, its designee will succeed to all  responsibilities,  duties and liabilities of the master servicer or the  Certificate  Administrator  under the pooling  and  servicing  agreement,  other than the  obligation  to purchase mortgage  loans  under  some  circumstances,  and will be  entitled  to  similar
compensation   arrangements.   If  a  series  of  certificates  includes  credit
enhancement provided by a third party credit enhancer,  certain of the foregoing
rights   may  be   provided   to   the   credit   enhancer   rather   than   the
certificateholders,  if so specified in the applicable prospectus supplement. If the trustee  would be obligated to succeed the master  servicer but is unwilling so to act,  it may  appoint  or if it is unable so to act,  it shall  appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae-
or Freddie  Mac-approved  mortgage servicing  institution with a net worth of at least  $10,000,000 to act as successor to the master  servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement.  Pending  appointment,  the  trustee  is  obligated  to act  in  that
capacity.   The  trustee  and  such  successor  may  agree  upon  the  servicing compensation to be paid,  which in no event may be greater than the compensation to the  initial  master  servicer  or the  Certificate  Administrator  under the pooling and servicing  agreement.  The master  servicer is required to reimburse the  trustee  for all  reasonable  expenses  incurred  or made by the trustee in accordance  with any of the  provisions of the pooling and servicing  agreement, except any such expense as may arise from the trustee's negligence or bad faith.

      No  certificateholder  will have any right under a pooling  and  servicing agreement to institute any proceeding  with respect to the pooling and servicing agreement  unless the holder  previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class  evidencing  not less than 25% of the aggregate  percentage  interests constituting  that class have made written request upon the trustee to institute the  proceeding  in its own name as trustee  thereunder  and have offered to the trustee  reasonable  indemnity  and the trustee for 60 days after receipt of the request and  indemnity  has  neglected or refused to institute  any  proceeding.
However,  the trustee will be under no  obligation to exercise any of the trusts or powers vested in it by the pooling and  servicing  agreement or to institute, conduct  or defend  any  litigation  thereunder  or in  relation  thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement,  unless the certificateholders  have offered to the trustee  reasonable  security or indemnity  against the costs,  expenses and liabilities which may be incurred therein or thereby.

                                       56

Amendment

      Each pooling and servicing agreement may be amended by the depositor,  the master servicer,  the Certificate  Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

      o     to cure any ambiguity;

      o     to  correct  or  supplement  any  provision  therein  which  may  be inconsistent  with any other  provision  therein or to  correct  any error;

      o     to change the timing  and/or  nature of  deposits  in the  Custodial
            Account  or the  Certificate  Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the
            Certificate   Account   may  not  occur   later  than  the   related
            distribution  date,  (b) the change may not adversely  affect in any
            material  respect  the  interests  of  any   certificateholder,   as
            evidenced  by an  opinion  of  counsel,  and (c) the  change may not adversely  affect the  then-current  rating of any rated  classes of certificates,  as evidenced by a letter from each applicable  rating agency;

      o     if an election to treat the related trust as a "real estate mortgage investment  conduit," or REMIC, has been made, to modify,  eliminate or  add to any of its  provisions  (a) to the  extent  necessary  to maintain  the  qualification  of the trust as a REMIC or to avoid or minimize  the risk of  imposition  of any tax on the related  trust, provided  that the trustee has received an opinion of counsel to the effect that (1) the action is  necessary  or  desirable  to maintain qualification  or to avoid or minimize that risk, and (2) the action will not adversely  affect in any material  respect the interests of any  related  certificateholder,  or (b) to  modify  the  provisions regarding the  transferability  of the REMIC residual  certificates, provided that the depositor has determined that the change would not adversely  affect  the  applicable  ratings  of any  classes  of the certificates,  as evidenced by a letter from each applicable  rating agency,  and that any such  amendment  will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

      o     to make any other  provisions  with  respect to matters or questions arising  under the pooling  and  servicing  agreement  which are not materially  inconsistent with its provisions,  so long as the action will not adversely  affect in any material  respect the interests of any certificateholder; or

      o     to amend any provision  that is not material to holders of any class of related certificates.

      The pooling and servicing  agreement may also be amended by the depositor, the master servicer,  Certificate Administrator or servicer, as applicable,  and the  trustee  with the  consent  of the  holders of  certificates  of each class affected  thereby  evidencing,  in each case, not less than 66% of the aggregate percentage  interests  constituting  that  class for the  purpose  of adding any provisions to or changing in any manner or eliminating  any of the provisions of the pooling and servicing  agreement or of modifying in any manner the rights of the related certificateholders,  except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments  received on mortgage collateral  which are required to be  distributed  on a certificate of any class without  the  consent  of the  holder  of the  certificate  or (ii)  reduce  the percentage  of  certificates  of any class the holders of which are  required to consent to any such  amendment  unless the holders of all  certificates  of that class  have  consented  to  the  change  in  the  percentage.  Furthermore,  the applicable  prospectus  supplement will describe any rights a third party credit enhancer  may have with  respect to  amendments  to the  pooling  and  servicing agreement.

      Notwithstanding  the  foregoing,  if a REMIC  election  has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing  agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer,  the Certificate  Administrator,  servicer,  the depositor or the trustee in accordance with the amendment will not result in the imposition  of a tax on the related  trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

      The primary obligations created by the pooling and servicing agreement for each  series of  certificates  will  terminate  upon the  payment to the related certificateholders  of all  amounts  held in the  Certificate  Account or by the
master   servicer   or  any   servicer   and   required   to  be   paid  to  the
certificateholders following the earlier of

                                       57

      o     the  final  payment  or other  liquidation  or  disposition,  or any
            Advance  with  respect  thereto,   of  the  last  item  of  mortgage
            collateral   subject   thereto  and  all  property   acquired   upon
            foreclosure  or deed in lieu of  foreclosure of any mortgage loan or contract and

      o     the purchase by the master  servicer or the servicer  from the trust for  such  series  of all  remaining  mortgage  collateral  and  all property acquired from the mortgage collateral.

      Any option to purchase  described in the second item above will be limited to cases in which  the  aggregate  Stated  Principal  Balance  of the  remaining mortgage  loans  is less  than or  equal to ten  percent  (10%)  of the  initial aggregate Stated  Principal  Balance of the mortgage loans or such other time as may be specified in the accompanying  prospectus supplement.  If the holder of a class of  certificates  may  terminate  the  trust  and  cause  the  outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still  outstanding,  the term "callable" will be included in the title of the related certificates.  In addition to the foregoing, the master servicer or the servicer  may have the option to  purchase,  in whole but not in part, the certificates  specified in the accompanying  prospectus  supplement in the manner described in the accompanying  prospectus  supplement.  Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust.  Written notice of  termination  of the pooling and  servicing  agreement  will be given to each certificateholder,  and the final  distribution will be made only upon surrender and  cancellation of the  certificates  at an office or agency  appointed by the trustee which will be specified in the notice of termination.

      Any purchase described in the preceding  paragraph of mortgage  collateral and property acquired relating to the mortgage collateral  evidenced by a series of  certificates  shall be made at the  option  of the  master  servicer  or the servicer at the price specified in the accompanying  prospectus supplement.  The exercise of that right will effect early  retirement of the certificates of that series,  but the right of any entity to purchase  the  mortgage  collateral  and related  property  will be in accordance  with the criteria,  and will be at the price, described in the accompanying prospectus supplement. Early termination in this  manner may  adversely  affect the yield to holders of some  classes of the certificates.  If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      In  addition to the  optional  repurchase  of the  property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call
Class will have the right,  solely at its  discretion,  to terminate the related trust and thereby effect early retirement of the certificates of the series,  on any  distribution  date after the 12th  distribution  date following the date of initial  issuance of the related series of certificates  and until the date when the optional  termination  rights of the master  servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement.
Any such  call will be of the  entire  trust at one time;  multiple  calls  with respect to any series of  certificates  will not be permitted.  In the case of a call,  the  holders of the  certificates  will be paid a price equal to the Call
Price.  To  exercise  the call,  the Call  certificateholder  must  remit to the related trustee for distribution to the  certificateholders,  funds equal to the
Call Price.  If those funds are not  deposited  with the  related  trustee,  the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected  in a manner  consistent  with  applicable  Federal  income tax regulations  and its status as a REMIC.  In connection with a call by the holder of a Call Certificate,  the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further  liability to certificateholders.

The Trustee

      The trustee  under each pooling and servicing  agreement  will be named in the  accompanying  prospectus  supplement.  The commercial bank or trust company serving as trustee  may have normal  banking  relationships  with the  depositor and/or its affiliates, including Residential Funding Corporation.

      The trustee may resign at any time, in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the  trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated  to appoint a successor trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the  related  trust.  Any  resignation  or removal of the  trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       58

                              YIELD CONSIDERATIONS

      The yield to  maturity of a  certificate  will depend on the price paid by the  holder  for the  certificate,  the  pass-through  rate  on any  certificate entitled to payments of interest,  which pass-through rate may vary if stated in the  accompanying  prospectus  supplement,  and the rate and timing of principal payments, including prepayments,  defaults, liquidations and repurchases, on the mortgage  collateral and the allocation  thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

      In general,  defaults on mortgage loans and manufactured housing contracts are  expected to occur with greater  frequency  in their early  years.  Mortgage loans or contracts may have been originated  using  underwriting  standards that are less  stringent  than the  underwriting  standards  applied  by other  first mortgage loan purchase programs,  such as those run by Fannie Mae or Freddie Mac or by the company's affiliate,  Residential Funding Corporation, for the purpose of collateralizing  securities issued by Residential Funding Mortgage Securities
I,  Inc.  The  rate of  default  on  refinance,  limited  documentation,  stated
documentation  or no  documentation  mortgage  loans,  and on mortgage  loans or manufactured  housing  contracts  with  higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts.  Likewise,  the rate of default on mortgage  loans or  manufactured  housing  contracts that are secured by investment  properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to  international  borrowers may be higher than on other mortgage loans or manufactured housing contracts.

      In addition, the rate and timing of prepayments, defaults and liquidations on the  mortgage  loans or  contracts  will be affected by the general  economic condition  of the region of the  country or the  locality  in which the  related mortgaged  properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors,  increasing unemployment or falling property values.  The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.
In  addition,  manufactured  homes may decline in value even in areas where real
estate  values  generally  have  not  declined.   The  yield  on  any  class  of
certificates  and the  timing of  principal  payments  on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under  "Description of the
Certificates--Servicing   and   Administration   of  Mortgage   Collateral,"  in
connection with a mortgage loan or contract that is in default,  or if a default is reasonably foreseeable.

      The risk of loss on Interest  Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

      The risk of loss on mortgage  loans made on Puerto Rico mortgage loans may be greater  than on mortgage  loans that are made to  mortgagors  who are United
States  residents and citizens or that are secured by properties  located in the
United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      To the extent that any document relating to a mortgage loan or contract is not in the  possession of the trustee,  the  deficiency may make it difficult or impossible  to realize on the  mortgaged  property in the event of  foreclosure, which will affect the amount of  Liquidation  Proceeds  received by the trustee.
See  "Description  of the  Certificates  --  Assignment  of Mortgage  Loans" and
"--Assignment of Contracts."

      The amount of  interest  payments  with  respect to each item of  mortgage collateral distributed monthly to holders of a class of certificates entitled to payments  of  interest  will be  calculated,  or accrued in the case of deferred interest  or  accrual  certificates,  on the  basis  of that  class's  specified percentage  of each  payment  of  interest,  or  accrual  in the case of accrual certificates,  and  will  be  expressed  as  a  fixed,  adjustable  or  variable pass-through  rate  payable on the  outstanding  principal  balance or  notional amount of the certificate,  or any combination of pass-through rates, calculated as described in this prospectus and in the  accompanying  prospectus  supplement under  "Description  of the  Certificates  -  Distributions."  Holders  of strip certificates or a class of certificates  having a pass-through  rate that varies based  on  the  weighted  average  interest  rate  of  the  underlying  mortgage collateral will be affected by  disproportionate  prepayments and repurchases of mortgage  collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

      The effective yield to maturity to each holder of certificates entitled to payments of interest  will be below that  otherwise  produced by the  applicable pass-through rate and purchase price of the certificate because,  while interest will accrue on each  mortgage loan or contract from the first day of each month, the distribution of interest

                                       59

will be made on the 25th day or, if the 25th day is not a business day, the next succeeding  business day, of the month following the month of accrual or, in the case of a trust including mortgage securities,  such other day that is specified in the accompanying prospectus supplement.

      A class of  certificates  may be  entitled  to  payments  of interest at a
fixed,  variable  or  adjustable   pass-through  rate,  or  any  combination  of
pass-through rates, each as specified in the accompanying prospectus supplement.
A variable  pass-through rate may be calculated based on the weighted average of the Net Mortgage  Rates,  net of servicing  fees and any Spread,  of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The  aggregate  payments of interest on a class of  certificates,  and the yield to maturity thereon,  will be affected by the rate of payment of principal on the  certificates,  or the  rate  of  reduction  in the  notional  amount  of certificates  entitled  to  payments  of  interest  only,  and,  in the  case of certificates  evidencing  interests in ARM loans, by changes in the Net Mortgage
Rates on the ARM loans. See "Maturity and Prepayment  Considerations" below. The yield on the  certificates  will also be  affected by  liquidations  of mortgage loans or contracts  following mortgagor  defaults,  optional  repurchases and by purchases  of mortgage  collateral  in the event of breaches of  representations made for the  mortgage  collateral  by the  depositor,  the master  servicer and others,  or conversions of ARM loans to a fixed interest rate. See "The Trusts -
Representations with Respect to Mortgage Collateral."

      In general,  if a  certificate  is  purchased  at a premium  over its face amount and payments of principal on the related  mortgage  collateral occur at a rate faster than  anticipated at the time of purchase,  the  purchaser's  actual yield to maturity  will be lower than that assumed at the time of  purchase.  On the other hand, if a class of  certificates  is purchased at a discount from its face amount and payments of principal on the related  mortgage  collateral occur at a rate slower  than  anticipated  at the time of  purchase,  the  purchaser's actual  yield to maturity  will be lower than  assumed.  The effect of Principal
Prepayments,   liquidations   and  purchases  on  yield  will  be   particularly
significant  in the case of a class of  certificates  entitled  to  payments  of interest only or disproportionate  payments of interest. In addition,  the total return to  investors of  certificates  evidencing  a right to  distributions  of interest at a rate that is based on the weighted  average Net  Mortgage  Rate of the  mortgage  collateral  from  time to  time  will be  adversely  affected  by
Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral.  In general, mortgage loans or manufactured  housing  contracts with higher mortgage rates prepay at a faster rate than mortgage  loans or  manufactured  housing  contracts with lower mortgage  rates.  In some  circumstances,  rapid  prepayments  may result in the failure of the holders to recoup their  original  investment.  In addition,  the yield to maturity on other types of classes of certificates,  including  accrual certificates,  certificates with a pass-through  rate that fluctuates  inversely with or at a multiple of an index or other  classes in a series  including  more than one class of certificates,  may be relatively more sensitive to the rate of
prepayment   on  the  related   mortgage   collateral   than  other  classes  of
certificates.

      The timing of changes in the rate of principal  payments on or repurchases of the mortgage  collateral may significantly  affect an investor's actual yield to maturity,  even if the average rate of principal  payments  experienced  over time is consistent  with an investor's  expectation.  In general,  the earlier a prepayment  of principal on the mortgage  collateral or a repurchase of mortgage collateral,  the greater will be the effect on an investor's  yield to maturity.
As a result,  the  effect  on an  investor's  yield of  principal  payments  and repurchases occurring at a rate higher or lower than the rate anticipated by the investor  during the period  immediately  following  the issuance of a series of certificates  would  not be fully  offset  by a  subsequent  like  reduction  or increase in the rate of principal payments.

      When a full  prepayment  is made on a  mortgage  loan,  the  mortgagor  is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A partial  prepayment  of  principal  is applied  so as to reduce the  outstanding principal  balance of the related  mortgage loan or contract as of the first day of the month in which the  partial  prepayment  is  received.  As a result,  the effect of a  Principal  Prepayment  on a mortgage  loan or  contract  will be to reduce the amount of  interest  distributed  to holders of  certificates  on the related  distribution  date, if such  distribution  date occurs in the following calendar  month,  by an amount of up to one month's  interest at the  applicable pass-through  rate or Net  Mortgage  Rate,  as the case may be,  on the  prepaid amount,  if  such  shortfall  is  not  covered  by  Compensating  Interest.  See
"Description  of  the  Certificates--Prepayment  Interest  Shortfalls."  Partial
Principal  Prepayments will

                                       60

be  distributed  on the  distribution  date  in  the  month  following  receipt.
Principal  Prepayments  in full  received  during a  Prepayment  Period  will be distributed  on the  distribution  date in the  month in which  such  Prepayment
Period ends. See "Maturity and Prepayment Considerations."

      For some ARM loans, the mortgage rate at origination may be below the rate that  would  result if the index and margin  relating  thereto  were  applied at origination.  Under the applicable underwriting  standards,  the mortgagor under each  mortgage  loan or contract  usually  will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic  increase in the amount paid by the  mortgagor  of a Buy-Down  Mortgage
Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage  under the  applicable  underwriting  guidelines,  and may  accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on ARM loans that are subject to negative  amortization
typically   adjust  monthly  and  their   amortization   schedules  adjust  less
frequently.  Because initial  mortgage rates are typically lower than the sum of the indices  applicable at  origination  and the related Note Margins,  during a period of rising interest rates as well as immediately  after  origination,  the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled  monthly  payment.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their  principal  balance and will bear interest at the applicable mortgage rate.

      The  addition of any  deferred  interest to the  principal  balance of any related class of  certificates  will lengthen the weighted  average life of that class  of  certificates  and may  adversely  affect  yield to  holders  of those
certificates.   In  addition,  for  ARM  loans  that  are  subject  to  negative amortization,  during a period of declining interest rates, it might be expected that each  scheduled  monthly  payment on such a mortgage  loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal  balance of the related
class  or  classes  of   certificates,   the  weighted  average  life  of  those
certificates will be reduced and may adversely affect yield to holders thereof.

      If stated in the accompanying  prospectus supplement,  a trust may contain
GPM Loans or Buy-Down  Mortgage  Loans that have monthly  payments that increase during the first few years following  origination.  Mortgagors generally will be qualified  for such loans on the basis of the initial  monthly  payment.  To the extent that the related mortgagor's income does not increase at the same rate as the monthly  payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit enhancement for a series of certificates is provided by a letter of credit,  insurance  policy or bond that is issued or  guaranteed by an entity that suffers financial  difficulty,  such credit enhancement may not provide the level of support  that was  anticipated  at the time an investor  purchased  its certificate.  In the event of a default  under the terms of a letter of  credit, insurance  policy or bond,  any Realized  Losses on the mortgage  collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The  accompanying   prospectus   supplement  may  describe  other  factors
concerning  the mortgage  collateral  securing a series of  certificates  or the structure of such series that will affect the yield on the certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated  above under "The Trusts," the original  terms to maturity of the mortgage  collateral in a given trust will vary  depending  upon the type of mortgage  collateral  included in the trust.  The  prospectus  supplement  for a series of certificates  will contain  information  with respect to the types and maturities  of the mortgage  collateral  in the related  trust.  The  prepayment experience,  the  timing  and rate of  repurchases  and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

      If the  pooling  and  servicing  agreement  for a series  of  certificates provides  for a Funding  Account  or other  means of  funding  the  transfer  of additional  mortgage loans to the related trust, as described under "Description of the  Certificates--Funding  Account,"  and the trust is unable to acquire any additional  mortgage  loans within any  applicable  time limit,  the amounts set aside for such purpose may be applied as principal  distributions on one or more classes of certificates of such series.

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      Prepayments  on mortgage  loans and  manufactured  housing  contracts  are commonly  measured  relative to a prepayment  standard or model.  The prospectus supplement for each series of  certificates  may describe one or more prepayment standard or model and may contain tables  setting forth the projected  yields to maturity on each class of  certificates  or the  weighted  average  life of each class of  certificates  and the percentage of the original  principal  amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus  supplement,  including  assumptions that prepayments on the mortgage collateral  are  made at  rates  corresponding  to  various  percentages  of the prepayment  standard or model.  There is no  assurance  that  prepayment  of the mortgage loans underlying a series of certificates  will conform to any level of the  prepayment  standard  or model  specified  in the  accompanying  prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in mortgagors' housing needs;

      o     job transfers;

      o     unemployment;

      o     mortgagors' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the mortgagor.

      All statistics known to the depositor that have been compiled with respect to  prepayment  experience on mortgage  loans  indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment
with  respect  to   conventional   fixed-rate   mortgage  loans  has  fluctuated
significantly in recent years. In general, however, if prevailing interest rates fall  significantly  below the mortgage rates on the mortgage loans or contracts underlying a series of certificates,  the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing  rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical  prepayment  experience with respect to mortgage loans secured by  properties  located in Puerto Rico or with respect to  manufactured  housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only  period.  See
"The Trusts--The Mortgage Loans--Interest Only Loans."

      To the extent that losses on the  contracts  are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts  will bear all risk of loss  resulting  from default by mortgagors and will  have to look  primarily  to the  value of the  manufactured  homes,  which generally  depreciate in value,  for recovery of the  outstanding  principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

      The accompanying  prospectus  supplement will specify whether the mortgage loans contain due-on-sale  provisions permitting the mortgagee to accelerate the maturity of the mortgage  loan upon sale or some  transfers by the  mortgagor of the  underlying  mortgaged  property.  The  master  servicer  will  enforce  any due-on-sale  clause to the extent it has knowledge of the conveyance or proposed conveyance  of the  underlying  mortgaged  property  and it is entitled to do so under applicable law, provided,  however, that the master servicer will not take any action in relation to the  enforcement of any  due-on-sale  provision  which would  adversely  affect or jeopardize  coverage under any applicable  insurance policy.

                                       62

      An  ARM  loan  is  assumable,  in  some  circumstances,  if  the  proposed transferee of the related  mortgaged  property  establishes its ability to repay the mortgage loan and, in the reasonable  judgment of the master servicer or the related subservicer,  the security for the ARM loan would not be impaired by the assumption.  The  extent to which ARM loans are  assumed  by  purchasers  of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of  certificates.  See "Description of the Certificates --
Servicing  and   Administration   of  Mortgage   Collateral  --  Enforcement  of
`Due-on-Sale'  Clauses"  and  "Certain  Legal  Aspects  of  Mortgage  Loans  and
Contracts -- The Mortgage Loans --  Enforceability  of Certain  Provisions"  and
"--The  Contracts" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

      In addition,  some mortgage  securities included in a mortgage pool may be
backed  by  underlying   mortgage  loans  having   differing   interest   rates.
Accordingly,  the rate at which  principal  payments are received on the related certificates  will,  to  some  extent,  depend  on  the  interest  rates  on the underlying mortgage loans.

      Some  types  of  mortgage   collateral   included  in  a  trust  may  have
characteristics that make it more likely to default than collateral provided for mortgage  pass-through  certificates from other mortgage purchase programs.  The
depositor   anticipates   including  in  mortgage   collateral   pools  "limited
documentation," "stated documentation" and "no documentation" mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international  borrowers,  that are secured by investment properties and that have other  characteristics  not present in those  programs.  Such mortgage collateral may be susceptible to a greater risk of default and liquidation  than might otherwise be expected by investors in the related certificates.

      The mortgage  loans may be prepaid by the  mortgagors  at any time without payment of any  prepayment  fee or penalty,  although a portion of the  mortgage loans provide for payment of a prepayment  charge,  which may have a substantial effect on the rate of  prepayment.  Some states' laws restrict the imposition of prepayment  charges  even when the  mortgage  loans  expressly  provide  for the collection of those charges. As a result, it is possible that prepayment charges may not be  collected  even on  mortgage  loans that  provide for the payment of these charges.

      A servicer may allow the  refinancing  of a mortgage  loan in any trust by accepting  prepayments  thereon and  permitting a new loan to the same  borrower secured by a  mortgage  on the same  property,  which may be  originated  by the servicer or the master servicer or any of their  respective  affiliates or by an unrelated  entity.  In the  event of a  refinancing,  the new loan  would not be included in the related trust and,  therefore,  the  refinancing  would have the same effect as a prepayment in full of the related  mortgage loan. A servicer or the master  servicer  may,  from time to time,  implement  programs  designed to
encourage   refinancing.   These  programs  may  include,   without  limitation,
modifications of existing loans, general or targeted solicitations, the offering of  pre-approved  applications,  reduced  origination  fees or closing costs, or other financial incentives.  Targeted solicitations may be based on a variety of factors,  including  the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans,  including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding  indebtedness of the mortgage loans,  which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the  mortgage  pool  underlying  any trust (i) the rate of  Principal
Prepayments  of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases,  the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      While most  manufactured  housing  contracts  will  contain  "due-on-sale"
provisions  permitting  the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer,  servicer or subservicer,  as applicable,  may permit proposed assumptions of contracts where the proposed buyer of the  manufactured  home meets the  underwriting  standards described above.  Such assumption would have the effect of extending the average life of the contract.

      Although  the  mortgage  rates on ARM loans will be  subject  to  periodic adjustments, the adjustments generally will:

      o     not  increase or decrease  the  mortgage  rates by more than a fixed percentage amount on each adjustment date;

                                       63

      o     not  increase  the  mortgage  rates over a fixed  percentage  amount during the life of any ARM loan; and

      o     be based on an index,  which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be
            different   from   margins   being   used   for   newly   originated
            adjustable-rate mortgage loans.

      As a result,  the  mortgage  rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate  environments,  the prevailing  rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current  mortgage rates on ARM  loans  that the rate of  prepayment  may  increase  as a result of refinancings.  There can be no  certainty as to the rate of  prepayments  on the mortgage  collateral  during  any  period  or over  the  life of any  series  of certificates.

      No  assurance  can be given  that  the  value  of the  mortgaged  property securing a mortgage  loan or contract  has  remained or will remain at the level existing on the date of  origination.  If the  residential  real  estate  market
should   experience  an  overall  decline  in  property  values  such  that  the outstanding  balances  of the  mortgage  loans or  contracts  and any  secondary financing on the mortgaged  properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties,  the actual  rates of  delinquencies,  foreclosures  and losses  could be higher than those now generally  experienced in the mortgage lending industry.  The value of property  securing  Cooperative  Loans and the delinquency rates for Cooperative
Loans could be  adversely  affected if the current  favorable  tax  treatment of cooperative  tenant  stockholders  were to become less  favorable.  See "Certain
Legal Aspects of Mortgage Loans and  Contracts." In addition,  even where values of mortgaged properties generally remain constant,  manufactured homes typically depreciate in value.

      To the  extent  that  losses  resulting  from  delinquencies,  losses  and foreclosures  or  repossession  of  mortgaged  property  for  mortgage  loans or contracts  included in a trust for a series of  certificates  are not covered by
the  methods  of  credit   enhancement   described  in  this  prospectus   under
"Description  of  Credit   Enhancement"  or  in  the   accompanying   prospectus
supplement,  the  losses  will be borne by holders  of the  certificates  of the related  series.  Even  where  credit  enhancement  covers all  Realized  Losses resulting  from  delinquency  and  foreclosure  or  repossession,  the effect of foreclosures and repossessions may be to increase  prepayment  experience on the mortgage collateral,  thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some  circumstances,  the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates." Any repurchase will shorten the  weighted  average  lives  of  the  related  certificates.  Furthermore,  as described under "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates,"  a holder of the Call Class  will have the  right,  solely at its discretion,  to terminate the related trust and thereby effect early  retirement of the  certificates  of the  series,  on any  distribution  date after the 12th distribution  date following the date of initial  issuance of the related series of certificates and until the date when the optional  termination  rights of the master servicer or the servicer become  exercisable.  Any such  termination will shorten the weighted average lives of the related certificates.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

      The  following  discussion  contains  summaries  of some legal  aspects of mortgage loans and  manufactured  housing  contracts that are general in nature.
Because  these legal  aspects are governed in part by state law,  which laws may differ  substantially  from state to state,  the  summaries do not purport to be complete,  to reflect the laws of any particular  state or to encompass the laws of all states in which the mortgaged  properties may be situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

   General

      The mortgage loans, other than Cooperative Loans, will be secured by deeds of  trust,  mortgages  or deeds to secure  debt  depending  upon the  prevailing practice in the state in which the  related  mortgaged  property is located.  In some  states,  a mortgage,  deed of trust or deed to secure debt  creates a lien upon the related real property. In other states, the mortgage,  deed of trust or deed to secure debt conveys legal title to the property to the mortgagee

                                       64

subject to a condition subsequent,  for example, the payment of the indebtedness secured  thereby.  These  instruments  are not prior to the lien for real estate taxes and  assessments  and other  charges  imposed  under  governmental  police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor  agreements, and generally on the order of  recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage,  the  mortgagor,  who is the borrower and  homeowner,  and  the  mortgagee,  who is the  lender.  Under  the  mortgage instrument,  the  mortgagor  delivers  to the  mortgagee  a note or bond and the mortgage.  In some states, three parties may be involved in a mortgage financing when  title  to the  property  is held  by a land  trustee  under  a land  trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property,  executes the mortgage and the borrower  executes a separate  undertaking  to make payments on the mortgage note.  Although a deed of trust is similar  to a  mortgage,  a deed of trust has three parties: the grantor, who is the borrower/homeowner;  the beneficiary, who is the lender;  and a third-party  grantee  called the trustee.  Under a deed of trust,  the borrower grants the mortgaged  property to the trustee,  irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor,  conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's  authority under a deed of trust and the mortgagee's or grantee's  authority  under a mortgage or a deed to secure debt, as  applicable, are governed by the law of the state in which the real property is located,  the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

   Cooperative Loans

      If  specified  in  the  prospectus  supplement  relating  to a  series  of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative
Note  evidencing a  Cooperative  Loan will be secured by a security  interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation  entitled to be treated as a housing  cooperative under federal tax law, and in the related  proprietary lease or occupancy  agreement  granting exclusive  rights  to  occupy  a  specific  dwelling  unit in the  Cooperative's building.  The security  agreement  will create a lien upon, or grant a security interest  in,  the  Cooperative  shares  and  proprietary  leases  or  occupancy agreements,  the priority of which will depend on, among other things, the terms of the particular  security agreement as well as the order of recordation of the agreement,  or the filing of the financing  statements  related thereto,  in the appropriate  recording  office or the taking of  possession  of the  Cooperative shares,  depending on the law of the state in which the  Cooperative is located.
This type of lien or security  interest  is not,  in general,  prior to liens in favor of the cooperative  corporation for unpaid  assessments or common charges.
This type of lien or security  interest is not prior to the lien for real estate taxes and  assessments  and other  charges  imposed  under  governmental  police powers.

      The  accompanying   prospectus  supplement  will  specify  the  geographic
location of the collateral for Cooperative  Loans.  In general,  all Cooperative buildings  relating  to the  Cooperative  Loans are  located in the State of New
York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real  property  and owns in fee or leases the  building and all separate dwelling units therein.  The  Cooperative is directly  responsible  for property management and, in most cases,  payment of real estate taxes, other governmental impositions  and  hazard  and  liability  insurance.  If there is an  underlying mortgage or mortgages on the  Cooperative's  building or underlying  land, as is typically the case,  or an underlying  lease of the land, as is the case in some instances, the Cooperative,  as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying  mortgage loan is ordinarily  obtained by the Cooperative in connection  with  either  the  construction  or  purchase  of the  Cooperative's building or the  obtaining  of capital by the  Cooperative.  The interest of the occupant  under  proprietary  leases or  occupancy  agreements  as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (i) arising under an
underlying  mortgage,   the  mortgagee  holding  an  underlying  mortgage  could
foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder of the landlord's  interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final payment at

                                       65

maturity.  The  inability  of the  Cooperative  to  refinance a mortgage and its consequent  inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly,  a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to  termination  of the  Cooperative's  interest in the  property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying  mortgage or the termination of the underlying  lease could  eliminate  or  significantly  diminish the value of any collateral  held by the  lender  who  financed  the  purchase  by an  individual tenant-stockholder of shares of the Cooperative,  or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each   Cooperative   is   owned   by   shareholders,    referred   to   as
tenant-stockholders,   who,  through   ownership  of  stock  or  shares  in  the
Cooperative,  receive  proprietary  leases or occupancy  agreements which confer
exclusive   rights  to  occupy  specific   dwellings.   In  most  instances,   a
tenant-stockholder  of a Cooperative must make a monthly  maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's  pro  rata  share  of the  Cooperative's  payments  for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary  expenses.  An ownership  interest in a Cooperative and accompanying occupancy  rights may be financed  through a  Cooperative  Loan  evidenced  by a
Cooperative Note and secured by an assignment of and a security  interest in the occupancy  agreement or proprietary lease and a security interest in the related shares of the related  Cooperative.  The lender usually takes  possession of the stock  certificate  and a  counterpart  of the  proprietary  lease or  occupancy agreement and a financing  statement covering the proprietary lease or occupancy agreement and the Cooperative  shares is filed in the appropriate state or local offices to perfect the lender's  interest in its collateral.  In accordance with the limitations  discussed below,  upon default of the  tenant-stockholder,  the lender may sue for judgment on the Cooperative  Note,  dispose of the collateral at a public or private  sale or  otherwise  proceed  against the  collateral  or tenant-stockholder  as an  individual  as  provided  in the  security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See  "--Foreclosure  on Shares of  Cooperatives"
below.

   Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation"  within the meaning of Section  216(b)(1) of the  Internal  Revenue
Code is  allowed a  deduction  for  amounts  paid or  accrued  within his or her taxable year to the corporation  representing his or her proportionate  share of certain  interest  expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal  Revenue Code to the  corporation  under Sections
163 and 164 of the Internal  Revenue Code. In order for a corporation to qualify under  Section  216(b)(1) of the  Internal  Revenue Code for its taxable year in which those items are allowable as a deduction to the  corporation,  the section requires,  among  other  things,  that at least 80% of the  gross  income of the
corporation  be  derived  from  its  tenant-stockholders.   By  virtue  of  this
requirement,  the status of a corporation  for purposes of Section  216(b)(1) of
the  Internal  Revenue  Code  must  be  determined  on  a  year-to-year   basis.
Consequently,  there  can be no  assurance  that  Cooperatives  relating  to the
Cooperative  Loans will qualify under this section for any particular year. If a
Cooperative  fails to qualify for one or more years, the value of the collateral securing any related  Cooperative Loans could be significantly  impaired because no deduction would be allowable to  tenant-stockholders  under Section 216(a) of the  Internal  Revenue  Code  with  respect  to  those  years.  In  view  of the significance of the tax benefits accorded  tenant-stockholders  of a corporation that  qualifies  under  Section  216(b)(1) of the  Internal  Revenue  Code,  the
likelihood  that this type of failure  would be  permitted  to  continue  over a period of years appears remote.

   Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure  debt may also be  foreclosed by judicial  action,  foreclosure of a deed of trust or a deed to secure debt is typically  accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure  debt.  In  addition  to any  notice requirements  contained  in a deed of  trust  or deed to  secure  debt,  in some states, the trustee or grantee,  as applicable,  must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee,  as applicable,  must provide notice to any other individual having  an  interest  of  record  in the real

                                       66

property,  including  any  junior  lienholders.  If the deed of trust or deed to secure debt is not reinstated  within a specified  period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the  notice of sale be posted on the  property  and sent to all  parties having an interest of record in the real property.

      In some states,  the  borrower has the right to reinstate  the loan at any time following  default until shortly before the trustee's  sale. In most cases, in those states,  the borrower,  or any other person having a junior encumbrance on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred  in enforcing the obligation.

      An action to  foreclose a mortgage  is an action to recover  the  mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage  note and the mortgage as made and cannot be relieved from its own default.  However,  a court may exercise  equitable  powers to relieve a borrower  of a  default  and  deny  the  mortgagee  foreclosure.  Under  various circumstances  a court of equity may relieve the  borrower  from a  non-monetary default where that default was not willful or where a monetary default,  such as failure  to pay  real  estate  taxes,  can be  cured  before  completion  of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial  action.  In most cases,  the action is initiated by the service of legal  pleadings upon all parties having an interest of record in the real property.  Delays in completion of the  foreclosure  may  result  from  difficulties  in  locating  and  serving necessary parties, including borrowers, such as international borrowers, located
outside  the   jurisdiction   in  which  the  mortgaged   property  is  located.
Difficulties  in  foreclosing  on mortgaged  properties  owned by  international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the  liquidation  of the related  mortgage loan available to be distributed to the  certificateholders of the related series. If the mortgagee's right to foreclose is contested,  the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of  foreclosure  under a mortgage,  a deed of trust or deed to secure  debt,  the sale by the  referee  or other  designated  officer or by the trustee or grantee,  as applicable,  is a public sale.  However,  because of the difficulty  a  potential  buyer at the sale may have in  determining  the  exact status of title and because the  physical  condition  of the  property  may have deteriorated  during the  foreclosure  proceedings,  it is uncommon  for a third party to purchase the property at a foreclosure  sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee,  as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan,  accrued and unpaid interest and the expense of foreclosure,  in which case the mortgagor's  debt will be extinguished  unless the lender purchases the property for a lesser  amount and preserves its right against a borrower to seek a  deficiency  judgment  and the  remedy is  available  under  state law and the related  loan  documents.  In the  same  states,  there is a  statutory  minimum purchase price which the lender may offer for the property and generally,  state law controls the amount of foreclosure costs and expenses,  including attorneys'
fees,  which may be recovered by a lender.  Thereafter,  subject to the right of the  borrower  in some  states to remain in  possession  during  the  redemption period,  the lender will assume the burdens of  ownership,  including  obtaining hazard  insurance,  paying taxes and making  repairs at its own expense that are necessary to render the property  suitable for sale.  In most cases,  the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.  Depending upon market  conditions, the  ultimate  proceeds of the sale of the  property  may not equal the lender's investment in the property and, in some states,  the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates.  See
"Description of Credit Enhancement."

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the  Commonwealth  of Puerto Rico the  foreclosure  of a real estate  mortgage  usually  follows an ordinary  "civil action" filed in the
Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default  judgment is rendered for the  plaintiff  and the  mortgaged  property  is sold at public  auction,  after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not

                                       67

known,  publication  in one of the  newspapers  of  general  circulation  in the
Commonwealth  of Puerto  Rico must be made at least  once a week for two  weeks.
There may be as many as three public  sales of the  mortgaged  property.  If the defendant contests the foreclosure,  the case may be tried and judgment rendered based on the merits of the case.

      There are no  redemption  rights  after the  public  sale of a  foreclosed property  under the laws of the  Commonwealth  of Puerto Rico.  Commonwealth  of
Puerto Rico law  provides  for a summary  proceeding  for the  foreclosure  of a mortgage,  but it is very seldom used because of concerns regarding the validity of those  actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged  property that (a) is subject to a mortgage loan that was  obtained  for a purpose  other than the  financing  or  refinancing  of the acquisition,  construction or improvement of the property and (b) is occupied by the  mortgagor as his principal  residence,  the mortgagor of the property has a right to be paid the first $1,500 from the proceeds  obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

      Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder,  together with the rights  of the  tenant-stockholder  under  the  proprietary  lease or  occupancy agreement,  are pledged to the lender and are,  in almost all cases,  subject to restrictions  on transfer  as  described  in the  Cooperative's  certificate  of incorporation  and  by-laws,  as well as in the  proprietary  lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the  Cooperative  for failure by the  tenant-stockholder  to pay rent or other obligations or charges owed by the  tenant-stockholder,  including
mechanics'   liens   against  the   Cooperative's   building   incurred  by  the
tenant-stockholder.

      In most cases,  rent and other  obligations  and charges  arising  under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens  upon the shares to which the  proprietary  lease or  occupancy  agreement relates.  In addition,  the proprietary lease or occupancy  agreement  generally permits the  Cooperative  to  terminate  the lease or  agreement if the borrower defaults in the performance of covenants thereunder.  Typically,  the lender and the  Cooperative  enter into a recognition  agreement  which,  together with any lender  protection  provisions  contained in the proprietary  lease or occupancy agreement,  establishes  the rights and obligations of both parties in the event of a default by the  tenant-stockholder on its obligations under the proprietary lease or  occupancy  agreement.  A default by the  tenant-stockholder  under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The   recognition    agreement    generally    provides   that,   if   the
tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  Cooperative  will  take no  action  to  terminate  the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure the default.  The recognition  agreement  typically provides that if the proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's  lien against  proceeds from a sale of the shares and the proprietary  lease or occupancy  agreement  allocated to the dwelling,  subject, however,  to the Cooperative's  right to sums due under the proprietary lease or occupancy  agreement  or which have become  liens on the shares  relating to the proprietary  lease  or  occupancy  agreement.  The  total  amount  owed  to  the
Cooperative  by  the  tenant-stockholder,  which  the  lender  generally  cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the collateral below the outstanding  principal  balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition  agreements also typically provide that if the lender succeeds to the tenant-shareholder's  shares and proprietary lease or occupancy agreement as the result of realizing  upon its  collateral  for a  Cooperative  Loan,  the lender must  obtain the  approval  or consent of the board of  directors  of the
Cooperative  as  required  by the  proprietary  lease  before  transferring  the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually  based on the  prospective  purchaser's  income and net worth,  among other factors, and may

                                       68

significantly reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  In most cases,  the lender is not  limited in any rights it may have to  dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the  tenant-stockholder  (that is, the  borrower) or the  Cooperative  to obtain title  insurance of any type.  Consequently,  the  existence of any prior liens or other  imperfections of title affecting the  Cooperative's  building or real estate also may adversely affect the  marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative  shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform  Commercial  Code, or
UCC, and the security agreement  relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially  reasonable"  manner will depend on the facts in each case. In determining commercial  reasonableness,  a court will look to the notice  given the debtor and the  method,  manner,  time,  place and terms of the  sale  and the sale  price.  In most  instances,  a sale  conducted according to the usual practice of creditors  selling similar  collateral in the same area will be considered reasonably conducted.

      Article  9 of the UCC  provides  that the  proceeds  of the  sale  will be applied  first to pay the costs and expenses of the sale and then to satisfy the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy  agreement.  If there are proceeds remaining, the lender must account to the  tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

   Rights of Redemption

      In some  states,  after  sale  pursuant  to a deed of trust,  or a deed to secure debt or  foreclosure of a mortgage,  the borrower and  foreclosed  junior lienors or other parties are given a statutory  period,  typically  ranging from six months to two years,  in which to redeem the property  from the  foreclosure sale.  In some  states,  redemption  may occur  only upon  payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states,  redemption  may be authorized if the former  borrower pays only a portion of the sums due.  In some  states,  the right to redeem is an  equitable right.  The equity of  redemption,  which is a  non-statutory  right,  should be distinguished  from statutory  rights of  redemption.  The effect of a statutory right of  redemption  is to  diminish  the  ability  of the  lender  to sell the foreclosed  property.  The rights of  redemption  would  defeat the title of any purchaser  subsequent to  foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently,  the practical  effect of the redemption right is to force the lender to maintain  the  property  and pay the  expenses of  ownership until the redemption period has expired.

   Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory  prohibitions  which limit the remedies of a  beneficiary  under a deed of trust,  a  mortgagee  under a  mortgage  or a grantee  under a deed to secure  debt.  In some  states,  including  California, statutes  limit the right of the  beneficiary,  mortgagee or grantee to obtain a deficiency  judgment against the borrower  following  foreclosure.  A deficiency judgment is a personal  judgment against the former borrower equal in most cases to the  difference  between the net amount  realized upon the public sale of the real  property and the amount due to the lender.  In the case of a mortgage loan secured by a property  owned by a trust where the  mortgage  note is executed on behalf  of  the  trust,  a  deficiency  judgment  against  the  trust  following foreclosure  or sale  under a deed of  trust  or deed to  secure  debt,  even if obtainable  under  applicable  law, may be of little  value to the  beneficiary, grantee  or  mortgagee  if there are no  assets  against  which  the  deficiency judgment may be executed.  Some state statutes require the beneficiary,  grantee or  mortgagee to exhaust the security  afforded  under a deed of trust,  deed to secure debt or mortgage  by  foreclosure  in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states,  the lender has the option of bringing a personal  action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender,  following judgment on the personal action, may be deemed to have  elected a remedy  and may be  precluded  from  exercising remedies with respect to the security. Consequently, the practical effect of the election requirement,  in those states permitting

                                       69

this election,  is that lenders will usually  proceed against the security first rather than bringing a personal  action against the borrower.  Finally,  in some states,  statutory provisions limit any deficiency judgment against the borrower following  a  foreclosure  to the excess of the  outstanding  debt over the fair value of the  property  at the time of the  public  sale.  The  purpose of these statutes  is  generally  to prevent a  beneficiary,  grantee or  mortgagee  from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      Generally,  Article 9 of the UCC governs foreclosure on Cooperative shares and the  related  proprietary  lease or  occupancy  agreement.  Some courts have interpreted  Article  9  to  prohibit  or  limit  a  deficiency  award  in  some circumstances,  including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory  provisions,  including the federal bankruptcy laws and state laws  affording  relief to debtors,  may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency  judgment.  For example,  under the federal bankruptcy law, all actions  against the debtor,  the debtor's  property and any  co-debtor  are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal  bankruptcy  jurisdiction may permit a debtor through its Chapter
11 or Chapter 13  rehabilitative  plan to cure a monetary  default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original  mortgage loan payment  schedule,  even
though  the  lender   accelerated  the  mortgage  loan  and  final  judgment  of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction  have  approved  plans,  based  on  the  particular  facts  of  the reorganization  case,  that  effected  the curing of a mortgage  loan default by paying arrearages over a number of years.

      Courts with federal  bankruptcy  jurisdiction have also indicated that the terms  of a  mortgage  loan  secured  by  property  of the  debtor,  which  is a
Cooperative  Loan, or which is secured by  additional  collateral in addition to the related  mortgaged  property,  may be  modified.  These  courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general,  except as provided  below with  respect  to junior  liens,  the terms of a  mortgage  loan secured only by a mortgage on a real  property  that is the  debtor's  principal residence  may not be  modified  under a plan  confirmed  under  Chapter  13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United  States  Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged  property,  the amount of the mortgage loan may not be reduced,  or "crammed  down," in connection  with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of  Appeals  decisions  have held that in the event of a Chapter  13  bankruptcy filing by a mortgagor,  in the event the value of the related mortgaged property at the time of the  filing  is less  than the  amount  of any  first  lien,  any unsecured  junior  liens  may be  "crammed  down" in the  bankruptcy  court  and discharged.  As a result,  in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing,  without any liquidation of the related mortgaged property.
Any such reduction would be treated as a Bankruptcy Loss.

      Certain tax liens  arising  under the  Internal  Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of  delaying  or  interfering  with the enforcement of rights with respect to a defaulted mortgage loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection  with the origination and the servicing of mortgage loans by numerous federal and some state consumer  protection laws. These laws include the federal
Truth-in-Lending  Act, as  implemented  by Regulation Z, Real Estate  Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as
implemented by Regulation B, Fair Credit Billing Act, Fair Credit  Reporting Act
and related statutes.  These federal laws impose specific statutory  liabilities upon  lenders  who  originate  mortgage  loans and who fail to  comply  with the provisions of the law. In some cases, this liability may affect assignees of the mortgage  loans. In particular,  an originator's  failure to comply with certain requirements of the federal  Truth-in-Lending  Act, as implemented by Regulation
Z, could subject both  originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans either against either the originators or assignees.

                                       70

   Homeownership Act and Similar State Laws

      Some  mortgage  loans and  contracts  may be  subject  to  special  rules, disclosure  requirements  and other  provisions  that were added to the  federal
Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or
Homeownership  Act, if such trust assets were  originated on or after October 1,
1995,  are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination costs in excess of certain prescribed levels.
The Homeownership  Act requires certain  additional  disclosures,  specifies the timing  of those  disclosures  and  limits or  prohibits  inclusion  of  certain provisions  in  mortgages  subject  to  the  Homeownership  Act.  Purchasers  or assignees of a mortgage  loan subject to the  Homeownership  Act,  including any trust,  could be liable  under  federal  law for all claims  and  subject to all defenses  that the borrower  could assert  against the  originator  of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with  reasonable  diligence have  determined that the loan was subject to the provisions of the  Homeownership  Act. Remedies available to the borrower  include  monetary  penalties,  as well as  rescission rights  if  appropriate  disclosures  were  not  given  as  required  or if  the particular  mortgage  includes  provisions  prohibited  by the law.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the  Homeownership  Act, a number of legislative  proposals have been  introduced  at both the federal and state level that are  designed to discourage  predatory  lending  practices.  Some states have enacted,  and other states or local  governments  may  enact,  laws  that  impose  requirements  and restrictions  greater than those in the  Homeownership  Act. These laws prohibit inclusion  of some  provisions  in mortgage  loans that have  interest  rates or origination costs in excess of prescribed  levels, and require that borrowers be given  certain  disclosures  prior to the  consummation  of the mortgage  loans.
Purchasers or assignees of such a mortgage  loan,  including the related  trust, could be exposed to all claims and  defenses  that the  mortgagor  could  assert against the originator of the mortgage loan for a violation of state law. Claims and  defenses  available  to the  borrower  could  include  monetary  penalties, rescission and defenses to a foreclosure action or an action to collect.

      Except in the case of a Designated Seller Transaction, Residential Funding will  represent and warrant that all of the mortgage  loans in the mortgage pool complied in all material respects with all applicable  local,  state and federal laws at the time of origination.  Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its  representation  and warranty has occurred if that breach is material and adverse to the interests of the  certificateholders,  the repurchase  price of those mortgage loans could be less than the damages  and/or  equitable  remedies  imposed  pursuant to various state laws.

      Lawsuits  have been  brought  in  various  states  making  claims  against assignees of loans subject to the  Homeownership  Act for  violations of federal and state law allegedly  committed by the originator.  Named defendants in these cases  include  numerous  participants  within the  secondary  mortgage  market, including some securitization trusts.

   Enforceability of Certain Provisions

      Unless the prospectus  supplement indicates otherwise,  the mortgage loans contain due-on-sale  clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower  sells,  transfers or conveys the property.
The  enforceability  of these  clauses  has been the subject of  legislation  or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions
Act of 1982, or Garn-St Germain Act,  preempts state  constitutional,  statutory and case law that prohibit the  enforcement of  due-on-sale  clauses and permits lenders to enforce  these  clauses in  accordance  with their terms,  subject to limited  exceptions.  The Garn-St Germain Act does "encourage" lenders to permit assumption  of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage  lender  covered  by  the  Garn-St  Germain  Act  may  not  exercise  a due-on-sale  clause,  regardless of the fact that a transfer of the property may have  occurred.  These  include  intra-family  transfers,  certain  transfers by operation of law,  leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment  penalty upon the  acceleration of a loan under a due-on-sale clause.

                                       71

      The  inability  to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest  rate below the current  market rate being assumed by a new home buyer  rather  than being paid off,  which may have an impact  upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

      Upon foreclosure,  courts have imposed general equitable principles. These equitable  principles are designed to relieve the borrower from the legal effect of its defaults  under the loan  documents.  Examples of judicial  remedies that have been fashioned  include  judicial  requirements  that the lender  undertake affirmative  and expensive  actions to determine  the causes for the  borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases,  courts have  required  that  lenders  reinstate  loans or recast payment  schedules in order to  accommodate  borrowers  who are  suffering  from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose  if the default  under the  mortgage  instrument  is not monetary,  including the borrower  failing to adequately  maintain the property.
Finally, some courts have been faced with the issue of whether or not federal or state  constitutional  provisions  reflecting due process  concerns for adequate notice  require  that  borrowers  under deeds of trust,  deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a deed to  secure  a debt or a  mortgagee  having a power  of  sale,  does not  involve sufficient state action to afford constitutional protections to the borrower.

   Applicability of Usury Laws

      Title V of the Depository  Institutions  Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury  limitations  shall not apply to some types of residential first mortgage loans,  including Cooperative Loans, originated by some lenders after March 31, 1980. A similar  federal  statute was in effect with  respect to mortgage  loans made during the first three months of
1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations  governing implementation of Title V.
The statute  authorized  any state to impose  interest  rate limits by adopting, before April 1, 1983, a law or constitutional  provision which expressly rejects application  of the  federal  law.  In  addition,  even where  Title V is not so rejected,  any  state is  authorized  by the law to adopt a  provision  limiting discount  points or other charges on mortgage  loans covered by Title V. Certain states have taken action to reimpose  interest rate limits or to limit  discount points or other charges.

      Residential  Funding  Corporation or a designated  seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance  with then applicable  state laws,  including usury laws,  in all material  respects.  However,  the mortgage  rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

   Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable-rate mortgage loans and early  ownership  mortgage  loans,  originated  by  non-federally  chartered lenders,  have historically  been subjected to a variety of restrictions.  These restrictions  differed  from  state  to  state,  resulting  in  difficulties  in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated  substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act, or Title VIII. Title VIII provides that,  regardless of any state law to the contrary:

      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
            Currency with respect to the  origination  of  alternative  mortgage instruments by national banks,

      o     state-chartered  credit  unions may originate  alternative  mortgage instruments  in  accordance  with  regulations  promulgated  by  the
            National Credit Union  Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

      o     all  other  non-federally  chartered  housing  creditors,  including
            state-chartered  savings  and  loan  associations,   state-chartered
            savings  banks  and  mutual  savings  banks  and  mortgage   banking
            companies,   may  originate   alternative  mortgage  instruments  in
            accordance with the regulations promulgated by the Federal Home Loan
            Bank Board,  predecessor  to the OTS, with respect to origination of
            alternative   mortgage  instruments  by  federal  savings  and  loan
            associations.

                                       72

      Title VIII also  provides that any state may reject  applicability  of the provisions  of Title VIII by  adopting,  prior to  October  15,  1985,  a law or
constitutional   provision   expressly  rejecting  the  applicability  of  these
provisions. Some states have taken this action.

The Contracts

   General

      A contract evidences both (a) the obligation of the mortgagor to repay the loan  evidenced  thereby  and  (b)  the  grant  of a  security  interest  in the manufactured  home to secure  repayment  of the loan.  Certain  aspects  of both features of the contracts are described below.

   Security Interests in Manufactured Homes

      Except as described in the next paragraph,  under the laws of most states, manufactured  housing constitutes  personal property and is subject to the motor vehicle  registration laws of the state or other  jurisdiction in which the unit is located.  In the few states in which  certificates  of title are not required for  manufactured  homes,  security  interests  are perfected by the filing of a financing statement under the UCC. Those financing  statements are effective for five years and must be renewed  prior to the end of each five year  period.  The certificate  of title  laws  adopted  by the  majority  of states  provide  that ownership of motor  vehicles and  manufactured  housing  shall be evidenced by a certificate  of title  issued by the  motor  vehicles  department,  or a similar entity, of the state. In the states that have enacted certificate of title laws, a security  interest  in a unit of  manufactured  housing,  so long as it is not attached to land in so  permanent a fashion as to become a fixture,  is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle  registration office or by delivery of the required  documents  and payment of a fee to the office,  depending on state law.

      The lender, the servicer or the master servicer may effect the notation or delivery  of the  required  documents  and fees,  and obtain  possession  of the certificate of title,  as  appropriate  under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the  notation or  delivery,  or files the security interest under the wrong law, for example,  under a motor vehicle title statute rather than under the UCC, in a few states, the  certificateholders  may not have a first priority  security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their  sites  without any  apparent  intention  to move them,  courts in many states have held that manufactured homes, under some  circumstances,  may become subject  to real  estate  title and  recording  laws.  As a result,  a  security interest in a manufactured  home could be rendered  subordinate to the interests of other parties  claiming an interest in the home under  applicable  state real estate law. In order to perfect a security interest in a manufactured home under real estate laws,  the holder of the security  interest  must record a mortgage, deed of trust or deed to secure debt, as applicable,  under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the  manufactured  home is
located.   The   accompanying   prospectus   supplement   will  specify  whether
substantially  all of the  contracts  will contain  provisions  prohibiting  the mortgagor from permanently  attaching the manufactured home to its site. So long as the mortgagor  does not violate this agreement and a court does not hold that the manufactured home is real property,  a security interest in the manufactured home will be  governed  by the  certificate  of title  laws or the UCC,  and the notation of the security interest on the certificate of title or the filing of a
UCC  financing  statement  will be  effective  to maintain  the  priority of the seller's security interest in the manufactured home. If, however, a manufactured home  is  permanently  attached  to its  site or if a  court  determines  that a manufactured  home is real  property,  other parties could obtain an interest in the  manufactured  home  which  is  prior to the  security  interest  originally retained by the mortgage collateral seller and transferred to the depositor.  In certain  cases,  the master  servicer or the  servicer,  as  applicable,  may be required  to  perfect  a  security  interest  in  the  manufactured  home  under applicable real estate laws. If the real estate  recordings are not required and if  any of the  foregoing  events  were  to  occur,  the  only  recourse  of the certificateholders  would be  against  Residential  Funding  Corporation  or the mortgage  collateral seller pursuant to its repurchase  obligation for breach of representations or warranties.

      The depositor  will assign or cause to be assigned a security  interest in the manufactured homes to the trustee on behalf of the  certificateholders.  See
"Description  of  the  Certificates  --  Assignment  of  the  Contracts."  If  a
manufactured  home is  governed  by the  applicable  motor  vehicle  laws of the relevant state neither the depositor

                                       73

nor the trustee will amend the  certificates of title to identify the trustee as the new secured party. Accordingly,  the depositor or any other entity as may be specified in the prospectus  supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the  certificate  of title, the assignment of the security interest may not be held effective against subsequent  purchasers of a manufactured  home or subsequent  lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a  manufactured  home  moves it to a state  other than the state in which the  manufactured  home  initially is registered and if steps are not taken to  re-perfect  the  trustee's  security  interest  in the state,  the security interest in the manufactured home will cease to be perfected.  While in many  circumstances  the trustee would have the  opportunity  to re-perfect  its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a contract sells a manufactured  home, the trustee, or the servicer or the master servicer on behalf of the trustee,  must surrender possession of the certificate of title or will receive notice as a result of its lien  noted  thereon  and  accordingly  will  have  an  opportunity  to  require satisfaction of the related lien before release of the lien.

      Under  the  laws  of  most  states,  liens  for  repairs  performed  on  a manufactured  home  take  priority  over  a  perfected  security  interest.  The applicable  mortgage  collateral  seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any  contract.  However,  the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase  obligation  on the part of the party specified in the pooling and servicing agreement.

      To the extent that  manufactured  homes are not  treated as real  property under applicable state law,  contracts  generally are "chattel paper" as defined in the UCC in effect in the  states in which the  manufactured  homes  initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement,  the master servicer or the depositor,  as the case may be, will  transfer  physical  possession  of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing  statement in the  appropriate  states to give notice of the trustee's ownership  of the  contracts.  The  contracts  will  not be  stamped  or  marked otherwise  to  reflect  their  assignment  from the  depositor  to the  trustee.
Therefore,  if a subsequent  purchaser were able to take physical  possession of the contracts  without notice of the assignment,  the trustee's  interest in the contracts could be defeated.  To the extent that manufactured  homes are treated as real property  under  applicable  state law,  contracts  will be treated in a manner similar to that described above with regard to mortgage loans. See "--The
Mortgage Loans" above.

   Enforcement of Security Interests in Manufactured Homes

      The  servicer  or the master  servicer  on behalf of the  trustee,  to the extent required by the related pooling and servicing agreement,  may take action to enforce the trustee's  security interest with respect to contracts in default by  repossession  and sale of the  manufactured  homes  securing  the  defaulted contracts.  So long as the  manufactured  home has not  become  subject  to real estate law, a creditor  generally can repossess a  manufactured  home securing a contract by voluntary surrender, by "self-help"  repossession that is "peaceful"
or, in the absence of voluntary  surrender and the ability to repossess  without breach of the peace, by judicial process.  The holder of a manufactured  housing contract  generally  must  give the  debtor a number  of days'  notice  prior to commencement of any repossession.  The UCC and consumer  protection laws in most states place restrictions on repossession  sales,  including prior notice to the debtor and commercial  reasonableness in effecting a repossession sale. The laws in most states also  require  that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured  home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale  of the  manufactured  home  securing  the  related  obligor's  contract.
However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

                                       74

      Certain statutory  provisions,  including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured  home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans --
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

   Consumer Protection Laws

      If the  transferor  of a consumer  credit  contract  is also the seller of goods that give rise to the transaction,  and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course"  rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract  free of notice of claims by the debtor  thereunder.  The effect of this rule is to subject the  assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability  under this rule is limited to amounts paid under a contract;  however,  the mortgagor  also may be able to assert  the rule to set off  remaining  amounts  due as a defense against a claim brought against the mortgagor.

      Numerous  other  federal  and  state  consumer   protection   laws  impose
substantial requirements upon creditors involved in consumer finance. These laws include the federal  Truth-in-Lending  Act, as  implemented by Regulation Z, the
Equal Credit  Opportunity  Act, as  implemented by Regulation B, the Fair Credit
Reporting  Act, the Real Estate  Settlement  Procedures  Act, as  implemented by
Regulation X, the Fair Housing Act and related  statutes.  These laws can impose specific  statutory  liabilities  upon  creditors  who fail to comply with their provisions.  In some cases,  this liability may affect an assignee's  ability to enforce the related contract. In particular,  the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by
Regulation Z, could subject both  originators and assignees of such  obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees.  In addition,  some of the contracts may be subject  to special  rules,  disclosure  requirements  and other  provisions  as discussed  under  "--The  Mortgage  Loans--Homeownership  Act and Similar  State
Laws."

   "Due-on-Sale" Clauses

      The  contracts,  in general,  prohibit the sale or transfer of the related manufactured homes without the consent of the depositor,  the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. The depositor,  the master servicer or the servicer  generally will permit most transfers of manufactured homes and not accelerate the maturity of the  related  contracts.  In certain  cases,  the  transfer  may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home after which the depositor desires to  accelerate  the maturity of the related  contract,  the  depositor's ability  to do so will  depend  on the  enforceability  under  state  law of the
"due-on-sale"  clause.  The  Garn-St  Germain Act  preempts,  subject to certain exceptions and conditions,  state laws prohibiting  enforcement of "due-on-sale"
clauses  applicable to the  manufactured  homes. In some states the depositor or the master  servicer may be prohibited from enforcing  "due-on-sale"  clauses in contracts relating to certain manufactured homes.

   Applicability of Usury Laws

      Title  V  provides  that,  subject  to  certain  conditions,  state  usury limitations  shall  not  apply to any loan that is  secured  by a first  lien on certain kinds of manufactured  housing.  For a discussion of Title V, see "--The
Mortgage  Loans --  Applicability  of Usury  Laws"  above.  Residential  Funding
Corporation  or a designated  seller  specified in the  accompanying  prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

      Under the federal Comprehensive  Environmental Response,  Compensation and
Liability  Act of 1980,  as  amended,  or  CERCLA,  and under  state law in some states,  a secured party that takes a deed-in-lieu of  foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may become  liable in some  circumstances  for the costs of  cleaning  up  hazardous substances  regardless of whether they have  contaminated  the property.  CERCLA imposes  strict,  as well as joint and several,  liability on several classes of

                                       75

potentially  responsible parties,  including current owners and operators of the property  who did not cause or  contribute  to the  contamination.  Furthermore, liability  under CERCLA is not limited to the original or unamortized  principal balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable under  CERCLA as owners or operators  unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without  participating in the management of a facility,  hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset  Conservation,  Lender  Liability  and Deposit  Insurance Act of
1996, or Conservation Act amended,  among other things, the provisions of CERCLA with  respect  to lender  liability  and the  secured  creditor  exemption.  The
Conservation  Act offers  substantial  protection  to lenders  by  defining  the activities  in which a lender  can  engage  and still  have the  benefit  of the secured creditor  exemption.  For a lender to be deemed to have  participated in the management of a mortgaged property,  the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence,  or unexercised right to control"
operations does not constitute  participation in management.  A lender will lose
the  protection  of  the  secured  creditor   exemption  only  if  it  exercises
decision-making  control  over  the  mortgagor's  environmental  compliance  and hazardous  substance  handling and  disposal  practices,  or assumes  day-to-day management of substantially all operational functions of the mortgaged property.
The  Conservation  Act also  provides  that a lender  will  continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged property,  purchases  it at a  foreclosure  sale or  accepts a  deed-in-lieu  of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest  practicable  commercially  reasonable time on commercially  reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure,  purchases a mortgaged property  at a  foreclosure  sale,  or  operates a  mortgaged  property on which contaminants  other than CERCLA  hazardous  substances  are  present,  including petroleum,  agricultural  chemicals,  hazardous  wastes,  asbestos,  radon,  and lead-based  paint.  These cleanup costs may be substantial.  It is possible that the  cleanup  costs could  become a liability  of a trust and reduce the amounts otherwise  distributable  to the holders of the related series of  certificates.
Moreover,   some  federal   statutes  and  some  states  by  statute  impose  an
Environmental   Lien.  All  subsequent   liens  on  that  property  are  usually
subordinated to an Environmental  Lien and, in some states,  even prior recorded liens are  subordinated  to  Environmental  Liens.  In the  latter  states,  the security  interest of the trustee in a related  parcel of real  property that is subject to an Environmental Lien could be adversely affected.

      Traditionally,  many residential  mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior  to the  origination  of the  mortgage  loan or prior  to  foreclosure  or accepting a deed-in-lieu  of  foreclosure.  Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of  foreclosure.  The depositor does not make any  representations  or warranties  or assume any liability  with respect to the absence or effect of  contaminants  on any mortgaged  property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged  property or accept a deed-in-lieu  of  foreclosure  if it knows or reasonably  believes that there are material  contaminated  conditions  on the  property.  A failure so to foreclose may reduce the amounts otherwise  available to  certificateholders  of the related series.

      At  the  time  the  mortgage  loans  or  contracts  were  originated,   no
environmental  assessment  or a  very  limited  environment  assessment  of  the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters  military  service after the origination of the borrower's  mortgage loan or contract,  including a borrower  who  was in  reserve  status  and  is  called  to  active  duty  after origination  of the  mortgage  loan or  contract,  may not be charged  interest, including fees and charges,  above an annual rate of 6% during the period of the borrower's active duty status,  unless a court orders otherwise upon application of the lender.  The Relief Act applies to  borrowers  who are members of the Air
Force,  Army,  Marines,  Navy,  National  Guard,  Reserves or Coast  Guard,  and
officers  of the  U.S.  Public  Health  Service  or  the  National  Oceanic  and
Atmospheric Administration and assigned to duty with the military.

                                       76

      Because the Relief Act applies to borrowers  who enter  military  service, including  reservists  who are called to active duty,  after  origination of the related  mortgage  loan or contract,  no  information  can be provided as to the number of mortgage  loans or  contracts  that may be affected by the Relief Act.
For mortgage loans or contracts  included in a trust,  application of the Relief
Act would adversely affect, for an indeterminate  period of time, the ability of the servicer or the master servicer,  as applicable,  to collect full amounts of interest on the  mortgage  collateral.  Any  shortfall  in interest  collections resulting  from the  application  of the Relief Act or  similar  legislation  or regulations,  which would not be recoverable  from the related mortgage loans or contracts,  would  result in a  reduction  of the amounts  distributable  to the holders of the related certificates, and would not be covered by Advances or any form of credit  enhancement  provided in connection  with the related  series of certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable,  to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status,  and, under some  circumstances,  during an additional  three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract  that goes into  default,  there may be delays  in  payment  and  losses  on  the  related  certificates  in  connection therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the  mortgage  loans or  contracts  resulting  from  similar  legislation  or regulations may result in delays in payments or losses to  certificateholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain  provisions  that obligate  the borrower to pay a late charge or  additional  interest if payments are not timely made, and in some circumstances,  may prohibit  prepayments for a specified  period and/or condition  prepayments  upon the borrower's  payment of prepayment fees or yield  maintenance  penalties if the obligation is paid prior to maturity.  In some states,  there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent  payments.
Some states also limit the amounts  that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition,  the enforceability of provisions  that provide for  prepayment  fees or penalties  upon an involuntary prepayment  is  unclear  under  the  laws  of  many  states.  Most  conventional single-family  mortgage loans may be prepaid in full or in part without penalty.
The  regulations  of the Federal Home Loan Bank Board,  as succeeded by the OTS, prohibit the  imposition  of a prepayment  penalty or  equivalent  fee for or in connection with the acceleration of a loan by exercise of a due-on-sale  clause.
A mortgagee to whom a prepayment  in full has been  tendered may be compelled to give either a release of the mortgage or an  instrument  assigning  the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or  contracts  having higher mortgage rates, may increase the likelihood  of  refinancing  or other early  retirements  of the mortgage  loans and/or contracts.

      Some state laws restrict the  imposition  of prepayment  charges even when the loans expressly provide for the collection of those charges. The Alternative
Mortgage  Transaction  Parity  Act of  1982,  or the  Parity  Act,  permits  the collection of prepayment  charges in connection with some types of loans subject to the Parity  Act,  or Parity  Act loans,  preempting  any  contrary  state law prohibitions. However, some states may not recognize the preemptive authority of the  Parity  Act or have opted out of the Parity  Act.  Moreover,  the OTS,  the agency  that  administers  the  application  of the  Parity Act to some types of mortgage  lenders  that  are not  chartered  under  federal  law,  withdrew  its favorable  regulations  and opinions that previously  authorized  those lenders, notwithstanding  contrary state law, to charge prepayment  charges and late fees on Parity Act loans in accordance  with OTS rules.  The  withdrawal is effective with respect to Parity Act loans  originated on or after July 1, 2003. The OTS's action does not affect  Parity Act loans  originated  before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the  payment  of these  charges.  The  master  servicer  or  another  entity identified in the  accompanying  prospectus  supplement  will be entitled to all prepayment  charges  and late  payment  charges  received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal  law  provides  that  property  owned  by  persons   convicted  of
drug-related  crimes or of criminal  violations of the Racketeer  Influenced and
Corrupt  Organizations,  or RICO, statute can be seized by the government if the property was used in, or purchased  with the  proceeds of, those  crimes.  Under procedures

                                       77

contained in the  Comprehensive  Crime Control Act of 1984,  the  government may seize the property even before conviction. The government must publish notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender  may avoid  forfeiture  of its  interest  in the  property  if it establishes  that: (i) its mortgage was executed and recorded before  commission of the crime upon which the forfeiture is based,  or (ii) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause to believe" that the  property was used in, or  purchased  with the proceeds of,  illegal drug or
RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The  following  is  a  discussion  of  the  material  federal  income  tax consequences of the purchase, ownership and disposition of the certificates. The following  discussion  is based on the advice of Orrick,  Herrington & Sutcliffe
LLP and Mayer,  Brown,  Rowe & Maw LLP as to the  anticipated  material  federal income tax  consequences  of the  purchase,  ownership  and  disposition  of the
certificates   offered   hereunder.   This  discussion  is  directed  solely  to
certificateholders  that hold the  certificates  as  capital  assets  within the meaning of Section  1221 of the  Internal  Revenue  Code and does not purport to discuss all federal income tax consequences that may be applicable to particular
individual  circumstances,  including  those   of  banks,  insurance  companies,
foreign   investors,   tax-exempt   organizations,   dealers  in  securities  or
currencies, mutual funds, real estate investment trusts, S corporations, estates and  trusts,  securityholders  that  hold  the  securities  as part of a  hedge,
straddle,   integrated  or  conversion  transaction,  or  securityholders  whose functional  currency is not the United States dollar.  Also, it does not address alternative  minimum tax  consequences or the indirect effects on the holders of equity interests in a securityholder.

      The  following  discussion   addresses  REMIC  certificates   representing
interests  in a trust,  or a portion  thereof,  which  the  master  servicer  or
Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC  Provisions of the Internal
Revenue Code. The prospectus  supplement  for each series of  certificates  will indicate  whether a REMIC  election  or  elections  will be made for the related trust and, if that election is to be made, will identify all "regular interests"
and "residual  interests" in the REMIC. If a REMIC election will not be made for a  trust,  the  federal  income  consequences  of the  purchase,  ownership  and disposition of the related  certificates  will be described in the  accompanying prospectus  supplement.  For purposes of this tax  discussion,  references  to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

      If a REMIC  election is not made upon the issuance of a particular  series because,  for example,  a structure is being used whereby notes are being issued by and owner trust,  an opinion of counsel  relating to the tax  consequences of that  structure  will  be  filed  prior  to the  initial  sale  of  the  related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

      The following  discussion is based in part upon the OID regulations and in part upon the REMIC regulations.  The OID regulations,  which are effective with respect to debt instruments  issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

      In addition,  the  authorities on which this  discussion,  and the opinion referred to below, are based are subject to change or differing interpretations, which  could  apply  retroactively.  An opinion of counsel is not binding on the
Internal  Revenue  Service or the  courts,  and no rulings  have been or will be sought from the IRS with respect to any of the federal  income tax  consequences discussed  below,  and no  assurance  can be  given  that  the IRS will not take contrary  positions.  Taxpayers  and preparers of tax returns,  including  those filed by any  REMIC or other  issuer,  should  be aware  that  under  applicable
Treasury  regulations  a  provider  of advice on  specific  issues of law is not considered  an income  tax return  preparer  unless the advice (i) is given with respect to events that have  occurred at the time the advice is rendered  and is not given with respect to the consequences of contemplated  actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income  tax  penalties  that may be  imposed  with  respect  to the  Securities.
Accordingly,  taxpayers  are  encouraged  to consult  their tax advisors and tax return  preparers  regarding the preparation of any item on a tax return and the application of United States

                                       78

federal  income  tax laws,  as well as the laws of any  state,  local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax  treatment  has  been  discussed  in  this  prospectus  or  in a  prospectus supplement. See "State and Other Tax Consequences."

Opinions

      Upon the issuance of each series of REMIC Certificates, Orrick, Herrington
& Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor,  will provide its opinion  generally to the effect that,  assuming (i) compliance with all  provisions  of the related  pooling and servicing  agreement,  (ii) certain representations  set forth in the related  pooling and  servicing  agreement are true,  (iii) there is continued  compliance  with  applicable  provisions of the
Internal  Revenue Code, as it may be amended from time to time,  and  applicable
Treasury  regulations issued thereunder and (iv) a REMIC election is made timely in the required  form, for federal  income tax purposes,  the related trust,  or each  applicable  group  of  assets  held by the  related  trust  as to which an election to be treated as a REMIC will be made,  will qualify as a REMIC and the offered REMIC  Certificates  will be  considered to evidence  ownership of REMIC regular  interests or REMIC residual  interests in that REMIC within the meaning of the REMIC Provisions.

      Neither Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw
LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States  federal income taxation  of pools  of  assets  for  which a REMIC  election  is made and of the regular and residual  interests in such pools of assets generally,  and does not purport  to set forth any  opinion of counsel  concerning  any other  particular federal income tax matter. For example,  the discussion under  "REMICs--Taxation of Owners of REMIC Residual Certificates--Excess  Inclusions" below is a general summary of federal income tax consequences  relating to an investment in a REMIC residual interest that has "excess inclusion income;" however, that summary does not set forth any opinion as to whether any  particular  class of REMIC residual interests will be treated as having excess inclusion income.

      In addition,  Orrick,  Herrington & Sutcliffe LLP or Mayer,  Brown, Rowe &
Maw LLP will  render  its  opinion  that the  statements  made in the  following discussion,  as supplemented by the discussion under the heading "Federal Income
Tax  Consequences",  if any,  in the  prospectus  supplement  accompanying  this prospectus,  to the  extent  that  they  constitute  matters  of  law  or  legal conclusions,  provide a fair and accurate  summary of the United States  federal income taxation of pools of assets for which a REMIC election is made and of the regular  and  residual  interests  therein,  as of the  date of such  prospectus supplement.

      Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown, Rowe & Maw LLP have not been asked to, and do not,  render any opinion  regarding the state or local income  tax  consequences  of  the  purchase,  ownership  and  disposition  of a
beneficial   interest  in  the   certificates.   See   "--State  and  Local  Tax
Consequences."

REMICs

   Classification of REMICs

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the Internal  Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be  treated  as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a separate corporation under Treasury regulations,  and the related REMIC  certificates  may not be accorded the status or given the tax treatment  described  in this  prospectus  under  "Material  Federal  Income Tax
Consequences."  Although  the  Internal  Revenue  Code  authorizes  the Treasury
Department to issue regulations  providing relief in the event of an inadvertent termination  of REMIC  status,  no  regulations  have been  issued.  Any relief, moreover,  may be  accompanied  by  sanctions,  including  the  imposition  of a corporate tax on all or a portion of the trust's  income for the period in which the  requirements  for that status are not satisfied.  The pooling and servicing agreement or trust agreement with respect to each REMIC will include  provisions designed to maintain the trust's  status as a REMIC under the REMIC  Provisions.
It is not  anticipated  that  the  status  of  any  trust  as a  REMIC  will  be terminated.

                                       79

   Characterization of Investments in REMIC Certificates

      In general, the REMIC certificates will be "real estate assets" within the meaning  of  Section  856(c)(4)(A)  of the  Internal  Revenue  Code  and  assets described in Section  7701(a)(19)(C)  of the  Internal  Revenue Code in the same proportion that the assets of the REMIC underlying the certificates  would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the  foregoing  treatments  at all  times  during a  calendar  year,  the  REMIC certificates  will qualify for the  corresponding  status in their  entirety for that calendar year.  Interest,  including original issue discount,  on the REMIC regular  certificates  and  income  allocated  to the  class of  REMIC  residual certificates will be interest described in Section  856(c)(3)(B) of the Internal
Revenue Code to the extent that those  certificates  are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.
In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to  another  REMIC on its  startup  day in  exchange  for  regular  or  residual interests in that REMIC.  The  determination as to the percentage of the REMIC's assets  that  constitute  assets  described  in the  foregoing  sections  of the
Internal  Revenue Code will be made with respect to each calendar  quarter based on the average  adjusted  basis of each category of the assets held by the REMIC
during  that  calendar   quarter.   The  master   servicer  or  the  Certificate
Administrator,    as   applicable,   will   report   those   determinations   to
certificateholders  in the  manner  and  at the  times  required  by  applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage  collateral,
payments  on  mortgage  collateral  held  pending   distribution  on  the  REMIC
certificates  and property  acquired by  foreclosure  held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure  held  pending  sale  and  amounts  in  reserve  accounts  would  be considered to be part of the mortgage  collateral,  or whether those assets,  to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage  collateral for purposes of all of the  foregoing  sections.  In addition,  in some  instances  mortgage  loans, including  Additional  Collateral Loans or Pledged Asset Mortgage Loans, may not
be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional  Collateral Loans or Pledged Asset Mortgage Loans,
the non-real property collateral,  while itself not an asset of the REMIC, could
cause  the   mortgage   loans  not  to   qualify   for  one  or  more  of  those
characterizations.  If so, the related  prospectus  supplement will describe the mortgage loans,  including Additional Collateral Loans or Pledged Asset Mortgage
Loans, that may not be so treated.  The REMIC  regulations do provide,  however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Internal Revenue
Code.  Furthermore,  foreclosure  property will qualify as "real estate  assets"
under Section 856(c)(4)(A) of the Internal Revenue Code.

   Tiered REMIC Structures

      For some series of REMIC certificates,  two or more separate elections may be made to treat designated  portions of the related trust as REMICs for federal income tax purposes.

      Solely for purposes of determining  whether the REMIC certificates will be
"real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in real property"  under Section
7701(a)(19)(C)  of the  Internal  Revenue  Code,  and  whether the income on the certificates  is interest  described  in Section  856(c)(3)(B)  of the  Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

   Taxation of Owners of REMIC Regular Certificates

   General

      Except as otherwise stated in this discussion,  REMIC regular certificates will be treated for federal  income tax purposes as debt  instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover, holders of REMIC regular  certificates that otherwise report income under a cash method of  accounting  will be required to report  income with  respect to REMIC regular certificates under an accrual method.

                                       80

   Original Issue Discount

      Some  REMIC  regular  certificates  may be  issued  with  "original  issue discount"  within the meaning of Section  1273(a) of the Internal  Revenue Code.
Any holders of REMIC regular  certificates  issued with original  issue discount typically  will be required to include  original  issue discount in income as it accrues,  in  accordance  with the  method  described  below,  in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Internal  Revenue Code provides special rules applicable to REMIC regular certificates  and certain  other debt  instruments  issued with  original  issue discount. Regulations have not been issued under that section.

      The Internal  Revenue Code requires  that a prepayment  assumption be used with respect to mortgage  collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular  certificates issued by that REMIC, and that  adjustments  be made in the amount and rate of accrual of the  discount to reflect  differences  between  the  actual  prepayment  rate and the  prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The  conference  committee  report  accompanying  the  Tax  Reform  Act of  1986 indicates that the regulations will provide that the prepayment  assumption used with  respect to a REMIC  regular  certificate  must be the same as that used in pricing the initial  offering of the REMIC regular  certificate.  The prepayment assumption  used by the master  servicer or the  Certificate  Administrator,  as applicable,  in  reporting  original  issue  discount  for each  series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.  However,  neither the depositor, the master servicer nor the Certificate  Administrator  will make any representation that the mortgage  collateral  will in fact prepay at a rate  conforming  to the prepayment assumption or at any other rate.

      The original issue discount,  if any, on a REMIC regular  certificate will be the excess of its stated  redemption  price at maturity over its issue price.
The issue price of a particular class of REMIC regular  certificates will be the first cash price at which a substantial amount of REMIC regular  certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less  than  a  substantial  amount  of  a  particular  class  of  REMIC  regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date,  the issue price for that class will be treated as the fair market value of the class on the closing date.  Under the OID  regulations,  the stated redemption price of a REMIC regular  certificate is equal to the total of all  payments  to be made on  that  certificate  other  than  "qualified  stated
interest."  Qualified stated interest includes interest that is  unconditionally payable at least annually at a single  fixed-rate,  or in the case of a variable rate debt  instrument,  at a "qualified  floating rate," an "objective  rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified  inverse floating rate," or a combination of "qualified  floating rates" that  generally  does not operate in a manner that  accelerates or defers interest payments on a REMIC regular certificate.

      In the case of REMIC  regular  certificates  bearing  adjustable  interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion of the original  issue  discount will vary  according to the  characteristics  of the REMIC regular  certificates.  If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will  describe  the  manner in which the rules  will be  applied  by the  master servicer or the Certificate Administrator,  as applicable, with respect to those certificates in preparing information returns to the  certificateholders and the
Internal Revenue Service, or IRS.

      Some classes of the REMIC regular  certificates  may provide for the first interest  payment  with respect to their  certificates  to be made more than one month after the date of issuance,  a period which is longer than the  subsequent monthly intervals between interest  payments.  Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated  redemption price of the REMIC regular  certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted  for under an accrual  method,  applying this analysis would  result in only a slight  difference  in the  timing of the  inclusion  in income of the yield on the REMIC regular certificates.

      In addition,  if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion  of the  purchase  price  paid for a REMIC  regular  certificate  will reflect  the  accrued  interest.  In these  cases,  information  returns  to the certificateholders and the IRS will be based on the position that the portion of the purchase  price paid for the interest  accrued with respect to periods prior

                                       81

to the closing date is treated as part of the overall cost of the REMIC  regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution  date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days  corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular  certificate.  However, the OID regulations state that all or some portion of the accrued  interest may be treated as a separate  asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an  election to do so would be made under the OID  regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding   the  general  definition  of  original  issue  discount,
original issue discount on a REMIC regular  certificate will be considered to be de minimis if it is less than 0.25% of the stated  redemption price of the REMIC regular  certificate  multiplied by its weighted average life. For this purpose, the weighted  average life of the REMIC regular  certificate  is computed as the sum of the  amounts  determined,  as to  each  payment  included  in the  stated
redemption price of the REMIC regular certificate, by multiplying (i) the number of complete  years,  rounding down for partial years,  from the issue date until the  payment  is  expected  to be  made,  presumably  taking  into  account  the prepayment assumption,  by (ii) a fraction, the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC regular certificate.  Under the OID regulations,  original issue discount of only a de minimis amount, other than de minimis original issue discount  attributable  to a  so-called  "teaser"  interest  rate or an  initial interest holiday, will be included in income as each payment of stated principal is made,  based on the product of the total  remaining  amount of the de minimis original issue discount and a fraction,  the numerator of which is the amount of the principal  payment,  and the denominator of which is the outstanding  stated
principal  amount of the REMIC regular  certificate.  The OID  regulations  also would permit a  certificateholder  to elect to accrue de minimis  original issue discount into income  currently based on a constant yield method.  See "--Market
Discount" below for a description of that election under the OID regulations.

      If original issue discount on a REMIC regular  certificate is in excess of a de minimis  amount,  the holder of the  certificate  must  include in ordinary gross income the sum of the "daily portions" of original issue discount for each day  during its  taxable  year on which it held the REMIC  regular  certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  regular  certificate,  the daily  portions  of original issue discount will be determined as follows.

      The  accompanying  prospectus  supplement  will  describe  the  applicable accrual period. In general, each "accrual period," that begins or ends on a date that  corresponds to a  distribution  date and begins on the first day following the immediately  preceding  accrual period,  or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original  issue  discount  that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present  value,  as of the end of the accrual period,  of all of the  distributions  remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular  certificate  during the accrual period of amounts included in the stated  redemption  price,  over (ii) the adjusted  issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the  remaining  distributions  referred  to in the  preceding  sentence  will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage  collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the  original  yield to maturity of the  certificate.  For these  purposes,  the original yield to maturity of the  certificate  will be calculated  based on its issue price and assuming that  distributions  on the certificate will be made in all accrual  periods  based on the mortgage  collateral  being prepaid at a rate equal to the prepayment assumption.  The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original issue discount that accrued with respect to that  certificate  in prior  accrual  periods,  and reduced  by  the  amount  of  any  distributions  made  on  that  REMIC  regular certificate  in  prior  accrual  periods  of  amounts  included  in  its  stated
redemption  price.  The  original  issue  discount  accruing  during any accrual period,  computed as  described  above,  will be  allocated  ratably to each day during the accrual  period to  determine  the daily  portion of  original  issue discount for that day.

      The OID  regulations  suggest that original issue discount with respect to securities that represent multiple  uncertificated  REMIC regular interests,  in which ownership  interests will be issued  simultaneously  to the same buyer and which may be required  under the related  pooling and servicing  agreement to be transferred together,

                                       82

should be computed on an aggregate  method.  In the absence of further  guidance from the IRS,  original issue discount with respect to securities that represent the  ownership  of  multiple  uncertificated  REMIC  regular  interests  will be reported to the IRS and the certificateholders on an aggregate method based on a single  overall  constant  yield  and the  prepayment  assumption  stated in the
accompanying   prospectus   supplement,   treating  all  uncertificated  regular
interests as a single debt  instrument as described in the OID  regulations,  so long as the pooling and servicing  agreement  requires  that the  uncertificated regular interests be transferred together.

      A subsequent  purchaser of a REMIC regular  certificate that purchases the certificate  at a cost,  excluding  any  portion  of that cost  attributable  to accrued  qualified  stated interest,  less than its remaining stated  redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that  certificate.  However,  each daily portion will be reduced, if the cost is in excess of its "adjusted issue price,"
in  proportion to the ratio that excess bears to the  aggregate  original  issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue  price of a REMIC  regular  certificate  on any given day  equals  (i) the adjusted  issue  price or, in the case of the first  accrual  period,  the issue price,  of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily  portions of original  issue discount for all days during the accrual  period prior to that day minus (iii) any principal  payments made  during  the  accrual  period  prior  to  that  day  with  respect  to  the certificate.

   Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount,  that is, in the case of a REMIC regular  certificate  issued  without original  issue  discount,  at a purchase  price less than its remaining  stated
principal  amount,  or in the case of a REMIC  regular  certificate  issued with original issue discount,  at a purchase price less than its adjusted issue price will  recognize  income upon receipt of each  distribution  representing  stated
redemption price. In particular, under Section 1276 of the Internal Revenue Code such a  certificateholder  generally will be required to allocate the portion of each distribution  representing  stated redemption price first to accrued market discount not previously  included in income, and to recognize ordinary income to that extent.

      A  certificateholder  may  elect to  include  market  discount  in  income currently  as it  accrues  rather  than  including  it on a  deferred  basis  in accordance  with the  foregoing.  If made, the election will apply to all market discount  bonds acquired by the  certificateholder  on or after the first day of the first  taxable year to which the  election  applies.  In  addition,  the OID regulations  permit  a  certificateholder  to  elect  to  accrue  all  interest, discount, including de minimis market or original issue discount, and premium in income as interest,  based on a constant yield method. If the election were made
with  respect  to  a  REMIC  regular  certificate  with  market  discount,   the
certificateholder  would be deemed to have made an election to include currently market  discount in income  with  respect to all other debt  instruments  having market discount that the  certificateholder  acquires during the taxable year of the  election  or  thereafter.  Similarly,  a  certificateholder  that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize  bond premium with respect to all debt  instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Premium"  below.  Each of these  elections to accrue  interest,  discount and premium with respect to a certificate  on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However,  market discount with respect to a REMIC regular certificate will be  considered  to be de minimis for  purposes of Section  1276 of the  Internal
Revenue Code if the market  discount is less than 0.25% of the remaining  stated
redemption  price of the REMIC regular  certificate  multiplied by the number of complete  years  to  maturity  remaining  after  the  date of its  purchase.  In interpreting  a  similar  rule  with  respect  to  original  issue  discount  on obligations  payable in installments,  the OID regulations refer to the weighted average  maturity  of  obligations,  and it is likely that the same rule will be applied  with  respect to market  discount,  presumably  taking into account the prepayment  assumption.  If market  discount is treated as de minimis under this rule, it appears that the actual  discount  would be treated in a manner similar to  original  issue  discount of a de minimis  amount.  See "--  Original  Issue
Discount."  This  treatment may result in discount being included in income at a slower rate than  discount  would be required to be included in income using the method described above.

                                       83

      Section  1276(b)(3) of the Internal Revenue Code  specifically  authorizes the  Treasury  Department  to issue  regulations  providing  for the  method for accruing market discount on debt instruments,  the principal of which is payable in more than one  installment.  Until  regulations  are  issued by the  Treasury
Department, certain rules described in the Committee Report apply. The Committee
Report  indicates that in each accrual  period market  discount on REMIC regular certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o     in the case of a REMIC regular  certificate  issued without original issue discount,  in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest  remaining to be paid on the REMIC  regular  certificate  as of the  beginning of the accrual period, or

      o     in the case of a REMIC  regular  certificate  issued  with  original issue discount,  in an amount that bears the same ratio to the total remaining  market discount as the original issue discount accrued in the  accrual  period  bears to the  total  original  issue  discount remaining on the REMIC regular  certificate  at the beginning of the accrual period.

      Moreover,  the prepayment  assumption  used in calculating  the accrual of original  issue  discount  is to be used in  calculating  the  accrual of market discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect those  regulations might have on the tax treatment of a REMIC regular  certificate  purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic  distributions  throughout their term, the effect of these rules may be to require  market  discount  to be  includible  in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  regular certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange  of that  certificate  as ordinary  income to the extent of the market  discount  accrued to the date of disposition  under one of the foregoing methods,  less any  accrued  market  discount  previously  reported  as ordinary income.

      In addition,  under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular  certificate  may be required to defer a portion of its interest deductions for the taxable year  attributable  to any  indebtedness  incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred  interest  expense  would not exceed the market  discount  that accrues during that  taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount  is  includible  in  income.  If the holder elects to include  market  discount in income  currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium

      A REMIC regular certificate  purchased at a cost, excluding any portion of that cost  attributable to accrued  qualified stated interest,  greater than its remaining  stated  redemption  price will be  considered  to be  purchased  at a premium.  The holder of a REMIC regular  certificate may elect under Section 171 of the Internal  Revenue Code to amortize that premium under the constant  yield method over the life of the  certificate.  If made,  this election will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium  will be  treated  as an offset to interest  income on the  related  REMIC  regular  certificate,  rather than as a separate interest deduction. The OID regulations also permit  certificateholders to elect to include all  interest,  discount  and  premium in income  based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally.  See "--Market Discount." The conference committee  report  states  that the same  rules  that apply to accrual of market discount,  which rules will require use of a prepayment  assumption  in accruing market  discount with respect to REMIC regular  certificates  without  regard to whether those  certificates  have original  issue  discount,  will also apply in amortizing  bond premium under  Section 171 of the Internal  Revenue Code. It is possible that the use of an assumption  that there will be no prepayments may be required in calculating the amortization of premium.

                                       84

   Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate  holders of the REMIC regular  certificates  and  noncorporate  holders of the REMIC regular certificates  that acquire  those  certificates  in  connection  with a trade or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable  year in which their  certificates  become  wholly or partially worthless  as  the  result  of one  or  more  Realized  Losses  on the  mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular  certificate in connection  with a trade or business will not be entitled to deduct a loss under  Section 166 of the Internal  Revenue Code until
the  holder's  certificate  becomes  wholly   worthless--until  its  outstanding
principal  balance  has  been  reduced  to  zero--and  that  the  loss  will  be characterized as a short-term capital loss.

      Each  holder of a REMIC  regular  certificate  will be  required to accrue interest and original issue discount with respect to that  certificate,  without giving effect to any  reductions in  distributions  attributable  to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction  ultimately will not be recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a
REMIC regular  certificate  could exceed the amount of economic  income actually realized by the holder in that period.  Although  the holder of a REMIC  regular certificate eventually will recognize a loss or reduction in income attributable to  previously  accrued and included  income  that,  as the result of a Realized
Loss,  ultimately  will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates

   General

      As residual interests,  the REMIC residual certificates will be subject to tax rules that  differ  significantly  from those that would  apply if the REMIC residual  certificates  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC  residual  certificate  generally  will be required to report  its daily  portion of the  taxable  income  or, in  accordance  with the limitations  noted in this  discussion,  the net loss of the  REMIC for each day during a calendar quarter that the holder owned the REMIC residual  certificate.
For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter  ratably using a "30 days per month/90 days per  quarter/360  days per  year"  convention.  The daily  amounts  will then be allocated  among the REMIC  residual  certificateholders  in proportion to their respective  ownership  interests on that day.  Any amount  included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this  allocation  will be treated as ordinary income or loss. The taxable income of the REMIC will be determined  under the rules described in this prospectus in
"--Taxable  Income of the  REMIC"  and will be  taxable  to the  REMIC  residual certificateholders  without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual  certificates will be
"portfolio  income" for purposes of the taxation of taxpayers in accordance with limitations  under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual  certificate  that purchased the  certificate from a prior holder of that  certificate  also will be required to report on its federal income tax return amounts  representing its daily portion of the taxable income or net loss of the  REMIC  for each day that it holds the REMIC  residual certificate.  These daily  portions  generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise,  to reduce,  or increase,  the income or loss of a REMIC  residual certificateholder  that  purchased the REMIC residual  certificate  from a prior holder of such  certificate  at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual  certificate  would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any  payments  received  by a holder of a REMIC  residual  certificate  in connection with the acquisition of that  Certificate  will be taken into account in determining the income of that holder for federal income tax purposes. On May
11,  2004,  the IRS issued  final  regulations  that  require such payment to be included  in  income  over  time  according  to an  amortization  schedule  that reasonably  reflects  the costs  and  benefits  of  holding  the REMIC  residual certificate  over its  expected  life.  The  regulations  also  provide two more specific  methods  that

                                       85

will be accepted as meeting the general test set forth above for determining the timing and amount of income  inclusion.  One method generally follows the method of  inclusion  used by the  taxpayer  for GAAP  purposes,  but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average  life of the  REMIC as of the time the  REMIC  residual  certificate  is transferred  to  the  taxpayer.  Holders  of  REMIC  residual  certificates  are encouraged  to consult  their tax  advisors  concerning  the  treatment of these payments for income tax purposes under the regulations.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability  associated with that income, may exceed the amount of cash  distributions  received  from the REMIC for the  corresponding  period.
Consequently,  REMIC  residual  certificateholders  should have other sources of funds  sufficient  to pay any  federal  income  taxes  due as a result  of their ownership of REMIC residual  certificates or unrelated  deductions against which income may be offset,  subject to the rules relating to "excess  inclusions" and
"noneconomic"  residual  interests  discussed  below.  The  fact  that  the  tax
liability   associated   with   the   income   allocated   to   REMIC   residual
certificateholders  may  exceed  the cash  distributions  received  by the REMIC residual  certificateholders  for the  corresponding  period  may  significantly adversely  affect  the  REMIC  residual  certificateholders'  after-tax  rate of return.

   Taxable Income of the REMIC

      The taxable  income of the REMIC will equal the income  from the  mortgage collateral and other assets of the REMIC plus any  cancellation  of indebtedness income due to the allocation of Realized  Losses to REMIC regular  certificates, less the deductions allowed to the REMIC for interest,  including original issue discount and reduced by the amortization of any premium received on issuance, on the  REMIC  regular  certificates,  and any  other  class of REMIC  certificates constituting  "regular interests" in the REMIC not offered hereby,  amortization of any premium on the mortgage  collateral,  bad debt deductions with respect to
the  mortgage   collateral  and,  except  as  described  below,  for  servicing, administrative and other expenses.

      For purposes of  determining  its taxable  income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal  to  their  fair  market  value immediately  after their  transfer to the REMIC.  For this  purpose,  the master servicer or the Certificate Administrator,  as applicable,  intends to treat the fair market value of the  mortgage  collateral  as being equal to the  aggregate issue prices of the REMIC regular certificates and REMIC residual  certificates.
The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their  respective fair market values.  The  issue  price of any  REMIC  certificates  offered  hereby  will be determined in the manner  described  above under "-- Taxation of Owners of REMIC
Regular  Certificates--Original  Issue  Discount."  Accordingly,  if one or more classes of REMIC  certificates  are  retained  initially  rather than sold,  the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those  interests in order to determine  the basis of the REMIC in the mortgage  collateral  and other  property  held by the
REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income with respect to mortgage  collateral  that it holds will be equivalent to the  method of  accruing  original  issue  discount  income  for  REMIC  regular certificateholders--under  the  constant  yield  method  taking into account the prepayment  assumption.  However,  a REMIC that acquires  collateral at a market discount  must include the  discount in income  currently,  as it accrues,  on a
constant   interest  basis.   See  "--  Taxation  of  Owners  of  REMIC  Regular
Certificates"  above,  which describes a method of accruing discount income that is  analogous to that  required to be used by a REMIC as to mortgage  collateral with market discount that it holds.

      An item of mortgage  collateral  will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein,  determined as described in the  preceding  paragraph,  is less than or greater than its stated
redemption  price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method  similar to the method  described  above for  accruing  original  issue discount on the REMIC regular  certificates.  It is anticipated  that each REMIC will elect  under  Section 171 of the  Internal  Revenue  Code to  amortize  any premium on the mortgage  collateral.  Premium on any item of mortgage collateral to which the election  applies may be amortized  under a constant  yield method, presumably taking into account a prepayment assumption.

                                       86

      A REMIC will be allowed deductions for interest,  including original issue discount, on the REMIC regular certificates,  including any other class of REMIC certificates  constituting  "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described  above under
"-- Taxation of Owners of REMIC Regular  Certificates--Original Issue Discount,"
except that the de minimis rule and the  adjustments  for subsequent  holders of
REMIC  regular   certificates,   including  any  other  class  of   certificates
constituting  "regular  interests"  in the REMIC not offered  hereby,  described therein will not apply.

      If a class of REMIC regular  certificates  is issued at an Issue  Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with  respect  to the REMIC  regular  certificates  of that  class  will be reduced  by an  amount  equal  to the  portion  of the  Issue  Premium  that  is considered  to be amortized  or repaid in that year.  Although the matter is not entirely  certain,  it is likely that Issue Premium  would be amortized  under a constant yield method in a manner  analogous to the method of accruing  original issue  discount  described  above under  "--Taxation  of Owners of REMIC Regular
Certificates--Original Issue Discount."

      As a general rule,  the taxable  income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income,  gain, loss or deduction  allocable to a prohibited  transaction will be taken into account.  See  "--Prohibited  Transactions  and Other  Possible REMIC
Taxes" below.  Further,  the  limitation on  miscellaneous  itemized  deductions imposed on individuals by Section 67 of the Internal  Revenue Code, which allows those  deductions only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed  deductions  for  servicing,  administrative  and other  non-interest  expenses in determining  its taxable  income.  All of these expenses will be allocated as a separate  item to the holders of REMIC  residual certificates,  subject to the  limitation of Section 67 of the Internal  Revenue
Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions  allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions

      The adjusted  basis of a REMIC residual  certificate  will be equal to the amount paid for that REMIC residual  certificate,  increased by amounts included in the income of the  related  certificateholder  and  decreased,  but not below zero,  by  distributions  made,  and by net  losses  allocated,  to the  related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that  calendar  quarter,  determined  without  regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward  indefinitely to future calendar  quarters and, in accordance with the same  limitation,  may be used  only to  offset  income  from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional  limitations  under the Internal Revenue
Code,  as to which the  certificateholders  are  encouraged to consult their tax advisors.

      Any  distribution  on a REMIC  residual  certificate  will be treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC residual  certificate.  To the extent a distribution on a REMIC residual  certificate  exceeds the adjusted basis, it will be treated as gain  from the  sale of the  REMIC  residual  certificate.  Holders  of REMIC residual  certificates may be entitled to distributions early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  residual certificates will not be sufficiently  large that  distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially  equal the amount paid for such REMIC residual  certificates  and will be  increased  by their  allocable  shares of taxable  income of the trust.
However,  their  basis  increases  may not occur  until the end of the  calendar quarter,  or perhaps the end of the  calendar  year,  with  respect to which the
REMIC taxable income is allocated to the REMIC residual  certificateholders.  To the extent the REMIC  residual  certificateholders'  initial bases are less than the distributions to the REMIC residual certificateholders, and

                                       87

increases in the initial  bases either occur after  distributions  or,  together with their initial bases,  are less than the amount of the  distributions,  gain
will  be  recognized  to  the  REMIC   residual   certificateholders   on  those
distributions  and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC  residual  certificate,  but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the  sale of its  REMIC  residual  certificate.  See "--  Sales of REMIC
Certificates."  For a discussion of possible  modifications  of these rules that may require  adjustments to income of a holder of a REMIC  residual  certificate other than an  original  holder in order to reflect any  difference  between the cost of the REMIC residual  certificate to its holder and the adjusted basis the
REMIC residual  certificate  would have had in the hands of the original holder, see "--General."

   Excess Inclusions

      Any "excess inclusions" with respect to a REMIC residual  certificate will be subject to federal income tax in all events.

      In  general,  the "excess  inclusions"  with  respect to a REMIC  residual certificate for any calendar quarter will be the excess,  if any, of (i) the sum of the daily  portions of REMIC taxable  income  allocable to the REMIC residual certificate  over (ii) the sum of the "daily  accruals"  (as defined  below) for each day during that quarter that the REMIC residual certificate was held by the
REMIC  residual  certificateholder.  The  daily  accruals  of a  REMIC  residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable  portion of the product of the "adjusted issue price" of the
REMIC residual  certificate at the beginning of the calendar quarter and 120% of the  "long-term  Federal rate" in effect on the closing date.  For this purpose, the adjusted issue price of a REMIC residual  certificate as of the beginning of any  calendar  quarter  will be equal to the issue  price of the REMIC  residual certificate,  increased by the sum of the daily  accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the
REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC  residual  certificate  is the initial  offering price to the public, excluding bond houses,  brokers and underwriters,  at which a substantial amount of the REMIC residual  certificates were sold. If less than a substantial amount of a  particular  class of REMIC  residual  certificates  is sold for cash on or prior to the closing date,  the issue price of that class will be treated as the fair market  value of that class on the closing  date.  The  "long-term  Federal rate" is an average of current  yields on Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o     will not be  permitted  to be offset by  deductions,  losses or loss carryovers from other activities,

      o     will  be  treated  as  "unrelated  business  taxable  income"  to an otherwise tax-exempt organization and

      o     will not be eligible for any rate  reduction or exemption  under any applicable  tax  treaty  with  respect  to  the  30%  United  States
            withholding   tax  imposed  on   distributions   to  REMIC  residual
            certificateholders that are foreign investors.

      See, however, "--Foreign Investors in REMIC Certificates."

      Furthermore,  for  purposes of the  alternative  minimum  tax,  (i) excess inclusions  will  not be  permitted  to be  offset  by the  alternative  tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii),  alternative minimum taxable income is determined without regard to the special  rule that taxable  income  cannot be less than excess  inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the  case of any  REMIC  residual  certificates  held by a real  estate investment  trust,  the aggregate  excess  inclusions  with respect to the REMIC residual  certificates,  reduced,  but  not  below  zero,  by  the  real  estate investment trust taxable income,  within the meaning of Section 857(b)(2) of the
Internal  Revenue Code,  excluding any net capital gain, will be allocated among the  shareholders  of the trust in proportion  to the dividends  received by the shareholders  from the trust,  and any amount so allocated will be treated as an excess  inclusion

                                       88

with  respect  to a  REMIC  residual  certificate  as if  held  directly  by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment  companies,  common trust funds and some cooperatives;  the
REMIC regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates

      Under the REMIC  regulations,  transfers of  "noneconomic"  REMIC residual certificates  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the assessment or collection of tax." If the transfer is disregarded,  the purported transferor  will continue to remain liable for any taxes due with respect to the income on the "noneconomic"  REMIC residual  certificate.  The REMIC regulations provide that a REMIC residual  certificate is noneconomic  unless,  based on the prepayment  assumption  and on any  required  or  permitted  clean up calls,  or required  qualified  liquidation  provided  for  in the  REMIC's  organizational
documents,   (1)  the  present  value  of  the  expected  future   distributions
(discounted using the "applicable  Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC  residual  certificate,  which rate is computed and published  monthly by the IRS) on the REMIC residual  certificate  equals at least  the  present  value  of  the  expected  tax  on  the  anticipated  excess inclusions,  and (2) the transferor  reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient  to satisfy the accrued  taxes.  Accordingly,  all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to  restrictions  under the terms of the related  pooling and  servicing agreement or trust  agreement that are intended to reduce the possibility of any transfer  being  disregarded.  The  restrictions  will  require  each party to a transfer to provide an  affidavit  that no purpose of the  transfer is to impede the  assessment  or  collection  of  tax,  including  representations  as to the financial  condition of the prospective  transferee,  as to which the transferor
also  is  required  to  make  a  reasonable   investigation   to  determine  the
transferee's  historic  payment of its debts and  ability to continue to pay its debts as they  come due in the  future.  Prior to  purchasing  a REMIC  residual certificate,  prospective  purchasers  should  consider the  possibility  that a purported  transfer of the REMIC  residual  certificate  by such a purchaser  to another  purchaser at some future date may be disregarded in accordance with the above-described  rules which would result in the  retention of tax  liability by that purchaser.

      The IRS has issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor  transfer of a residual  interest,  the transferee must represent that it
will  not  cause  the  income  "to  be  attributable  to  a  foreign   permanent
establishment  or fixed base  (within  the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term  rate provided by Section  1274(d) of the Internal  Revenue Code)
than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable corporation  with specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations in transactions  that qualify for the same "safe harbor"  provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered  "noneconomic"  residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be  considered  "noneconomic"  will be  based  upon  some  assumptions,  and the depositor will make no representation that a REMIC residual certificate will not be  considered  "noneconomic"  for purposes of the  above-described  rules.  See
"--Foreign   Investors  in  REMIC  Certificates"  for  additional   restrictions
applicable  to  transfers  of certain  REMIC  residual  certificates  to foreign persons.

   Mark-to-Market Rules

      The  mark-to-market  requirement  applies  to all  securities  owned  by a dealer,  except to the  extent  that the dealer has  specifically  identified  a security as held for investment. The Mark-to-Market Regulations provide that for purposes  of  this  mark-to-market  requirement,  a REMIC  residual  certificate acquired on or after  January 4,

                                       89

1995 is not  treated  as a  security  and  thus  may not be  marked  to  market.
Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors  regarding  the possible  application  of the  mark-to-market requirement to REMIC residual certificates.

   Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual  certificates.  The applicable  Treasury  regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related REMIC regular certificates. Fees and expenses will be  allocated to holders of the related  REMIC  residual  certificates  in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual  certificates or REMIC regular certificates the holders of which  receive an  allocation  of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through  Entity  beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's,  estate's or trust's share of fees and expenses  will be added to the gross income of that holder and
(ii) the  individual's,  estate's or trust's  share of fees and expenses will be treated as a miscellaneous  itemized deduction  allowable in accordance with the limitation  of Section 67 of the Internal  Revenue  Code,  which  permits  those deductions  only to the extent  they  exceed in the  aggregate  two percent of a taxpayer's  adjusted  gross  income.  In  addition,  Section 68 of the  Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be
reduced.   The  amount  of  additional   taxable  income   reportable  by  REMIC
certificateholders  that are covered by the  limitations of either Section 67 or
Section 68 of the Internal  Revenue  Code may be  substantial.  Furthermore,  in determining the  alternative  minimum taxable income of such a holder of a REMIC certificate  that is an individual,  estate or trust,  or a Pass-Through  Entity beneficially  owned by one or more individuals,  estates or trusts, no deduction will be allowed for such holder's  allocable portion of servicing fees and other miscellaneous  itemized  deductions of the REMIC, even though an amount equal to the amount of such fees and other  deductions  will be included in the  holder's gross  income.  Accordingly,  the  REMIC  certificates  may  not be  appropriate investments  for  individuals,  estates,  or trusts,  or  pass-through  entities
beneficially  owned  by  one  or  more  individuals,   estates  or  trusts.  Any
prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
   Organizations

      If  a  REMIC  residual   certificate  is  transferred  to  a  Disqualified
Organization,  a tax would be imposed in an amount,  determined  under the REMIC regulations, equal to the product of:

      (1)   the present value,  discounted  using the "applicable  Federal rate"
            for obligations  whose term ends on the close of the last quarter in which excess  inclusions  are expected to accrue with respect to the certificate,  which rate is computed  and  published  monthly by the
            IRS, of the total anticipated  excess inclusions with respect to the
            REMIC residual certificate for periods after the transfer; and

      (2)   the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated  excess  inclusions must be determined as of the date that the REMIC residual  certificate is transferred  and must be based on events that have  occurred up to the time of transfer,  the  prepayment  assumption  and any required or permitted clean up calls or required liquidation provided for in the
REMIC's  organizational  documents.  This tax generally  would be imposed on the transferor of the REMIC residual certificate,  except that where the transfer is through  an agent for a  Disqualified  Organization,  the tax would  instead  be imposed on that agent.  However,  a transferor of a REMIC  residual  certificate would in no event  be  liable  for the tax with  respect  to a  transfer  if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified  Organization  and, as of the time of the transfer,  the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     residual  interests  in the  entity  are not  held  by  Disqualified
            Organizations; and

      o     information  necessary for the  application  of the tax described in this prospectus will be made available.

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      Restrictions  on the  transfer of REMIC  residual  certificates  and other provisions  that are intended to meet this  requirement  will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC residual  certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC  residual  certificate on behalf of a
            Disqualified  Organization,  undertaking to maintain that status and agreeing  to obtain a similar  affidavit  from any person to whom it shall transfer the REMIC residual certificate;

      (2)   providing  that any transfer of a REMIC  residual  certificate  to a
            Disqualified Organization shall be null and void; and

      (3)   granting to the master  servicer  the right,  without  notice to the holder or any prior holder, to sell to a purchaser of its choice any
            REMIC residual certificate that shall become owned by a Disqualified
            Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record  holder of an interest in that entity,  then a tax will be imposed on the entity  equal to the product of (i) the amount of excess  inclusions  on the
REMIC  residual   certificate   that  are  allocable  to  the  interest  in  the
Pass-Through  Entity held by the Disqualified  Organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A Pass-Through Entity will not be subject to this tax for any period,  however,  if each record holder of an interest in the Pass-Through  Entity furnishes to that Pass-Through Entity
(i) the  holder's  social  security  number and a statement  under  penalties of perjury that the social  security  number is that of the record holder or (ii) a
statement   under  penalties  of  perjury  that  the  record  holder  is  not  a
Disqualified Organization.  For taxable years beginning after December 31, 1997, notwithstanding  the preceding two  sentences,  in the case of a REMIC  residual certificate  held by an  "electing  large  partnership,"  all  interests in such partnership  shall be treated  as held by  Disqualified  Organizations,  without regard to whether  the  record  holders of the  partnership  furnish  statements described in the preceding sentence, and the amount that is subject to tax under the  second  preceding  sentence  is  excluded  from  the  gross  income  of the partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

   Sales of REMIC Certificates

      If a  REMIC  certificate  is  sold,  the  selling  certificateholder  will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate  generally will equal the cost of that REMIC regular certificate  to that  certificateholder,  increased  by income  reported  by the certificateholder  with  respect to that REMIC  regular  certificate,  including original issue discount and market discount income,  and reduced,  but not below zero,  by  distributions  on  the  REMIC  regular  certificate  received  by the certificateholder  and by any amortized  premium.  The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC  Residual  Certificates--Basis  Rules,  Net Losses and  Distributions."
Except as described  below,  any gain or loss  generally will be capital gain or loss.

      Gain from the sale of a REMIC regular  certificate that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (i) the amount that would have been includible in the seller's  income with respect to the REMIC  regular  certificate  had income accrued thereon at a rate equal to 110% of the "applicable  federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the
REMIC  regular  certificate,  over (ii) the amount of ordinary  income  actually includible  in  the  seller's  income  prior  to the  sale.  In  addition,  gain recognized on the sale of a REMIC regular  certificate by a seller who purchased the REMIC regular  certificate at a market  discount will be taxable as ordinary income to the extent of any accrued and previously  unrecognized market discount that accrued  during the period the  certificate  was held.  See  "--Taxation of
Owners of REMIC Regular Certificates-- Discount."

      REMIC certificates will be "evidences of indebtedness"  within the meaning of  Section  582(c)(1)  of the  Internal  Revenue  Code,  so  that  gain or loss recognized from the sale of a REMIC certificate by a bank or thrift  institution to which that section applies will be ordinary income or loss.

                                       91

      A portion of any gain from the sale of a REMIC  regular  certificate  that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Internal  Revenue Code. A conversion  transaction generally  is one in which  the  taxpayer  has taken  two or more  positions  in certificates  or similar  property  that reduce or  eliminate  market  risk,  if substantially  all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable Federal rate," which rate is computed and  published  monthly by the IRS, at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally,  a taxpayer  may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net  investment  income for the taxable year,  for purposes of the limitation on the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual certificate  reacquires the certificate, any other  residual  interest in a REMIC or any  similar  interest in a "taxable mortgage  pool" (as defined in Section  7701(i) of the  Internal  Revenue  Code)
within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal  Revenue  Code.  In that event,  any loss realized by the REMIC residual  certificateholders  on the sale will not be deductible, but instead will be added to the REMIC residual  certificateholders'
adjusted basis in the newly-acquired asset.

      Losses  on the  sale  of a  REMIC  residual  certificate  in  excess  of a threshold  amount  (which  amount  could need to be  aggregated  with similar or previous  losses)  may  require  disclosure  of such  loss on an IRS Form  8886.
Investors  are  encouraged  to consult with their tax advisors as to the need to file such forms.

   Tax Return Disclosure and Investor List Requirements

      Recent Treasury  regulations  directed at potentially  abusive tax shelter activity  appear to apply to  transactions  not  conventionally  regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS
Form 8886 if they  participate  in a "reportable  transaction."  Organizers  and sellers of the transaction are required to maintain records  including  investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable  transaction"  based upon any of several  indicia,  one or more of which  may be  present  with  respect  to your investment in the certificates.  There are significant  penalties for failure to
comply  with  these  disclosure   requirements.   Investors  in  REMIC  residual
certificates  are  encouraged to consult their own tax advisers  concerning  any possible disclosure  obligation with respect to their investment,  and should be aware that the depositor and other  participants  in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to the transaction.

   Prohibited Transactions and Other Possible REMIC Taxes

      The Internal Revenue Code imposes a prohibited  transactions tax, which is a tax on  REMICs  equal  to 100%  of the  net  income  derived  from  prohibited
transactions.   In  general,   subject  to  specified  exceptions  a  prohibited
transaction means the disposition of an item of mortgage collateral, the receipt of income  from a source  other  than an item of  mortgage  collateral  or other
Permitted  Investments,  the receipt of compensation for services,  or gain from the  disposition  of an  asset  purchased  with  the  payments  on the  mortgage
collateral  for  temporary   investment   pending   distribution  on  the  REMIC
certificates. It is not anticipated that any REMIC will engage in any prohibited transactions  in which it would  recognize a material  amount of net income.  In addition,  some  contributions  to a REMIC made after the day on which the REMIC issues all of its interests  could result in the  imposition of a  contributions tax,  which is a tax on the REMIC equal to 100% of the value of the  contributed property.  Each pooling and servicing  agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs  also are subject to federal  income tax at the  highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and

                                       92

gross income from  foreclosure  property other than  qualifying  rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will  recognize  "net income  from  foreclosure  property"  subject to federal income tax.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      To  the  extent   permitted  by  then  applicable   laws,  any  prohibited
transactions  tax,  contributions  tax,  tax on  "net  income  from  foreclosure property" or state or local  income or franchise  tax that may be imposed on the
REMIC  will  be  borne  by  the  related  master   servicer,   the   Certificate
Administrator or the trustee in any case out of its own funds, provided that the master servicer,  the Certificate  Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master  servicer's,  the Certificate  Administrator's  or the trustee's  obligations,  as the case  may be,  under  the  related  pooling  and
servicing   agreement  or  trust  agreement  and  relating  to  compliance  with applicable laws and regulations.  Any tax not borne by the master servicer,  the
Certificate  Administrator  or the  trustee  will be payable  out of the related trust  resulting  in a  reduction  in amounts  payable to holders of the related
REMIC certificates.

   Termination

      A REMIC will terminate  immediately  after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the  REMIC's  assets  following  the  adoption by the REMIC of a plan of complete liquidation.  The last distribution on a REMIC regular certificate will be treated as a payment in  retirement  of a debt  instrument.  In the case of a
REMIC  residual  certificate,  if the last  distribution  on the REMIC  residual
certificate  is  less  than  the  certificateholder's   adjusted  basis  in  the
certificate,  the certificateholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

   Reporting and Other Administrative Matters

      Solely for  purposes  of the  administrative  provisions  of the  Internal
Revenue  Code,  the REMIC will be treated as a  partnership  and REMIC  residual certificateholders  will be treated as  partners.  The  master  servicer  or the
Certificate  Administrator,  as  applicable,  will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters  person"
for the REMIC in all respects,  and may hold a nominal  amount of REMIC residual certificates.

      As the  tax  matters  person,  the  master  servicer  or  the  Certificate
Administrator,  as  applicable,  will have the authority to act on behalf of the
REMIC  and  the  REMIC  residual   certificateholders  in  connection  with  the
administrative and judicial review of items of income,  deduction,  gain or loss
of  the  REMIC,   as  well  as  the  REMIC's   classification.   REMIC  residual
certificateholders  will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some  circumstances be  bound  by a  settlement  agreement  between  the  master  servicer,  or  the
Certificate  Administrator,  as applicable,  as tax matters person,  and the IRS concerning any REMIC item.

      Adjustments  made to the REMIC tax  return  may  require a REMIC  residual certificateholder to make corresponding  adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting from an audit,  could result  in an  audit  of  the  certificateholder's  return.  No  REMIC  will  be registered  as a tax shelter  under  Section 6111 of the  Internal  Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any  person  that  holds a REMIC residual  certificate as a nominee for another person may be required to furnish to the related REMIC,  in a manner to be provided in Treasury  regulations,  the name and address of that person and other information.

      Reporting of interest income,  including any original issue discount, with respect to REMIC regular certificates is required annually,  and may be required more  frequently  under  Treasury  regulations.  These  information  reports are required to be sent to  individual  holders of REMIC  regular  Interests and the
IRS;  holders  of REMIC  regular  certificates  that are  corporations,  trusts, securities  dealers  and other  non-individuals  will be provided  interest  and original issue discount income  information and the information in the following paragraph  upon request in accordance  with the  requirements  of the applicable regulations.  The information must be provided by the later of 30 days after the end of the quarter for which the information  was requested,  or two weeks after the receipt of the  request.  The REMIC must also  comply  with rules  requiring certain  information  to

                                       93

be  reported  to  the  IRS.   Reporting  with  respect  to  the  REMIC  residual
certificates,  including  income,  excess  inclusions,  investment  expenses and relevant information regarding  qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As  applicable,  the REMIC regular  certificate  information  reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition,  the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires  information  relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that  information  pertaining to the appropriate  proportionate  method of accruing market discount be provided.  See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility  for complying with the foregoing  reporting rules will
be  borne   by  the   master   servicer   or  the   Certificate   Administrator.
Certificateholders  may  request  any  information  with  respect to the returns described in Section  1.6049-7(e)(2)  of the Treasury  regulations.  Any request should be  directed  to the master  servicer or  Certificate  Administrator,  as applicable, at Residential Funding Corporation,  8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

   Backup Withholding with Respect to REMIC Certificates

      Payments of interest and  principal,  as well as payments of proceeds from the sale of REMIC  certificates,  may be subject to the "backup withholding tax"
under  Section 3406 of the Internal  Revenue Code if recipients of payments fail
to  furnish  to  the  payor  certain   information,   including  their  taxpayer
identification  numbers,  or otherwise  fail to establish an exemption  from the tax. Any amounts  deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax.  Furthermore, penalties  may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates

      A REMIC regular  certificateholder  that is not a United States person and is not  subject  to federal  income  tax as a result of any  direct or  indirect connection  to the United States in addition to its ownership of a REMIC regular certificate  will not be subject to United States  federal income or withholding tax on a distribution on a REMIC regular  certificate,  provided that the holder complies  to the extent  necessary  with  certain  identification  requirements, including  delivery  of a  statement,  signed  by  the  certificateholder  under penalties  of perjury,  certifying  that the  certificateholder  is not a United
States person and providing the name and address of the certificateholder;  this statement  is  generally  made on IRS Form  W-8BEN and must be updated  whenever required  information  has  changed or within  three  calendar  years  after the statement is first delivered.  For these purposes,  United States person means a citizen or resident of the United States,  a  corporation,  partnership or other entity  created or organized  in, or under the laws of, the United  States,  any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions  on the transfer of residual  interests,  no  partnership  or other entity  treated as a partnership  for United States  federal income tax purposes shall be treated  as a United  States  person  unless  all  persons  that own an interest in such partnership either directly or through any entity that is not a corporation  for United States  federal  income tax purposes are required by the applicable  operating  agreement to be United States  persons or an estate whose income is subject to United States  federal income tax regardless of its source, or a trust if a court  within  the  United  States is able to  exercise  primary supervision over the  administration  of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent  prescribed in  regulations  by the Secretary of the Treasury,  which regulations  have not yet been issued,  a trust which was in existence on August
20, 1996 (other than a trust  treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States  person on August 19, 1996,  may elect to continue to be treated as a United States person  notwithstanding the previous sentence.  It is possible that the IRS may assert that the foregoing tax exemption  should not apply  with  respect to a REMIC  regular  certificate  held by a REMIC  residual certificateholder  that owns directly or indirectly a 10% or greater interest in the REMIC residual  certificates.  If the holder does not qualify for exemption, distributions  of interest,  including  distributions  of accrued original issue discount,  to the  holder  may be  subject  to a tax  rate  of 30%,  subject  to reduction under any applicable tax treaty.

                                       94

      Special rules apply to  partnerships,  estates and trusts,  and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

      In addition,  the foregoing rules will not apply to exempt a United States shareholder  of a controlled  foreign  corporation  from  taxation on the United
States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a  non-resident  alien  individual  and would not be subject to
United States estate taxes.  However,  certificateholders  who are  non-resident alien  individuals are encouraged to consult their tax advisors  concerning this question.

      Transfers of REMIC residual  certificates to investors that are not United
States  persons  will be  prohibited  under the related  pooling  and  servicing agreement or trust agreement.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences  described in "Material
Federal Income Tax Consequences,"  potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder.  State tax law may differ substantially from the corresponding  federal  tax law,  and the  discussion  above does not purport to describe  any  aspect  of the  tax  laws of any  state  or  other  jurisdiction.
Therefore,  prospective  investors are  encouraged to consult their tax advisors with respect to the various tax  consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of the  Employee  Retirement  Income  Security Act of
1974,  as  amended,  or  ERISA,  impose  fiduciary  and  prohibited  transaction restrictions on employee  pension and welfare benefit plans subject to ERISA and various other  retirement  plans and  arrangements,  including  bank  collective investment  funds and insurance  company general and separate  accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the
Internal  Revenue  Code  imposes  essentially  the same  prohibited  transaction restrictions on certain tax-favored plans,  including  tax-qualified  retirement plans  described in Section  401(a) of the Internal  Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Some employee benefit plans,  including  governmental plans, as defined in
Section 3(32) of ERISA,  and, if no election has been made under Section  410(d)
of the Internal  Revenue  Code,  church  plans,  as defined in Section  3(33) of
ERISA, are not subject to the ERISA  requirements  discussed in this prospectus.
Accordingly,  assets of these  plans may be  invested  in  certificates  without regard to the ERISA considerations described below, subject to the provisions of applicable  federal  and state law.  Any plan that is a  tax-qualified  plan and exempt from taxation  under Sections  401(a) and 501(a) of the Internal  Revenue
Code, however, is subject to the prohibited  transaction rules in Section 503(b)
of the Internal Revenue Code.

      Section 404 of ERISA imposes  general  fiduciary  requirements,  including those of investment  prudence and  diversification  and the  requirement  that a plan's  investment be made in accordance with the documents  governing the plan.
In addition,  Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of  transactions  involving  assets of  employee  benefit plans and arrangements and tax-favored plans, which are collectively referred to in this  prospectus as "ERISA plans," and persons,  called "parties in interest"
under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively  referred to in this  prospectus as "parties in interest," who have specified  relationships to the ERISA plans,  unless a statutory,  regulatory or administrative exemption is available. Some parties in interest that participate in a  prohibited  transaction  may be  subject to a penalty  (or an excise  tax)
imposed  under Section  502(i) of ERISA or Section 4975 of the Internal  Revenue
Code, unless a statutory,  regulatory or  administrative  exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

      An  investment  of assets of an ERISA plan in  certificates  may cause the underlying  mortgage loans,  contracts,  mortgage securities or any other assets held in a trust to be deemed  ERISA  plan  assets of the  ERISA  plan.  The U.S.
Department of Labor,  or DOL, has promulgated  regulations at 29 C.F.R.  Section
2510.3-101

                                       95

concerning  whether or not an ERISA plan's  assets would be deemed to include an interest in the underlying assets of an entity,  including a trust, for purposes of applying the general  fiduciary  responsibility  provisions  of ERISA and the prohibited  transaction  provisions  of ERISA and Section  4975 of the  Internal
Revenue  Code,  when an ERISA  plan  acquires  an "equity  interest,"  such as a certificate, in that entity.

      Some of the rules contained in the DOL regulations provide that ERISA plan assets  may be deemed to  include  an  undivided  interest  in each  asset of an entity,  such as a trust,  in which an ERISA  plan  makes an equity  investment.
Therefore,  ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold  certificates in reliance upon the availability of any exception under the DOL regulations.  For purposes of this section,  the terms "ERISA plan assets"  and "assets of an ERISA plan" have the  meanings  specified  in the DOL regulations  and  include an  undivided  interest  in the  underlying  assets of entities in which an ERISA plan holds an equity interest.

      Under  the DOL  regulations,  the  prohibited  transaction  provisions  of
Section 406 of ERISA and Section 4975 of the Internal  Revenue Code may apply to the  assets of a trust  and  cause  the  depositor,  the  master  servicer,  the
Certificate  Administrator,  any servicer,  any  subservicer,  the trustee,  the obligor under any credit  enhancement  mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an
ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of  certificates  by or on behalf of the investing  ERISA plan could also give rise to a  prohibited  transaction  under ERISA and Section
4975  of the  Internal  Revenue  Code,  unless  some  statutory,  regulatory  or administrative  exemption is available.  Certificates  acquired by an ERISA plan would  be  assets  of that  ERISA  plan.  Under  the DOL  regulations,  a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the  trust,  may also be deemed to be  assets  of each  ERISA  plan that acquires  certificates.  Special  caution should be exercised  before ERISA plan assets are used to acquire a certificate in those circumstances,  especially if, for the ERISA plan assets, the depositor,  the master servicer,  the Certificate
Administrator, any servicer, any subservicer, the trustee, the obligor under any credit  enhancement  mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets;  or (ii) has authority or  responsibility  to give,  or regularly  gives,  investment  advice
(direct or  indirect)  with  respect to the ERISA plan assets for a fee under an agreement or  understanding  that this advice will serve as a primary  basis for investment decisions with respect to the ERISA plan assets.

      Any person who has discretionary  authority or control with respect to the management  or  disposition  of ERISA plan  assets,  and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described  above),  is a fiduciary of the investing  ERISA plan. If the mortgage loans,  contracts,  mortgage securities or any other assets held in a trust were to  constitute  ERISA  plan  assets,  then any party  exercising  management  or discretionary  control  with respect to those ERISA plan assets may be deemed to be a  "fiduciary,"  and thus subject to the general  fiduciary  requirements  of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Internal  Revenue  Code,  for any  investing  ERISA plan.  In  addition,  if the mortgage  loans,  contracts,  mortgage  securities or any other assets held in a trust were to constitute  ERISA plan assets,  then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the  operation  of the  trust,  may  constitute  or  result  in a  prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction exemption, or PTE,
94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41,
67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the "RFC exemption," to Residential  Funding  Corporation and a number of its affiliates.
The RFC exemption  generally  exempts,  from the  application  of the prohibited transaction  provisions of Section 406 of ERISA and Section 4975 of the Internal
Revenue Code, various transactions,  among others, relating to the servicing and operation  of pools of secured  obligations  of some types,  including  mortgage loans, contracts or mortgage securities, which are held in a trust or by another
"issuer" and the  purchase,  sale and holding of  pass-through  certificates  or other "securities" issued by a trust or other issuer as to which:

      o     the depositor or any of its  affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole  underwriter,  a  manager  or  co-manager  of the  underwriting syndicate or a selling or placement agent; or

                                       96

      o     the depositor or an affiliate is the underwriter or placement agent,

provided that the  conditions of the  exemption are  satisfied.  For purposes of this section, the term "underwriter" includes:

      o     the depositor and a number of its affiliates;

      o     any   person   directly   or   indirectly,   through   one  or  more
            intermediaries,  controlling,  controlled by or under common control with the depositor and certain of its affiliates;

      o     any member of the underwriting syndicate or selling group of which a person  described  in the two  clauses  just  above is a manager  or co-manager with respect to a class of certificates; or

      o     any entity which has received from the DOL an  exemption,  called an
            asset-backed   exemption,    relating   to   securities   which   is
            substantially similar to the RFC exemption.

      The RFC exemption sets forth several general conditions  (certain of which are described  below) which must be satisfied  for a  transaction  involving the purchase,  sale and holding of certificates to be eligible for exemptive  relief thereunder.

      o     The  certificates  issued by an issuer must  represent a  beneficial ownership  interest  in the assets of an issuer  that is a trust and which interest  entitles the holder of the  certificates  to certain payments with respect to the assets of the trust.

      o     The assets of the trust  must  consist  solely of  certain  types of
            obligations,   property,   cash   accounts   or  certain   permitted
            contractual  rights.  There are six permitted  types of  obligations
            including   certain  consumer   receivables,   credit   instruments,
            obligations  secured by  residential  or commercial  real  property, obligations  secured  by motor  vehicles  or  equipment,  guaranteed governmental  mortgage pool  certificates  and fractional  undivided interests in any of the above.  Permitted contractual rights include rights of the  trustee  under the  relevant  pooling  and  servicing agreement,  rights under any  insurance  policies,  and rights under eligible yield  supplement  agreements,  eligible swap agreements or other credit support  arrangements.  The RFC exemption also requires that each trust meet the following requirements:

            o     the trust must consist  solely of assets of the type that have been included in other investment pools;

            o     securities  evidencing  interests  in those  other  investment pools  must  have  been  rated  in  one of  the  four  highest categories  of one of the  exemption  rating  agencies  for at least one year prior to the  acquisition of certificates by or on  behalf  of an ERISA  plan or with  ERISA  plan  assets  in reliance on an asset-backed exemption; and

            o     securities  in the  other  investment  pools  must  have  been purchased by investors other than ERISA plans for at least one year prior to any  acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan  assets in  reliance on an asset-backed exemption.

      o     The  acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as  favorable to the ERISA plan  as  they  would  be in an  arm's-length  transaction  with  an unrelated party.

      o     Certificates  must  evidence  rights  and  interests  that  are  not subordinated  to the rights  and  interests  evidenced  by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o     At the time of  acquisition  by an  ERISA  plan or with  ERISA  plan assets,  the  certificates  must be rated in one of the four highest generic  rating  categories by Standard & Poor's,  a division of The
            McGraw Hill Companies,  Inc.,  Moody's  Investors  Service,  Inc. or
            Fitch Ratings,  called the exemption rating agencies,  agencies,  if none of the mortgage  loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o     If  the  LTV  ratio  or  CLTV  ratio  of  any  one-  to  four-family residential  mortgage  loan or home  equity  loan  held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a)
            be  rated  in one of  the  two  highest  generic  categories  by the exemption  rating  agencies  and (b)  not be  subordinate  to  other certificates issued by the issuer.

                                       97

      o     The RFC exemption will not apply to any of the certificates if:

            o     any mortgage loan or other asset held in the trust (other than a one- to four-family  residential mortgage loan or closed-end home equity  loan) has an LTV ratio or CLTV ratio that exceeds
                  100% at the date of issuance of the certificates; or

            o     any  one-  to   four-family   residential   mortgage  loan  or
                  closed-end  home  equity  loan has an LTV or CLTV  ratio  that exceeds 125% at the date of issuance of the certificates.

      o     The  trustee  cannot  be an  affiliate  of any  other  member of the restricted group (which consists of any underwriter,  the depositor, the master servicer,  the Certificate  Administrator,  any servicer, any subservicer,  the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting  more than 5% of the  aggregate  unamortized  principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

      o     The sum of all  payments  made to and  retained by the  underwriters
            must   represent   not  more  than   reasonable   compensation   for
            underwriting the  certificates;  the sum of all payments made to and retained by the depositor  pursuant to the  assignment of the assets to the related  trust must  represent  not more than the fair market value of those obligations;  and the sum of all payments made to and retained by the master servicer, the Certificate Administrator,  any servicer and any subservicer must represent not more than reasonable compensation  for that person's  services under the related  pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o     The  investing  ERISA plan or ERISA plan asset  investor  must be an accredited  investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange  Commission  under the Securities Act of
            1933, as amended.

      o     For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain  provisions as described  in the RFC  exemption  that are  intended  to protect the assets of the issuer from creditors of the depositor.

      o     If a particular class of securities held by an ERISA plan involves a
            "ratings   dependent   swap"  or  a  "non-ratings   dependent  swap"
            (collectively,  a "swap" or "swap  agreement")  entered  into by the trust  that  issued  such  securities,  then  each  particular  swap transaction  relating to such  securities  must be (a) an  "eligible swap,"  (b)  with  an  "eligible  counterparty,"  (c)  meet  certain additional conditions which depend on whether the swap is a "ratings dependent  swap" or a "non-ratings  dependent  swap;" and (d) permit the  trust to make  termination  payments  to the swap  counterparty
            (other than currently  scheduled payments) solely from excess spread or amounts otherwise  payable to the servicer,  depositor or seller.
            Securities  to  which  one or  more  swap  agreements  apply  may be acquired or held only by "qualified plan investors."

      An "eligible swap" is one which: (a) is denominated in U.S.  dollars;  (b)
pursuant  to which the trust pays or  receives  on or  immediately  prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("allowable interest rate");  (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class of securities  are fully  repaid and (f) does not  incorporate  any  provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible  counterparty"  means a bank or other  financial  institution that has a rating at the date of  issuance of the  securities  that is in one of the three highest  long-term credit rating  categories or one of the two highest short-term credit rating  categories,  utilized by at least one of the exemption rating agencies rating the securities;

                                       98

provided  that,  if a  counterparty  is  relying  on its  short-term  rating  to establish eligibility,  such counterparty must either have a long-term rating in one of the three  highest  long-term  rating  categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified  plan  investor" is a plan for which the decision to buy such class of securities is made by an independent  fiduciary qualified to understand the swap  transaction  and the  effect  the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager"
("QPAM") under PTCE 84-14,  (b) be an "in-house  asset manager" under PTCE 96-23 or (c) have total assets (both plan and non-plan)  under  management of at least
$100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent  on the  terms  and  conditions  of the  swap  and the  rating  of the counterparty),  the swap agreement must provide that if the credit rating of the counterparty  is withdrawn  or reduced by any  exemption  rating  agency below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified  under the  Pooling  and  Servicing  Agreement:  (a)  obtain a replacement swap agreement with an eligible  counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current  swap  agreement  (at which time the  earlier  swap  agreement  must
terminate);   or  (b)   cause   the   swap   counterparty   to   establish   any
collateralization  or other  arrangement  satisfactory  to the exemption  rating agency such that the then current  rating by the exemption  rating agency of the particular  class of securities  will not be withdrawn or reduced (and the terms of the swap agreement must  specifically  obligate the  counterparty  to perform these duties for any class of securities  with a term of more than one year). In the event  that the  servicer  fails to meet these  obligations,  holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the  immediately  following  periodic report which is provided to the holders of the  securities  but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the underwriter  exemption will prospectively  cease to be  applicable  to any  class of  securities  held by an employee  benefit  plan or other  retirement  arrangement  which  involves  such ratings dependent swap.

      "Non-ratings  dependent  swaps" (those where the rating of the  securities does not  depend on the terms and  conditions  of the swap or the  rating of the counterparty) are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer  will,  within a specified  period after such rating  withdrawal or
reduction:   (a)  obtain  a  replacement   swap   agreement   with  an  eligible
counterparty,  the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty  to post  collateral  with the trust in an amount equal to all payments owed by the counterparty if the swap  transaction  were terminated;  or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities  by the Trust,  that entering into such swap will not affect the rating of the securities.

      The RFC exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An "eligible yield supplement agreement" is any yield supplement agreement or  similar  arrangement  or (if  purchased  by or on  behalf  of the  trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following  conditions:  (a) it is denominated in U.S.
dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these  three  preceding  requirements  to be  unilaterally altered  without the consent of the trustee;  (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      An  ERISA  Plan   fiduciary  or  other   investor  of  ERISA  plan  assets
contemplating  purchasing a certificate must make its own determination that the general  conditions  described  above  will be  satisfied  with  respect to that certificate.

      If the general  conditions  of the RFC exemption  are  satisfied,  the RFC exemption  may provide an  exemption,  from the  application  of the  prohibited transaction  provisions  of  Sections  406(a) and  407(a) of ERISA and  Sections
4975(c)(1)(A)  through (D) of the Internal  Revenue Code, in connection with the direct or indirect sale,

                                       99

exchange, transfer, holding or the direct or indirect acquisition or disposition in the  secondary  market of  certificates  by an ERISA  plan or with ERISA plan assets.  However,  no exemption is provided  from the  restrictions  of Sections
406(a)(1)(E)  and  406(a)(2)  of  ERISA  for the  acquisition  or  holding  of a certificate  by an excluded  ERISA plan or with ERISA plan assets of an excluded
ERISA plan by any person who has discretionary  authority or renders  investment advice  with  respect to ERISA  plan  assets of the  excluded  ERISA  plan.  For purposes  of the  certificates,  an  "excluded  ERISA  plan"  is an  ERISA  plan sponsored by any member of the restricted group.

      If specific  conditions of the RFC exemption are also  satisfied,  the RFC exemption  may provide an  exemption,  from the  application  of the  prohibited transaction  provisions  of Sections  406(b)(1)  and (b)(2) of ERISA and Section
4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

      o     the direct or indirect sale, exchange or transfer of certificates in the initial  issuance of  certificates  between the  depositor or an underwriter and an ERISA plan when the person who has  discretionary
            authority  or  renders   investment   advice  with  respect  to  the
            investment of the relevant ERISA plan assets in the certificates is:

            o     a  mortgagor  with  respect  to 5% or less of the fair  market value of the assets of a trust; or

            o     an affiliate of that person;

            provided that, if the  certificates  are acquired in connection with their initial issuance,  the quantitative  restrictions described in the RFC exemption are met;

      o     the direct or indirect  acquisition  or disposition in the secondary market of  certificates  by an ERISA  plan or by a person  investing
            ERISA plan assets; and

      o     the  holding  of  certificates  by an ERISA  plan or with ERISA plan assets.

      Additionally,  if specific  conditions of the RFC exemption are satisfied, the  RFC  exemption  may  provide  an  exemption  from  the  application  of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the  servicing,  management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a)
and  (b) of  ERISA  and  Section  4975(c)  of the  Internal  Revenue  Code,  for
transactions in connection  with the servicing,  management and operation of the mortgage pools and contract pools,  provided that the general  conditions of the
RFC exemption are satisfied.

      The RFC exemption also may provide an exemption,  from the  application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and
Sections  4975(c)(1)(A)  through  (D) of the  Internal  Revenue  Code,  if those restrictions  are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding  interests in the investing entity holding ERISA plan assets,  by virtue of  providing  services  to the ERISA  plan or by  virtue  of  having  specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

      Before  purchasing a  certificate,  a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates  constitute "securities"
for purposes of the RFC exemption  and that the specific and general  conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief  provided in the RFC  exemption,  the fiduciary or other ERISA plan asset investor  should  consider  its  general  fiduciary  obligations  under ERISA in determining whether to purchase any certificates with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult  with its  counsel on the  potential  applicability  of ERISA and the
Internal  Revenue  Code  to that  investment  and  the  availability  of the RFC exemption  or any DOL  prohibited  transaction  class  exemption,  or  PTCE,  in connection therewith. In particular,  in connection with a contemplated purchase of  certificates  representing  a  beneficial  ownership  interest  in a pool of single-family  residential  first  mortgage  loans  or  Agency  Securities,  the fiduciary or other ERISA plan asset investor should consider the availability of
PTCE 83-1 for various transactions involving mortgage pool investment trusts.

                                      100

However,   PTCE  83-1  does  not  provide   exemptive  relief  with  respect  to
certificates   evidencing   interests  in  trusts  which  include  contracts  or
Cooperative Loans, or some types of private securities, or which contain a swap.
In addition,  the fiduciary or other ERISA plan asset investor  should  consider the  availability  of other class  exemptions  granted by the DOL, which provide relief from certain of the  prohibited  transaction  provisions of ERISA and the related  excise tax  provisions  of Section 4975 of the Internal  Revenue  Code, including Sections I and III of PTCE 95-60,  regarding transactions by insurance company general  accounts.  The accompanying  prospectus  supplement may contain additional  information  regarding the  application of the RFC  exemption,  PTCE
83-1,  PTCE 95-60 or other DOL class  exemptions  for the  certificates  offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any  particular  ERISA  plan's or other  ERISA plan asset  investor's investment in the  certificates  or, even if an exemption  were deemed to apply, that any exemption would apply to all prohibited  transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the  certificates  are  encouraged to consult with their legal  advisors with respect to the  applicability  of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the criteria  specified in the RFC exemption as described above are not satisfied  by (a) one or more  classes  of  certificates,  or (b) a trust or the mortgage  loans,  contracts,  mortgage  securities  and other assets held by the trust, then the accompanying  prospectus  supplement will specify whether or not transfers of those  certificates  to (i) an ERISA plan,  (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the  acquisition,  will be registered by the trustee,  and whether or not such  registration  shall be subject  to the  condition  that the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to the  depositor,  the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

      o     is permissible under applicable law;

      o     will  not  constitute  or  result  in  any   non-exempt   prohibited
            transaction  under  ERISA or Section  4975 of the  Internal  Revenue
            Code; and

      o     will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

      The  accompanying  prospectus  supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying  prospectus supplement (or any interest therein) shall be deemed to have  represented,  by virtue of its acquisition or holding of such  certificate
(or interest therein), that either:

      o     it is not an ERISA plan, a trustee or other person  acting on behalf of an ERISA  plan,  or any other  person  using ERISA plan assets to effect such acquisition or holding;

      o     it has  acquired  and is holding  such  subordinate  certificate  in reliance  on the RFC  exemption  and it  understands  that there are
            certain   conditions  to  the  availability  of  the  RFC  exemption including that the  subordinate  certificates  must be rated, at the time of  acquisition,  in one of the  four  highest  generic  rating categories by at least one of the exemption rating agencies; or

      o     (1) such acquirer or holder is an insurance company,  (2) the source of funds  used to  acquire  or hold such  certificate  (or  interest therein) is an "insurance  company  general  account" (as defined in
            PTCE 95-60),  and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      If any subordinate  certificate  (or any interest  therein) is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the  beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported  beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein)

                                      101

was effected in violation of the conditions described in the preceding paragraph shall  indemnify  and hold  harmless  the  depositor,  the  trustee,  the master
servicer,   any  subservicer  and  the  trust  from  and  against  any  and  all liabilities,  claims,  costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

      An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal  income  taxation to the extent that its income is  "unrelated  business taxable  income," or UBTI,  within the  meaning of Section  512 of the  Internal
Revenue Code. All "excess  inclusions" of a REMIC  allocated to a REMIC residual certificate held by a Tax-Exempt  Investor will be considered UBTI and thus will
be  subject  to  federal   income  tax.  See   "Material   Federal   Income  Tax
Consequences--  Taxation  of  Owners  of  REMIC  Residual   Certificates--Excess
Inclusions."  In addition,  the exemptive  relief  afforded by the RFC exemption does not apply to the purchase,  sale or holding of any class of REMIC  residual certificates.

Consultation With Counsel

      There  can be no  assurance  that  the  RFC  exemption  or any  other  DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates  or, even if all of the specified  conditions were satisfied,  that the exemption  would apply to all  transactions  involving a trust.  Prospective
ERISA plan  investors  are  encouraged  to  consult  with  their  legal  counsel concerning  the impact of ERISA and the Internal  Revenue Code and the potential consequences  to their specific  circumstances  prior to making an investment in the certificates.

      Before  purchasing  a  certificate,  a  fiduciary  of an ERISA plan should itself confirm that all of the specific and general conditions  described in the
RFC  exemption or one of the other DOL  exemptions  would be  satisfied.  Before purchasing  a  certificate  in  reliance  on the RFC  exemption,  an ERISA  plan fiduciary  should itself confirm that the  certificate  constitutes a "security"
for purposes of the RFC exemption.  In addition to making its own  determination as to the  availability of the exemptive relief provided in the RFC exemption or any other DOL  exemption,  an ERISA plan fiduciary  should  consider its general fiduciary  obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

      Each  class  of  certificates  offered  hereby  and  by  the  accompanying prospectus  supplement  will be rated at the date of issuance in one of the four highest  rating  categories  by at least  one  rating  agency.  If stated in the accompanying prospectus supplement,  classes that are, and continue to be, rated in  one of  the  two  highest  rating  categories  by at  least  one  nationally recognized  statistical  rating  organization will constitute  "mortgage related securities"  for purposes of the Secondary  Mortgage  Market  Enhancement Act of
1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations,  partnerships,  associations, business trusts and business entities  (including  depository  institutions,  life  insurance  companies  and pension  funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law,  obligations  issued by or guaranteed as to principal and interest by the United States or any agency or  instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted  legislation  on or prior to October 3, 1991  specifically  limiting the legal  investment  authority of any of these  entities with respect to "mortgage related  securities,"  these  securities will constitute  legal  investments for entities subject to the legislation only to the extent provided therein. Certain
States enacted  legislation which overrides the preemption  provisions of SMMEA.
SMMEA  provides,  however,  that in no  event  will  the  enactment  of any such legislation affect the validity of any contractual commitment to purchase,  hold or  invest  in  "mortgage  related  securities,"  or  require  the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment  authority of  federally-chartered depository  institutions as follows:  federal savings and loan  associations and federal  savings  banks may invest in,  sell or  otherwise  deal with  "mortgage related  securities"  without  limitation  as to the  percentage of their assets represented thereby,  federal credit unions may invest in these securities,  and national  banks may  purchase  these  securities  for their own account  without
regard  to  the  limitations   generally  applicable  to  investment  securities
described in 12 U.S.C. ss.24 (Seventh),  subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

                                      102

      The 1998 Policy  Statement was adopted by the Federal  Reserve Board,  the
Office of the  Comptroller of the Currency,  the FDIC, the National Credit Union
Administration,  or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was  considering  acquiring was high-risk,  and, if so, required that the proposed  acquisition would reduce the  institution's  overall interest rate risk.  The 1998 Policy  Statement  eliminates  constraints  on investing in
certain  "high-risk"   mortgage  derivative  products  and  substitutes  broader
guidelines for evaluating and monitoring investment risk.

      The OTS has issued  Thrift  Bulletin 73a,  entitled  "Investing in Complex
Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings  associations  regulated by the OTS, and Thrift  Bulletin 13a,  entitled
"Management  of  Interest  Rate Risk,  Investment  Securities,  and  Derivatives
Activities",  or TB 13a,  which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings  associations, prior to taking  any  investment  position,  to  determine  that the  investment position meets applicable  regulatory and policy  requirements  (including those set forth TB 13a (see  below)) and  internal  guidelines,  is  suitable  for the institution,  and is  safe  and  sound.  The OTS  recommends,  with  respect  to purchases of specific securities,  additional analysis, including, among others, analysis of  repayment  terms,  legal  structure,  expected  performance  of the issuing entity and any  underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided  into  separate tranches with unequal  payments,  and  collateral  investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a reiterates the OTS's due diligence  requirements for investing in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings  association's  investment practices will be subject to criticism,  and the OTS may require  divestiture of such securities.  The OTS also recommends,  with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability,  marketability, interest rate risk, and classification factors.
For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any  collateralized  mortgage  obligation  or real estate  mortgage
investment   conduit   security,   other  than  any  "plain  vanilla"   mortgage
pass-through  security (that is,  securities  that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

      o     that a savings  association's  sole reliance on outside  ratings for material  purchases of complex  securities  is an unsafe and unsound practice,

      o     that a savings association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction  with, and in validation of, its own underwriting processes, and

      o     that it should not use ratings as a substitute  for its own thorough underwriting analyses.

With respect to the interest rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

      One of the primary  purposes of TB 13a is to require thrift  institutions, prior to taking any investment position, to:

      o     conduct  a  pre-purchase  portfolio  sensitivity  analysis  for  any
            "significant   transaction"   involving   securities   or  financial
            derivatives, and

      o     conduct a pre-purchase  price  sensitivity  analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift  institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent  third-party as long as management  understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of "complex securities with high price  sensitivity"  be limited to  transactions  and strategies  that lower a thrift  institution's  portfolio  interest  rate risk. TB 13a warns that investment  in  complex  securities  by  thrift  institutions  that do not  have adequate risk  measurement,  monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

                                      103

      Prospective  investors in the  certificates,  including in particular  the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA,  should  consider  the  matters  discussed  in the  following paragraph.

      There may be other restrictions on the ability of some investors either to purchase some classes of  certificates  or to purchase any class of certificates representing  more than a specified  percentage of the  investors'  assets.  The depositor will make no representations as to the proper  characterization of any class of  certificates  for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of  certificates  under applicable  legal investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of  certificates.  Accordingly,  all investors
whose   investment   activities  are  subject  to  legal   investment  laws  and
regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal  advisors in determining  whether and to what extent the certificates of any class constitute legal investments or are subject to investment,  capital or other  restrictions,  and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of  certificates  will be  applied  by the  depositor  to  finance  the purchase of, or to repay  short-term  loans incurred to finance the purchase of, the  mortgage  collateral  underlying  the  certificates  or will be used by the depositor for general  corporate  purposes.  The depositor  expects that it will make additional  sales of securities  similar to the  certificates  from time to time,  but the timing and amount of any  additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans,  contracts or mortgage  securities  purchased by the  depositor,  prevailing  interest  rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The  certificates  offered  hereby  and  by  the  accompanying  prospectus supplements  will be  offered  in  series  through  one or  more of the  methods described  below.  The  prospectus  supplement  prepared  for each  series  will describe  the method of offering  being  utilized for that series and will state the net proceeds to the depositor from that sale.

      The  depositor  intends  that  certificates  will be offered  through  the following  methods from time to time and that offerings may be made concurrently through  more than one of these  methods  or that an  offering  of a  particular series of  certificates  may be made through a combination of two or more of the following methods:

      o     by  negotiated  firm  commitment  or best efforts  underwriting  and public re-offering by underwriters;

      o     by placements by the depositor with institutional  investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition,  if specified in the accompanying  prospectus  supplement,  a series of  certificates  may be offered in whole or in part in exchange  for the mortgage  collateral,  and other assets, if applicable,  that would comprise the trust securing the certificates.

      If  underwriters  are used in a sale of any  certificates,  other  than in connection with an underwriting on a best efforts basis, the  certificates  will be  acquired  by the  underwriters  for their own account and may be resold from time to time in one or more transactions,  including negotiated transactions, at fixed public  offering  prices or at varying prices to be determined at the time of sale  or at the  time  of  commitment  therefor.  These  underwriters  may be broker-dealers  affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular  series of certificates will be listed on the cover of the prospectus supplement  relating  to  that  series  and  the  members  of  the  underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

      In connection with the sale of the certificates,  underwriters may receive compensation  from the depositor or from  purchasers of the  certificates in the form of discounts, concessions or commissions. Underwriters and

                                      104

dealers  participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended,  in connection with the certificates,  and any  discounts  or  commissions  received  by them  from  the depositor  and any  profit  on the  resale  of  certificates  by them  would  be underwriting  discounts and  commissions  under the  Securities  Act of 1933, as amended.

      It is anticipated that the underwriting  agreement  pertaining to the sale of  any  series  of  certificates  will  provide  that  the  obligations  of the
underwriters  will  be  subject  to  certain  conditions  precedent,   that  the
underwriters  will be obligated to purchase all of the  certificates  if any are purchased  (other than in  connection  with an  underwriting  on a best  efforts basis) and that,  in limited  circumstances,  the depositor  will  indemnify the several  underwriters and the underwriters  will indemnify the depositor against certain civil  liabilities,  including  liabilities  under the Securities Act of
1933, as amended,  or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through  dealers will contain  information  regarding the nature of the offering and any  agreements to be entered into between the  depositor and  purchasers of certificates of that series.

      The depositor  anticipates  that the  certificates  offered hereby will be sold primarily to  institutional  investors or  sophisticated  non-institutional investors. Purchasers of certificates,  including dealers, may, depending on the facts and circumstances of the purchases,  be deemed to be "underwriters" within the meaning of the  Securities  Act of 1933,  as  amended,  in  connection  with reoffers  and  sales  by them  of  certificates.  Holders  of  certificates  are encouraged  to consult  with their legal  advisors  in this regard  prior to any reoffer or sale.

      Securities offered hereby and by an accompanying prospectus supplement may
be  distributed  in  connection  with   resecuritization   transactions.   In  a
resecuritization transaction, securities offered hereby will be transferred to a trust  (or  other  type of  issuing  entity)  and  securities  backed  by  those securities will in turn be offered to investors.  There is no assurance that any particular  class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters,  including certain federal income tax matters, will be passed upon for the  depositor  by Orrick,  Herrington  & Sutcliffe  LLP, New
York,  New York,  or  Mayer,  Brown,  Rowe & Maw LLP,  New  York,  New York,  as
specified in the prospectus supplement.

                             ADDITIONAL INFORMATION

      The  depositor  has  filed  the   registration   statement,   file  number
333-131213,  with the Securities  and Exchange  Commission,  or Commission.  The
depositor  and each issuing  entity are also subject to some of the  information requirements  of the  Securities  Exchange Act of 1934, as amended,  or Exchange
Act, and, accordingly, each issuing entity will file reports thereunder with the
Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the
Exchange Act can be read and copied at the Commission's Public Reference Room at
100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the  operation  of the  Public  Reference  Room by  calling  the  Commission  at
1-800-SEC-0330.  In addition,  the  Commission  maintains an internet  site that contains  reports,  proxy and  information  statements,  and  other  information
regarding   issuers   that   file   electronically   with  the   Commission   at
http://www.sec.gov.  For purposes of any electronic  version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The  Commission  allows the depositor to  "incorporate  by reference"  the information  filed with the  Commission by the  depositor,  under Section 13(a),
13(c),  14 or 15(d) of the Exchange  Act, that relates to any trust fund for the certificates.  This means that the depositor can disclose important  information to any investor by referring the investor to these  documents.  The  information incorporated  by  reference  is  an  important  part  of  this  prospectus,  and information filed by the depositor with the Commission that relates to the trust
fund  for  the  certificates  will  automatically   update  and  supersede  this
information. Documents that may be incorporated by

                                      105

reference  with  respect  to a  particular  series of  certificates  include  an insurer's financials, a certificate policy, mortgage pool policy,  computational materials,  collateral term sheets, the related pooling and servicing  agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

      The depositor will provide or cause to be provided  without charge to each person  to whom  this  prospectus  and  accompanying  prospectus  supplement  is delivered in connection  with the offering of one or more classes of the related series of  certificates,  upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the  extent the  reports  relate to one or more of the  classes  of the  related series of certificates,  other than the exhibits to those documents,  unless the exhibits are specifically  incorporated by reference in the documents.  Requests should be  directed  in  writing  to  Residential  Accredit  Loans,  Inc.,  8400
Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437,  or by
telephone at (952) 857-7000.

      The depositor  may provide  static pool  information,  in response to Item
1105 of  Regulation  AB,  through an  Internet  Web site,  and if the  depositor decides to provide information  through such means, the accompanying  prospectus supplement  accompanying  this  prospectus  will disclose the specific  Internet address where such information is posted.

                                      106

                                    GLOSSARY

      1998 Policy  Statement--  The revised  supervisory  statement  listing the guidelines for  investments in "high risk mortgage  securities,"  and adopted by the Federal Reserve Board,  the Office of the  Comptroller of the Currency,  the
FDIC,  the  National  Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.

      Additional  Collateral--With respect to an Additional Collateral Loan, (1)
financial  assets  owned by the  mortgagor,  which will  consist of  securities, insurance  policies,  annuities,  certificates  of  deposit,  cash,  accounts or similar assets and/or (2) a third party guarantee,  usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

      Additional  Collateral  Loans--A  mortgage  loan  with  an  LTV  ratio  at origination  in excess of 80%,  but not  greater  than  100% and is  secured  by
Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

      Additional  Collateral  Requirement--The  amount of Additional  Collateral required for any Additional Collateral Loan, which in most cases will not exceed
30% of the principal amount of such mortgage loan.

      Advance--As  to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled  payments of principal  (other than any Balloon Amount in the case of a Balloon  Loan) and  interest on the  mortgage  loan due during the related  Due Period  which was not  received  as of the close of business on the business day preceding the related determination date.

      Agency  Securities--Any  securities  issued by Freddie Mac,  Fannie Mae or
Ginnie Mae. Such Agency  Securities may represent whole or partial  interests in pools  of (1)  mortgage  loans  or  contracts  or  (2)  Agency  Securities.  The
accompanying   prospectus   supplement  will  specify  whether  the  Ginnie  Mae
securities  will be backed by the full faith and  credit of the  United  States.
None of the  Freddie Mac  securities  or Fannie Mae  securities  will be backed, directly  or  indirectly,  by the full faith and  credit of the  United  States.
Agency  Securities may be backed by fixed or  adjustable-rate  mortgage loans or other  types  of  mortgage  loans or  contracts  specified  in the  accompanying prospectus supplement.

      Balloon  Amount--The full outstanding  principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon  Loans--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization  schedule,  or such other amortization  schedule as specified in the accompanying  prospectus  supplement, and having  original or modified terms to maturity  shorter than the term of the related amortization schedule.

      Bankruptcy  Amount--The  amount  of  Bankruptcy  Losses  that may be borne solely by the subordinate certificates of the related series.

      Bankruptcy  Losses--A  Realized Loss attributable to certain actions which may be taken  by a  bankruptcy  court  in  connection  with a  mortgage  loan or contract,  including a reduction by a bankruptcy court of the principal  balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Buy-Down  Account--As to a Buy-Down  Mortgage Loan, the custodial  account where Buy-Down Funds are deposited.

      Buy-Down  Funds--As to a Buy-Down Mortgage Loan, the amount contributed by the  seller of the  mortgaged  property  or  another  source  and  placed in the
Buy-Down Account.

      Buy-Down  Mortgage Loan--A  mortgage loan subject to a temporary  buy-down plan.

      Buy-Down  Period--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled  monthly  payments on the Mortgage
Loan, the resulting difference to be made up from the Buy-Down Funds.

      Call Certificate--Any certificate evidencing an interest in a Call Class.

      Call Class--A class of  certificates  under which the holder will have the right,  at its sole  discretion,  to terminate the related  trust,  resulting in early retirement of the certificates of the series.

                                      107

      Call  Price--In  the case of a call with respect to a Call Class,  a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Certificate  Account--An  account established and maintained by the master servicer  in the name of the  trustee  for the  benefit  of the  holders of each series of  certificates,  for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

      Certificate  Administrator--In  addition  to  or in  lieu  of  the  master servicer for a series of certificates,  the accompanying  prospectus  supplement may  identify  a  Certificate  Administrator  for the  trust,  which  will  have administrative  responsibilities  with  respect to such trust.  The  Certificate
Administrator may be an affiliate of the depositor or the master servicer.

      Compensating  Interest--As to any distribution date, for any mortgage loan or contract  that  prepaid in full during the portion of the related  Prepayment
Period  that  occurs  during the prior  calendar  month or that  prepaid in part during  the prior  calendar  month,  an  additional  payment  made by the master servicer,  to the extent  funds are  available  from the  servicing  fee or some investment  earnings,  equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

      Convertible Mortgage Loan--ARM loans which allow the mortgagors to convert the  adjustable-rates  on those  mortgage  loans to a fixed-rate  at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.

      Cooperative  Loans--Cooperative  apartment  loans evidenced by Cooperative
Notes secured by security  interests in shares issued by Cooperatives and in the related proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note for a Cooperative Loan.

      Credit  Scores--A  measurement  of the relative  degree of risk a borrower represents  to a lender  obtained  from credit  reports  utilizing,  among other things,  payment  history,  delinquencies  on  accounts,  levels of  outstanding indebtedness,  length  of  credit  history,  types  of  credit,  and  bankruptcy experience.

      Custodial   Account--The   custodial   account  or  accounts  created  and
maintained under the pooling and servicing agreement in the name of a depository institution,  as custodian for the holders of the certificates,  for the holders of certain  other  interests  in mortgage  loans  serviced or sold by the master servicer and for the master servicer,  into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

      Debt  Service  Reduction--Modifications  of the terms of a  mortgage  loan resulting from a bankruptcy  proceeding,  including a reduction in the amount of the  monthly  payment  on the  related  mortgage  loan,  but not  any  permanent forgiveness of principal.

      Defaulted Mortgage Losses--A Realized Loss attributable to the mortgagor's failure to make any payment of  principal  or  interest  as  required  under the
mortgage  note  or  contract,   but  not  including   Special   Hazard   Losses,
Extraordinary  Losses or other  losses  resulting  from  damage  to a  mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient  Valuation--In  connection  with the  personal  bankruptcy  of a mortgagor,  the  difference  between the  outstanding  principal  balance of the mortgage loan or contract and a lower value  established by the bankruptcy court or any  reduction  in the  amount  of  principal  to be paid that  results  in a permanent forgiveness of principal.

      Designated Seller  Transaction--A  transaction in which the mortgage loans are  provided  to the  depositor  by an  unaffiliated  seller  described  in the prospectus supplement.

      Direct Puerto Rico Mortgage--For any Puerto Rico Mortgage Loan, a Mortgage
to secure a specific obligation for the benefit of a specified person.

      Disqualified Organization--For these purposes means:

      o     the United States, any State or political  subdivision  thereof, any foreign government, any international organization, or any agency or
            instrumentality   of  the   foregoing   (but   would   not   include
            instrumentalities  described in Section 168(h)(2)(D) of the Internal
            Revenue Code or Freddie Mac),

                                      108

      o     any organization (other than a cooperative  described in Section 521 of the Internal  Revenue  Code) that is exempt from  federal  income tax,  unless it is subject to the tax  imposed by Section 511 of the
            Internal Revenue Code,

      o     any organization  described in Section 1381(a)(2)(C) of the Internal
            Revenue Code,

      o     an "electing large  partnership" (as described in Section 775 of the
            Internal Revenue Code), or

      o     any other person so  designated by the trustee based upon an opinion of counsel  that the  holding of an  ownership  interest  in a REMIC certificate by that person may cause the related trust or any person having an ownership  interest in the REMIC  certificate,  other than such person,  to incur a liability for any federal tax imposed under the Internal  Revenue  Code that would not  otherwise be imposed but for the transfer of an ownership  interest in a REMIC certificate to that person.

      Distribution  Amount--As to a class of certificates  for any  distribution date will be the portion,  if any, of the amount to be distributed to that class for that  distribution  date of  principal,  plus,  if the class is  entitled to payments of interest on that  distribution  date,  interest  accrued  during the related  interest  accrual  period at the  applicable  pass-through  rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

      o     any deferred interest added to the principal balance of the mortgage loans  and/or  the  outstanding  balance  of one or more  classes of certificates on the related due date;

      o     any  other  interest  shortfalls,   including,  without  limitation,
            shortfalls  resulting from  application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to  certificateholders  which are not  covered  by  advances  or the applicable credit enhancement; and

      o     Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount  that is  allocated  to that  class on the basis set forth in the prospectus supplement.

      Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such  distribution  date,  or such other period as specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Endorsable  Puerto Rico  Mortgage--As  to any Puerto Rico Mortgage Loan, a
mortgage to secure an instrument transferable by endorsement.

      Environmental  Lien--A lien imposed by federal or state  statute,  for any cleanup  costs  incurred by a state on the  property  that is the subject of the cleanup costs.

      Expanded Criteria Program--Residential Funding Corporation's mortgage loan origination  program for mortgage loans with loan  characteristics  that are not permitted under some of Residential  Funding  Corporation's  other mortgage loan purchase programs.

      Expanded  Criteria  Program  Seller--A  mortgage  collateral  seller  that participates in the Expanded Criteria Program.

      Extraordinary  Loss--A  Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil  insurrection,  certain  governmental actions, nuclear reaction, and certain other risks.

      Fraud Loss Amount--The  amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

      Fraud  Losses--A  Realized  Loss incurred on defaulted  mortgage  loans or contracts as to which there was fraud in the origination of the mortgage loans.

      Funding  Account--An  account  established  for the purpose of funding the transfer of additional mortgage loans into the related trust.

      GPM  Loan-- A  mortgage  loan  under  which the  monthly  payments  by the mortgagor  during the early  years of the  mortgage  are less than the amount of interest that would otherwise be payable thereon,  with the interest not so paid added to the outstanding principal balance of such mortgage loan.

                                      109

      Gross  Margin--For  an ARM  loan,  the fixed  percentage  set forth in the related  mortgage  note,  which when added to the related  index,  provides  the mortgage rate for the ARM loan.

      Insurance  Proceeds--Proceeds  of any  special  hazard  insurance  policy, bankruptcy bond,  mortgage pool insurance  policy,  primary insurance policy and any title,  hazard or other insurance  policy or guaranty  covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      Interest Only Loans--Mortgage  loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically  increasing  monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      Issue  Premium--As  to a class of REMIC  Regular  Certificates,  the issue price in excess of the stated redemption price of that class.

      Liquidated  Contract--A defaulted contract for which the related mortgaged property  has been sold by the  related  trust and all  recoverable  Liquidation
Proceeds and Insurance Proceeds have been received.

      Liquidated  Mortgage Loan--A defaulted mortgage loan for which the related mortgaged  property  has been  sold by the  related  trust  and all  recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidation  Proceeds--Amounts  collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

      Mark-to-Market  Regulations--The final regulations of the IRS, released on
December 24, 1996,  relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Net  Mortgage  Rate--As  to a  mortgage  loan,  the  mortgage  rate net of servicing fees, other administrative fees and any Spread.

      Nonrecoverable  Advance--Any  Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately  recoverable  from
Liquidation Proceeds, Insurance Proceeds or otherwise.

      Note  Margin--For  an ARM  loan,  the  fixed  percentage  set forth in the related  mortgage  note,  which when added to the related  index,  provides  the mortgage rate for the ARM loan.

      OID--Original  issue  discount,  as  determined  in  accordance  with  the
Internal Revenue Code.

      Pass--Through   Entity--Any  regulated  investment  company,  real  estate investment  trust,  trust,  partnership or other  entities  described in Section
860E(e)(6)  of the  Internal  Revenue  Code.  In addition,  a person  holding an interest in a  pass-through  entity as a nominee for another  person will,  with respect to that interest, be treated as a pass-through entity.

      Permitted  Investments--United  States  government  securities  and  other investment  grade  obligations  specified in the related  pooling and  servicing agreement.

      Pledged  Asset  Mortgage  Loans--Mortgage  loans  that have LTV  ratios at origination of up to 100% and are secured,  in addition to the related mortgaged property, by Pledged Assets.

      Pledged  Assets--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor,  which will consist of securities,  insurance  policies, annuities,  certificates of deposit, cash, accounts or similar assets and/or (2)
a third party guarantee,  usually by a relative of the mortgagor,  which in turn is secured by a security  interest in financial  assets or residential  property owned by the guarantor.

      Prepayment  Interest  Shortfall--With  respect to a mortgage  loan that is subject to a mortgagor  prepayment and any distribution date, an amount equal to the aggregate  shortfall,  if any, in collections  of interest,  adjusted to the related Net Mortgage Rate,  resulting from partial mortgagor  prepayments on the related  mortgage loan during the  preceding  calendar  month or from  mortgagor prepayments in full on the related  mortgage loan during the related  Prepayment
Period but prior to the calendar month of the distribution date.

                                      110

      Prepayment  Period--With  respect to each  distribution date and Principal
Prepayments in full, the period commencing on the 16th day of the month prior to that  distribution  date  and  ending  on the  15th  day of the  month  of  that distribution  date, or another period specified in the  accompanying  prospectus supplement.

      Principal  Prepayments--Any  principal payments received with respect to a mortgage  loan, in advance of the scheduled  due date and not  accompanied  by a payment of interest for any period following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy,  special hazard insurance  policy,  bankruptcy  policy,  certificate  insurance policy or surety bond,  an insurer  qualified  under  applicable  law to transact  the  insurance business or coverage as applicable.

      Realized  Loss--As  to  any  defaulted   mortgage  loan  that  is  finally
liquidated,  the amount of loss realized,  if any, will equal the portion of the
Stated  Principal  Balance  plus  accrued and unpaid  interest  remaining  after application of all amounts recovered,  net of amounts reimbursable to the master servicer for related Advances,  Servicing  Advances and other expenses,  towards interest and  principal  owing on the  mortgage  loan.  For a mortgage  loan the principal  balance  of which has been  reduced  in  connection  with  bankruptcy proceedings,  the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction,  the amount of the reduction  will be treated as a Realized  Loss as incurred.  For a mortgage  loan that has been  modified,  following a default or if a default was reasonably  foreseeable,  the amount of principal  that has been  forgiven,  the amount by which a monthly  payment has been  reduced  due to a reduction  of the interest rate, and any Servicing  Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage  investment  conduit as described in section
860D of the Internal Revenue Code.

      REMIC Provisions--Sections 860A through 860G of the Internal Revenue Code.

      REO Contract--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of  certificateholders  of the related series.

      REO Mortgage  Loan--A  mortgage loan where title to the related  mortgaged property  has  been  obtained  by  the  trustee  or its  nominee  on  behalf  of certificateholders of the related series.

      Servicing  Advances--Amounts advanced on any mortgage loan to cover taxes, insurance  premiums,  foreclosure costs or similar  expenses,  including amounts representing the cost of some related  services,  if the master servicer and any affiliate  of the master  servicer  provides  services  such as  appraisals  and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

      Special  Hazard  Amount--The  amount of Special  Hazard Losses that may be allocated to the subordinate certificates of the related series.

      Special Hazard  Losses--A  Realized Loss incurred,  to the extent that the loss was  attributable  to (i) direct  physical  damage to a mortgaged  property other than any loss of a type  covered by a hazard  insurance  policy or a flood insurance  policy, if applicable,  and (ii) any shortfall in insurance  proceeds for partial damage due to the application of the co-insurance  clauses contained in hazard insurance  policies.  The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or  replacement  of the mortgaged  property;
any  loss  above  that  amount  would  be a  Defaulted  Mortgage  Loss or  other applicable  type  of  loss.  Special  Hazard  Losses  does  not  include  losses occasioned by war, civil insurrection,  certain governmental actions,  errors in design,  faulty  workmanship or materials (except under certain  circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

      Special Servicer--A special servicer named under the pooling and servicing agreement  for a series  of  certificates,  which  will be  responsible  for the servicing of delinquent loans.

      Spread--A  portion of interest due with  respect to the mortgage  loans or mortgage securities transferred as part of the assets of the related trust.

      Stated  Principal  Balance--As  to any  mortgage  loan  as of any  date of determination,  its principal  balance as of the cut-off date, after application of all scheduled  principal  payments due on or before the cut-off date, whether received  or not,  reduced  by all  amounts  allocable  to  principal  that  are distributed  to  certificateholders

                                      111

before  the  date of  determination,  further  reduced  to the  extent  that any
Realized  Loss has been  allocated  to any  certificates  before that date,  and increased by the amount of any interest or other  amounts  owing on the mortgage loan that have been capitalized in connection with a modification.

      Subordinate Amount--A specified portion of subordinated distributions with respect to the  mortgage  loans,  allocated  to the  holders of the  subordinate certificates as set forth in the accompanying prospectus supplement.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses,  with respect to mortgage loans that have been  previously  liquidated and that resulted in a Realized Loss.

      Subservicing   Account--An   account   established  and  maintained  by  a
subservicer  which meets the  requirements  described in the Seller Guide and is otherwise acceptable to the master servicer.

      Tax-Exempt  Investor--Tax-qualified  retirement plans described in Section
401(a)  of the  Internal  Revenue  Code and on  individual  retirement  accounts described in Section 408 of the Internal Revenue Code.

      Tiered REMICs--Two or more REMICs created pursuant to Treasury  Regulation
Section 1.860F-2(a)(2).

                                      112

                        Residential Accredit Loans, Inc.

                                  $633,546,697

                 Mortgage Asset-Backed Pass-Through Certificates

                                Series 2006-QS13

                              Prospectus Supplement

Merrill Lynch                                              RBS Greenwich Capital

                               GMAC RFC Securities

                                  Underwriters

You should rely only on the  information  contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus  supplement and prospectus when acting as  underwriters of the  certificates  offered hereby and with respect to their unsold allotments or subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not  participating  in this offering,  may be required  to deliver a  prospectus  supplement  and  prospectus  for ninety days following  the date of this  prospectus  supplement.  Such  delivery  obligation generally may be satisfied  through the filing of the prospectus  supplement and prospectus with the Securities and Exchange Commission.